Filed Pursuant to Rule 424(b)(3)
Registration No. 333-200617
Co-sponsored by NorthStar Asset Management Group Inc. and RXR Realty LLC
$2,000,000,000 Maximum Offering
$2,000,000 Minimum Offering
NorthStar/RXR New York Metro Income, Inc. is a newly-organized Maryland corporation that intends to acquire a high-quality commercial real estate portfolio concentrated in the New York metropolitan area and, in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring commercial real estate, or CRE, debt and securities secured primarily by collateral in the New York metropolitan area. We will be externally managed and advised by NSAM J-NS/RXR Ltd, a newly formed Jersey limited company and a subsidiary of our co-sponsor, NorthStar Asset Management Group Inc. (NYSE: NSAM), or NSAM. We will be sub-advised by RXR NTR Sub-Advisor LLC, a Delaware limited liability company and a subsidiary of our co-sponsor, RXR Realty LLC, or RXR, a leading real estate owner, manager and developer in the New York metropolitan area. We intend to qualify as a REIT for federal income tax purposes beginning with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirements.
We are offering to the public up to $1,800,000,000 in shares of our common stock to the public at $10.00 per share in our primary offering. We are also offering up to $200,000,000 in shares of our common stock pursuant to our distribution reinvestment plan, or DRP. Our board of directors may change the price of the shares in this offering in its discretion from time to time. We expect to offer shares of common stock in our primary offering until February 9, 2017, unless extended by our board of directors.
Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 20 to read about the more significant risks you should consider before buying shares of our common stock. These risks include the following:

•
We have no operating history and the prior performance of our sponsors and their affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	The offering price of our shares will not accurately represent the value of our assets, as it was arbitrarily determined, and the actual value of your investment may be substantially less.

•	This is a “blind pool” offering. You will not have the opportunity to evaluate the investments we make subsequent to the date you subscribe for shares.

•
If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. We may pay distributions from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions.

•	No public market currently exists for our shares; therefore, it will be difficult to sell your shares.

•
Any buyer must meet applicable suitability standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss. We are not required ever to provide you with liquidity for your shares.

•	The amount and timing of distributions we may pay in the future is uncertain. There is no guarantee of any return and you may lose a part or all of your investment.

•
Our executive officers and the key investment professionals of our sponsors and their affiliates who perform services for us on behalf of NSAM J-NS/RXR Ltd, our advisor and a subsidiary of NSAM, and RXR NTR Sub-Advisor LLC, our sub-advisor and a subsidiary of RXR, face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by compensation arrangements with us and other affiliates of our sponsors.

•
We will pay substantial fees and expenses to our advisor, sub-advisor and their affiliates which will reduce cash available for investment and distribution. These fees were not determined on an arm’s length basis. These fees increase your risk of loss.

•
If we only raise the minimum offering amount or are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

•	Our investments may be adversely affected by economic cycles and risks inherent to the New York metropolitan area, especially New York City.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of our offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in our offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	Price To Public (1)	Selling Commissions (2)	Dealer Manager Fee (2)	Net Proceeds (Before Expenses) (3)
Primary Offering	$10.00	$0.70	$0.30	$9.00
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum	$1,800,000,000	$126,000,000	$54,000,000	$1,620,000,000
Distribution Reinvestment Plan Per Share	$9.50	—	—	$9.50
Total Distribution Reinvestment Plan	$200,000,000	—	—	$200,000,000

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our DRP.

(2)	Discounts are available to certain categories of investors.

(3)
Proceeds are calculated before deducting issuer costs other than selling commissions and dealer manager fees. These issuer costs are expected to consist of, among others, expenses of our organization, actual legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related expenses.

Our dealer manager for our offering, NorthStar Realty Securities, LLC, or NorthStar Securities, is an affiliate of our advisor and NSAM, one of our co-sponsors. The dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. We will not sell any shares unless we raise gross offering proceeds of $2,000,000 by February 9, 2016. Persons affiliated with us may purchase our shares in order to satisfy the minimum offering requirements. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not satisfy the minimum offering requirement, we will promptly return all funds in the escrow account (including interest) and we will stop offering shares. In the event we satisfy the minimum offering requirements, all interest will be paid to us.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.
The date of this prospectus is February 9, 2015

SUITABILITY STANDARDS
The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling any shares that you purchase. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.
In consideration of these factors, we have established suitability standards for investors in our offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.
The following states have established suitability standards that are in addition to those we have established. Shares will be sold only to investors in these states who also meet the special suitability standards set forth below.
Alabama — Alabama investors must represent that, in addition to meeting our suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and our affiliates.
California — A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and the total investment in our offering may not exceed 10% of the investor's net worth.
Iowa — An Iowa investor’s total investment in our shares or any of our affiliates and the shares of any other non-exchange-traded REIT, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of an Iowa’s investor’s investment shall consist of cash, cash equivalents and readily marketable securities.
Kansas — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of a Kansas investor’s net worth which consists of cash, cash equivalents and readily marketable securities.
Kentucky — A Kentucky investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth.
Maine — The Maine Office of Securities recommends that a Maine investor’s aggregate investment in our offering and other similar offerings not exceed 10% of the investor’s liquid net worth. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Massachusetts — It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.
Missouri — A Missouri investor’s aggregate investment in our offering may not exceed 10% of the investor’s liquid net worth.
Nebraska — Nebraska investors must limit their investment in us and in the securities of other similar programs to 10% of such investor’s net worth.
Nevada — A Nevada investor’s aggregate investment in us must not exceed 10% of the investor’s net worth.
New Jersey — A New Jersey investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, an investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.
New Mexico — A New Mexico investor’s aggregate investment in our offering, our affiliates and other non-traded real estate investment trusts may not exceed 10% of the investor’s liquid net worth. Liquid net worth is defined as that portion of a New Mexico investor’s net worth which consists of cash, cash equivalents and readily marketable securities.
North Dakota — North Dakota residents must represent that, in addition to the suitability standards listed above, they have a net worth of at least ten times their investment in us.

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Ohio — In addition, it shall be unsuitable for an Ohio investor’s aggregate investment in our shares, in shares of our affiliates, and in shares of other non-traded real estate investment programs to exceed 10% of his, her, or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Oregon — An Oregon investor’s aggregate investment in us may not exceed 10% of the investor’s liquid net worth.
Pennsylvania — A Pennsylvania investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth.
Tennessee — A Tennessee investor’s aggregate investment in our offering must not exceed 10% of the investor’s liquid net worth.
Vermont —    A Vermont investor’s investment in our offering may not exceed 10% of the investor’s net worth.
For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.
Pursuant to the requirements of the Pennsylvania Department of Banking and Securities no subscriptions from residents of the Commonwealth of Pennsylvania will be accepted until we have received at least $180,000,000 in aggregate gross proceeds from investors in this offering who are not residents of the Commonwealth of Pennsylvania. In addition, no subscriptions from residents of the State of Washington will be accepted until we have received at least $20,000,000 in aggregate gross proceeds from investors in this offering who are not residents of the State of Washington.
In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.
Our sponsors, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in our offering must make every reasonable effort to determine that the purchase of shares in our offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.
In determining suitability, participating broker-dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth above;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares; and

•	the tax consequences of an investment in the shares.
Participating broker-dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his or her age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

HOW TO SUBSCRIBE
Subscription Procedures
Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:

•	Read this entire prospectus and any supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

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Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your soliciting broker-dealer. Initially, your check should be made payable to “UMB Bank, N.A., as escrow agent for NorthStar/RXR New York Metro Income, Inc.” or “UMB Bank, N.A., as escrow agent for NorthStar/RXR New York Metro.” After we meet the minimum offering requirements, your check should be made payable to “NorthStar/RXR New York Metro Income, Inc.” or “NorthStar/RXR New York Metro.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum income and net worth standards as described in this prospectus. Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and if rejected, all funds will be returned to subscribers without interest and without deduction for any expenses within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation.
An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.
Minimum Purchase Requirements
You must initially invest at least $4,000 in shares of our common stock to be eligible to participate in our offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our DRP.
Investments by Qualified Accounts
Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.
Investments through IRA Accounts
DST Systems Inc., our transfer agent, has appointed a custodian that has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Our advisor will pay the fees related to the establishment of new investor accounts of $25,000 or more in us with the appointed IRA custodian. We will not reimburse our advisor for such fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Prospective investors should consult their tax advisors regarding our advisor’s payment of the establishment fees. Further information about custodial services is available through your broker-dealer or through our dealer manager at 877-940-8777.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as this prospectus. You should rely only on the information contained in this prospectus and the registration statement of which it is a part. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

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QUESTIONS AND ANSWERS ABOUT OUR OFFERING
The following questions and answers about our offering highlight material information regarding us and our offering that may not otherwise be addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is NorthStar/RXR New York Metro Income, Inc.?

A:
We were recently formed as a Maryland corporation to acquire high-quality commercial real estate concentrated in the New York metropolitan area (defined by us to mean within 90 miles of New York City), which we refer to as the New York metropolitan area, and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities, secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. We cannot, however, predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Real Estate Value Added Fund LP, or RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s recently formed sub-strategy entity, RXR New York Metro Emerging Sub-Market Venture, or RXR ESM Venture.

The use of the terms NorthStar/RXR, our company, we, us or our in this prospectus refer to NorthStar/RXR New York Metro Income, Inc. and its consolidated subsidiaries, acting through our external advisor, unless the context indicates otherwise.
We are externally advised by NSAM J-NS/RXR Ltd, or our advisor, and RXR NTR Sub-Advisor LLC, or our sub-advisor, and collectively with our advisor, our Advisor Entities, respectively. Pursuant to the sub-advisory agreement among us, our advisor and sub-advisor, our sub-advisor, acting on behalf of our advisor, will conduct certain of our operations including sourcing investment opportunities and managing our portfolio of real estate investments. We have no paid employees.

Q:	Who might benefit from an investment in shares of our common stock?

A:
An investment in our shares may be beneficial for you if you: (i) meet the minimum suitability standards described in this prospectus; (ii) seek to diversify your personal portfolio with a REIT investment focused on acquiring a portfolio of high-quality commercial real estate properties and, to a lesser extent, CRE debt and securities; (iii) seek to receive current income; (iv) seek to preserve capital; (v) seek some capital appreciation; and (vi) are able to hold your investment for at least five years following the completion of our offering stage or for longer, consistent with our liquidity strategy. See “Description of Capital Stock — Liquidity Events.” On the other hand, we caution persons who require liquidity, guaranteed income or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	What are the major risks of investing in us?

A:
We are a newly-formed company and have no operating history and our advisor and sub-advisor, on whom we will depend to select our investments and conduct our operations, are both also newly-formed companies. Since this is a blind-pool offering, you will not have an opportunity to evaluate our investments before we make them and our investments may not be identified when you invest. Our investments in commercial real estate properties and CRE debt and securities may lose their value, our tenants may not be able to make lease payments and our borrowers may not be able to make debt payments. We expect that a substantial portion of our investments will be concentrated geographically in the New York metropolitan area and anything that adversely affects the CRE market in this area could adversely affect us. In addition, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. You should carefully review the “Risk Factors”

section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock.

Q:	What is a REIT?

A:	In general, a REIT is an entity that:

•
combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management, some of which may focus on a particular property type or geographic location;

•
is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	pays distributions to investors of at least 90% of its annual ordinary taxable income.
In this prospectus, we refer to an entity that qualifies and elects to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We are not currently qualified as a REIT. However, we intend to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirements.

Q:	What is an “UPREIT”?

A:
We plan to own substantially all of our assets and conduct our operations, directly or indirectly, through a limited partnership called NorthStar/RXR Operating Partnership, LP, or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner of our operating partnership and holder of common units in our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or “UPREIT.”

Q:	Why should I invest in real estate investments?

A:
Allocating some portion of your investment portfolio to real estate investments may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation and attractive risk-adjusted returns. For these reasons, real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. Although institutional investors can invest directly in real estate investments and on substantially different terms than individual investors, we believe that individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate through a company with a portfolio of commercial real estate concentrated on investing in the New York metropolitan area and, in particular, New York City, would benefit your investment portfolio.

Q:	What kind of offering is this?

A:
Through our dealer manager, we are offering a maximum of $1,800,000,000 in shares of common stock in a continuous, public offering pursuant to our primary offering, or our primary offering. We are also offering $200,000,000 of shares of common stock pursuant to our DRP, which together with our primary offering are herein collectively referred to as our offering. We are offering shares in our primary offering on a “best efforts” basis at $10.00 per share and shares in our DRP at $9.50 per share. Discounts are also available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our DRP.

Q:	What is the experience of your NSAM sponsor?

A:
NSAM is a Delaware corporation that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. NSAM provides asset management and other services to NorthStar Realty Finance Corp. (NYSE: NRF) or NorthStar Realty, and NSAM’s sponsored public, non-traded REITS, which we refer to collectively as the Managed Companies, and any other companies NSAM may manage or sponsor in the future, both in the United States and internationally. On June 30, 2014, NorthStar Realty completed the previously announced spin-off of its asset management business into NSAM and NSAM became a separate publicly traded company, with its common stock listed on the New York Stock Exchange, or NYSE, under the ticker symbol “NSAM.” As a result of the completion of the spin-off, affiliates of NSAM now manage NorthStar Realty, which is subject to a long-term management contract for an initial term of 20 years, and the other Managed Companies, including NorthStar Real Estate Income Trust, Inc., or NorthStar Income, NorthStar Real Estate Income II, Inc., or NorthStar Income II, and NorthStar Healthcare Income, Inc., or NorthStar Healthcare. As of September 30, 2014, NSAM has an aggregate of $19.4 billion of assets under management, adjusted for acquisitions and agreements to purchase assets through November 7, 2014, in a variety of CRE investments, with the majority of the assets owned by NorthStar Realty. NSAM has 187 employees located domestically and internationally with its principal executive offices located in New York, New York and additional offices in Denver, Colorado, Dallas, Texas, Bethesda, Maryland and Los Angeles, California. In connection with NSAM’s international strategy, NorthStar Realty entered into a strategic alliance with a European asset manager, has opened offices overseas and maintains investment professionals in those offices. NSAM’s management team averages a combined 20 years of real estate investment and capital markets expertise and has a demonstrated track record of positive returns to its shareholders for the last decade.

Q:	What is the experience of your RXR sponsor?

A:
RXR is a leading real estate owner, manager and developer in the New York metropolitan area which was formed subsequent to the sale of Reckson Associates Realty Corp., or Reckson, a publicly traded REIT, to SL Green Realty Corp., or SL Green, in January 2007, one of the largest public real estate management buyouts in REIT history. As of September 30, 2014, RXR had an aggregate of $9.3 billion of assets under management, including 91 commercial real estate investments containing approximately 20.0 million square feet located in the New York metropolitan area, adjusted for acquisitions through October 22, 2014. RXR has not previously sponsored other non-traded public REITs.

Q:
How do we differ from the other publicly traded and public, non-traded REITs sponsored or managed by NSAM, one of our co-sponsors, including NorthStar Realty, NorthStar Income, NorthStar Income II and NorthStar Healthcare?

A:
NSAM sponsors and manages the Managed Companies, including us and three other existing public, non-traded REITs: NorthStar Income, NorthStar Income II and NorthStar Healthcare. In addition, NSAM expects to sponsor additional investment vehicles in the future. We differ from NorthStar Income, NorthStar Income II and NorthStar Healthcare in several respects. NorthStar Income and NorthStar Income II have a substantially similar investment strategy, which is focused on originating, acquiring and managing a diversified portfolio of CRE debt and securities. NorthStar Income successfully closed its primary offering on July 1, 2013 and invested substantially all its offering proceeds although NorthStar Income may make investments in the future with proceeds from the sale or repayment of investments. NorthStar Income II is still in its offering stage; however, NorthStar Income II expects that a majority of its investment portfolio will be comprised of CRE debt. NorthStar Healthcare is in its offering stage, but its investment strategy is focused on healthcare real estate. In contrast, we were formed to primarily acquire high-quality commercial real estate concentrated in the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring a diversified portfolio of CRE debt and securities secured primarily by collateral in the New York metropolitan area. As a result, our geographic concentration may be more targeted than that of NorthStar Income, NorthStar Income II and NorthStar Healthcare and our investment strategy does not primarily focus on investments in healthcare real estate or CRE debt. While NorthStar Realty, a publicly traded REIT, makes CRE investments in the New York metropolitan area, it also invests in multiple CRE asset classes that may take the form of acquiring real estate, originating or acquiring senior or subordinate loans, as well as pursuing opportunistic CRE investments, both in the United States and internationally.

Q:	Will you compete with other vehicles sponsored by NSAM and RXR?

A:
Although our geographic concentration may be more targeted than that of NorthStar Income, NorthStar Income II and NorthStar Healthcare and our investment strategy does not primarily focus on investments in healthcare real estate or CRE debt, our investments may overlap with those of NorthStar Realty, NorthStar Income, NorthStar Income II and NorthStar Healthcare and therefore many investment opportunities that will be suitable for us may also be suitable for other NorthStar entities. Our target investments are expected to overlap with those of RXR Value Added Fund (including its sub-strategy entity, RXR ESM Venture), even though our investment strategy and criteria are different. In addition, NSAM or RXR may sponsor or manage other investment vehicles in the future that may target investments similar to ours and that will rely on NSAM or RXR to source their investments. Therefore, many targeted investments that are suitable for us may also be suitable for existing or future NSAM and RXR entities.

Q:	What is the role of your advisor and sub-advisor and what do they do?

A:
NSAM J-NS/RXR Ltd, a newly-formed wholly owned subsidiary of NSAM, one of our co-sponsors, is our advisor. Our advisor will be responsible for coordinating the management of our day-to-day operations and for making and managing investments in real estate properties and CRE debt and securities on our behalf, subject to the supervision of our board of directors. Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and our sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying, negotiating and managing our investments, as well as providing disposition services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments. Our advisor’s affiliated entities may be organized under the laws of the United States or foreign jurisdictions. Notwithstanding such delegation to the sub-advisor or affiliates of our advisor or sub-advisor, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement. All our investments must be approved by a majority vote of the investment committee of our advisor. In addition, our board of directors must approve all acquisitions of property and other investments and originations of CRE debt that require an investment of our equity exceeding the greater of: (i) $100 million; and (ii) 10% of our total assets, including cash available for investment. RXR NTR Sub-Advisor LLC, a newly-formed wholly owned subsidiary of RXR, our other co-sponsor, is our sub-advisor. Our sub-advisor will have primary responsibility for the duties that have been delegated by our advisor to our sub-advisor pursuant to the sub-advisory agreement. In addition, pursuant to property management and leasing agreements with us, an affiliate of our sub-advisor will be providing property management, construction, leasing and development services for all of our property assets. Our advisor works jointly with our sub-advisor with respect to the following major decisions: decisions with respect to the retention of investment banks, the extension, termination or suspension of this offering and the initiation of a follow-on offering, mergers, other change-of-control transactions and any liquidity events.
An affiliate of our advisor and our sub-advisor owns 100% of the special units of our operating partnership, a Delaware limited partnership.

Q:	What is the experience of your advisor and sub-advisor?

A:
Our advisor is a company that was formed in Jersey on June 23, 2014, as a wholly-owned subsidiary of NSAM, one of our co-sponsors. Our advisor has no operating history and no prior experience managing a public company.

Our sub-advisor is a limited liability company that was formed in the State of Delaware on March 25, 2014, as a wholly-owned subsidiary of RXR, our other co-sponsor. Our sub-advisor has no operating history and no prior experience managing a public company.

Q:	Do you currently own any real estate?

A:
We do not currently own any real estate properties or other real estate related assets. Because we have not identified any properties to acquire, we are considered a “blind pool.” As specific real property investments become probable, we will supplement this prospectus to provide information regarding the probable investment to the extent it is material to an investment decision with respect to shares of our common stock. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Q:	What will you do with the proceeds from your primary offering?

A:
If we sell all the shares offered in our primary offering, we expect to use approximately 88.5% of the gross proceeds to make real estate investments and to pay acquisition fees and costs related to those investments. We will use the remaining approximately 11.5% of the gross proceeds to pay sales commissions, dealer manager fees and issuer costs. Our cash flow from operations may be insufficient to fully fund distributions to our stockholders, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, some or all of our distributions may be paid from other sources, such as proceeds from our borrowings, proceeds from this offering, cash advances by our advisor and sub-advisor, cash resulting from a waiver or deferral of fees and/or proceeds from the sale of assets. We have not placed a cap on the amount of our distributions that may be paid from proceeds from this offering or any of these other sources. To the extent distributions are paid from proceeds from this offering, which we expect to be the case during the early stages of the offering, the amount of proceeds used to make real estate investments and to pay acquisition fees and costs related to those investments will be less. See “Description of Capital Stock — Distributions.”

Q:	How does a “best efforts” offering work?

A:
When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in our offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

•	a minimum net worth (excluding the value of your home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.
However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:
If you choose to purchase shares of our common stock in our offering, you will need to contact your broker-dealer or financial advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	How does the payment of fees and expenses by us affect your invested capital?

A:
We will pay to the dealer manager selling commissions and dealer manager fees in connection with this offering, a portion of which may be re-allowed to participating broker-dealers for shares sold by the participating broker-dealers. In addition, we will incur, or reimburse our advisor for, our cumulative organizational and offering expenses. The payment of fees and expenses reduces the funds available to us for payment of distributions and investment in our target assets and therefore may reduce our distributions or our net asset value.

Q:	Is there any minimum initial investment required?

A:
Yes. You must initially invest at least $4,000 in shares. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRP.

Q:	How long will our offering last?

A:
We currently expect that our offering will terminate on February 9, 2017 (two years after the effective date of this prospectus). In many states, we may need to renew the registration statement or file a new registration statement to continue our offering beyond one year from the date of this prospectus. If the minimum offering of $2,000,000 in shares of our common stock is not sold by February 9, 2016 (one year after the effective date of this prospectus), we will terminate our offering and we will promptly return to you your funds, along with any remaining interest, if applicable, without reduction for fees. We do not have the right to extend the period in which the minimum offering requirements must be met. However, once we have met the minimum offering requirements, we could in some circumstances continue our offering under rules promulgated by the SEC until as late as August 8, 2018. If we decide to continue our offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In addition, we reserve the right to terminate our offering for any other reason at any time.

Q:	What is the liquidity event history of programs sponsored by our sponsors?

A:
In addition to us, NSAM currently sponsors three other public non-traded REITs: NorthStar Income, NorthStar Income II and NorthStar Healthcare. The prospectuses of each of NorthStar Income, NorthStar Income II and NorthStar Healthcare disclose that, subject to then-existing market conditions, each of NorthStar Income, NorthStar Income II and NorthStar Healthcare expects to consider alternatives for providing liquidity to their stockholders beginning five years from the completion of their respective offering stages. Only NorthStar Income has completed its offering stage as of the date of this prospectus. While each of NorthStar Income, NorthStar Income II and NorthStar Healthcare expects to consider a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. The board of directors of each of NorthStar Income, NorthStar Income II and NorthStar Healthcare has the discretion to consider a liquidity transaction at any time if it determines such event to be in the best interests of their respective stockholders. A liquidity transaction could consist of a sale or partial sale or roll-off to scheduled maturity of their assets, a sale or merger, a listing of its shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by their board of directors, approval of each company’s stockholders. NSAM’s management team has a track record of listing and experience in managing publicly traded companies, including NorthStar Realty’s initial public offering and most recently the successful completion of the NSAM spin-off and the listing of NSAM’s shares of common stock on the NYSE.

x

RXR, our other co-sponsor, has not previously sponsored any non-traded REITs. RXR is comprised of members of the former senior management and operating team of Reckson and has sponsored or co-sponsored Reckson, RXR Value Added Fund, RXR ESM Venture, RXR Real Estate Opportunity Fund II, L.P., or RXR Opportunity Fund, and RNY Property Trust, or RNY, in addition to a significant number of co-investment and separate account arrangements. We collectively refer to RXR Value Added Fund, RXR ESM Venture and RXR Opportunity Fund as the RXR Funds. The prospectuses of each of the RXR Funds disclose that, a specific investment decision to seek liquidity will be made in the context of its total return focus, its targeted holding periods and the management team’s evaluation of market cycles, capital markets, macro trends and regional real estate market conditions. Exit analysis, exit discipline and exit execution are demonstrated competencies at RXR, as highlighted by the management team’s execution of the sale of Reckson for an amount in excess of $6.0 billion to SL Green.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	supplements to this prospectus, generally provided quarterly during our offering; and

•	three quarterly financial reports.
In addition, unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in this offering and annually thereafter, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock based on an appraisal of our assets and operations and other factors deemed relevant. Once established, we will provide the estimated value per share to you in a periodic report and in each annual report thereafter. The estimated value per share of our common stock will be based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. A committee comprised of independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. After the initial appraisal, appraisals will be done annually and may be done on a quarterly rolling basis. The valuations are estimates and consequently should not necessarily be viewed as an accurate reflection of the fair value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets.
We will provide the periodic updates and the estimated value per share, once required, to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our website at www.northstarreit.com/rxr.
Information on our website is not incorporated into this prospectus.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year, unless extended.

Q:	Who can help answer my questions about our offering?

A:	If you have more questions about our offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
NorthStar Realty Securities, LLC
5299 DTC Blvd., Ste. 900
Greenwood Village, CO 80111
Attn: Investor Relations
(877) 940-8777

PROSPECTUS SUMMARY
This prospectus summary highlights material information regarding our business and our offering that is not otherwise addressed in the “Questions and Answers About Our Offering” section of this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand our offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.
As described in more detail throughout this prospectus, we have entered into a contractual relationship with our advisor. In exchange for services provided to us, we will pay our advisor certain fees and reimburse certain expenses. We and our advisor have entered into a contractual relationship with a sub-advisor that provides certain of these services to us on behalf of the advisor. We are party to the sub-advisory agreement among our advisor and our sub-advisor for purposes of payment obligations and we will pay the sub-advisor 50% of all the fees and up to 25% of all reimbursable expenses otherwise payable by us under the advisory agreement.
NorthStar/RXR
NorthStar/RXR is a newly-organized Maryland corporation formed to acquire high-quality commercial real estate and value-add investment opportunities in the New York metropolitan area (defined by us to mean within 90 miles of New York City), which we refer to as the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We believe that combining core property investments with value-add opportunities may create a balanced portfolio that may deliver predictable cash flow, capital appreciation and risk-adjusted returns. We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities, secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City (including all boroughs) and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. We cannot, however, predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. Our charter and bylaws do not include a limitation on the amount we may invest in any asset class, including asset classes that may be considered to involve a greater degree of risk. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture.
Our office is located at 399 Park Avenue, 18th Floor, New York, New York 10022. Our telephone number is (212) 547-2600. Information regarding our company is also available on our website at www.northstarreit.com/rxr. The information contained on our website is not incorporated into this prospectus.
Investment Objectives
Our primary investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to pay attractive and consistent current income through cash distributions;

•	invest in a diversified portfolio of quality commercial real estate properties and other real estate investments primarily concentrated in the New York metropolitan area; and

•	experience capital appreciation through the potential sale of our assets or other realization events.
Summary of Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. Some of the more significant risks relating to an investment in our shares include:

•
We have no operating history. The prior performance of our sponsors and their affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•
The offering price of our shares was not established on an independent basis, therefore, the offering price will not accurately represent the value of our assets, as it was arbitrarily determined, and the actual value of your investment may be substantially less.

•
This is a “blind pool” offering. Because we have not identified any assets to acquire with proceeds from our offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•
The amount and timing of distributions we may pay is uncertain. Our distributions may exceed our earnings, which would represent a return of capital for tax purposes. A return of capital is a return of your investment rather than a return of earnings or gains and will be made after deductions of fees and expenses payable in connection with our offering. Due to the risks involved in the ownership of real estate-related investments, there is no guarantee of any return and you may lose a part or all of your investment.

•
You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us and if you do sell your shares, you may not receive the price you paid upon subscription.

•
If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. Our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds of our offering are fully invested and from time-to-time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, NorthStar Realty and RXR have agreed to purchase shares of our common stock under certain circumstances at $9.00 per share in order to provide cash for distributions when our modified funds from operations, or MFFO, is not sufficient to cover cash distributions authorized and declared at an annualized rate of 6.0% on stockholders’ aggregate invested capital on shares purchased in our primary offering and to satisfy the minimum offering requirements, with 75% and 25% of any such shares intended to be purchased by NorthStar Realty and RXR, respectively. Such sales of shares would cause dilution of the ownership interests of our stockholders. In the earlier part of this offering, we expect that all of our distributions will be paid from the proceeds from this offering and, more specifically, from the proceeds from the purchase of shares by NorthStar Realty and RXR pursuant to the distribution support agreement. After our distribution support agreement with NorthStar Realty and RXR has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.

•
No public trading market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. If you are able to sell your shares, you would likely have to sell them at a substantial discount to the public offering price. Our charter does not require our board of directors to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity by a specified date to our stockholders.

•	You will experience dilution in the net tangible book value of your shares of our common stock equal to the offering costs associated with your shares.

•	We may not meet the minimum offering requirements for our offering and therefore, you may not have access to your funds for one year from the date of this prospectus.

•
We will depend on our advisor and its affiliates, as well as our sub-advisor and its affiliates, to conduct our operations and to select our investments. Our advisor and our sub-advisor are newly-formed entities with no operating histories. Therefore, there is no assurance our advisor or sub-advisor will be successful.

•
We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR and future entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture. We may also enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other investments.

•
We expect to use leverage in connection with our investments, which increases the risk of loss associated with our investments. We may be unable to obtain financing on favorable terms, if at all. In addition, any such financing may be recourse to us, which may increase the risk of your investment. We may not be able to leverage our assets as fully or in the manner we would choose, which could reduce our return on investment.

•	Our tenants may not be able to make lease payments and our borrowers may not make debt payments owed to us due to changes in economic conditions, regulatory requirements and other factors.

•	Our investments may be adversely affected by economic cycles and risks inherent to the New York metropolitan area, especially New York City and to risks inherent in geographic concentration.

•
Our executive officers and the key investment professionals of our sponsors who perform services for us on behalf of our advisor and sub-advisor are also officers, directors and managers of our sponsors and their affiliates. As a result, they face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by compensation arrangements with us and other affiliates of our sponsors.

•
The fees we will pay to affiliates in connection with our offering and in connection with the acquisition, origination and asset management of our investments, including to our advisor and our sub-advisor, were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and we may be required to pay significant fees to an affiliate of our sponsor regardless of our advisor’s performance, which will reduce cash available for distribution to you.

•
If we only raise the minimum offering amount or are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

•
Our sponsors or one of their respective affiliates may purchase our shares in order to satisfy the minimum offering amount. As such, the satisfaction of the minimum offering amount should not be viewed as an indication of success of our offering and it may not result in our raising sufficient funds to have a diversified portfolio.

•
There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, sponsors, sub-advisor, dealer manager and their respective affiliates regarding affiliate compensation, investment opportunities and management resources.

•
We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus.

•
Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. These financing levels could limit the amount of cash we have available to distribute.

•
Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our board of directors to list our shares for trading by a specified date.

•
Our charter prohibits the ownership of more than 9.8% in the value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their offering price.

•
We are not yet a REIT and may be unable to qualify as a REIT. If we fail to qualify as a REIT for federal income tax purposes, it would adversely affect our operations, the value of our shares and our ability to make distributions to our stockholders because we would be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

•
As long as we maintain our status as a REIT for U.S. federal income tax purposes, we will be subject to numerous limitations and qualifications imposed on us under the Internal Revenue Code of 1986, as amended, which we refer to as Internal Revenue Code, including that five or fewer individuals, as specially defined for these purposes, generally are prohibited from beneficially owning more than 50% of our outstanding shares during the last half of each taxable year.

Potential Market Opportunities
We believe that the New York metropolitan area has historically provided and will continue to provide compelling real estate investment opportunities. We believe that a series of regional economic and demographic trends will generate attractive real estate investments as the New York metropolitan area and the U.S. economy more generally, continue to recover steadily from the most recent financial and economic downturn. We favor a diversified real estate investment strategy weighted toward targeting high-quality assets with complementary exposure to value-add assets that would benefit from our management and operational expertise. We will focus on investments which emphasize both current income and capital appreciation, providing a balanced portfolio that leverages our Advisor Entities’ local New York metropolitan area expertise and maximizes our ability to pursue a range of opportunities throughout the real estate capital structure. We believe that our investment strategy, combined with the experience and expertise of our advisor and sub-advisor, will provide opportunities to: (i) acquire high-quality office, mixed-use and multifamily properties; (ii) reposition properties to capture investment upside through capital improvements and operational efficiencies; (iii) source additional investment opportunities through joint venture and co-investment arrangements with institutional investors and certain affiliated investment vehicles; (iv) invest in preferred equity and leasehold interests; (v) selectively originate senior and subordinate loans with attractive current returns and strong structural features directly with borrowers, taking advantage of unique market conditions and strategic opportunities; and (vi) selectively purchase CRE debt and securities from third parties, in some instances at a discount to the principal amount (or par value), potentially with the intent to take control of the underlying property. We also intend to prudently leverage our real estate assets and other CRE investments in order to diversify our capital and enhance returns. We believe that our strategy, coupled with attractive New York metropolitan area investment opportunities, will allow us to (i) generate consistent current returns; (ii) optimize the risk-return dynamic for our stockholders; and (iii) realize appreciation opportunities in the portfolio.
Investment Strategy
Our strategy is to use the majority of the net proceeds of our offering to acquire high-quality commercial real estate concentrated in the New York metropolitan area (defined by us to mean within 90 miles of New York City), which we refer to as the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We generally define high-quality commercial real estate as well-located properties in submarkets that are characterized by strong real estate fundamentals, favorable supply/demand dynamics and/or superior long-term prospects for growth. For a further description of our intended targeted investments, please see “Investment Objectives and Strategy —Targeted Investments.” We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities, secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City (including all boroughs) and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. However, we cannot predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture. These joint ventures generally will be structured as general partnerships, in which a subsidiary of our operating partnership will serve as one of the general partners and an affiliate of RXR Value Added Fund will serve as the other general partner. We expect that the general partners will have equal rights and that major decisions will require approval by both general partners. The joint venture agreements governing our investments with RXR Value Added Fund and its limited partners will not provide for the payment by RXR Value Added Fund or its limited partners of any asset management fees or promote fees to us, our advisor or the joint venture. Any fees paid by us in connection with our joint venture investments, including any acquisition fees, asset management fees and disposition fees paid to our Advisor Entities, will be based on our proportionate share of the investment. Our Advisor Entities will only receive fees described in the “Management Compensation” section of this prospectus based on our proportionate share of these investments.
We expect to selectively employ leverage to enhance total returns to our stockholders through a combination of financing strategies including: (i) secured or unsecured borrowings or facilities; (ii) syndications; (iii) securitization financing transactions or other structures; and (iv) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark to market to the extent obtainable on a cost effective basis. We expect that once we have fully invested the proceeds of this offering and any other potential subsequent or follow on offerings, our borrowings, including our pro rata share of the borrowings of entities in which we invest, will be in the range of approximately 50% to 55% of the aggregate value of our real estate investments and other assets.
The period that we will hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability among other factors. We may sell all or a partial ownership interest in an asset if we believe that market conditions have maximized its value to us or the sale would otherwise be in the best interests of our stockholders.
Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have five members of our board of directors, three of whom are independent of us, our advisor, our sub-advisor and their affiliates. Our charter requires that upon commencement of the offering a majority of our directors be independent. A majority of our independent directors are required to review and approve all matters our board believes may involve a conflict of interest between us and our sponsors or their affiliates. Our board of directors will be elected annually by our stockholders.
Our Sponsors
NSAM
NSAM is a Delaware corporation organized to provide asset management and other services to the Managed Companies and any other companies NSAM may manage or sponsor in the future, both in the United States and internationally. On June 30, 2014, NorthStar Realty completed the previously announced spin-off of its asset management business into NSAM, a separate publicly traded company, with its common stock listed on the New York Stock Exchange, or NYSE, under the ticker symbol “NSAM.” As a result of the completion of the spin-off, affiliates of NSAM now manage NorthStar Realty, which is subject to a long-term management contract for an initial term of 20 years, and the other Managed Companies. As of September 30, 2014, NSAM has an aggregate of $19.4 billion of assets under management, adjusted for acquisitions and agreements to purchase assets through November 7, 2014, in a variety of CRE investments, with the majority of the assets owned by NorthStar Realty. NSAM has 187 employees located domestically and internationally with its principal executive offices located in New York, New York and additional offices in Denver, Colorado, Dallas, Texas, Bethesda, Maryland and Los Angeles, California. In connection with NSAM’s international strategy, NorthStar Realty entered into a strategic alliance with a European asset manager, has opened offices overseas and maintains investment professionals in those offices. NSAM’s management team averages a combined 20 years of real estate investment and capital markets expertise and has a demonstrated track record of positive returns to its shareholders for the last decade.

The assets of the Managed Companies grew significantly over the past several years driven by the ability of NorthStar Realty and the existing non-traded REITs to raise capital and in turn effectively deploy such capital. The following table presents the assets of the Managed Companies as of September 30, 2014, adjusted for the Griffin-American merger (refer below) and acquisitions and agreements to purchase through November 7, 2014, and December 31, 2013 (dollars in thousands).

	September 30, 2014			December 31, 2013
	Amount		Percentage	Amount	Percentage
NorthStar Realty (1)	$16,373,422	(3)	84.5%	$8,660,375	81.5%
Existing Non-Traded Companies: (2)
NorthStar Income	2,069,717		10.7%	1,831,104	17.2%
NorthStar Healthcare	542,242		2.8%	115,839	1.1%
NorthStar Income II	398,410		2.0%	25,326	0.2%
Direct Investments	3,926		—%	—	—%
Total	$19,387,717		100%	$10,632,644	100%
_____________________________

(1)
Based on principal amount of loans and securities, cost basis of real estate and fair value for investments in private equity funds and equity interests in NorthStar Realty collateralized debt obligations. Includes $11.7 billion and $2.8 billion of investments in commercial real estate properties as of September 30, 2014 and December 31, 2013, respectively.

(2)
Based on consolidated total assets. For NorthStar Income, includes $331.6 million and $125.2 million of investments in commercial real estate properties as of September 30, 2014 and December 31, 2013, respectively. For NorthStar Healthcare, includes $345.3 million and $54.0 million of investments in healthcare real estate properties as of September 30, 2014 and December 31, 2013, respectively.

(3)	Excludes a joint venture in a healthcare portfolio with NorthStar Healthcare.
From January 1, 2014 through September 30, 2014, NorthStar Realty issued aggregate net capital of $1.1 billion, including $814 million from the issuance of common equity and $242 million from the issuance of preferred equity. In 2013, NorthStar Realty issued aggregate net capital of $1.9 billion, including $1.6 billion from the issuance of common and preferred equity. As of January 20, 2015, NorthStar Realty’s market capitalization was $4.2 billion.
The following table presents a summary of the existing public, non-traded REITs and their capital raising activity through January 23, 2015:

	NorthStar Income	NorthStar Healthcare	NorthStar Income II
Offering amount (1)	$1.1 billion	$1.8 billion (3)	$1.65 billion
Total raised through January 23, 2015 (2)	$1.2 billion	$1.1 billion	$333 million
Primary strategy	Commercial Real Estate Debt	Healthcare Equity and Debt	Commercial Real Estate Debt
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(1)	Represents amount of shares initially registered for offer pursuant to each public, non-traded REIT’s respective public offerings.

(2)
Includes amounts raised in connection with its merger with NorthStar Income Opportunity REIT I, Inc., which we refer to as NSIO REIT, and through NorthStar Income’s distribution reinvestment plan after the completion of its initial public offering.

(3)
In October 2014, NorthStar Healthcare filed a registration statement on Form S-11 with the SEC seeking to register a follow-on public offering of up to $700 million through 2017. The registration statement for the follow-on offering has not yet been declared effective by the SEC. The $1.8 billion offering size represents the current maximum initial public offering amount of $1.1 billion offering, which has closed, plus the proposed follow-on maximum offering amount of up to $700 million.

NSAM’s management team, which is led by David T. Hamamoto, Albert Tylis and Daniel R. Gilbert and includes, among others, Debra A. Hess and Ronald J. Lieberman, has broad and extensive experience in real estate investment and finance with some of the nation’s leading CRE and lending institutions. Please see “Management — Directors and Executive Officers” for biographical information regarding the executive officers and key professionals of our company and our advisor. We believe that NSAM’s active and substantial ongoing participation in the real estate markets and the depth of experience and disciplined investment approach of NSAM’s management team will allow our advisor to successfully execute our investment strategy.
RXR
RXR is a New York-based vertically integrated real estate operating company which was formed subsequent to the sale of Reckson, to SL Green in January 2007, one of the largest public real estate management buyouts in REIT history. As of September 30, 2014, RXR had approximately $9.3 billion of assets under management, including 91 investments encompassing approximately 20.0 million square feet located in the New York metropolitan area, adjusted for acquisitions through October 22, 2014. As of September 30, 2014, RXR employed approximately 340 persons. RXR’s headquarters are located at 625 RXR Plaza, Uniondale, New York 11556.
RXR’s management team, which is led by Scott H. Rechler, Michael Maturo and Jason M. Barnett has demonstrated the ability to opportunistically acquire, develop and finance properties and implement value creation strategies that have achieved overall favorable risk-adjusted returns for investors through multiple business/real estate cycles. Please see “Management — Directors and Executive Officers” for biographical information regarding the executive officers and key professionals of our company and our sub-advisor. We believe that RXR’s investment professionals’ experience through acquisitions, developments or redevelopments of over 40 million square feet of office and office-centered mixed-use properties in the New York metropolitan area since 1995, will provide RXR with competitive advantages in the New York metropolitan area real estate business that will allow our sub-advisor to successfully execute our investment strategy.
In December 2013, NorthStar Realty entered into a strategic transaction with RXR, pursuant to which NorthStar Realty invested approximately $340 million in RXR, which included a combination of corporate debt, preferred equity and an approximate 30% equity interest in RXR and Messrs. Hamamoto and Tylis were appointed to serve on RXR’s significant action committee.
Our Advisor
Our advisor manages our day-to-day operations. Our advisor is an investment adviser registered under the Investment Advisers Act. Our advisor is an affiliate of NSAM, one of our co-sponsors, whose team of investment professionals will also perform similar functions for our advisor. Pursuant to our advisory agreement, our advisor is ultimately responsible for the selection, negotiation, financing strategy, portfolio management and disposition of our investments, subject to the delegation of certain of its duties to the sub-advisor and certain affiliates of our advisor and sub-advisor and subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide financing, accounting, legal, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Our advisor does not have employees. The members of our advisor’s management team and other personnel performing services for us on behalf of our advisor will be employees of NSAM and its affiliates, including NorthStar Realty. Our advisor’s principal address is NSAM J-NS/RXR Ltd, c/o NSAM Luxembourg S.à r.l., 6ème étage, 6A route de Trèves, L-2633 Senningerberg, Grand-Duchy of Luxembourg.
Our Sub-Advisor
Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying and negotiating our investments and providing disposition, portfolio and asset management, property management, construction, leasing and development services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments. Notwithstanding such delegation to our sub-advisor or affiliates of our advisor or sub-advisor, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement. Pursuant to the sub-advisory agreement among our advisor, our sub-advisor and us, we will pay the sub-advisor 50% of all the fees and up to 25% of all reimbursable expenses, otherwise payable by us under the advisory agreement.
In addition, we will enter into exclusive property management and leasing agreements with our sub-advisor, or affiliates of the sub-advisor, to manage any properties we acquire. Pursuant to the property management and leasing agreements, our sub-advisor or its affiliate will be providing property management, leasing, construction and development services to our properties and will receive certain fees and reimbursements in connection with the services provided.
Our sub-advisor is a wholly-owned subsidiary of RXR, our other co-sponsor. Our sub-advisor does not have employees. The members of our sub-advisor’s management team and other personnel performing services for us on behalf of our sub-advisor are employees of RXR and its affiliates.
Our Potential Strengths
We believe the combination of our co-sponsor’s strengths and the structure of this offering will contribute to our performance. Our Advisor Entities will utilize the personnel, resources and capital of our sponsors to select our investments and manage our day-to-day operations. We believe that we will benefit from our advisor’s and sub-advisor’s affiliation with our sponsors given each co-sponsor’s corporate, investment and operating platforms are well established, with significant experience in CRE investing (including management of multiple public companies), allowing us to achieve our investment objectives and create stockholder value and other strengths, including the following:

•
Experienced Management Team — Our sponsors have highly-experienced management teams of investment professionals who have demonstrated track records of operating both publicly traded REITs and public, non-traded REITs and delivering strong returns. We believe that the accumulated knowledge, experiences and industry contacts of our sponsors’ senior management teams will allow us to effectively deploy capital in response to changes in the investment environment for commercial real estate properties and CRE debt and securities. Please see “Management — Directors and Executive Officers” and “— Our Advisor and Sub-Advisor” and “— The Sub-Advisor” for biographical information regarding these individuals.

•
Public Company and REIT Experience — NSAM’s management team is skilled in public company reporting and compliance. In addition to us, NSAM, through advisor entities, currently manages four publicly registered companies, including one publicly traded REIT and three public, non-traded REITs. NSAM’s management team is also skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. The management team also has experience listing companies, including a REIT, on the NYSE.

•
Real Estate Experience — RXR’s management team has demonstrated the ability to acquire, develop and finance properties and implement value creation strategies that have achieved overall favorable risk-adjusted returns for investors through multiple business/real estate cycles in the New York metropolitan area since 1995. In addition, NorthStar Realty, NSAM’s affiliate, has developed a reputation as a leading, diversified commercial real estate company with a strong record managing CRE investments, including equity, debt and securities investments, over the past ten years. We believe that we can leverage this extensive real estate experience allowing our sponsors to successfully execute our investment strategy.

•
Distribution Support Commitment — In order to provide additional cash to pay distributions to our stockholders, NorthStar Realty and RXR have agreed to purchase up to an aggregate of $10.0 million in shares of our common stock (when aggregated with any shares NorthStar Realty, RXR or their affiliates may purchase in order to satisfy the minimum offering) at $9.00 per share during the two-year period following commencement of the offering for a purchase price equal to the amount cash distributions for any calendar quarter exceed MFFO for such quarter. We are not required to pay distributions to our stockholders at a rate of 6.0% per annum or at all during or after the term of the distribution support agreement. For more information regarding NorthStar Realty’s and RXR’s share purchase commitment and our distribution policy, please see “Description of Capital Stock — Distributions.”

Our Structure
The chart below shows the relationship among various affiliates of our sponsors and our company as of the date of this prospectus.
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*	Our advisor, NSAM J-NS/RXR Ltd, and NSAM Luxembourg S.à.r.l., an NSAM sub-advisor, perform their duties and responsibilities as our fiduciaries.

(1)
We will initially own a 99% capital interest in the operating partnership consisting of general and limited partnership interests. We are the sole general partner of the operating partnership and, therefore, our board of directors has ultimate oversight and policy-making authority with respect to our operating partnership. Our board of directors has retained our advisor which will be responsible for coordinating the management of our day-to-day operations and the management of our operating partnership subject to the terms of the advisory agreement.

(2)
NSAM owns NorthStar Realty Securities, LLC, NSAM J-NS/RXR Ltd and its interest in NorthStar/RXR NTR OP Holdings LLC, or NorthStar/RXR NTR OP Holdings, indirectly through certain domestic and international subsidiaries. RXR owns its interest in NorthStar/RXR NTR OP Holdings through RXR Properties Holdings LLC and owns RXR NTR Sub-Advisor LLC through RXR Management Holdings LLC. In December 2013, NorthStar Realty entered into a strategic transaction with RXR, in which NorthStar Realty invested approximately $340 million in RXR and affiliates, consisting of a combination of corporate debt, preferred equity and an approximate 30% equity interest.

(3)	The special units will entitle NorthStar/RXR NTR OP Holdings to receive certain operating partnership distributions. See “Management Compensation.”

(4)
Concurrently with the consummation of the spin-off of NorthStar Realty’s asset management business, NSAM through one of its affiliates entered into a long-term management contract with an initial term of 20 years with NorthStar Realty.

Management Compensation
The following table summarizes all of the fees and expense reimbursements that we will pay to our dealer manager, our advisor and its affiliates and our sub-advisor and its affiliates, including amounts to reimburse their costs in providing services to us. The most significant items of compensation are included in the following table. Our advisor has entered into a sub-advisory agreement with our sub-advisor pursuant to which our advisor through its affiliates has delegated certain of its duties to the sub-advisor. We are party to the sub-advisory agreement among our advisor and our sub-advisor for purposes of payment obligations and we will pay the sub-advisor 50% of all the fees and up to 25% of all reimbursable expenses that would be otherwise payable by us under the advisory agreement. Selling commissions and dealer manager fees vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares of common stock in our offering at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees will be payable on shares sold through our DRP. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our dealer manager, our advisor and its affiliates, our sub-advisor and its affiliates and for a more detailed description of the special units.

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering
Organization and Offering Stage

Selling Commissions —	Up to 7.0% of gross offering proceeds, except no selling	$140,000/$126,000,000
Dealer Manager	commissions will be payable on shares sold under our
DRP. Our dealer manager will reallow selling commissions
to participating broker-dealers.

Dealer Manager Fee —	Up to 3.0% of gross offering proceeds, except no dealer	$60,000/$54,000,000
Dealer Manager	manager fee is payable on shares sold under our DRP.
Our dealer manager may reallow a portion of the dealer
manager fees to any participating broker-dealer, based
upon factors such as the number of shares sold by the
participating broker-dealer and the assistance of such
broker-dealer in marketing our primary offering.

Other Organization and	We will reimburse our Advisor Entities or their affiliates	$60,000/$30,000,000
Offering Costs —	for the unreimbursed portion and future organization and
Advisor Entities or their	offering costs it may incur on our behalf, but only to the
Affiliates)	extent that the reimbursement would not cause the total
amount of selling commissions, dealer manager fees and
other organization and offering costs borne by us to exceed
15.0% of gross proceeds from our offering. If we raise the
maximum offering amount, we expect organization
and offering costs (other than selling commissions and
dealer manager fees) to be approximately $30,000,000 or
approximately 1.5% of gross offering proceeds.
These organization and offering costs include all costs
(other than selling commissions and dealer manager fees)
to be paid by us in connection with our formation and the
qualification and registration of our offering, including,
without limitation, costs for printing, preparing and
amending registration statements or supplementing
prospectuses, mailing and distributing costs, telephones
and other telecommunications costs, all advertising and
marketing costs, charges of transfer agents, registrars,
trustees, escrow holders, depositories and experts and
fees, costs and taxes related to the filing, registration and qualification of the sale of shares under federal and state
laws, including taxes and fees and accountants’ and
attorneys’ fees for services provided to us in connection

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering
with our offering. Our estimated organization and offering
costs, as a percentage of our gross offering proceeds,
will be greater if we raise the minimum offering amount
than if we raise the maximum offering amount because
a portion of these costs are fixed in amount and, therefore, will be incurred regardless of the amount of gross offering
proceeds raised.

Acquisition and Development Stage

Acquisition Fee — Advisor	2.25% of the cost of a real estate property acquired by us,	Leverage of 50% of the
Entities or their	including acquisition costs and any financing	cost of investments:
Affiliates	attributable to the investment; 1.0% of the amount funded	$69,600/$63,720,000
or allocated by us to acquire or originate investments,
	other than real estate property, including acquisition	Leverage of 75% of the
	expenses and any financing attributable to the investments.	cost of investments:
$139,200/$127,440,000

For illustration purposes,
we have assumed that 80%
of our investments will be
equity and 20% of our
investments will be debt,
although we have no fixed
targeted portfolio
allocation between equity
and debt investment and
actual results could differ
materially.

Reimbursement of	We will reimburse our Advisor Entities or their affiliates	Leverage of 50% of the
Acquisition Costs —	for actual costs incurred in connection with the selection or	cost of investments:
Advisor Entities or their	acquisition of an investment, whether or not acquired or	$17,400/$15,930,000
Affiliates	originated.
Leverage of 75% of the
cost of investments:
$34,800/$31,860,000

For purposes of this table
and based on industry
experience, we have
assumed acquisition
costs will constitute
0.5% of the cost of our
investments, including any
financing attributable to
the investments. The
actual amount of
acquisition costs are
dependent on a number of
factors and cannot be
determined at the present
time.

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering
Operational Stage

Asset Management Fee —	A monthly asset management fee equal to one-twelfth of	Maximum Offering and
Advisor Entities or their	1.25% of the sum of the amount funded or allocated by us	leverage of 75% of the cost
Affiliates	for investments, including expenses and any financing	of investments:
	attributable to such investments, less any principal received	$79,650,000
on our debt and securities investments.

Other Operating Costs —	We will reimburse the costs incurred by our Advisor	Actual amounts are
Advisor Entities or their	Entities or their affiliates in connection with it providing	dependent upon actual
Affiliates	services to us, including our allocable share of our	expenses incurred; we
	Advisor Entities’ overhead, such as rent, employee costs,	cannot determine these
	utilities and technology costs. Employee costs may include	amounts at the present
	our allocable portion of salaries of personnel engaged in	time.
managing our operations, including public reporting and
investor relations. We will not reimburse our Advisor
Entities or their affiliates for employee costs in
connection with services for which our Advisor Entities
earn acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.

Development Fee —	Customary development fees if our sub-advisor or an	Actual amounts are
Sub-Advisor or its	affiliate oversees the development. We will pay a	dependent upon results of
Affiliates	development fee in an amount that is usual and customary	our operations; we cannot
	for comparable services rendered to similar projects in the	determine these amounts at
	geographic area of the project.	the present time

Leasing fee —	Customary leasing fees if our sub-advisor or an affiliate	Actual amounts are
Sub-Advisor or its	is our primary leasing agent. Such fees will be paid in an	dependent upon results of
Affiliates	amount that is usual and customary in that geographic area	our operations; we cannot
	for that type of property. We expect such a fees will	determine these amounts at
	typically range from 3.0% to 6.0% of the total rent due	the present time.
under the initial term of a lease.

Property Management	Customary property management fees if our sub-advisor or	Actual amounts are
Fee — Sub-Advisor or its	an affiliate is our property manager. Such fees will be paid	dependent upon results of
Affiliates	in an amount that is usual and customary in that geographic	our operations; we cannot
	area for that type of property.	determine these amounts at
the present time.

Tenant Construction	Amount payable by the tenant negotiated at arms-length	Actual amounts are
Management	directly with tenant. Amounts payable by the landlord	dependent upon results of
Fee — Sub-Advisor or its	include direct costs incurred by our sub-advisor or	our operations; we cannot
Affiliates	an affiliate plus a customary fee of up to 10.0% of the cost	determine these amounts at
	of the tenant construction project.	the present time.

Redevelopment	Customary re-development construction management fees	Actual amounts are
Construction	if our sub-advisor or its affiliates provide such services.	dependent upon results of
Management	Such fees will be paid in an amount that is usual and	our operations; we cannot
Fee — Sub-Advisor or its	customary in the geographic area for that type of property.	determine these amounts at
Affiliates	We expect such fee could range up to 10.0% of	the present time.
the total projected re-development or construction cost.

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering
Disposition, Liquidation and Other Significant Events

Disposition Fees — Advisor	For substantial assistance in connection with the sale	Actual amounts are
Entities or their	(in whole or part) or syndication of investments and based	dependent upon results of
Affiliates	on the services provided, as determined by our	our operations; we cannot
	independent directors, an amount equal to 2.0% of the	determine these amounts at
	contract sales price of each property sold and 1.0% of the	the present time.
contract sales price of each debt investment sold or
syndicated. If we take ownership of a property as a result
of a workout or foreclosure of a debt investment, we will
pay a disposition fee upon the sale of such property.

We will not pay a disposition fee upon the maturity,
prepayment, workout, modification or extension of a
CRE debt investment unless there is a corresponding fee
paid by the borrower, in which case the disposition fee
will be the lesser of: (i) 1.0% of the principal amount of the
CRE debt investment prior to such transaction; or (ii) the
amount of the fee paid by the borrower in connection with
such transaction.

Special Units —	NorthStar/RXR NTR OP Holdings, an affiliate of our	Actual amounts are
NorthStar/RXR NTR	sponsors, was issued special units upon its initial	dependent upon the
OP Holdings	investment of $1,000 in our operating partnership and	amounts at the present
	in consideration of services to be provided by our Advisor	time.
Entities and as the holder of special units will be entitled to receive distributions equal to 15.0% of distributions,
including from sales of investments, refinancings and other
sources, but only after our stockholders have received, in
the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded
annual pre-tax return on such aggregate invested capital.
In addition, NorthStar/RXR NTR OP Holdings as the
holder of special units will be entitled to a separate
payment if it redeems its special units. The special units
may be redeemed upon: (i) the listing of our common
stock on a national securities exchange; (ii) a merger,
consolidation or a sale of substantially all of our assets
or any similar transaction or any transaction pursuant
to which a majority of our board of directors then in office are replaced or removed; or (iii) the occurrence of certain
events that result in the termination or non-renewal of our
advisory agreement. If the event triggering the redemption
is: (i) a listing of our shares on a national securities
exchange, the redemption price will be calculated based
on the average share price of our shares for a specified
period; (ii) a merger, consolidation or a sale of
substantially all of our assets or any similar transactions or any transaction pursuant to which a majority of our board
of directors then in office are replaced or removed, the
redemption price will be based on the value of the
consideration received or to be received by us or our
stockholders on a per share basis; or (iii) an underwritten
public offering, the redemption price will be based on the
valuation of the shares as determined by the initial public

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering
offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement
other than for cause, the redemption price will be
calculated based on an appraisal or valuation of our assets, unless the termination is in connection with the events
described under (ii) above, in which event the redemption
price will be based on the consideration described
under (ii). Notwithstanding anything herein to the contrary, no redemption of the special units will be permitted unless
our stockholders have received (or are deemed to have
received in the cases described above where there is no
liquidation or sale of our assets or similar transaction), in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded
annual pre-tax return on such aggregate invested capital.
Conflicts of Interest
Our advisor and sub-advisor and their respective affiliates will experience conflicts of interest in connection with the management of our business and their other business activities, including the provision of advisory services to others. Some of the material conflicts that our advisor and sub-advisor and their respective affiliates will face include the following:

•
The investment professionals of NSAM, one of our co-sponsors, acting on behalf of our advisor and the investment committee of our advisor and its affiliated advisors and sub-advisors, which we collectively refer to as the NSAM Group, must determine which investment opportunities to recommend to us and the other Managed Companies and any future investment vehicles sponsored by NSAM, which could reduce the number and quality of potential investments presented to us. If fewer investments are presented to us by our advisor, we may have less invested offering proceeds and fewer desirable investments.

•
The investment professionals of RXR, our other co-sponsor, acting on behalf of our sub-advisor must determine which investment opportunities to recommend to our advisor and other RXR entities or managed accounts, including RXR, RXR Value Added Fund (including its sub-strategy entity, RXR ESM Venture), limited partners of RXR Value Added Fund with rights to participate in investments made by RXR Value Added Fund and any future investment vehicles sponsored by RXR, which could reduce the number or size of potential investments presented to us. If fewer investments are presented to us by our sub-advisor, we may have less invested offering proceeds and fewer desirable investments.

•
Our sponsors’ investment professionals acting on behalf of our advisor and sub-advisor must allocate their time among us, our sponsors’ and their affiliates’ businesses and other programs and activities in which they are involved, which could cause them to devote less of their time to our business than they otherwise would.

•
Our advisor, sub-advisor and their respective affiliates will receive fees in connection with transactions involving the acquisition, origination, management, redevelopment and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor or our sub-advisor to fail to negotiate the best price for the assets we acquire.

•
Because our advisory agreement, sub-advisory agreement and our dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm’s length, their terms may not be as advantageous to us as those available from unrelated third parties.

•
Our advisor may terminate our advisory agreement with good reason upon 60 days written notice. Upon termination of our advisory agreement by our advisor, NorthStar/RXR NTR OP Holdings, as the holder of special units, may be entitled to have the special units redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to its total invested capital plus a 6.0% cumulative non-compounded annual pre-tax return on such aggregate invested capital. The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.0%.

•
Our dealer manager also acts as the dealer manager for the continuous public offering of NorthStar Income II and NorthStar Healthcare. In addition, future NSAM sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Estimated Use of Proceeds
Depending primarily upon the number of shares we sell in our offering, we estimate that between approximately 87.3% (assuming all shares available under our DRP are sold) and approximately 86.3% (assuming no shares available under our DRP are sold) of our gross offering proceeds will be available for investments. We will use the remainder of the offering proceeds to pay offering costs, including selling commissions and dealer manager fees and, upon investment in our targeted assets, to pay acquisition fees to our Advisor Entities for their services in connection with the selection, origination or acquisition, as applicable, of our real estate investments.
Distributions
We intend to accrue and pay cash distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first investment. After we satisfy the minimum offering requirement, we expect to authorize and declare distributions based on daily record dates that will be aggregated and paid on a monthly basis in order for investors to generally begin receiving distributions immediately upon our acceptance of their subscription. Once we commence paying distributions, we expect to continue paying distributions unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. The timing and amount of cash distributions will be determined by our board of directors, in its discretion, and may vary from time to time. In addition to cash distributions, our board of directors may declare special stock distributions.
Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less cash available for investments and your overall return will be reduced. In order to provide additional cash to pay distributions on shares purchased in our primary offering before we have acquired a substantial portfolio of income producing investments, NorthStar Realty and RXR have agreed to purchase up to an aggregate of $10.0 million in shares of our common stock (which includes any shares NorthStar Realty, RXR or their affiliates may purchase in order to satisfy the minimum offering) at $9.00 per share during the two year period following commencement of our offering pursuant to the terms of a distribution support agreement and to satisfy the minimum offering amount, with 75% and 25% of any such shares intended to be purchased by NorthStar Realty and RXR, respectively. In the earlier part of this offering, we expect that all of our distributions will be paid from the proceeds from this offering and, more specifically, from the proceeds from the purchase of shares by NorthStar Realty and RXR pursuant to the distribution support agreement. If the cash distributions we pay to our stockholders for any calendar quarter exceed our MFFO, for such quarter, following the end of such quarter NorthStar Realty and RXR will purchase shares for a purchase price equal to the amount by which the distributions paid exceed our MFFO for such quarter, up to an amount equal to a 6.0% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. Such support does not guarantee that distributions will be authorized and declared at a 6.0% rate per annum. In instances in which the distributions exceed MFFO, we may be paying distributions from proceeds of the shares purchased by NorthStar Realty and RXR, not from cash flow from our operations. We define MFFO in accordance with the concepts established by the Investment Program Association, or IPA. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO in the same manner. MFFO is calculated using FFO. We will compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•	non-cash amounts related to straight-line rent and the amortization of above or below market and in-place intangible lease assets and liabilities;

•	amortization of a premium and accretion of a discount on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•
realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•
unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations;

•	adjustments for accretion of a discount and amortization of a premium on borrowings and related deferred financing costs; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.
The purchase price for shares issued to NorthStar Realty and RXR pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, less the selling commissions and dealer manager fees which are not payable in connection with sales to our affiliates. As a result, the net proceeds to us from the sale of shares to NorthStar Realty and RXR will be the same as the net proceeds we receive from the sales of shares to the public in our offering. For more information regarding NorthStar Realty’s and RXR’s share purchase commitment and our distribution policy, please see “Description of Capital Stock — Distributions.”
For so long as we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders each year equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). See “U.S. Federal Income Tax Considerations — Taxation of NorthStar/RXR — Requirements for Qualification.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Distribution Reinvestment Plan
You may reinvest distributions you receive from us in additional whole or fractional common shares at a price of $9.50 per share by participating in our DRP. Purchases will be made directly from us. You may enroll in our DRP by checking the appropriate box on the subscription agreement, indicating the portion of distributions to be paid in shares of our common stock. You may also withdraw at any time, without penalty, by delivering written notice to us. Unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in this offering, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in a report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in each annual report thereafter. At that time, shares issued pursuant to our DRP will be priced at 95% of the estimated per share value of our common stock. No selling commissions or dealer manager fees will be payable on shares sold under our DRP. We may amend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP, upon ten days prior notice to participants. Please see “Appendix C: Distribution Reinvestment Plan” for all of the terms of our DRP.
Share Repurchase Program
Our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. Only stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, will be eligible to participate in the share repurchase program. The purchase price for your shares repurchased under our share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. Unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in this offering and annually thereafter, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in a report under the Exchange Act and in each annual report thereafter.

Prior to the date that we establish an estimated value per share of our common stock, we will initially repurchase shares at a price equal to, or at a discount from, the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%
After we establish an estimated value per share of our common stock, we will repurchase shares at a price equal to the lesser of: (i) the purchase price you paid for the shares being repurchased; and (ii) 96% of the estimated value per share.
Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we will not repurchase shares unless you have held the shares for at least one year. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be repurchased at the higher of the price paid for the shares or our estimated per share value.
We are not obligated to repurchase shares of our common stock under our share repurchase program. The number of shares to be repurchased during the calendar year is limited to: (i) 5% of the weighted average number of all shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under our DRP in the prior calendar year plus such additional cash as may be allocated for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder.
Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange, at which time our share repurchase program would terminate. No secondary market presently exists nor are the shares currently listed on an exchange and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws.
We may amend or terminate our share repurchase program at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon ten days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten business days prior written notice.
Borrowing Policy
We may finance our investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such action is approved by a majority of our board of directors, including a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors will review our aggregate borrowings, including secured and unsecured financing, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.
Liquidity
Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.
Investment Company Act Considerations
We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership, are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (“non-investment companies”). Moreover, we take the position that general partnership interests in joint ventures structured as general partnerships are not considered securities at all and thus not investment securities.
Our company is organized as a holding company that conducts its businesses primarily through our operating partnership. Both our company and our operating partnership intend to conduct their operations so that they comply with the 40% test. The securities issued to our operating partnership by any wholly-owned subsidiaries or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing real estate properties or otherwise originating or acquiring mortgages and other interests in real estate.
We expect that most of our investments will be held by wholly-owned subsidiaries or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will either be outside of the definition of an investment company or, if within such definition, will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusion provided by Sections 3(c)(5)(C), we classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio on a regular basis and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion from registration for each of these subsidiaries.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(5)(C) or Section 3(c)(6) which is available to certain entities engaged in Section 3(c)(5)(C) business, among other businesses, directly or through majority owned subsidiaries.
Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we can acquire or sell assets. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding these exemptions that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our failure or the failure of one of our subsidiaries to maintain an exclusion or exemption from the Investment Company Act.

RISK FACTORS
An investment in shares of our common stock involves substantial risks. You should carefully consider all of the material risks described below in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could materially adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment.
Risks Related to an Investment in Our Company
We have no operating history and the prior performance of our sponsors or other real estate investment vehicles sponsored by our sponsors may not predict our future results.
We are a recently formed company and have no operating history. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our investment objectives and you should not assume that our performance will be similar to the past performance of our sponsors or other real estate investment vehicles sponsored by our sponsors. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.
Because our offering is a blind pool offering, you will not have the opportunity to evaluate our investments before we acquire them, which is subsequent to the date you subscribe for shares and which makes your investment in our shares more speculative.
Because we have not yet acquired or identified any of the investments that we may acquire, we are currently not able to provide you with any information to assist you in evaluating the merits of any specific future assets that we may acquire. We intend to use a majority of the proceeds of our offering for the acquisition of, after the payment of fees and expenses, commercial real estate concentrated in the New York metropolitan area and, in particular New York City. To a lesser extent, we may invest in other types of real estate or in entities that invest in real estate. In addition, we may invest in CRE debt and securities secured primarily by collateral in New York metropolitan area. We have not established any limits on the percentage of our portfolio that may be comprised of these various categories of assets and the allocation among these assets could vary significantly. We also cannot predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. Since you will be unable to evaluate the economic merit of assets before we invest in them and you cannot be certain as to our actual asset allocation, you will have to rely entirely on the ability of our Advisor Entities to select suitable and successful investment opportunities. These factors increase the speculative nature of an investment in our shares.
If we pay distributions from sources other than our cash flow from operations, which we expect to do, we will have less cash available for investments and your overall return may be reduced.
Our organizational documents permit us to pay distributions to our stockholders from any source, including offering proceeds, borrowings, our advisor’s or sub-advisor’s agreement to defer, reduce or waive fees (or accept, in lieu of cash, shares of our common stock) or sales of assets or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds from our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed our MFFO, NorthStar Realty and RXR will commit to purchase up to $10 million of shares of our common stock at $9.00 per share (which includes any shares NorthStar Realty, RXR or their respective affiliates may purchase in order to satisfy the minimum offering) to provide additional cash to support distributions to our stockholders. The sale of these shares would result in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced. In the earlier part of this offering, we expect that all of our distributions will be paid from the proceeds from this offering and, more specifically, from the proceeds from the purchase of shares by NorthStar Realty and RXR pursuant to the distribution support agreement.
No public trading market for your shares will exist and as a result, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.
Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock of any class or series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. We have adopted a share repurchase program that may enable you to sell your shares to us in limited circumstances. Share repurchases will be made at the sole discretion of our board of directors. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon ten days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten-business days prior written notice. Further, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Capital Stock — Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.
Our stockholders may experience dilution.
If you purchase shares of our common stock in our offering, you will incur immediate dilution equal to the costs of the offering we incur in selling such shares (which costs consist of underwriting compensation of 10% and additional organization and offering expenses estimated to be 1.5% to 3% depending on how many shares are sold). This means that investors who purchase shares of our common stock will pay a price per share that exceeds the amount available to us to invest in assets.
In addition, our stockholders do not have preemptive rights. If we engage in a subsequent offering of common shares or securities convertible into common shares, reclassify any of our shares or issue additional shares pursuant to our DRP or otherwise issue additional shares, including to NorthStar Realty and RXR pursuant to the distribution support agreement, investors who purchase shares in our offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of our outstanding shares. Furthermore, you may experience a dilution in the value of your shares depending on the terms and pricing of any share issuances or reclassification (including the shares being sold in our offering) and the value of our assets at the time of issuance.
We may not meet the minimum offering requirements for our offering, therefore, you may not have access to your funds for one year from the date of this prospectus.
If the minimum offering requirements, including the requirement that we raise gross offering proceeds of at least $2 million, are not met within one year from the date of this prospectus, our offering will terminate. Subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.
In addition, our sponsors or one of their respective affiliates may purchase shares of our common stock in order to satisfy the minimum offering amount. As such, the satisfaction of the minimum offering amount should not be viewed as an indication of success of our offering and it may not result in our raising sufficient funds to have a diversified portfolio.
The price of the shares in our offering was not established on an independent basis; therefore, as it was arbitrarily determined, the offering price will not accurately represent the current value of our assets at any particular time and may be higher than the value of our assets per share of our common stock at the time of your purchase.
We established the offering price of our shares of common stock on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. We do not intend to adjust the offering price after we acquire assets and, therefore, the offering price will not accurately represent the value of our assets and the actual value of your investment may be substantially less than what you pay for shares of our common stock. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of either the price you would receive if you sold your shares or the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which our shares would trade if they were to be listed on an exchange or actively traded by broker-dealers. Similarly, the amount you may receive upon repurchase of your shares, if you determine to participate in our share repurchase program, may be less than the amount you paid for such shares, regardless of any increase in the underlying value of any assets we own.

We will be required to disclose an estimated net asset value per share of our common stock prior to the conclusion of this offering and the purchase price you pay for shares of our common stock in this offering may be higher than such estimated net asset value per share. The estimated net asset value per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.
To assist members of FINRA and their associated persons that participate in our offering, pursuant to FINRA Conduct Rule 5110, we intend to have our advisor prepare an annual report of the per share estimated value of our shares, the method by which it was developed and the date of the data used to develop the estimated values. For this purpose, our advisor has indicated that it currently intends to use the price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares until 150 days following the second anniversary of breaking escrow in this offering. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.
We expect to disclose an estimated per share value of our shares no later than 150 days following the second anniversary of the date on which we break escrow in this offering, although we may be required, due to contractual obligations in the selling agreements between our participating broker dealers and our dealer manager, or rules that may be adopted by the SEC or the states, or may otherwise determine to provide an estimated per share value based upon a valuation earlier than presently anticipated. If we provide an estimated net asset value per share prior to the conclusion of this offering, our board of directors may determine to modify the offering price, including the price at which the shares are offered pursuant to our distribution reinvestment plan, to reflect the estimated net asset value per share. Further, the amendment to NASD Rule 2340 will take effect in April 2016, prior to the anticipated conclusion of this offering, and if we have not yet disclosed an estimated net asset value per share before the amended rule takes effect, then our stockholders’ customer account statements will include a value per share that is less than the offering price, because the amendment requires the “value” on the customer account statement to be equal to the offering price less up-front underwriting compensation and certain organization and offering expenses.
Until we disclose an estimated net asset value per share based on a valuation, although our initial price of $10.00 per share represents the price at which most investors will purchase shares in our primary offering, this price and any subsequent estimated values are likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for our shares at this time; (ii) the price does not reflect and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition fees and costs; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.
Currently there are no SEC, federal or state rules that establish requirements concerning the methodology to employ in determining an estimated net asset value per share. When determining the estimated value per share from and after 150 days following the second anniversary of breaking escrow in this offering and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. A committee comprised of independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. After the initial appraisal, appraisals will be done annually and may be done on a quarterly rolling basis. The valuations are estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.
Our Advisor Entities may not be successful, or there may be delays, in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.
We will rely upon our Advisor Entities, each of which utilize our sponsors’ and affiliates’ investment professionals, to identify suitable investments. Our sponsors and their respective affiliated entities also rely on such investment professionals for investment opportunities. Our Advisor Entities may not be successful in locating suitable investments on financially attractive terms and we may not achieve our objectives. If we, through our Advisor Entities, are unable to find suitable investments promptly, we may hold the proceeds from our offering in an interest-bearing account or invest the proceeds in short-term assets. We expect that the income we earn on these temporary investments will not be substantial. Further, we may use the principal amount of these investments and any returns generated on these investments, to pay for fees and expenses in connection with our offering and distributions. Therefore, delays in investing proceeds we raise from our offering could impact our ability to generate cash flow for distributions or to achieve our investment objectives.
Our advisor’s or sub-advisor’s management team may acquire assets on our behalf where the returns are substantially below expectations or which result in net losses. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives. The investment professionals of our sponsors and their affiliates, who perform services for us on behalf of our Advisor Entities, will face competing demands upon their time, including in instances when we have capital ready for investment, consequently we may face delays in execution. Further, the more money we raise in our offering, the more difficult it will be to invest our net offering proceeds promptly and on attractive terms. Therefore, the large size of our offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition of investments would likely limit our ability to pay distributions to you and lower your overall returns.
Our ability to achieve our investment objectives and to pay distributions will depend in substantial part upon the performance of our Advisor Entities.
Our ability to achieve our investment objectives and to pay distributions will depend in substantial part upon the performance of our Advisor Entities in the acquisition of our investments, including the determination of any financing arrangements. You must rely entirely on the management abilities of our Advisor Entities and the oversight of our board of directors. Our Advisor Entities and their respective affiliates will receive fees in connection with transactions involving the acquisition, origination, management, redevelopment and sale of our investments regardless of their quality or performance or the services provided. As a result, our Advisor Entities may be incentivized to allocate investments that have a greater cost to increase the amount of fees payable to them.
We and our sponsors have adopted an investment allocation policy with the intent of eliminating the impact of any conflict that our sponsors’ respective investment professionals, who will be utilized by our advisor and our sub-advisor, might encounter in allocating investment opportunities among us, our sponsors and any affiliates of our sponsors, however, there is no assurance that the investment allocation policy will continue or successfully eliminate the impact of any such conflicts. For additional information regarding conflicts of interest that may affect the performance of our Advisor Entities, please see “— Risks Related to Conflicts of Interest.” If our advisor or sub-advisor performs poorly and as a result is unable to acquire our investments successfully, we may be unable to achieve our investment objectives or to pay distributions to you at presently contemplated levels, if at all.
We may be unable to obtain financing required to acquire or originate investments as contemplated in our business plan, which could compel us to restructure or abandon a particular acquisition and harm our ability to make distributions to our stockholders.
We expect to fund a portion of our investments with financing. We cannot assure you that financing will be available on acceptable terms, if at all, or that we may be able to satisfy the conditions precedent required to secure borrowings or utilize credit facilities, which could reduce the number, or alter the type, of investments that we would make otherwise. This may reduce our income. Challenges in the credit and financial markets have reduced the availability of financing. To the extent that financing proves to be unavailable when needed, we may be compelled to modify our investment strategy to optimize the performance of our portfolio. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the target business and harm our ability to make distributions to you.
If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of our offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.
The more shares we sell in our offering, the greater our challenge will be to invest all of our net offering proceeds. The large size of our offering increases the risk of delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of our offering may be invested in permitted temporary investments, which include short-term United States government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments in the real estate industry we seek to acquire or originate. Therefore, delays we encounter in the selection, due diligence and acquisition or origination of investments would likely limit our ability to pay distributions to you and lower your overall returns.

If we only raise the minimum offering amount or are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.
Our offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares of our common stock in our offering. As a result, the amount of proceeds we raise in our offering may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio increases. In addition, our ability to achieve our investment objectives could be hindered, which could result in a lower return on our stockholders’ investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in our offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
Because we will be dependent upon our Advisor Entities and their respective affiliates to conduct our operations and we will also be dependent upon our dealer manager and its affiliates to raise capital, any adverse changes in the financial health of these entities or their affiliates or our relationship with them could hinder our operating performance and the return on your investment.
We will be dependent on our Advisor Entities and their respective affiliates to manage our operations and our portfolio and we will also be dependent upon our dealer manager and its affiliates to raise capital. We are also dependent on our property manager, an affiliate of our sub-advisor, to manage our portfolio of commercial properties. Our Advisor Entities depend upon the fees and reimbursements that they will receive from us in connection with the acquisition, management and sale of assets to conduct their operations. Our dealer manager also depends upon the fees that it will receive from us in connection with our offering. Any adverse changes in the financial condition of our advisor, sub-advisor, our property manager or certain of their respective affiliates or our relationship with our dealer manager or its affiliates could hinder their ability to successfully support our business and growth, which could have a material adverse effect on our financial condition and results of operations.
Any adverse changes in the financial health or the public perception of our sponsors or their affiliates or our relationship with our sponsors or their respective affiliates could hinder our operating performance and the return on your investment.
We have engaged our advisor to manage our operations and our investments. Neither we nor our Advisor Entities have any employees and our Advisor Entities utilize the personnel of our sponsors and their affiliates, to perform services on their behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsors and their respective affiliates as well as their respective investment professionals in the identification or acquisition of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities.
Because NSAM, one of our co-sponsors, is a publicly traded company, any negative reaction by the stock market reflected in its stock price or deterioration in the public perception of NSAM or its affiliate, NorthStar Realty, could result in an adverse effect on fundraising in our offering and our ability to acquire assets and obtain financing from third parties on favorable terms. In addition, NorthStar Realty and RXR will commit to purchase an aggregate of $10.0 million of shares of our common stock (which includes any shares NorthStar Realty and RXR or their affiliates may purchase in order to satisfy the minimum offering) under certain circumstances in which our cash distributions exceed our MFFO in order to provide additional cash to support distributions to stockholders. NorthStar Realty and RXR will have no obligation to extend the distribution support agreement and may determine not to do so. If either NorthStar Realty or RXR cannot satisfy this commitment to us or otherwise breach this commitment to us, or in the event that a NSAM affiliate no longer serves as our advisor, or an RXR affiliate no longer serves as our sub-advisor, which could result in the termination of NorthStar Realty’s or RXR’s respective share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. Any adverse changes in the financial condition or our relationship with either of our sponsors, our advisor, our sub-advisor and related affiliates could hinder the ability of our Advisor Entities to successfully manage our operations and our portfolio of investments.

The loss of or the inability to obtain key investment professionals at our Advisor Entities could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.
Our success depends to a significant degree upon the contributions of key personnel such as Messrs. Gilbert, Tylis and Lieberman and Ms. Hess at our advisor, among others and Messrs. Rechler, Maturo and Barnett at our sub-advisor, among others, each of whom would be difficult to replace. We do not have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us or our sponsors, our operating results could suffer. We believe that our future success depends, in large part, upon our Advisor Entities’ and each of their respective affiliates’ ability to hire and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense and our Advisor Entities and their respective affiliates may be unsuccessful in attracting and retaining such skilled individuals. Further, we may need to establish strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding commercial properties in certain geographic regions. Establishing and maintaining such relationships will be important for us to effectively compete with other investors for properties and tenants in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered and the value of our stockholders’ investments may decline.
Our sponsors may determine not to provide assistance, personnel support or other resources to our advisor, sub-advisor or us, which could impact our ability to achieve our investment objectives and pay distributions.
Our Advisor Entities will utilize the personnel of our sponsors and their affiliates to perform services on their behalf for us and we rely on such personnel and other support for the purposes of acquiring, originating and managing our investment portfolio. Our sponsors, however, may determine not to provide assistance to our advisor, sub-advisor or us. Consequently, if our sponsors and their professionals determine not to provide our advisor, our sub-advisor or us with any assistance or other resources after our offering, we may not achieve the same success that we would expect to achieve with such assistance, personnel support and resources.
We are not limited in our target investments and we may change our targeted investments and investment strategy without stockholder consent.
We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities, secured primarily by collateral in the New York metropolitan area. We cannot, however, predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. Our charter and bylaws do not include a limitation on the amount we may invest in any of the asset classes, including those that may be considered riskier investments. Our board of directors may also change our targeted investments and investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from and possibly riskier than, the investments described in this prospectus. Investing in investments that may be considered riskier investments or a change in our targeted investments or investment strategy may increase our exposure to interest rate and commercial real estate market fluctuations among others, all of which could adversely affect the value of our common stock and our ability to make distributions to you.
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter will generally provide that: (i) no director shall be liable to us or our stockholders for monetary damages (provided that such director satisfies certain applicable criteria); (ii) we will generally indemnify non-independent directors for losses unless they are negligent or engage in misconduct; and (iii) we will generally indemnify independent directors for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you. Please see “Management — Limited Liability and Indemnification of Directors, Officers and Others.”

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.
Our charter does not require our board of directors to pursue a transaction providing liquidity to our stockholders. If our board of directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which our investments are located and federal income tax effects on stockholders that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets on favorable terms, if at all. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction or delay such a transaction due to market conditions, our common stock may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your shares to cash easily, if at all, and could suffer losses on your investments in our shares.
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in the prospectus. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on

•	the election or removal of directors;

•	amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•	increase or decrease the aggregate number of our shares of stock of any class or series that we have the authority to issue;

•	effect certain reverse stock splits; and

•	change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock.

•	our liquidation or dissolution;

•	certain reorganizations of our company, as provided in our charter; and

•	certain mergers, consolidations or sales or other dispositions of all or substantially all our assets, as provided in our charter.
Pursuant to Maryland law, all matters other than the election or removal of a director must be declared advisable by our board of directors prior to a stockholder vote. Our board of directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.
You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us and if you do sell your shares, you may not receive the price you paid upon subscription.
Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us after you have held them for one year. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently intend to limit the number of shares to be repurchased during any calendar year to no more than: (i) 5% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds from the sale of shares under our DRP in the prior calendar year plus such additional cash as may be borrowed or reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate our share repurchase program at any time upon ten days’ notice except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of our share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to our share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to our share repurchase program, you may not receive the same price you paid for any shares of our common stock being repurchased. See “Description of Capital Stock — Share Repurchase Program.”

We do not own the NorthStar or RXR name, but will be granted a license by NSAM and RXR to use the NorthStar and RXR names. Use of these names by other parties or the termination of our licenses may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Pursuant to our advisory agreement, we will be granted a non-exclusive, royalty-free license to use the name “NorthStar” and pursuant to our sub-advisory agreement, we will be granted a non-exclusive, royalty-free license to use the name “RXR.” Under these licenses, we have a right to use the “NorthStar” and “RXR” names as long as our advisor or sub-advisor, as the case may be, continues to advise us. NSAM and RXR will retain their rights to continue using the “NorthStar” and “RXR” names. We will be unable to preclude our sponsors or affiliates of our sponsors from licensing or transferring the ownership of the “NorthStar” or “RXR” names to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsors or others related to the use of our name. Furthermore, in the event either of the licenses is terminated, we will be required to change our name and cease using the “NorthStar” or “RXR” name, as the case may be. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Our dealer manager has a limited operating history and our ability to implement our investment strategy will be dependent, in part, upon the ability of our dealer manager to successfully conduct our offering, which makes an investment in us more speculative.
We have retained our dealer manager to conduct our offering and this is the fourth offering for which it will have served as a dealer manager. The success of our offering and our ability to implement our business strategy will be dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. The network of broker-dealers that our dealer manager develops to sell our shares may sell shares of competing REIT products, including some products with areas of focus nearly identical to ours, which they may choose to emphasize to their clients. If our dealer manager is not successful in establishing, operating and managing an active, broad network of broker-dealers, our ability to raise proceeds through our offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.
Our sponsors have incurred substantial costs and devoted significant resources to support our business. As of September 30, 2014, our sponsors and their affiliates have only invested $0.2 million in us and may not invest significant capital in the future, whether pursuant to our distribution support agreement with NorthStar Realty and RXR or otherwise. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsors for our organization and offering costs, our sponsors and their affiliates will most likely have very limited exposure to loss in the value of our shares. Without this exposure, you may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.
We will depend on third-party contractors and vendors and our results of operations and the success of our offering could suffer if our third-party contractors and vendors fail to perform or if we fail to manage them properly.
We will use third-party contractors and vendors including, but not limited to, our external legal counsel, auditors, research firms, property managers, appraisers, insurance brokers, environmental engineering consultants, construction consultants, financial printers, proxy solicitation firms and transfer agent. If our third-party contractors and vendors fail to successfully perform the tasks for which they have been engaged to complete, either as a result of their own negligence or fault, or due to our failure to properly supervise any such contractors or vendors, we could incur liabilities as a result and our results of operations and financial condition could be negatively impacted.
We will be highly dependent on information systems and systems failures could significantly disrupt our business.
Our business will be highly dependent on communications and information systems, including systems provided by third parties for which we have no control. Any failure or interruption of our systems, whether as a result of human error or otherwise, could cause delays or other problems in our activities, which could have a material adverse effect on our financial performance.

If we internalize our management functions, your interests in us could be diluted and we could incur other significant costs associated with being self-managed.
Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire assets of our Advisor Entities and/or to directly employ the personnel of our sponsors that our Advisor Entities utilize to perform services on its behalf for us.
Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under our advisory agreement and to our sub-advisor under the sub-advisory agreement, our additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that otherwise would be borne by our Advisor Entities. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants of our Advisor Entities, which awards would decrease net income and MFFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our Advisor Entities we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income and MFFO would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to you and the value of your shares.
Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest and cash available to pay distributions.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our Advisor Entities and their affiliates perform portfolio management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of our advisor or sub-advisor but may instead remain employees of our sponsors or their affiliates. An inability to manage an internalization transaction effectively could result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our investments.
We will provide investors with information using FFO and MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs and that have certain other limitations.
We will provide investors with information using FFO and MFFO, which are non-GAAP measures, as additional measures of our operating performance. We will compute FFO in accordance with the standards established by NAREIT. We will compute MFFO in accordance with the concepts established by the IPA. However, our computation of FFO and MFFO may not be comparable to other REITs that do not calculate FFO or MFFO in this manner without further adjustments.
Neither FFO nor MFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.
Risks Related to Investments in Real Estate
Our investments may be adversely affected by economic cycles and risks inherent to the New York metropolitan area, especially New York City.
We expect to use net proceeds of this offering to acquire high-quality commercial real estate concentrated predominantly in New York City and elsewhere in the New York metropolitan area as well as CRE debt and securities investments, secured primarily by collateral in the New York metropolitan area. Because of the anticipated concentration of our assets in the New York metropolitan area, any adverse situation that disproportionately affects the New York metropolitan area, including a worsening of the current economy, would have a magnified adverse effect on our portfolio. An investment in shares of our common stock will therefore be subject to greater risk.

Terrorist attacks, such as those of September 11, 2001 in New York City or other events adversely affecting the New York metropolitan area may adversely affect the value of our properties and our ability to generate cash flow.
We anticipate having significant investments in the New York metropolitan area, primarily in New York City. In the aftermath of a terrorist attack or other events adversely affecting the New York metropolitan area, tenants in these areas may choose to relocate their businesses to less populated, lower-profile areas of the United States that may be perceived to be less likely targets of future terrorist activity or areas not subject to or likely to be affected by the similar adverse events and fewer customers may choose to patronize business in these areas. This in turn would trigger a decrease in the demand for space in those areas, which would increase vacancies in our properties and force us to lease space on less favorable terms. As a result, the value of our properties and the level of our revenues and cash flow could decline materially.
Our portfolio may be concentrated in properties of substantial size.
We anticipate having a concentration of investments in New York City, where the cost of investing in individual properties may be substantially higher than in other geographic areas in the United States or abroad. We may acquire one or more individual properties with high acquisition costs. As a result, our portfolio may be concentrated in few properties of substantial size and therefore any adverse operating results at any one property could have a significant effect on our financial condition.
We may not be effective in acquiring, originating and managing our investments.
To the extent we determine to invest in equity or debt we will depend on our ability to leverage our relationships in the market and deploy capital in investments meeting our underwriting standards. Managing these investments will require significant resources, adherence to internal policies and attention to detail. Managing investments may also require significant judgment and, despite our expectations, we may make decisions that result in losses.
Industry concentration of our tenants or our investments may make us particularly susceptible to adverse economic developments in these industries.
In the event we have a concentration of tenants in a particular industry, our operating results and ability to make distributions may be adversely affected by adverse developments in those industries and we will be subject to a greater risk to the extent that our tenants are not diversified by industry. In addition, certain CRE debt and securities in which we may invest may be secured by a single property or properties serving a particular industry, such as hotel, multifamily, office or otherwise. A worsening of economic conditions in an industry in which we are concentrated could have an adverse effect on our business.
We will depend on tenants for revenue and therefore revenue will be dependent on the success and economic viability of the tenants and the tenants of our borrowers. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.
We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income and the collateral for our debt and securities investments. Delays in collecting accounts receivable from tenants could adversely affect our cash flow and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income or income of our borrowers. A lease termination by a tenant that occupies a large area of space in one of the office properties (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of lease termination by an anchor tenant or the closure of the business of an anchor tenant that leaves its space vacant, even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us and our collateral and could decrease rents or expense recoveries. In the event of default by an anchor tenant, we may experience delays and costs in enforcing our rights as landlord or lender to recover amounts due to us under the terms of our agreements. Therefore, our financial success will be indirectly dependent on the success of the businesses operated by tenants in our properties or in the properties securing loans we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations and our ability to pay distributions.
Generally, under United States bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we or our borrower will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full. In addition, while the specifics of the bankruptcy laws of international jurisdictions may differ from the U. S. bankruptcy laws described herein, the bankruptcy or insolvency of a significant tenant or a number of smaller tenants at any international property we may acquire, may similarly adversely impact our operations and our ability to pay distributions.
Some of our properties or the properties serving as collateral for our debt and securities may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value will depend principally upon the value of the leases of such property.
Due to the risks involved in the ownership of and lending associated with real estate investments and real estate acquisitions, a return on your investment is not guaranteed and you may lose some or all of your investment.
By owning our shares, you will be subjected to significant risks associated with owning and operating real estate investments. The performance of your investment in us will be subject to such risks, including:

•	changes in the general economic conditions;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation or otherwise;

•	increased insurance premiums;

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes; and

•
changes due to factors that are generally outside of our control, such as terrorist attacks and international instability, natural disasters and acts of God, over-building, adverse national, state or local changes in applicable tax, environmental or zoning laws and a taking of any of the properties which we own or in which we otherwise have interests by eminent domain.

In addition, we expect to acquire real estate investments in the future, which may subject us to additional risks associated with real estate property acquisitions, including the risks that:

•	the investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition; and

•
our projections or estimates with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate.

Any of these factors could have a material adverse effect on our business, results of operations, cash flow and financial condition and our ability to make distributions to you and the value of your investment.
An economic slowdown or rise in interest rates or other unfavorable changes in economic conditions in the markets in which we operate could adversely impact our business, results of operations, cash flow and financial condition and our ability to make distributions to you and the value of your investment.
The development of negative economic conditions in the markets in which we operate may significantly affect occupancy, rental rates and ability to collect rent from tenants, as well as property values, which could have a material adverse impact on our cash flow, operating results and carrying value of investment property. For example, an economic recession or rise in interest rates could make it more difficult for us or our borrowers to lease real properties, may require us or our borrowers to lease the real properties acquired at lower rental rates and may lead to an increase in tenant defaults. In addition, these conditions may also lead to a decline in the value of properties and make it more difficult to dispose of these properties at an attractive price. Other risks that may affect conditions in the markets in which we operate include:

•	financial performance and productivity of the publishing, advertising, financial, technology, retail, insurance and real estate industries;

•	business layoffs or downsizing;

•	industry slowdowns;

•	relocations of businesses;

•	changing demographics;

•	increased telecommuting and use of alternative work places;

•	infrastructure quality;

•	local conditions, such as an oversupply of the types of properties we invest in or serve as collateral for our investments or a reduction in demand for such properties in the area; and

•	increased operating costs, if these costs cannot be passed through to tenants.
International, national, regional and local economic climates have been adversely affected by the slow job growth of recent years. To the extent any of the adverse conditions described above occurs in the specific markets in which we operate, market rents, occupancy rates and the ability to collect rents from tenants will likely be affected and the value of our properties and our collateral may decline. We and our borrowers may face challenges related to adequately managing and maintaining properties and experience increased operating cost and as a result, experience a loss of rental revenues. Any of these factors may adversely affect our business, results of operations, cash flow and financial condition, our ability to make distributions to you and the value of your investment.
If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.
We will carry comprehensive general liability coverage and umbrella liability coverage on all our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we will obtain insurance against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government and extends the federal terrorism insurance backstop through 2014. The Terrorism Risk Insurance Act was renewed in January 2015 for an additional six-year term. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.
If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.
We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.
A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.
We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property.
We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.
When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use a majority of this offering’s gross proceeds to purchase commercial real estate and pay various fees and expenses. We may determine to reserve gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flow or decline in value, or both.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.
We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.
We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.
Our leases may not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.
We may acquire and finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.
We expect to enter into joint ventures and our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.
We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture. We may also enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become in conflict with our business interests or goals; or

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.
Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner or restrict our ability to operate our business in a manner that could be more advantageous to us. In addition, disagreements or disputes between us and our co-venturer or partner could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.
Real estate related taxes may increase and if these increases are not passed on to tenants, our income or the value of your investment may be reduced.
Some local real property tax assessors may seek to reassess some of our properties or properties serving as our collateral as a result of their acquisition or during the investment holding period. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes may result in an increase in the related real estate taxes on that property. Although some tenant leases may permit the pass through of certain expense increases, including taxes, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants may adversely affect our income, cash available for distributions and the amount of distributions to you, or the value of your investment.
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
We may use proceeds from this offering to acquire, develop or finance properties upon which we will construct improvements or implement redevelopment or reposition strategies. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups and the builder’s ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we or our borrowers may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or a loss related to our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon purchase price or loan proceeds at the time of an investment. If our projections are inaccurate, we may pay too much for an investment and our return could suffer.
We may invest in unimproved real property or make loans on unimproved loans on unimproved real property not to exceed 10% of our assets. For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction and properties under contract for development or in planning for development within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. If we invest in unimproved real property or make loans on unimproved real property, your investment is subject to the risks associated with investments in unimproved real property.
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.
We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, specialty finance and real estate companies, real estate limited partnerships and other entities engaged in real estate investment activities some of which may be affiliated with our sponsors and many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.
We or our borrowers may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect our financial condition, results of operations, cash flow, cash available for distribution and our ability to satisfy our debt service obligations.
We cannot assure you that leases will be renewed or that properties will be re-leased at rental rates equal to or above existing rental rates or that substantial rent abatements, tenant improvements, early termination rights or tenant-favorable renewal options will not be offered to attract new tenants or retain existing tenants. If the rental rates at properties decrease, existing tenants do not renew their leases or do not re-lease a significant portion of available space and space for which leases will expire, our financial condition, results of operations, cash flow, cash flow available to pay debt service and our ability to make distributions to our stockholders and to satisfy our principal and interest obligations would be adversely affected. Moreover, the resale value of properties could be diminished because the market value of properties depends upon the value of the leases associated with the properties.
Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.
All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect the ability to sell, rent or pledge such property as collateral for future borrowings.
Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us or our borrowers. Future laws, ordinances or regulations may impose material environmental liability. Additionally, a tenant’s operations, the existing condition of land, operations in the vicinity of our investments, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our investments. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we or our borrowers may be required to comply and that may subject us or our borrowers to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we or our borrowers must pay may reduce our ability to make distributions and may reduce the value of your investment.
State and federal laws in this area are constantly evolving and we may not obtain an independent third-party environmental assessment for every investment we make. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. See the section entitled “Investment Objectives and Strategy — Targeted Investments — Real Property Acquisitions” in this prospectus.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow.
We may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.
Our properties and the properties securing loans that we may own will be subject to the Americans with Disabilities Act of 1990, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties or make such investments in properties that comply with the Disabilities Act or allocate responsibilities in a manner that places the burden of compliance on the seller or other third party, such as a tenant or borrower. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.
Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.
We may make investments with significant retail components in the future. Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner or the lender and could decrease rents or expense recoveries at the property. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord or lender to recover amounts due to us under the terms of our agreements with certain parties.
Recent disruptions in the financial markets could adversely affect the multifamily property sector’s ability to obtain financing and credit enhancement from Fannie Mae and Freddie Mac, which could adversely impact us if we attempt to secure financing through Fannie Mae and Freddie Mac for investments in multifamily residential properties.
We may invest in multifamily residential properties and development projects. Fannie Mae and Freddie Mac are major sources of financing for the multifamily sector. Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for significant amounts of additional capital. Throughout the recent credit market disruption, the United States Congress and Treasury undertook a series of actions to stabilize these government-sponsored enterprises and the financial markets. Pursuant to legislation enacted in 2008, the United States government placed both Fannie Mae and Freddie Mac under its conservatorship.
Currently, Fannie Mae and Freddie Mac remain active multifamily lenders and despite recent improved performance significant uncertainty surrounds their futures. Should Fannie Mae and Freddie Mac have their mandates changed or reduced, be disbanded or reorganized by the government or otherwise discontinue providing liquidity to the multifamily sector, it could significantly reduce our access to such debt capital and/or increase borrowing costs. If new United States government regulations heighten Fannie Mae’s and Freddie Mac’s underwriting standards, adversely affect interest rates and reduce the amount of capital they can make available to the multifamily sector or the real estate markets in general, it could have a material adverse effect on both the multifamily sector and our access to funding in connection with the acquisition and maintenance of such properties. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants and through reduced loan availability, impact the value of multifamily and other real estate assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could:

•	make it more difficult for us to secure refinancing for any multifamily development projects we acquire or lend on;

•	hinder our or our borrower’s ability to refinance any completed multifamily assets;

•	decrease the amount of available liquidity and credit that could be used to diversify our portfolio through the acquisition of multifamily assets; and

•	require us to obtain other sources of debt capital with potentially different terms.
Short-term multifamily tenant leases associated with any multifamily residential property that we invest in may expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions to you.
We expect that, to the extent that we invest in any multifamily residential properties, substantially all multifamily tenant leases will be for a term of one year or less. Because these leases generally permit residents to leave at the end of the lease term without penalty, our rental revenues or interest income may be impacted by declines in market rents more quickly than if leases were for longer terms.
High levels of unemployment could adversely affect the occupancy and rental rates of any multifamily residential property that we invest in, with high-quality multifamily communities suffering even more severely.
Prolonged continuance of unemployment or increased levels of unemployment in multifamily markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, multifamily occupancy and rental rates have historically been adversely affected by:

•	rental residents deciding to share rental units and therefore rent fewer units;

•	potential residents moving back into family homes or delaying leaving family homes;

•	a reduced demand for higher-rent units, such as those of high-quality multifamily communities;

•	a decline in household formation;

•	persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

•	the inability or unwillingness of residents to pay rent increases; and

•	increased collection losses.
These factors generally have contributed to lower rental rates. To the extent that we invest in any multifamily residential properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors do not improve or worsen.
In connection with the uncertainty following the liquidity crisis and recent worldwide recession, which we refer to as the Great Recession, any investments in multifamily residential properties may face increased competition from single-family homes and condominiums for rent, which could limit the ability to retain residents, lease apartment units or increase or maintain rents.
To the extent that we invest in any multifamily residential properties, we and our borrowers will face significant competition with respect to our investments in multifamily residential properties. Any multifamily communities in which we invest may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area because of the tightening of mortgage lending underwriting criteria, homeowner foreclosures, the decline in single-family home and condominium sales and the lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit the ability to retain residents, lease apartment units or increase or maintain rents impacting our ability to make distributions or preserve your investment.

We cannot predict the potential consequence of the recent change in the leadership of New York City government and the effects on CRE owners and operators in the New York metropolitan area.
As a result of recent changes in the leadership of the New York City government, there may be changes to the local laws and policies, including zoning laws or laws regarding real estate-related taxes, which could negatively impact owners and operators of CRE in New York metropolitan area, including the value of commercial real estate investments. The timing, nature and consequences of any potential changes to local laws and policies affecting commercial real estate in the New York metropolitan area cannot be determined at this time.
The multifamily residential properties in which we invest must comply with the Fair Housing Amendment Act of 1988.
The multifamily residential properties in which we invest domestically, if any, must comply with the Fair Housing Amendment Act of 1988, or FHAA, which requires that multifamily communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the Disabilities Act could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.
The hospitality or leisure industry is seasonal.
The hospitality or leisure industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hospitality or leisure industry, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties. Quarterly financial results may be adversely affected by factors outside our control.
The hospitality or leisure market is highly competitive and generally subject to greater volatility than our other market segments.
The hospitality or leisure business is highly competitive and influenced by factors such as location, room rates, quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hospitality or leisure investments. The demand for rooms at any hospitality or leisure properties that we may invest in will change much more rapidly than the demand for space at other property types in which we invest. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.
The platforms of our Advisor Entities may not be as scalable as we anticipate and we could face difficulties growing our business without significant new investment in personnel and infrastructure from our Advisor Entities.
The platforms of our Advisor Entities for operating our business may not be as scalable as we anticipate or able to support significant growth without substantial new investment in personnel and infrastructure. It is possible that if our business grows substantially, our Advisor Entities will need to make significant new investment in personnel and infrastructure to support that growth. Our Advisor Entities may be unable to make significant investments on a timely basis or at reasonable costs and its failure in this regard could disrupt our business and operations.
Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict; we may still incur losses on performing real estate assets.
Traditional performance metrics of real estate assets are generally not as reliable for non-performing real estate assets as they are for performing real estate assets. Non-performing properties, for example, do not have stabilized occupancy rates and may require significant capital for repositioning. Similarly, non-performing loans do not have a consistent stream of cash flow to support normalized debt service. In addition, for non-performing loans, often there is greater uncertainty as to the amount or timeliness of the principal repayment.

In addition, we may pursue more than one strategy to create value in a non-performing real estate investment. With respect to a property, these strategies may include development, redevelopment, or lease-up of such property. With respect to certain of our CRE investments, these strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and foreclosing on the collateral securing the loan.
The factors described above make it challenging to evaluate non-performing investments. We may further incur losses even on our performing investments.
Risks Related to Our Financing Strategy
Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.
We intend to rely in part on borrowings under credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover required debt service payments and that we will be unable to meet other covenants or requirements of our borrowings.
If we cannot meet our required obligations under our borrowings, our property or CRE debt and securities could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to us. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and distribution payments and may cause us to determine to sell one or more investments at a time when we would not otherwise do so.
We have broad authority to incur borrowings and high levels of borrowings could hinder our ability to make distributions and could decrease the value of your investment.
We expect that in most instances, we will make real estate investments by using either existing or new borrowings. In addition, we may incur mortgage notes and pledge all or some of our real estate investments as security for that debt to obtain funds to acquire additional real estate investments. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.
Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. Further, we can incur financings in excess of this limitation with the approval of a majority of our independent directors. High leverage levels could cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you or invest in our business and could result in a decline in the value of your investment.
If there is a shortfall between the revenues from our real estate investments and the cash flow needed to service our borrowings, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the investment securing our borrowings that is in default, thus reducing the value of your investment. We may give full or partial guarantees to lenders of our borrowings to the entities that own our investments. When we provide a guaranty on behalf of an entity that owns one of our investments, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single investment could affect multiple investments. If any of our investments are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional borrowings. Financing agreements that we may enter into may contain covenants that limit our ability to further incur borrowings, restrict distributions to you or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives, including making distributions to you.
We may not be able to access financing sources on attractive terms, if at all, which could adversely affect our ability to execute our business plan.
We will require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been and will continue to be the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the credit crisis and, despite recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.
Increases in interest rates could increase the amount of our payments on our borrowings and adversely affect our ability to pay distributions to our stockholders.
We expect that we will incur borrowings in the future. To the extent that we incur variable rate borrowings, increases in interest rates would increase our interest costs, which could reduce our cash flow and our ability to pay distributions to you. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.
Risks Related to Conflicts of Interest
The fees we will pay to affiliates in connection with our offering and in connection with the acquisition or origination and management of our investments, including to our Advisor Entities, were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.
The fees to be paid to our advisor, our sub-advisor our dealer manager and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.
Our organizational documents do not prevent us from selling assets to affiliates or buying assets from affiliates or from paying our Advisor Entities a disposition fee related to such a sale.
If we sell an asset to an affiliate, our organizational documents would not prohibit us from paying our Advisor Entities a disposition fee. Similarly, our charter does not prevent us from buying assets from affiliates, including entities that are advised by our sponsors or Advisor Entities, which might entitle affiliates of our Advisor Entities to certain acquisitions fees. As a result, our Advisor Entities may not have an incentive to pursue an independent third-party buyer or seller, rather than an affiliate. Our charter only requires that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction determine that an affiliated party transaction is fair and reasonable and on terms and conditions no less favorable than those available from unaffiliated third parties. It does not require that such transaction be the most favorable transaction available or provide any other restrictions on our advisor or sub-advisor recommending a sale of our assets to an affiliate or our purchase of an asset from an affiliate. As a result, our Advisor Entities may earn a disposition fee despite the transaction not being the most favorable to us or our stockholders. Please see “Conflicts of Interest — Certain Conflict Resolution Measures — Advisor Compensation.”
Our sponsors and their respective affiliates, including all of our executive officers and other key professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.
Our sponsors and their respective affiliates, including our Advisor Entities, receive substantial fees from us. In addition, all of our executive officers and other key professionals who are used by our Advisor Entities to perform services on our behalf are also executive officers and key professionals of our sponsors. These fees could influence our advisor’s and sub-advisor’s advice to us as well as their and our executive officers’ and other key professionals’ judgment with respect to:

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the continuation, renewal or enforcement of our agreements with NSAM, RXR and their respective affiliates including our advisory agreement, sub-advisory agreement, dealer manager agreement and property management agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our Advisor Entities to increased acquisition fees and asset management fees;

•
acquisition of properties and other investments and origination of CRE debt, which entitle our Advisor Entities to acquisition fees, asset management fees, property management fees, development fees, leasing fees, construction management fees and, in the case of acquisitions of investments from other sponsors, might entitle affiliates of our Advisor Entities to disposition fees in connection with services for the seller;

•	sales of properties and other investments, which entitle our Advisor Entities to disposition fees;

•
borrowings up to or in excess of our stated borrowing policy to acquire properties and other investments and to originate CRE debt, which borrowings will increase the acquisition fees and asset management fees payable to our Advisor Entities;

•
whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar/RXR NTR OP Holdings as the holder of special units, to have its interests in our operating partnership redeemed;

•
whether we seek approval to internalize our management, which may entail acquiring assets from our sponsors (such as office space, furnishings and technology costs) and employing our sponsors’ professionals performing services for us on behalf of our advisor or sub-advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsors; and

•	whether and when we seek to sell our company or its assets, which would entitle NorthStar/RXR NTR OP Holdings as the holder of special units, to a subordinated distribution.
The fees our Advisor Entities will receive in connection with transactions involving the acquisition of property or other investment or origination of CRE debt will be based on the cost of the investment and not based on the quality of the investment or the quality of the services rendered to us. In addition, the special unit holder, an affiliate of our sponsors, may be entitled to certain distributions subject to our stockholders receiving their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital. The ability to earn these fees and distributions may influence our executive officers and our sponsors’ key professionals performing services on behalf of our Advisor Entities to recommend riskier transactions to us. After the termination of our primary offering, our advisor agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our offering. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses beyond what it otherwise would.
Our sponsors, our executive officers and the real estate and other professionals assembled by our Advisor Entities face competing demands relating to their time and this may cause our operations and our stockholders’ investments to suffer.
Neither we nor our Advisor Entities have any employees and our Advisor Entities will rely on, among others, executive officers of our sponsors and their affiliates to perform services for us on behalf of our Advisor Entities, including Messrs. Hamamoto, Gilbert, Tylis, Lieberman, Rechler, Maturo and Barnett and Ms. Hess. Messrs. Hamamoto, Gilbert, Tylis and Lieberman and Ms. Hess are also executive officers of NSAM and its affiliates and Messrs. Rechler, Maturo and Barnett are also executive officers of RXR and its affiliates. As a result of their interests in other entities affiliated with our sponsors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us, our sponsors and their affiliates and other business activities in which they are involved. These conflicts of interest could result in less effective execution on our business plan as well as declines in the returns on our investments and the value of your investment.
Our executive officers and our key real estate and other investment professionals who perform services for us on behalf of our Advisor Entities face conflicts of interest related to their positions and interests in sponsors and affiliates of our sponsors, which could hinder our ability to implement our business strategy and to generate returns to you.
All of our executive officers and other professionals assembled by our advisor, sub-advisor and dealer manager to perform services on our behalf are also executive officers, directors, managers, key professionals or holders of a direct or indirect controlling interests in our advisor, the sub-advisor, our dealer manager or other entities affiliated with our sponsors. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to us and our stockholders. In addition, our sponsors may grant equity interests in our advisor, sub-advisor and NorthStar/RXR NTR OP Holdings, as the holder of special units, to certain management personnel performing services for our Advisor Entities. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. Conflicts with our business and interests are most likely to arise from (i) allocation of new investments and management time and services between us and the other entities sponsored by our sponsors and their respective affiliates; (ii) our purchase of properties from, or sale of properties to, affiliated entities; (iii) development of our properties by affiliates; (iv) investments with affiliates of our Advisor Entities; (v) compensation to our Advisor Entities; and (vi) our relationship with our advisor, sub-advisor, dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.
Our sponsors will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.
We rely on our sponsors and the executive officers and other key real estate professionals at our Advisor Entities and their affiliates to identify suitable investment opportunities for us. Several of these key real estate professionals are also the key real estate professionals at other entities affiliated with our Advisor Entities, including other public and private programs. Investment opportunities that are suitable for us may also be suitable for other programs sponsored by each of our sponsors.
Our primary target investments are high-quality commercial real estate investments concentrated in the New York metropolitan area as further described in “Investment Objectives and Criteria” section of this prospectus. Our target investments are expected to overlap with those of RXR Value Added Fund and RXR ESM Venture even though our investment strategy and criteria are different. Our investment strategy may also overlap with those of other investment vehicles sponsored by NSAM, including NorthStar Realty, NorthStar Income, NorthStar Income II and NorthStar Healthcare and therefore many investment opportunities that will be suitable for us may also be suitable for other NorthStar entities. In addition, RXR or NSAM may sponsor or manage other investment vehicles in the future that may target asset classes or have an investment strategy similar to ours and that will rely on RXR or NSAM to source their investments. Therefore, many targeted investments that are suitable for us may also be suitable for other RXR entities, including RXR Valued Added Fund, and NSAM entities and the investment vehicles that RXR or NSAM may sponsor or manage in the future.
Our sub-advisor will present all target investments that are suitable for both us and RXR Value Added Fund first to RXR Value Added Fund (including its sub-strategy entity, RXR ESM Venture) and its limited partners, to participate in investments made by RXR Value Added Fund. For target investments then presented to us, we expect 5% of the equity portion of each investment to go to RXR Valued Added Fund, for a minimum aggregate equity commitment of up to $50.0 million for all investments with us, and the remaining 95% to go to us, subject to the right of the limited partners of RXR Value Added Fund to participate in the investment. Although we cannot predict the relative percentage ownership as between us and RXR Value Added Fund’s limited partners for any particular investment, we expect we will own more than a majority of our joint venture investments with RXR Value Added Fund. In addition, once RXR Value Added Fund has invested a total of $50.0 million through joint venture investments with us, any further joint investments with RXR Value Added Fund, if any, will be subject to further consideration and approval by RXR Value Added Fund.
While these are the current procedures for allocating RXR’s investment opportunities, RXR may sponsor or manage additional investment vehicles in the future which may adopt these or a similar policy and RXR may at any time determine to revise its allocation policy. The result of such a revision to the allocation procedure may, among other things, be to increase or decrease the number of parties who have the right to participate in target investments sourced by RXR or its affiliates, thereby increasing or decreasing the number of investment opportunities available to us.
Our investment strategy may be similar to that of, and may overlap with, the investment strategies of the other Managed Companies. Therefore, many investment opportunities that are suitable for us may also be suitable for other Managed Companies. Certain of the Managed Companies, including us, as well as other companies, funds or vehicles may be sponsored (or co-sponsored/co-branded), managed, advised or sub-advised by, or be subject to a strategic relationship with, strategic or joint venture partners of the NSAM Group. We collectively refer to these strategic and joint venture partners as NSAM Partners, and the associated companies, funds or vehicles as Strategic Vehicles. Therefore, many investment opportunities sourced by the NSAM Group or the NSAM Partners that are suitable for us may also be suitable for other Managed Companies and/or Strategic Vehicles.

The NSAM Group will allocate investment opportunities sourced by an NSAM Partner directly to the associated Strategic Vehicle or, as applicable, among multiple associated Strategic Vehicles on a rotating basis. We refer to each such allocation as a Special Allocation. Since our sub-advisor is an NSAM Partner, the NSAM Group will make Special Allocations directly to us of all investment opportunities sourced by our sub-advisor for us.
For all investment opportunities other than Special Allocations, the NSAM Group will allocate, in its sole discretion, each such investment opportunity to one or more of the Managed Companies, including us, and, as applicable, Strategic Vehicles, or NSAM, for which such investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that the NSAM Group may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the Managed Company, if applicable;

•	affiliate and/or related party considerations; and

•	and Special Allocations.
If, after consideration of the relevant factors, the NSAM Group determines that such investment is equally suitable for more than one company, the investment will be allocated on a rotating basis. If, after an investment has been allocated to a particular company, including us, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of the NSAM Group, more appropriate for a different entity to fund the investment, the NSAM Group may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, the NSAM Group may determine to allow more than one Managed Company, including us, and NSAM to co-invest in a particular investment. In discharging its duties under this allocation policy, the NSAM Group endeavors to allocate all investment opportunities among the Managed Companies and NSAM in a manner that is fair and equitable over time.
While these are the current procedures for allocating investment opportunities, the NSAM Group may sponsor or co-sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles or otherwise, the NSAM Group may revise this allocation policy. The result of such a revision to the allocation policy may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by the NSAM Group, thereby reducing the number of investment opportunities available to us.
The decision of how any potential investment should be allocated among us, our sponsors and other affiliated entities for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by NSAM Group in its sole discretion. You may not agree with the determination. Our right to participate in the investment allocation process described herein will terminate once we are no longer advised by our advisor or an affiliate of the NSAM Group.

For a detailed description of the conflicts of interest that our advisor and sub-advisor will face, see “Conflicts of Interest.”
We may compete with other investment vehicles affiliated with our sponsors for tenants and other services.
Our sponsors and their affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, portfolio management, leasing or sale of real estate investments. RXR or its affiliates own and/or manage properties in the same geographic area in which we expect to acquire interests in real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by RXR and its affiliates. RXR may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by RXR and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. We may also compete with affiliates of NSAM and RXR with respect to other services, including but not limited to obtaining financing for our real estate investments, obtaining other third party services and pursuing a sale of our investments. Please see “Conflicts of Interest” for a description of these conflicts of interest.
Our dealer manager may distribute future NorthStar-sponsored programs during our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital and such conflicts may not be resolved in our favor.
Our dealer manager does and may in the future act as the dealer manager for other NorthStar entities, such as NorthStar Income II and NorthStar Healthcare, which are currently in the process of offering shares. In addition, future NorthStar-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. Our dealer manager could also act as the dealer manager of offerings not sponsored by our sponsors. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.
Our operations would be negatively impacted if there are disagreements between our co-sponsors or our advisor and sub-advisor or in the event the relationship between our co-sponsors degrades or terminates.
We will depend on our advisor, a subsidiary of NSAM, one of our co-sponsors, and our sub-advisor, a subsidiary of RXR, our other co-sponsor, to conduct our operations and select our investments. Any disagreements between our co-sponsors or our advisor and sub-advisor could have a negative impact on our operations and prevent us from pursuing investment opportunities. Any adverse change in the relationship between our co-sponsors, including in the event the relationship degrades or terminates, could have a negative impact on their support of our business and the management of our operations.
We rely on our advisor to supervise our sub-advisor and our advisor has a conflict of interest in fulfilling that role.
In December 2013, NorthStar Realty entered into a strategic transaction with RXR, pursuant to which NorthStar Realty invested approximately $340 million in RXR, which included a combination of corporate debt, preferred equity and an approximate 30% equity interest in RXR and Messrs. Hamamoto and Tylis were appointed to serve on RXR’s significant action committee. As a result of this investment, our advisor may have a conflict of interest in supervising our sub-advisor due to affiliates of our advisor having an interest in our sub-advisor continuing in its role notwithstanding any potential performance related deficiencies.
Risks Related to Our CRE Debt and Securities
Market conditions may cause uncertainty in valuing our investments.
If or when we decide to value our assets, market volatility may make the valuation process pertaining to certain of our assets extremely difficult, particularly any CMBS or other assets for which there is limited market activity. Our estimate of the value of these investments will be primarily based on active issuances and the secondary trading market of such securities as compiled and reported by independent pricing agencies. Our estimate of fair value, which will be based on the notion of orderly market transactions, requires significant judgment and consideration of other indicators of value such as current interest rates, relevant market indices, broker quotes, expected cash flow and other relevant market and security-specific data as appropriate. Our estimates could be wrong and there is a heightened risk of this during challenging and volatile market environments. The amount that we could obtain if we were forced to liquidate our investments into the current market could be materially different than management’s best estimate of fair value.

Our CRE debt and the mortgage loans underlying our CRE securities may be subject to the risks typically associated with real estate.
We expect that any investments in CRE debt and securities will generally be directly or indirectly secured by a lien on real property. The occurrence of a default on a CRE debt investment could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our CRE debt and ultimately securing the mortgage loans underlying our CRE securities will remain at the levels existing on the dates of origination of these underlying mortgage loans and the dates of origination of the loans ultimately securing our CRE securities, as applicable. If the values of the properties drop, our risk will increase because of the lower value of the collateral and reduction in borrower equity associated with the related loans. In this manner, real estate values could impact the values of our CRE debt and securities investments. Therefore, our investments in real estate properties and CRE debt and securities will be subject to the risks typically associated with real estate. Please see “— Risks Related to Investments in Real Estate.” These factors may have a material adverse effect on the ability of our borrowers to pay their loans and the ability of the borrowers on the underlying loans securing our securities to pay their loans, as well as on the value and the return that we can realize from assets we originate and acquire.
The CRE debt we may originate and invest in and the mortgage loans underlying the CRE securities we may invest in could be subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower under the loan. If the borrower defaults, it may result in losses to us.
The CRE debt we may originate and invest in and loans underlying the CRE securities investments we may invest in will be secured by commercial real estate and will be subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. Net operating income of a property we invest in or that serves as our collateral can be affected by, each of the following factors, among other things:

•	macroeconomic, local and regional economic conditions;

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	property operating costs, including insurance premiums, real estate taxes and maintenance costs;

•	competition from comparable types of properties;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in international, national, regional and/or specific industry segments;

•	declines in regional or local real estate values;

•	branding, marketing and operational strategies;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates;

•	natural disasters;

•	social unrest and civil disturbances;

•	terrorism; and

•	increases in costs associated with leasing, renovation and/or construction.
Any one or a combination of these factors may cause a borrower to default on a loan or to declare bankruptcy. If a default or bankruptcy occurs and the underlying asset value is less than the loan amount, we will suffer a loss.
In addition, the U.S. economy continues to be challenged. Adverse conditions in the CRE industry could harm our business and financial condition by, among other factors, reducing the value of our existing assets, limiting our access to debt and equity capital, harming our ability to originate new CRE debt and acquire other CRE investments and otherwise negatively impacting our operations.
In the event of any default under a CRE debt investment held directly by us, we will bear a risk of loss of principal or accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the CRE loan, which could have a material adverse effect on our cash flow from operations. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our CRE debt investments and the underlying property collateralizing the loan is insufficient to satisfy the outstanding balance of the loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy as the loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court) and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. We may also be exposed to these risks through the loans underlying the CRE securities that will be held directly by us and a default or loss on loans underlying the CRE securities we hold may result in us not recovering a portion or all of our investment in such CRE securities.
Delays in liquidating defaulted CRE debt investments could reduce our investment returns.
If there are defaults under the agreements securing the collateral of the CRE debt investments we may originate or acquire, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when we seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to, lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for example, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.
The subordinate CRE debt and securities we may originate or invest in may be subject to risks relating to the structure and terms of the related transactions, as well as subordination in bankruptcy and there may not be sufficient funds or assets remaining to satisfy our investments, which may result in losses to us.
To the extent we originate, structure and acquire subordinate CRE debt and securities investments, we expect they will be secured primarily by commercial properties, which may include subordinate mortgage loans, mezzanine loans, CMBS and participations in such loans and preferred equity interests in borrowers who own such properties. These types of investments may involve a higher degree of risk than other CRE debt and securities investments, such as first mortgage loans secured by real property. These investments may be subordinate to other debt on commercial property and are secured by subordinate rights to the commercial property or by equity interests in the borrower. In addition, real properties with subordinate debt may have higher loan-to-value ratios than conventional debt, resulting in less equity in the real property and increasing the risk of loss of principal and interest. If a borrower defaults or declares bankruptcy, after senior obligations are met, there may not be sufficient funds or assets remaining to satisfy our subordinate interests. Because each transaction is privately negotiated, subordinate investments can vary in their structural characteristics and lender rights. Our rights to control the default or bankruptcy process following a default will vary from transaction to transaction. The subordinate investments that we may originate and invest in may not give us the right to demand taking title to collateral as a subordinate real estate debt holder. Furthermore, the presence of intercreditor agreements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. Similarly, a majority of the participating lenders may be able to take actions to which we object, but by which we will be bound. Even if we have control, we may be unable to prevent a default or bankruptcy and we could suffer substantial losses. Certain transactions that we may originate and invest in could be particularly difficult, time consuming and costly to workout because of their complicated structure and the diverging interests of all the various classes of debt in the capital structure of a given asset.
Jurisdictions with one action or security first rules or anti-deficiency legislation may limit the ability to take title to the collateral or to realize the obligation secured by the property by obtaining a deficiency judgment.
In the event of any default under any CRE debt investments and in the mortgage loans underlying any CRE securities, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. Certain states in which the collateral securing our CRE debt and securities investments is located may have laws that prohibit more than one judicial action to enforce a mortgage obligation, requiring the lender to exhaust the remedies on such collateral to satisfy the obligation first or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral, in particular if a non-judicial foreclosure is pursued. These statutes may limit the right to take title to collateral or to realize the obligation secured by the property by obtaining a deficiency judgment. Moreover, in New York State, where we expect the majority of our assets to be located, non-judicial foreclosure is not available and more than one judicial action to enforce a mortgage obligation is prohibited.
Our CRE debt and securities investments may be adversely affected by changes in credit spreads.
The CRE debt we may originate or acquire and securities investments we may invest in will be subject to changes in credit spreads. When credit spreads widen, the economic value of our investments decrease. Accordingly, the economic value of the investment may be negatively impacted by the widened credit spread even if such investment is performing in accordance with its terms and the underlying collateral has not changed.
Investments in non-conforming, non-investment grade rated or first loss CRE debt or securities involve greater risk of loss.
Some of our investments whether bought from third-party issuers or retained for our own issuance (as part of a securitization financing transaction) may not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans or securities, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets given they may be subject to minimal or any losses to the underlying securities or loans. Any loss we incur may be significant and may reduce distributions to you and may adversely affect the value of your common stock.
We may invest in CRE securities, including CMBS and other subordinate securities, which entail certain heightened risks.
We may invest in a variety of CRE securities, including CMBS, that are subordinate securities subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS and other CRE securities will be adversely affected by payment defaults, delinquencies and losses on the underlying mortgage loans, which increase during times of economic stress and uncertainty. Furthermore, if the rental and leasing markets deteriorate, including by decreasing occupancy rates and decreasing market rental rates, it could reduce cash flow from the mortgage loan pools underlying our CMBS investments that we may make. The market for CRE securities is dependent upon liquidity for refinancing and may be negatively impacted by a slowdown in new issuance.
Additionally, CRE securities such as CMBS may be subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related loans, particularly if the current economic environment continues to deteriorate. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying collateral. Furthermore, the net operating income from and value of any commercial property are subject to various risks. The exercise of remedies and successful realization of liquidation proceeds relating to CRE securities may be highly dependent upon the performance of the servicer or special servicer. Expenses of enforcing the underlying mortgage loan (including litigation expenses) and expenses of protecting the properties securing the loan may be substantial. Consequently, in the event of a default or loss on one or more loans contained in a securitization, we may not recover a portion or all of our investment.

The CRE securities, including CMBS or collateralized debt obligations, or CDOs, in which we may invest are subject to the risks of the CRE debt capital markets as a whole and risks of the securitization process.
The value of CRE securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the CRE debt market as a whole. Due to our potential investment in subordinate CRE securities, we may also be subject to several risks created through the securitization financing transaction process. Subordinate CMBS, for example, will be paid only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the payment on our subordinate CMBS or CDOs will not be fully paid, if paid at all. While we expect all of our CRE securities investments will present credit risk, our subordinate CRE securities will also be subject to greater credit risk than those CRE securities that are senior and more highly rated.
We may not control the special servicing of the mortgage loans or other debt underlying the CRE securities in which we may invest and, in such cases, the special servicer may take actions that could adversely affect our interest.
Overall control over the special servicing of the mortgage loans or other debt underlying the CRE securities in which we may invest may be held by a directing certificate holder, which is typically appointed by the holders of the most subordinate class of such CRE securities then outstanding. We ordinarily will not have the right to appoint the directing certificate holder. In connection with the servicing of the specially serviced loans, the related special servicer may, at the direction of the directing certificate holder, take actions that could adversely affect our interest.
With respect to certain mortgage loans and other debt included in the CRE securities in which we may invest, the collateral that secures the mortgage loan and other debt underlying the CRE securities may also secure one or more related mortgage loans or other debt that are not in the securitization pool, which may conflict with our interest.
Certain mortgage loans and other debt included in the CRE securities in which we may invest may be part of a loan combination or split loan structure that includes one or more additional cross-collateralized mortgage loans (senior, subordinate or pari passu and not included in the securitization pool) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination or split loan structure may be granted various rights and powers that affect the mortgage loan in that loan combination or split loan structure, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate holder (without cause). These rights could adversely affect our position.
We may make investments in assets with lower credit quality, which will increase our risk of losses.
We may invest in unrated CRE securities, enter into leases with unrated tenants or participate in subordinate, unrated or distressed mortgage loans. Because the ability of obligors of properties and mortgages, including mortgage loans underlying CMBS, to make rent or principal and interest payments may be impaired during an economic downtown, prices of lower credit quality investments and CRE securities may decline. The existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these investments. Even if any of our investments are rated, any credit ratings will be subject to ongoing surveillance by credit rating agencies and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which could adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of third parties to satisfy their debt service obligations to us.
Floating-rate CRE debt, which is often associated with transitional assets, may entail greater risks of default to us than fixed-rate CRE debt.
Floating-rate loans are often, but not always, associated with transitional properties as opposed to those with highly stabilized cash flow. Floating-rate CRE debt may have higher delinquency rates than fixed-rate loans. Borrowers with floating-rate loans may be exposed to increased monthly payments if the related interest rate adjusts upward from the initial fixed rate in effect during the initial period of the loan to the rate calculated in accordance with the applicable index and margin. Increases in a borrower’s monthly payment, as a result of an increase in prevailing market interest rates may make it more difficult for the borrowers of floating-rate loans to repay the loan and could increase the risk of default of their obligations under the loan.

Our performance can be negatively affected by fluctuations in interest rates and shifts in the yield curve may cause losses.
Our financial performance will be influenced by changes in interest rates, in particular, as such changes may affect the CRE securities, floating-rate borrowings and CRE debt we may originate or invest in, as the case may be, to the extent such debt does not float as a result of floors or otherwise. Changes in interest rates, including changes in expected interest rates or “yield curves,” will affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing borrowings and hedges. Changes in the level of interest rates also can affect, among other things, our ability to acquire CRE securities, originate or acquire CRE debt at attractive prices and enter into hedging transactions. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions and other factors beyond our control.
Interest rate changes may also impact our net book value as any such CRE securities and hedge derivatives will be marked to market each quarter for financial statement purposes. Generally, as interest rates increase, the value of our fixed rate securities will decrease, which will decrease the book value of our equity.
Furthermore, shifts in the United States Treasury yield curve reflecting an increase in interest rates would also affect the yield required on our CRE securities and therefore their value. For example, increasing interest rates would reduce the value of the fixed rate assets we hold at the time because the higher yields required by increased interest rates result in lower market prices on existing fixed rate assets in order to adjust the yield upward to meet the market and vice versa. This would have similar effects on our CRE securities portfolio and our financial position and operations to a change in interest rates generally.
Our interest rate risk sensitive assets, liabilities and related derivative positions will generally be held for non-trading purposes.
Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to you.
We may enter into interest rate swap, cap or floor agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on interest rate levels, the type of investments held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•
the counterparties with which we may trade may cease making markets and quoting prices in such instruments, which may render us unable to enter into an offsetting transaction with respect to an open position;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.
Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to you. Therefore, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not be able to establish a perfect correlation between hedging instruments and the investments being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearinghouse or regulated by any United States or foreign governmental authorities and involve risks and costs.
The cost of using hedging instruments increases as the period covered by the instrument lengthens and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U. S. or foreign governmental authorities. Consequently, there are no regulatory or statutory requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold and we may be required to maintain a position until exercise or expiration, which could result in losses.
Our investments in CRE securities, which may include preferred and common equity, will be subject to the specific risks relating to the particular issuer of the CRE securities and may involve a greater risk of loss than secured borrowing.
To the extent we invest in CRE securities, which may include preferred and common equity, such investments will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, securities, including preferred and common equity, may involve greater risk of loss than secured financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in CRE securities, including preferred and common equity, are subject to risks of: (i) limited liquidity in the secondary trading market; (ii) substantial market price volatility resulting from changes in prevailing interest rates; (iii) subordination to the prior claims of banks and other senior lenders to the issuer; (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding securities, including preferred and common equity and the ability of the issuers thereof to make principal, interest and distribution payments to us.
Many of our investments will be illiquid and we may not be able to vary our portfolio in response to further changes in economic and other conditions, which may result in losses to us.
Many of our investments will be illiquid. As a result, our ability to sell investments in response to changes in economic and other conditions could be limited, even at distressed prices. The Internal Revenue Code also places limits on our ability to sell certain properties held for fewer than two years. These considerations could make it difficult for us to dispose of any of our assets even if a disposition is in the best interests of our stockholders. As a result, our ability to vary our portfolio in response to further changes in economic and other conditions may be relatively limited, which may result in losses to us.
The direct or indirect effects of the Dodd-Frank Wall Street Reform Act, or the Dodd-Frank Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities.
In July 2010, the Dodd-Frank Act became law in the United States. Title VII of the Dodd-Frank Act provides for significantly increased regulation of and restrictions on derivatives markets and transactions that could affect our interest rate hedging or other risk management activities, including: (i) regulatory reporting for swaps; (ii) mandated clearing through central counterparties and execution through regulated exchanges or electronic facilities for certain swaps; and (iii) margin and collateral requirements. Although the United States Commodity Futures Trading Commission has not yet finalized certain requirements, many other requirements have taken effect, such as swap reporting, the mandatory clearing of certain interest rate swaps and credit default swaps and the mandatory trading of certain swaps on swap execution facilities or exchanges starting in February 2014. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are adopted, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs of entering into such transactions, and may result in us entering into such transactions on less favorable terms than prior to effectiveness of the Dodd-Frank Act and the rules promulgated thereunder. The occurrence of any of the foregoing events may have an adverse effect on our business.
Declines in the fair value of our investments may adversely affect our periodically reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to you.
To the extent we invest in CRE securities, such investments are likely to be classified for accounting purposes as “available-for-sale.” These securities will be carried at estimated fair value and temporary changes in the fair value of those assets will generally be directly charged or credited to equity with no impact in our statements of operations. If we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize the appropriate loss on that security in our statements of operations, which will reduce our earnings in the period recognized.
A decline in the fair value of our assets may adversely affect us particularly in instances where we have borrowed money based on the fair value of those assets. If the fair value of those assets declines, the lender may require us to post additional collateral to support the asset. If we were unable to post the additional collateral, our lenders may refuse to continue to lend to us or reduce the amounts they are willing to lend to us. Additionally, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to you.
Further, lenders may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.
The fair value of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.
Some of our investments may be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.
Some of our investments, such as any CRE securities, will be recorded at fair value but will have limited liquidity or will not be publicly traded. The fair value of these securities and potentially other investments that have limited liquidity or are not publicly traded may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates and assumptions, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these securities existed. The value of your investment could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.
Our due diligence may not reveal all material issues relating to our origination or acquisition of a particular investment.
In making an assessment of the strength and skills of the management of the borrower or the operator of the property and other factors that we believe are material to the performance of the investment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entity. This diligence may not uncover all material issues relating to such investment and factors outside of our control may later arise. If our due diligence fails to identify issues specific to certain investments, we may be forced to write-down or write-off assets, restructure our operations, incur impairment, loan loss reserves or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or shares of our common stock.
Our ability to make distributions to our stockholders may be dependent, in part, upon the success and economic viability of our borrowers.
The success of our origination or acquisition of CRE debt investments and our acquisition of CRE securities will significantly depend on the financial stability of the borrowers underlying such investments. The inability of a single major borrower or a number of smaller borrowers to meet their payment obligations could result in reduced revenue or losses.

Our borrowers, the borrowers underlying our CRE securities and our tenants may be unable to achieve their business plans due to the challenging U. S. and global economic conditions, which could cause incremental stress to our investments.
To the extent we made CRE debt, securities and other real estate investments, such investments may relate to borrowers or tenants and others who have business plans to improve occupancy and cash flow that have not been accomplished. High levels of unemployment and slow economic growth, along with overall financial uncertainty, could result in lower occupancy rates and lower lease rates across many property types and create obstacles that make it difficult to achieve their business plans. If the parties we are dependent upon are unable to achieve their business plans, our related investments could underperform and impact our liquidity and operating results.
With respect to commercial properties, options and other purchase rights may affect value or hinder recovery in the event of taking title to collateral.
Certain of our CRE investments may give tenants, joint venture partners, us or another person a right of first refusal or an option to purchase all or a portion of the property or related collateral. These rights may impede the ability to sell the investment or may adversely affect its value or marketability.
If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.
Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. We will value our potential investments based on yields and risks, taking into account estimated future losses and the estimated impact of these losses on expected future cash flow and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
The properties underlying certain of our CRE debt investments may not generate sufficient operating cash flow to support debt service payments which may pose a heightened risk of loss.
If we make debt investments, we would expect to originate CRE debt in which the operating cash flow generated from the underlying property may be insufficient to support current debt service payments. In such cases, the borrower will typically plan to re-position, re-develop or otherwise lease-up the property in accordance with an established business plan that we will evaluate during our underwriting of the investment. We will generally require the borrower to fund interest or other reserves, whether through proceeds from our loan or otherwise, to support debt service payments and capital expenditures during the period that the borrower is implementing the approved business plan. Despite our expectations, the applicable borrowers may not effectively implement their business plans because of cost over-runs, slower than anticipated leasing and other factors that negatively affect commercial real estate generally as described more specifically elsewhere in these risk factors. As a result, the subject properties may never generate sufficient cash flow to support debt service payments. The interest and other reserves established at origination of the CRE debt investment may be insufficient to support debt service payments and/or capital expenditures while the borrower is implementing the business plan. Investments in these assets generally entail more significant risk than investments in assets that are currently generating sufficient cash flow to support debt service. We may suffer significant losses with respect to these investments which would negatively impact our operating performance and our ability to make distributions to you.
Both our borrowers’ and tenants’ forms of entities may cause special risks or hinder our recovery.
Most of the borrowers for our CRE debt investments, the borrowers underlying our CRE securities and our tenants in the real estate that we may own will most likely be legal entities rather than individuals. The obligations these entities will owe us will typically be non-recourse so we can only look to our collateral and at times, the assets of the entity may not be sufficient to recover our investment. As a result, our risk of loss may be greater than for originators of loans made to or leases with individuals. Unlike individuals involved in bankruptcies, these legal entities will generally not have personal assets and creditworthiness at stake. As a result, the default or bankruptcy of one of our borrowers or tenants, or a general partner or managing member of that borrower or tenant, may impair our ability to enforce our rights and remedies under the related mortgage or the terms of the lease agreement, respectively.
CRE debt restructurings may reduce our net interest income.
The future of U. S. economy and financial markets continue to be uncertain. As a result, if we originate or acquire CRE debt and securities, our borrowers or borrowers of the collateral securing our CRE debt and securities will be at increased risk of default and we or a third party may need to restructure loans if our borrowers are unable to meet their obligations to us. We may determine to lower the interest rate on loans in connection with a restructuring, which will have an adverse impact on our net interest income. We may also determine to extend the maturity and make other concessions with the goal of increasing overall value, however, there is no assurance that the results of our restructurings will be favorable to us. We may lose some or all of our investment even if we restructure the investment.
We may be unable to restructure our investments in a manner that we believe maximizes value, particularly if we are one of multiple creditors in large capital structures.
In order to maximize value we may be more likely to extend and work out an investment, rather than pursue other remedies such as taking title to collateral. However, in situations where there are multiple creditors in large capital structures, it can be particularly difficult to assess the most likely course of action that a lender group or the borrower may take and it may also be difficult to achieve consensus among the lender group as to major decisions. Consequently, there could be a wide range of potential principal recovery outcomes, the timing of which can be unpredictable, based on the strategy pursued by a lender group or other applicable parties. These multiple creditor situations tend to be associated with larger loans. If we are one of a group of lenders, we may be a lender on a subordinated basis and may not independently control the decision making. Consequently, we may be unable to restructure an investment in a manner that we believe would maximize value. Restructuring an investment may ultimately result in us receiving less than had we not restructured the investment.
Provision for loan losses or asset impairment are difficult to estimate, particularly in a challenging economic environment.
If we make loans, we could experience significant defaults resulting in provision for loan losses and asset impairment charges. We will evaluate provision for loan losses and asset impairment on a quarterly basis (if not more frequently). Our determination of provision for loan losses and asset impairment requires us to make certain estimates and judgments, which have been, and may continue to be, difficult to determine, particularly in a challenging economic environment. Our estimates and judgments will be based on a number of factors, including projected undiscounted cash flow of our properties or discounted cash flow from the collateral securing our CRE debt, structure, including rental and vacancy rates and tenant improvement and leasing commission assumptions for varying property types, all of which remain uncertain and are subjective. Our estimates and judgments may not be correct, particularly during challenging economic environments, and, therefore, our results of operations and financial condition could be impacted.
We may be subject to risks associated with future capital obligations, such as declining real estate values and operating performance.
Certain CRE investments may require us to advance future capital. Future funding obligations subject us to significant risks given that the property may have declined in value, projects to be completed with the additional funds may have cost overruns and we or the borrower may be unable to generate enough cash flow and execute its business plan, or sell or refinance the property, in order to repay debt due. We could determine that we need to fund more money than we originally anticipated in order to maximize the value of our investment even though there is no assurance additional funding would be the best course of action. Further, future funding obligations require us to maintain higher liquidity than we might otherwise maintain and this could reduce the overall return on our CRE investments.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy will include the use of “match-funded” structures. This means that we will seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
If our portfolio management and servicing systems are ineffective, we may be exposed to material unanticipated losses.
We will continue to refine our portfolio management and servicing techniques, strategies and assessment methods. However, our portfolio management and servicing techniques and strategies may not fully mitigate the risk exposure of our operations in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our portfolio management and servicing techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in our operations or to seek adequate risk-adjusted returns and could result in losses.
The use of estimates and valuations may be different from actual results, which could have a material effect on our consolidated financial statements.
We may make various estimates that affect reported amounts and disclosures. Broadly, those estimates may be used in measuring the fair value of certain financial instruments, establishing provision for loan losses, impairment and potential litigation liability. Market volatility may make it difficult to determine the fair value for certain of our assets. Subsequent valuations, in light of factors then prevailing, may result in significant changes in the values of these financial instruments in future periods. In addition, at the time of any sales and settlements of these assets, the price we ultimately realize will depend on the demand and liquidity in the market at that time for that particular type of asset and may be materially lower than our estimate of their current fair value. Estimates will be based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could have a material adverse effect on our consolidated financial statements.
Risks Related to Our Offering and Our Corporate Structure
Our distribution policy is subject to change.
Our board of directors expects to determine an appropriate common stock distribution based upon numerous factors, including our targeted distribution rate, REIT qualification requirements, the amount of cash flow provided by operating activities, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, general economic conditions and economic conditions that more specifically impact our business or prospects. Future distribution levels will be subject to adjustment based upon any one or more of the risk factors set forth in this prospectus, as well as other factors that our board of directors may, from time-to-time, deem relevant to consider when determining an appropriate common stock distribution.
We may not be able to make distributions in the future.
Our ability to generate income and to make distributions may be adversely affected by the risks described in this prospectus and any document we file with the SEC under the Exchange Act. All distributions will be made at the discretion of our board of directors, subject to applicable law, and will depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors may deem relevant from time-to-time. We may not be able to make distributions in the future.
Our ability to pay distributions is limited by the requirements of Maryland law.
Our ability to pay distributions on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its liabilities as the liabilities become due in the usual course of business, or generally if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our liabilities as they become due in the usual course of business or generally if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of our common stock.
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to you.
Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of common stock or more than 9.8% in value or number, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted prospectively or retroactively by our board of directors in its sole discretion. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of shares of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to you.
Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Our board of directors may determine to issue different classes of stock that have different fees and commissions from those being paid with respect to the shares being sold in our offering. Additionally, our board of directors may amend our charter from time-to-time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with yours.
Limited partners in our operating partnership will have the right to vote on certain amendments to the partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner you do not believe are in your best interest.
In addition, NorthStar/RXR NTR OP Holdings, as the holder of special units in our operating partnership, may be entitled to: (i) certain cash distributions, as described in “Management Compensation — Special Units — NorthStar/RXR Holdings O.P.,” upon the disposition of certain of our operating partnership’s assets; or (ii) a one-time payment in the form of cash or shares in connection with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The holder of the special units will only become entitled to the compensation after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital. This potential obligation to make substantial payments to the holder of the special units would reduce the overall return to stockholders to the extent such return exceeds 6.0%.
Maintenance of our Investment Company Act exemption imposes limits on our operations.
Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. We intend to make investments and conduct our operations so that we are not required to register as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (“non-investment companies”). Moreover, we take the position that general partnership interests in joint ventures structured as general partnerships are not considered securities at all and thus not investment securities.

Because we are a holding company that conducts its businesses through subsidiaries, the securities issued by our subsidiaries that rely on the exclusion from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own directly, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these joint venture partnerships and subsidiaries. We must monitor our holdings and those of our operating partnership to ensure that the value of their investment securities does not exceed 40% of their respective total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis. Through our operating partnership’s subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.
Most of these subsidiaries will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we may acquire or sell assets. For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face and a number of these no-action positions were issued more than twenty years ago. In August 2011, the SEC issued a concept release in which it asked for comments on various aspects of Section 3(c)(5)(C) and accordingly, the SEC or its staff may issue further guidance in the future. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may force us to re-evaluate our portfolio and our investment strategy. See “Prospectus Summary— Investment Company Act Considerations.”
The loss of our Investment Company Act exemption could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us and the market price of our common stock.
On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, such as us, should continue to be allowed to rely on such an exclusion from registration. If the SEC or its staff takes action with respect to this exclusion, these changes could mean that certain of subsidiaries could no longer rely on the Section 3(c)(5)(C) exclusion and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that our investment in those subsidiaries would be investment securities. This could result in our failure to maintain our exclusion from registration as an investment company.
If we fail to maintain an exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.
We will be subject to substantial regulation, numerous contractual obligations and extensive internal policies and failure to comply with these matters could have a material adverse effect on our business, financial condition and results of operations.
We and our subsidiaries will be subject to substantial regulation, numerous contractual obligations and extensive internal policies. Given our organizational structure, we will be subject to regulation by the SEC, FINRA, the Internal Revenue Service, or the IRS, and other federal, state and local governmental bodies and agencies and state blue sky laws. These regulations are extensive, complex and require substantial management time and attention. If we fail to comply with any of the regulations that apply to our business, we could be subjected to extensive investigation as well as substantial penalties and our business and operations could be materially adversely affected. Our lack of compliance with applicable law could result in among other penalties, our ineligibility to contract with and receive revenue from the federal government or other governmental authorities and agencies. We also expect to have numerous contractual obligations that we must adhere to on a continuous basis to operate our business, the default of which could have a material adverse effect on our business and financial condition. In addition, any internal policies we establish to manage our business in accordance with applicable law and regulation and in accordance with our contractual obligations may not be effective in all regards and, further, if we fail to comply with our internal policies, we could be subjected to additional risk and liability.
The terms of our share repurchase program require us to repurchase shares of our common stock at a price ranging from 92.5% to 100% of our offering price of the shares until we establish an estimated value per share. If the actual net asset value of our shares is less than the price paid for the shares to be repurchased, any repurchases made would be immediately dilutive to our remaining stockholders.
The terms of our share repurchase program require us to repurchase shares of our common stock at a price ranging from 92.5% to 100% of our offering price for the shares, until we establish an estimated value per share. Because the offering price of each of our shares was established on an arbitrary basis and bears no relationship to the book or net asset value per share, the offering price per share may reflect a significant premium to the actual net asset value per share. In that event, the price at which we repurchase our shares might also reflect a premium to net asset value. If the actual net asset value of our shares is less than the price paid for the shares to be repurchased, any repurchases made would be immediately dilutive to our remaining stockholders.
Because our dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings. The absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.
Our dealer manager is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of our offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.
Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.
Our securities, like other non-traded REITs, will be sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.
In March 2009, the Enforcement Division of FINRA commenced a review of broker-dealer sale and promotion activities of non-traded REITs and in connection with the review, requested information from broker-dealers with respect to sales practices. Subsequent to that review, FINRA has announced that it had filed a complaint against a broker-dealer firm, charging it with soliciting investors to purchase shares in a non-traded REIT without conducting a reasonable investigation to determine whether it was suitable for those investors and with providing misleading information on its website regarding distributions to investors. The disciplinary proceedings were settled in October 2012. Although the broker-dealer firm neither admitted nor denied the charges, the terms of the settlement required the broker-dealer firm to, among other things, pay approximately $12 million in restitution to certain investors and, in consultation with an independent consultant, make changes to its supervisory systems and training programs relating to the marketing of non-traded REITs. A principal of the broker-dealer firm was also fined and suspended from the securities industry for practices related to marketing non-traded REITs.
In February 2014, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc., each of their external advisors and the chief executive officer and the chief financial officer of each of the REITs entered into a cease and desist order with the SEC and agreed to pay approximately $1.5 million in civil fines in the aggregate. Although the respondents did not admit or deny any wrongdoing, the cease and desist order stated that the REITs made material misrepresentations regarding the valuation of the securities sold through their dividend reinvestment plans, had failed to maintain sufficient disclosure controls and procedures to meaningfully evaluate whether the value of the securities had changed, failed to disclose numerous related party transactions and failed to disclose significant compensation paid by the advisors to the REITs and by the founder to the executive officers of the REITs.

The above-referenced proceedings and related matters have resulted in increased regulatory scrutiny from the SEC, FINRA and state regulators regarding non-traded REITs. Furthermore, amendments to FINRA rules regarding customer account statements have been approved by the SEC and will be effective on April 11, 2016, which may significantly affect the manner in which non-traded REITs, such as our company, raise capital. The proposed amendments may cause a significant reduction in capital raised by non-traded REITs, which may cause a material negative impact on our ability to achieve our business plan and to successfully complete our offering.
As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs and accordingly we may face increased difficulties in raising capital in our offering. Should we be unable to raise substantial funds in our offering, the number and type of investments we may make will be curtailed and we may be unable to achieve the desired diversification of our investments. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our investments. It also subjects us to the risks of any one investment and as a result our returns may be more volatile and your capital could be at increased risk. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive, harmful to our reputation and be distracting to our management.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
Potential investors in our offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us with the authority to issue a total of 450,000,000 shares of capital stock, of which 400,000,000 shares are classified as common stock, par value $0.01 per share, and 50,000,000 shares are classified as preferred stock, par value $0.01 per share. Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in our offering, our board of directors may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (iv) require our sponsor to purchase shares pursuant to the distribution support agreement; (v) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of our operating partnership; or (vi) issue shares of our common stock to pay distributions to existing stockholders. To the extent we issue additional equity interests after your purchase in our offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and market value of your shares.
Payment of fees to our Advisor Entities and their affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.
Our Advisor Entities and their affiliates will perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the value of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our Advisor Entities subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in our offering, we will use only 86.3% to 87.3% of our gross offering proceeds and possibly less, for investments and the repurchase of shares of our common stock under our share repurchase program.
Affiliates of our Advisor Entities could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s and sub-advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor or sub-advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor or sub-advisor irrespective of whether our stockholders received the returns on which we have conditioned other incentive compensation.
Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”

Certain provisions of Maryland law may limit the ability of a third party to acquire control of us.
Certain provisions of the MGCL may have the effect of inhibiting a third-party from acquiring us or of impeding a change of control under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

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“business combination” provisions that, subject to limitations, prohibit certain business combinations between an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of any interested stockholder and us for five years after the most recent date on which the stockholder becomes an interested stockholder and thereafter imposes two super-majority stockholder voting requirements on these combinations; and

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“control share” provisions that provide that holders of “control shares” of our company (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the Maryland Business Combination Act, our board of directors has by resolution opted out of these provisions. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that these resolutions or exemptions will not be amended or eliminated at any time in the future.
Our charter includes an anti-takeover provision that may discourage a person from launching a mini-tender offer for our shares.
Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. A “mini-tender offer” is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem the offeror’s shares, including any shares acquired in the tender offer. In addition, the noncomplying offeror shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance and no stockholder may transfer any shares to such noncomplying offeror without first offering the shares to us at the tender offer price offered by such noncomplying offeror. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.
If we terminate our advisory agreement with our advisor, we may be required to pay significant fees to an affiliate of our sponsor, which will reduce cash available for distribution to you.
Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar/RXR NTR OP Holdings, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that NorthStar/RXR NTR OP Holdings would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. If special units are redeemed pursuant to the termination of our advisory agreement, there may not be cash from the disposition of assets to make a redemption payment; therefore, we may need to use cash from operations, borrowings, or other sources to make the payment, which will reduce cash available for distribution to you.
Federal Income Tax Risks
Our failure to qualify as a REIT would subject us to federal income tax and reduce cash available for investment or distribution.
We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT status. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis.
Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal and applicable state and local income tax on our taxable income at corporate rates. Losing our REIT status would reduce our net income available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends -paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow or liquidate some investments in order to pay the applicable tax. Furthermore, if we fail to qualify as a REIT in any taxable year after we elect REIT status, we would generally be unable to elect REIT status for the four taxable years following the year in which our REIT status is lost. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see “U.S. Federal Income Tax Considerations.”
We could fail to qualify as a REIT if the IRS successfully challenges our treatment of our mezzanine loans and repurchase agreements.
We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. If the IRS disagrees with the application of these provisions to our future assets or transactions, our REIT qualification could be jeopardized. For example, IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in Revenue Procedure 2003-65, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. While our mezzanine loans will typically not meet all of the requirements for reliance on this safe harbor, we may invest in mezzanine loans in a manner that we believe will enable us to satisfy the REIT gross income and asset tests. In addition, we may enter into sale and repurchase agreements under which we may nominally sell certain of our mortgage assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for federal income tax purposes as the owner of the mortgage assets that are the subject of any such sale and repurchase agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected. Even if the IRS were to disagree with one or more of our interpretations and we were treated as having failed to satisfy one of the REIT qualification requirements, we could maintain our REIT qualification if our failure was excused under certain statutory savings provisions. However, there can be no guarantee that we would be entitled to benefit from those statutory savings provisions if we failed to satisfy one of the REIT qualification requirements and even if we were entitled to benefit from those statutory savings provisions, we could be required to pay a penalty tax.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our DRP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use cash from other sources to pay your tax liability on the value of the shares of common stock received (see “Description of Capital Stock — Distribution Reinvestment Plan”).
Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.
Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

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Any taxable REIT subsidiary, or TRS, of ours will be subject to federal corporate income tax on its income and on any non-arm’s-length transaction between us and any TRS (for example, excessive rents charged to a TRS could be subject to a 100% tax).

Complying with REIT requirements may force us to borrow funds to make distributions to you or otherwise depend on external sources of capital to fund such distributions.
To qualify as a REIT, we will be required to distribute annually at least 90% of our taxable income, subject to certain adjustments, to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we may elect to retain and pay income tax on our net long-term capital gain. In that case, you would be taxed on your proportionate share of our undistributed long-term gain and would receive a credit or refund for its proportionate share of the tax we paid. A stockholder, including a tax-exempt or foreign stockholder, would have to file a federal income tax return to claim that credit or refund. Furthermore, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We anticipate that distributions generally will be taxable as ordinary income, although a portion of such distributions may be designated by us as long-term capital gain to the extent attributable to capital gain income recognized by us, or may constitute a return of capital to the extent that such distribution exceeds our earnings and profits as determined for tax purposes.
From time-to-time, we may generate taxable income greater than our net income (loss) for U.S. GAAP, due to, among other things, amortization of capitalized purchase premiums, fair value adjustments and reserves. In addition, our taxable income may be greater than our cash flow available for distribution to stockholders as a result of, among other things, investments in assets that generate taxable income in advance of the corresponding cash flow from the assets (for example, if a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise).
If we do not have other funds available in the situations described in the preceding paragraphs, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to distribute enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.
Because of the distribution requirement, it is unlikely that we will be able to fund all future capital needs, including capital needs in connection with investments, from cash retained from operations. As a result, to fund future capital needs, we likely will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital will depend upon a number of factors, including our current and potential future earnings and cash distributions.
Modification of the terms of any CRE debt investments and the mortgage loans underlying any CMBS in conjunction with reductions in the value of the real property securing such loans may cause us to fail to qualify as a REIT.
Any CRE debt and securities investments may be materially affected by a weak real estate market and economy in general. As a result, many of the terms of our CRE debt and the mortgage loans underlying our CRE securities may be modified to preserve the value of our investment and for other reasons. Under the Internal Revenue Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the requirement that a REIT not hold securities possessing more than 10% of the total value of the outstanding securities of any one issuer, or the 10% Value Test.

IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests discussed above in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans, mezzanine loans and B-Notes and mortgage loans underlying our CMBS are “significantly modified” in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% Value Test. Unless we qualified for relief under certain Internal Revenue Code cure provisions, such failures could cause us to fail to qualify as a REIT.
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.
We may purchase real properties and lease them back to the sellers of such properties. We will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, but cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. We might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization if a sale-leaseback transaction were so recharacterized. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.
We may recognize substantial amounts of REIT taxable income, which we would be required to distribute to our stockholders, in a year in which we are not profitable under U.S. GAAP principles or other economic measures.
We may recognize substantial amounts of REIT taxable income in years in which we are not profitable under U.S. GAAP or other economic measures as a result of the differences between U.S. GAAP and tax accounting methods. Certain of our assets will be marked-to-market for U.S. GAAP purposes but not for tax purposes, which could result in losses for U.S. GAAP purposes that are not recognized in computing our REIT taxable income. Consequently, we could recognize substantial amounts of REIT taxable income and would be required to distribute such income to our stockholders, in a year in which we are not profitable under U.S. GAAP or other economic measures.
REIT distribution requirements could adversely affect our ability to execute our business plan.
We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to deduction for dividends paid or net capital gain for this purpose) in order to qualify as a REIT. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid corporate income tax and the 4% excise tax. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and may reduce your overall return.
To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.
The prohibited transactions tax may limit our ability to engage in transactions, including the disposition of assets and certain methods of securitizing loans, which would be treated as sales for federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than property that we took title to for which the REIT makes an election. Prohibited transactions may also include loans held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax upon a disposition of real property. Although a safe-harbor exception to prohibited transaction treatment is available, we cannot assure you that we can comply with such safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of our trade or business. Consequently, we may choose not to engage in certain sales of real property or may conduct such sales through a TRS.
It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through a TRS. However, to the extent that we engage in such activities through a TRS, the income associated with such activities may be subject to a corporate income tax.
We also will not be able to use secured financing structures that would create taxable mortgage pools, other than in a TRS.
If we acquire hospitality or leisure properties, we will depend on others to manage those facilities.
In order to qualify as a REIT, we will not be able to operate any hospitality or leisure properties that we acquire or participate in the decisions affecting the daily operations of these properties. We will lease any hospitality or leisure properties we acquire to a TRS in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors, potentially including RXR or its affiliates that are not our subsidiaries or otherwise controlled by us to manage these properties. Thus, independent operators, under management agreements with our TRS, will control the daily operations of any such hospitality, leisure and healthcare-related property.
We will depend on these independent management companies to operate any hospitality or leisure properties. We may not have the authority to require these properties to be operated in a particular manner or to govern any particular aspect of the daily operations, such as establishing room rates at any hospitality or leisure properties. Thus, even if we believe that any hospitality or leisure properties are being operated inefficiently or in a manner that does not result in satisfactory results, we may not be able to force the management company to change its method of operation of these properties. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need or desire to replace any management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected properties.
Complying with REIT requirements may limit our ability to hedge effectively.
The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations effectively. Our aggregate gross income from non-qualifying hedges, fees and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. Any hedging income earned by a TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate or other changes than we would otherwise incur.
Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. As discussed above, we may be required to make distributions to you at disadvantageous times or when we do not have funds readily available for distribution. Additionally, we may be unable to pursue investments that would be otherwise attractive to us in order to satisfy the source of income requirements for qualifying as a REIT.
We must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets) and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs.
If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences, unless certain relief provisions apply. As a result, compliance with the REIT requirements may hinder our ability to operate solely on the basis of profit maximization and may require us to liquidate investments from our portfolio, or refrain from making, otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to you.

Liquidation of assets may jeopardize our REIT qualification.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resulting gain if we sell assets that are treated as dealer property or inventory.
Our qualification as a REIT could be jeopardized as a result of our interest in joint ventures or investment funds.
We may in the future acquire limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company, including joint ventures with affiliates, could take an action which could cause us to fail a REIT gross income or asset test and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
Our acquisition of debt instruments may cause us to recognize income for federal income tax purposes even though no cash payments have been received on the debt instruments.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. If these debt instruments provide for “payment-in-kind,” or PIK Interest, we may recognize “original issue discount,” or OID, for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt constitute “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire in the secondary market may be considered to have been issued with OID.
In general, we will be required to accrue OID on a debt investment as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.
In the event a borrower with respect to a particular debt investment encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.
In order to meet the REIT distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year.
We may distribute our common stock in a taxable distribution, in which case you may sell shares of our common stock to pay tax on such distributions, placing downward pressure on the market price of our common stock.
We may make taxable distributions that are payable in cash and common stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable distributions payable in cash and common stock. If we make a taxable dividend payable in cash and common stock, taxable stockholders receiving such distributions will be required to include the full fair market value of the stock as a dividend, which is treated as ordinary income to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes. As a result, you may be required to pay income tax with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount taxable as a dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U. S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock.
Distributions paid by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.
The maximum tax rate for “qualified dividends” paid by corporations to individuals is 20%. Distributions paid by REITs, however, generally continue to be taxed at the normal ordinary income rate applicable to the individual recipient (subject to a maximum rate of 39.6%), rather than the preferential rate applicable to qualified dividends. The more favorable rates applicable to regular corporate distributions could cause potential investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified distributions, which could adversely affect the value of the stock of REITs, including our common stock.
Employee Benefit Plan and IRA Risks
If you fail to meet the fiduciary and other standards under the Employment Retirement Income Security Act, or ERISA, or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.
Special considerations apply to the purchase of shares by employee benefit plans subject to the fiduciary rules of Title I of the ERISA, including pension or profit sharing plans and entities that hold assets of such plans, or ERISA Plans and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh Plans and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Internal Revenue Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

•	your investment is consistent with the fiduciary obligations under ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;

•
your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the Benefit Plan;

•	your investment will not produce unrelated business taxable income for the Benefit Plan;

•	you will be able to value the assets of the Benefit Plan annually in accordance with the applicable provisions of ERISA and the Internal Revenue Code; and

•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the Benefit Plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in our shares may lose its tax-exempt status.
Governmental plans, church plans and foreign plans that are not subject to ERISA or the prohibited transaction rules of the Internal Revenue Code, may be subject to similar restrictions under other laws. A plan fiduciary making an investment in our shares on behalf of such a plan should satisfy themselves that an investment in our shares satisfies both applicable law and is permitted by the governing plan documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. Such statements include, but are not limited to, those relating to our ability to successfully complete our offering, our ability to deploy effectively and timely the net proceeds of our offering, use of proceeds from our offering, our reliance on our advisor, sub-advisor, our sponsors and their affiliates, our understanding of our competition and our ability to compete effectively, market and industry trends, estimates relating to our future distributions, our financing needs, our expected leverage and the effects of our current strategies. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.
These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward looking statements. These factors include, but are not limited to:

•	our ability to successfully raise capital in our offering;

•	our dependence on the resources and personnel of our advisor, sub-advisor, our sponsors and their affiliates;

•	the performance of our advisor, our sub-advisor, our sponsors and their respective affiliates;

•	our advisor’s and our sub-advisor’s lack of operating history and the limited operating history of our dealer manager;

•	our liquidity and access to capital;

•	our ability to make distributions to our stockholders, including from sources other than cash flow from operations;

•	defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	the lack of a public trading market for our shares;

•	the effect of economic conditions on our valuations and on our tenants and others who we depend on to make payments to us;

•	availability of opportunities to acquire, including our advisor’s and sub-advisor’s ability to source and close on, our target investments;

•	changes in our business or investment strategy;

•	changes in the value of our portfolio;

•	environmental compliance costs and liabilities;

•	any failure in our advisor’s or sub-advisor’s due diligence to identify all relevant facts in our underwriting process or otherwise;

•	borrower and other third party defaults and bankruptcy;

•	the degree and nature of our competition;

•	the effectiveness of our risk management systems;

•	failure to maintain effective internal controls;

•	regulatory requirements with respect to our business, as well as the related cost of compliance;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs;

•	our ability to qualify and maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•	the loss of our exemption from registration under the Investment Company Act;

•	general volatility in domestic and international capital markets and economies and the New York metropolitan economy specifically;

•	effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

•	the impact of conflicts arising among us and our sponsors and their respective affiliates;

•	the adequacy of our cash reserves and working capital;

•	the timing of cash flow, if any, from our investments; and

•
other risks associated with investing in our targeted investments, including changes in interest rates, the securities markets, the general economy or the finance and real estate markets specifically and the New York CRE market in particular.

The foregoing list of factors is not exhaustive. All forward-looking statements included in this prospectus are based upon information available to us on the date hereof and we are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.
Factors that could have a material adverse effect on our operations and future prospects are set forth in
“Risk Factors” in this prospectus beginning on page 20. The factors set forth in the Risk Factors section and described elsewhere in this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this prospectus.

ESTIMATED USE OF PROCEEDS
The table below sets forth our estimated use of proceeds from our offering, assuming we sell: (i) only $2,000,000 in shares of our common stock, the minimum offering amount in our primary offering; (ii) $1,800,000,000 in shares, the maximum offering amount in our primary offering and no shares pursuant to our DRP; and (iii) $1,800,000,000 in shares, the maximum offering amount in our primary offering and $200,000,000 in shares pursuant to our DRP. Shares of our common stock will be offered in our primary offering at $10.00 per share. Discounts are also available for certain categories of investors. We are also offering up to $200,000,000 in shares pursuant to our DRP at $9.50 per share.
Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in our offering, we estimate that between approximately 87.3% (assuming all shares available under our DRP are sold) and approximately 86.3% (assuming no shares available under our DRP are sold) of our gross offering proceeds will be available for investments, net of acquisition fees and costs. We will use the remainder of the offering proceeds to pay offering costs, including selling commissions and dealer manager fees, to pay acquisition costs and, upon investment in our targeted assets, to pay an acquisition fee to our advisor for its services in connection with the selection, origination or acquisition, as applicable, of our real estate investments. Raising less than the maximum offering amount would change the amount of fees, commission, costs and expenses presented in the table below.
Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the use of proceeds to fund distributions.

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$2,000,000	100.00%	$1,800,000,000	100.00%	$2,000,000,000	100.00%
Less Offering Costs:
Selling Commissions	140,000	7.00	126,000,000	7.00	126,000,000	6.30
Dealer Manager Fee	60,000	3.00	54,000,000	3.00	54,000,000	2.70
Organization and Offering Costs (1)	60,000	3.00	27,000,000	1.50	30,000,000	1.50
Amount Available for Investments	$1,740,000	87.00%	$1,593,000,000	88.50%	$1,790,000,000	89.50%
Less:
Acquisition Fee-Equity (2)	$31,320	1.57%	$28,674,000	1.59%	$32,220,000	1.61%
Acquisition Fee-Debt (2)	3,480	0.17	3,186,000	0.18	3,580,000	0.18
Acquisition Costs (3)	8,700	0.44	7,965,000	0.44	8,950,000	0.45
Initial Working Capital Reserve (4)	—	—	—	—	—	—
Estimated Amount Invested in Assets (5)	$1,696,500	84.82%	$1,553,175,000	86.29%	$1,745,250,000	87.26%
________________________________________

(1)
Amount reflected is an estimate. Includes all expenses (other than selling commissions and dealer manager fees) to be paid by us in connection with the formation of our company and the qualification and registration of our offering, including, without limitation, expenses for printing, preparing and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees for services provided to us in connection with our offering. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of aggregate gross proceeds from our offering. See “Plan of Distribution.”

(2)
We will pay our advisor or one of its affiliates an acquisition fee equal to 2.25% of the cost of each real property, including acquisition costs attributable to the investment and 1.00% of the principal amount funded by us to originate or acquire investments, other than real estate property, including acquisition costs attributable to the investment. For illustration purposes of this table, we assumed 80% of our investments would be real estate and 20% would be debt, although actual results could differ materially. We may also incur customary acquisition costs in connection with the acquisition or origination (or attempted acquisition or origination) of an asset. See note 3 below.

This table excludes financing proceeds. To the extent we utilize borrowings to finance our investments, as we expect to do, the amount available for investment and the amount of investment fees will be proportionately greater. If we raise the maximum offering amount and our financing is equal to 50% of the cost of our investment, then acquisition fees would be approximately $57,348,000 for real estate and $6,372,000 for debt and securities investments, assuming 80% of our investments are in real estate and 20% of our investments are in debt. The amount of the acquisition fees payable to our advisor will increase if we sell our assets and reinvest the proceeds.

(3)
Acquisition costs may include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. The actual amount of acquisition costs cannot be determined at the present time and will depend on numerous factors, including the type and jurisdiction of the real estate investment acquired, the legal structure of the transaction in which the real estate investment is acquired, the aggregate purchase price paid to acquire the real estate investment and the number of real estate investments acquired. In addition for our CRE debt investments, we may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan or making capital improvements on a real property obtained through foreclosure or otherwise. For purposes of this table, we have assumed acquisition costs will constitute 0.5% of net proceeds.

(4)
We do not anticipate that a permanent reserve for maintenance and repairs of real properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply gross offering proceeds for maintenance and repairs of real properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.

(5)
Until required in connection with investment in a portfolio of real estate properties and CRE debt and securities, substantially all of the net proceeds of our offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which will be accountable to us and our stockholders as fiduciaries. Our board of directors will be responsible for directing the management of our business and affairs. Our board of directors will retain our advisor who will be responsible for coordinating the management of our day-to-day operations and for making investments in real estate properties and, to a lesser extent, CRE debt and securities, on our behalf, subject to the supervision of our board of directors. Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and our sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying and negotiating our investments and providing disposition, portfolio management, property management, construction, leasing and development services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments.
Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three nor more than 15. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. We currently have five directors, three of whom are independent. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or either of our sponsors. A director is deemed to be associated with our advisor or a sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, such sponsor, or any of their affiliates (other than any ownership interest that constitutes a less than one percent interest in any public company), performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by either sponsor or advised by our advisor. We will provide on an annual basis information about any independent director’s ownership in our sponsors, our advisor or any of their affiliates. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from one or both of our sponsors, our advisor and any of their affiliates exceeds five percent of: (i) the director’s annual gross revenue derived from all sources during either of the last two years; or (ii) the director’s net worth on a fair market value basis. Pursuant to the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines, our charter defines an indirect relationship to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. We refer to any director who is not independent as an “affiliated director.” At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and approved by a vote of our board of directors as required by the NASAA REIT Guidelines.
Each director will be elected by the stockholders and will serve for a term of one year and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.
A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.
If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among our independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.
Responsibilities of Directors
The responsibilities of the members of our board of directors will include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•
approving all acquisitions of property and other investments and originations of CRE debt that require an investment of our equity exceeding the greater of: (i) $100 million; and (ii) 10% of our total assets, including cash available for investment;

•	approving and reviewing the investment guidelines that our Advisor Entities must follow when acquiring equity and debt investments on our behalf without the approval of our board of directors;

•	approving and overseeing our recourse borrowings in excess of $100 million;

•	approving and monitoring the relationship among us, our operating partnership, our advisor and our sub-advisor;

•	approving a potential liquidity transaction;

•	determining our distribution policy and authorizing distributions on a quarterly basis; and

•	approving amounts available for repurchases of shares of our common stock.
Members of our board of directors will not be required to devote all of their time to our business and will only be required to devote such time to our affairs as their duties require. Our board of directors will meet quarterly or more frequently as necessary.
We will follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders.
Committees of our Board of Directors
Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors will establish an audit committee.
Audit Committee
Our audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. Our audit committee’s primary function will be to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. In addition, our audit committee may oversee the valuation process once we commence valuations of our portfolio. Our audit committee is comprised of Dianne Hurley, Lawrence J. Waldman and Winston W. Wilson, all of whom are independent directors. Mr. Wilson serves as the chairman of our audit committee and has been designated as our audit committee financial expert.
Directors and Executive Officers
As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
David T. Hamamoto	55	Co-Chairman of the Board of Directors
Scott H. Rechler	47	Co-Chairman of the Board of Directors
Daniel R. Gilbert	45	Chief Executive Officer and President
Debra A. Hess	50	Chief Financial Officer and Treasurer
Ronald J. Lieberman	45	Executive Vice President, General Counsel and Secretary
Brett S. Klein	36	Chief Operating Officer
Dianne Hurley	52	Independent Director
Lawrence J. Waldman	68	Independent Director
Winston W. Wilson	47	Independent Director
_____________________________
David T. Hamamoto. Mr. Hamamoto is Co-Chairman of our board of directors and a member of our advisor’s investment committee. He has been Chairman and Chief Executive Officer of NSAM since December 2013 and Chairman of the board of directors of NorthStar Realty since October 2007 and served as a director of NorthStar Realty since October 2003. Mr. Hamamoto has served as Chief Executive Officer of NorthStar Realty since October 2004 and as President of

NorthStar Realty from October 2004 to April 2011. Mr. Hamamoto has also served as Chairman of NorthStar Income since February 2009 and served as its Chief Executive Officer from February 2009 until January 2013. Mr. Hamamoto has also served as Chairman of NorthStar Income II since December 2012. Mr. Hamamoto further served as Chairman of NorthStar Healthcare from January 2013 until January 2014. In July 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to NorthStar Realty, for which he served as Co-Chief Executive Officer until October 2004. From 1983 to 1997, Mr. Hamamoto worked for Goldman, Sachs & Co. where he was co-head of the Real Estate Principal Investment Area and general partner of the firm between 1994 and 1997. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Mr. Hamamoto has served as a member of the significant action committee of RXR since December 2013. Mr. Hamamoto holds a Bachelor of Science from Stanford University in Palo Alto, California and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania in Philadelphia, Pennsylvania.
Scott H. Rechler. Mr. Rechler is Co-Chairman of our board of directors and Chief Executive Officer of our sub-advisor. Mr. Rechler also serves as Chairman of the advisory board and Chief Executive Officer of RXR, a position he has held since its founding in 2007. From 1989 until January 2007, Mr. Rechler held a variety of positions at Reckson, including serving as its President from 1997 until 2001 and from 2003 until 2006, Chief Operating Officer from 1995 until 1999, as Co-Chief Executive Officer from 1999 until 2003 and as Chief Executive Officer from 2003 until 2007. In addition, Mr. Rechler was a member of Reckson’s Board of Directors from 1995 until 2007 as well as its Chairman from 2004 until 2007. Mr. Rechler is the Chairman and CEO of RNY (ASX: RNY), a public real estate company listed on the Australian Securities Exchange. Additionally, Mr. Rechler is a co-founder and former member of the Board of Directors of American Campus Communities, Inc. (NYSE: ACC), one of the nation’s largest developers, owners and managers of high-quality student housing communities. Mr. Rechler is also a member of the Board of Directors of the Real Estate Board of New York. In June 2011, Mr. Rechler was appointed by New York Governor Andrew Cuomo to the Board of Commissioners of the Port Authority of New York and New Jersey where he serves as the Vice Chair. Mr. Rechler is actively involved with the Real Estate Roundtable, for which he is a member of the Board of Directors and Co-Chair of its Political Action Committee. Mr. Rechler is a graduate of Clark University. He earned a Master of Finance degree from New York University in New York, New York.
Daniel R. Gilbert. Mr. Gilbert has been our Chief Executive Officer and President since March 2014 and is a member of our advisor’s investment committee. He has also served as Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd, a wholly owned subsidiary of NSAM and parent company of our advisor, since June 2014, and of NorthStar Realty since January 2013. Mr. Gilbert also serves as the Chief Executive Officer and President of each of NorthStar Income and NorthStar Income II, positions he has held since their inceptions, in January 2009 and December 2012, respectively. Mr. Gilbert has also served as Executive Chairman of NorthStar Healthcare since January 2014, having previously served as its Chief Executive Officer from August 2012 to January 2014. Previously, Mr. Gilbert served as Co-President of NorthStar Realty from April 2011 until January 2013 and in various other senior management positions since its initial public offering in October 2004. Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital Investment Corp., a predecessor company of NorthStar Realty. Prior to that role, Mr. Gilbert was with Merrill Lynch & Co. in its Global Principal Investments and Commercial Real Estate Department and prior to joining Merrill Lynch, held accounting and legal-related positions at Prudential Securities Incorporated. Mr. Gilbert holds a Bachelor of Arts degree from Union College in Schenectady, New York.
Debra A. Hess. Ms. Hess has been our Chief Financial Officer and Treasurer since March 2014. Ms. Hess currently serves as Chief Financial Officer of NSAM and NorthStar Realty, positions she has held since January 2014 and July 2011, respectively. Ms. Hess has also served as Chief Financial Officer and Treasurer of each of NorthStar Income, NorthStar Healthcare and NorthStar Income II since October 2011, March 2012 and December 2012, respectively. Ms. Hess has significant financial, accounting and compliance experience at public companies. Ms. Hess most recently served as Chief Financial Officer and Compliance Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and an NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut in Storrs, Connecticut and a Master of Business Administration in Finance from New York University’s Stern School of Business in New York, New York.
Ronald J. Lieberman. Mr. Lieberman has been our Executive Vice President, General Counsel and Secretary since March 2014. Mr. Lieberman currently serves as Executive Vice President, General Counsel and Secretary of NSAM, a position he has held since January 2014. He has also served as NorthStar Realty’s Executive Vice President, General

Counsel and Secretary since April 2012, April 2011 and January 2013 (having previously served as Assistant Secretary from April 2011 until January 2013), respectively. Mr. Lieberman has served as General Counsel and Secretary of NorthStar Income since October 2011 and as its Executive Vice President since January 2013. Mr. Lieberman has further served as Executive Vice President, General Counsel and Secretary of NorthStar Healthcare since January 2013, April 2011, and January 2013, respectively. Mr. Lieberman has also served as General Counsel and Secretary of NorthStar Income II since December 2012 and as its Executive Vice President since March 2013. Prior to joining NorthStar Realty, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 until March 2011 where he advised numerous REITs, including mortgage REITs and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams, Mr. Lieberman was the associate general counsel at Entrade, Inc., during which time Entrade was a public company listed on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.
Brett S. Klein. Mr. Klein is our Chief Operating Officer. Mr. Klein currently serves as a Managing Director of an affiliate of NSAM, a position he has held since June 2014, and heads its Alternative and Structured Products Group, having previously served as Managing Director of NorthStar Realty since January 2011. Mr. Klein’s responsibilities include oversight of the operational elements of NSAM’s sponsored non-traded REITs and the coordination of sponsor-related activities of NSAM’s broker-dealer, NorthStar Securities. In addition, Mr. Klein is responsible for capital markets execution on behalf of the Managed Companies, including credit facility sourcing/structuring and securitization. Mr. Klein joined NorthStar Realty in October 2004, prior to its initial public offering and works closely with the accounting and legal departments and remains involved in both the investment and portfolio management and servicing businesses. From August 2004 to October 2004, Mr. Klein was an analyst at NorthStar Capital Investment Corp., a predecessor company of NorthStar Realty. From 2000 to 2004, Mr. Klein worked in the CMBS group at Fitch Ratings, Inc., as Associate Director, where he focused on commercial real estate related securitization transactions. Mr. Klein holds a Bachelor of Science in Finance, Investment and Banking in addition to Risk Management and Insurance from the University of Wisconsin in Madison, Wisconsin.
Independent Directors
Dianne Hurley is one of our independent directors and a member of our audit committee. Since January 2015, Ms. Hurley has served as Chief Administrative Officer of RedBird Capital Partners Management LLC, a principal investing firm focused on growth equity, build ups and structured equity investments in family-owned, founder-led and entrepreneurial businesses. Previously, from November 2011 to December 2014, Ms. Hurley served as Managing Director of SG Partners, a boutique executive search firm, where her responsibilities included business development, private equity, hedge fund, real estate, and investor relations recruiting efforts. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, at Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting, regulatory and compliance oversight and the global client database. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon, a large investment management firm affiliated with TPG Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation and strategic initiatives including joint venture real estate investments, corporate real estate, and management company oversight. Prior to that, Ms. Hurley served in the Office of the President at the Rockefeller University, where she provided staff analysis and direction for all major administrative projects, including real estate development. Earlier in her career, Ms. Hurley also held various senior positions in real estate and corporate finance at Edison Schools Inc. and worked in the real estate department at Goldman Sachs. Ms. Hurley holds a Bachelor of Arts from Harvard University in Cambridge, Massachusetts and a Master of Business Administration from Yale School of Management, New Haven, Connecticut.
We believe that Ms. Hurley’s significant real estate and real estate finance experience, as well as regulatory and oversight compliance experience supports her appointment to our board of directors.
Lawrence J. Waldman is one of our independent directors and a member of our audit committee. Mr. Waldman has over thirty-five years of experience in public accounting. Mr. Waldman currently serves as an advisor to the accounting firm of EisnerAmper LLP, where he was previously the Partner-in-Charge of Commercial Audit Practice Development for Long Island since September 2011. Prior to joining EisnerAmper LLP, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP from July 2006 to August 2011. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972. Mr. Waldman serves as a member of the board of directors of Bovie Medical Corporation, a public company specializing in the development and manufacturing of medical products and devices since 2011, and has served as chair of its audit committee since 2012. Mr. Waldman is also a member of Supervisory Committee of Bethpage Federal Credit Union.

He is currently a member of the board of directors and Treasurer of each of the Long Island Association, the Long Island Angel Network and the Advanced Energy Research Center at Stony Brook University and a member of the Dean’s Advisory Board of the Hofstra University Frank G. Zarb School of Business. Mr. Waldman also serves as a member of the State University of New York’s Board of Trustees and as chair of its audit committee. Mr. Waldman is a certified public accountant in New York State. He is a member of the American Institute Of Certified Public Accountants and the New York State Society of CPA's. He previously served as the Chairman of the board of trustees of the Long Island Power Authority (LIPA) and as Chair and a member of the finance and audit committee of its Board of Trustees. Mr. Waldman holds a Bachelor of Science and a Master of Business Administration from Hofstra University in Hempstead, New York, where he is also an adjunct professor.
We believe that Mr. Waldman’s extensive accounting and auditing experience, together with his extensive service on various boards, supports his appointment to our board of directors.
Winston W. Wilson is one of our independent directors and serves as chairman and financial expert of our audit committee. Mr. Wilson also serves as a director of NorthStar Income II and as chairman of its audit committee, a position he has held since May 2013. Mr. Wilson most recently worked for Grant Thornton LLP’s New York office, from August 2008 until December 2012 as Partner in Charge and Financial Services Industry Leader and from August 2011 until December 2012 as National Asset Management Sector Leader. Mr. Wilson joined Grant Thornton LLP in October 2000 and left in December 2012 to pursue personal interests. Mr. Wilson has over 23 years of experience with financial services companies including, among others, mortgage and equity REITs, broker-dealers, mutual funds and registered investment advisors. Prior to joining Grant Thornton, Mr. Wilson worked for PricewaterhouseCoopers LLP, Credit Suisse First Boston and Brown Brothers Harriman & Co. Mr. Wilson is a certified public accountant in the states of New York, New Jersey and Pennsylvania. He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs. Mr. Wilson was also recently a member of the American Institute of Certified Public Accountants (AICPA) Investment Company Expert Panel as well as a member of the Strategic Partners Advisory Committee for Managed Funds Associations (MFA). Mr. Wilson is currently a doctoral student in business at Pace University. Mr. Wilson also has a Master of Business Administration in Finance and Marketing from New York University’s Stern School of Business in New York, New York and a Master of Science in Economics and a Bachelor of Science in Accounting from Brooklyn College in Brooklyn, New York.
We believe that Mr. Wilson’s extensive public accounting and financial services expertise, including as it relates to REITs and broker-dealers, supports his appointment to our board of directors.
Investment Committee
The investment committee of our advisor has certain responsibilities with respect to our investments. The investment committee has the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The investment committee of advisor also presents certain investments to our board of directors for approval. Currently, our advisor’s investment committee consists of the following individuals: David T. Hamamoto, Albert Tylis, Daniel R. Gilbert, David S. Fallick and Steven B. Kauff.
The investment committee will require a majority vote to approve an investment and has the authority to approve all unaffiliated acquisitions of property, originations of CRE debt and other investments that require an investment of our equity not exceeding the greater of: (i) $100 million; and (ii) 10% of our total assets, including cash available for investment.
Compensation of Executive Officers and Directors
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including our executive officers who will serve as directors, will be employed by NSAM or its affiliates and may also serve as an executive officer of our advisor. Our executive officers will serve until their successors are elected and qualify. Each of these individuals will receive compensation for his or her services, including services performed for us on behalf of our advisor, from NSAM. As executive officers of our advisor, these individuals will serve to manage our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities, operating acquired investments and monitoring the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, through fees we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key professionals of our advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as key professionals of our advisor, although we do not currently intend to grant any such awards.

We will pay each of our independent directors an annual retainer of $65,000 (to be prorated for a partial term), plus our audit committee chairperson will receive an additional $10,000 annual retainer (to be prorated for a partial term). We may give our independent directors the right to receive their annual retainer in an equivalent value of shares of our common stock based on the then current offering price of shares of our common stock or, if we are no longer offering shares of our common stock in a public offering, the then current estimated value per share.
We intend to adopt an independent director compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Under the independent director compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors will automatically receive an initial grant of 5,000 shares of restricted common stock, when and if we raise at least $2,000,000 in gross offering proceeds. Each independent director who subsequently joins our board of directors will receive 5,000 shares of restricted stock upon election or appointment to our board of directors and may be entitled to receive awards in the future under our long-term incentive plan, although we do not currently intend to grant any such awards. In addition, on the date following an independent director’s re-election to our board of directors, he or she will receive 2,500 shares of restricted stock or such number of shares that would be equal in value to $25,000. Restricted stock will generally vest over two years following the grant date; provided, however, that restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a change in our control.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.
Long-Term Incentive Plan
We plan to adopt a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, if any, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “— Compensation of Executive Officers and Directors”).
Our long-term incentive plan will authorize the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, or any other right relating to our common stock or cash; provided that our long-term incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our shares of common stock are listed on a national securities exchange. As required by the NASAA REIT guidelines, the maximum number of shares of our common stock that may be issued upon the exercise or grant of an award under our long-term incentive plan will not exceed in the aggregate, an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such awards. Any stock options or stock appreciation rights granted under our long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant. The exercise price or base price may not be reduced, directly or indirectly, or indirectly by cancellation and registrant, without the prior approval of our stockholders.
An option is a right to purchase shares of our common stock at a specified price during specified times. A stock appreciation right is a right to receive a payment equal to the difference between the fair market value of a share of our common stock as of the date of exercise over the base value determined by our board of directors, or a committee of our board of directors.  Restricted stock means a right to receive shares of our common stock that is subject to certain restrictions and to risk of forfeiture. A restricted stock unit is a right to receive shares of our common stock (or the equivalent value in cash or other property if our board of directors or the committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture. A deferred stock unit is similar to a restricted stock unit, except that the right is not subject to risk of forfeiture. A dividend equivalent is a right to receive a payment equal to dividends with respect to all or a portion of the number of shares subject to an award. Payment of awards under the long-term incentive plan may be made in cash, shares of our common stock, or any other form of property as the committee shall determine.
Our board of directors, or a committee of our board of directors, will administer our long-term incentive plan with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals, and to make all other decisions and determinations that may be required to administer the plan. As described above under “— Compensation of Executive Officers and Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors or the committee, no unexercised or restricted award granted under our long-term incentive plan is transferable except through the laws of descent and distribution.
We plan to have authorized and reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under our long-term incentive plan. Any class of stock may be issued in the discretion of our board of directors. However, unless and until our board of directors determines otherwise, all stock issued under our long-term incentive plan will consist of common stock. If an award is cancelled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares will again be available for issuance under the long-term incentive plan. Shares subject to awards settled in cash, or withheld to satisfy minimum tax requirements also will again be available for issuance under the long-term incentive plan. If the full number of shares subject to an award is not issued upon exercise of an option or a stock appreciation right, such as by reason of a net-settlement of an award, only the actual number of shares issued will be considered for purposes of determining the number of shares remaining available for issuance under the long-term incentive plan. Certain substitute awards do not count against shares otherwise available for awards under the long-term incentive plan.
In the event of a nonreciprocal transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under our long-term incentive plan will be adjusted proportionately and our board of directors must make such adjustments to our long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under our long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Upon the occurrence or in anticipation of any corporate event or transaction involving us (including, without limitations, any merger, reorganization, recapitalization, combination or exchange of shares, the committee may, in its sole discretion, provide (i) that awards will be settled in cash rather than shares of our common stock, (ii) that awards will become immediately vested and exercisable and expire after a designated period of time to the extent not exercised, (iii) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying shares of common stock over the exercise price of the award, (v) that performance targets and performance periods for performance awards will be modified, or (vi) any combination of the foregoing. The committee’s determination need not be uniform and may be different for different participants whether or not similarly situated.
Unless otherwise provided in an award notification or any special plan document governing an award, upon the termination of a participant’s service due to death or disability or upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award notification or any special plan document governing an award, with respect to outstanding performance-based awards: (i) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on targeted or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in our control, the payout opportunities under such awards will vest based on target performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the length of time within the performance period elapsed prior to the termination or change in control, as the case may be. In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising such discretion.
Our long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate our long-term incentive plan at any time. The expiration or other termination of our long-term incentive plan will have no adverse impact on any award previously granted under our long-term incentive plan. Our board of directors or the committee may amend our long-term incentive plan at any time, but no amendment will adversely affect any award previously granted without the consent of the participant affected thereby. No amendment to our long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, policy or regulation applicable to our long-term incentive plan or the listing or other requirements of any stock exchange on which shares of our common stock are listed or traded.

Limited Liability and Indemnification of Directors, Officers and Others
Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will generally indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors’ and officers’ liability insurance by the time we raise the minimum offering amount.
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
However, our charter provides that we may only indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have also agreed to indemnify and hold harmless our Advisor Entities and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our advisory and sub-advisory agreements subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in our advisory and sub-advisory agreements.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of an alleged violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our Advisor Entities and their affiliates for reasonable legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

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the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction approves such advancement; and

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the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
We intend to enter into indemnification agreements with each of our executive officers and directors, Albert Tylis, an executive officer of our advisor and Michael Maturo and Jason M. Barnett, executive officers of our sub-advisor. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and Messrs. Tylis, Maturo and Barnett and advance to our executive officers and directors and Messrs. Tylis, Maturo and Barnett all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we will be required to indemnify and advance all expenses incurred by executive officers and directors and Messrs. Tylis, Maturo and Barnett seeking to enforce their rights under the indemnification agreements. We also intend to cover officers and directors and Messrs. Tylis, Maturo and Barnett under directors’ and officers’ liability insurance, which we expect to obtain by the time we raise the minimum offering amount.
Our Advisor and Sub-Advisor
We will rely on our advisor for coordinating the management of our day-to-day operations and for making and asset managing investments in real estate properties and CRE debt and securities on our behalf, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and our sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying and negotiating our investments and providing portfolio management, disposition, property management, construction, leasing and development services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments. We are party to the sub-advisory agreement between the advisor and the sub-advisor for purposes of payment obligations and we will pay the sub-advisor 50% of all fees and up to 25% of all reimbursable expenses otherwise payable by us under the advisory agreement. In addition, we expect that our advisor will delegate its other duties and responsibilities to affiliated entities, which may be organized under the laws of the United States or foreign jurisdictions. Notwithstanding such delegation to the sub-advisor or affiliates of the sub-advisor or advisor, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

To the extent permitted by law and regulations, the services for which our advisor will receive fees and reimbursements include, but are not limited to, the following:
Offering Services

•	the development of our offering, including the determination of its specific terms;

•	along with our dealer manager, the approval of the participating broker-dealers and negotiation of the related selling agreements;

•	coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

•	preparation and approval of all marketing materials to be used by our dealer manager and the participating broker-dealers relating to our offering;

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along with our dealer manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to our offering; and

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all other services related to our offering, other than services that: (i) relate to the underwriting, marketing, distribution or sale of our offering and any subsequent or simultaneous offering approved by our board of directors; (ii) are to be performed by our dealer manager; (iii) we elect to perform directly; or (iv) would require our advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•	serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our investment objectives and policies;

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subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential real estate investments; (ii) structure and negotiate the terms and conditions of approved real estate investments; and (iii) acquire approved real estate investments on our behalf;

•	oversee the due diligence process related to prospective investments;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports, where appropriate, concerning the value and condition of proposed investments; and

•	negotiate and execute approved investments and other transactions.
Asset Management Services

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investigate, select and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, contractors, sub-contractors and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

•	monitor applicable markets and obtain reports where appropriate, concerning the value and condition of our investments;

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monitor and evaluate the performance of our investments, value our investments, provide daily management services and perform and supervise the various management and operational functions related to our investments;

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formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, redevelopment, repositioning, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

•	coordinate with any third-party property manager;

•	coordinate and manage relationships between us and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.
Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

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from time-to-time, or at any time reasonably requested by our board of directors, make reports to our members of the board of directors on our advisor’s performance of services to us under our advisory agreement;

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coordinate with our accountants and independent auditors to prepare and deliver to our audit committee an annual report covering our advisor’s compliance with certain aspects of our advisory agreement;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services, portfolio management functions and technology support;

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maintain accounting data and any other information concerning our activities as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records of our company;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide our company with all necessary cash management services;

•	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

•	consult with our officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

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provide our officers and members of the board of directors with timely updates related to the overall regulatory environment affecting our business, as well as managing compliance with regulatory matters;

•	consult with our officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, recordkeeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Stockholder Services

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing stockholder support and services.
Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between our company and our lenders; and

•	monitor and oversee the service of and compliance with of our borrowings.

Disposition Services

•	consult with our board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales, syndications or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.
The following individuals serve as executive officers of our advisor, NSAM or other affiliates of NSAM and, as such, provide services to us.

Name	Age	Position
David T. Hamamoto	55	Chief Executive Officer, NorthStar Asset Management Group Inc.
Albert Tylis	40	President, NorthStar Asset Management Group Inc.
Daniel R. Gilbert	45	Chief Investment and Operating Officer, NorthStar Asset Management Group, Ltd
Debra A. Hess	50	Chief Financial Officer and Treasurer, NorthStar Asset Management Group Inc.
Ronald J. Lieberman	45	Executive Vice President, General Counsel and Secretary, NorthStar Asset Management Group Inc.
Brett S. Klein	36	Managing Director, NorthStar Asset Management Group, Ltd
David S. Fallick	51	Co-Head of European Operations, NorthStar Asset Management Group, Ltd
Steven B. Kauff	52	Executive Vice President, Managing Director and Co-Head of European Operations, NorthStar Asset Management Group, Ltd
For biographical information on these individuals, other than for Messrs. Tylis, Fallick and Kauff, see “ — Directors and Executive Officers.”
Albert Tylis. Mr. Tylis is a member of our advisor’s investment committee. He currently serves as President of NSAM since December 2013 and as President of NorthStar Realty since January 2013. Prior to his current position at NorthStar Realty, Mr. Tylis served as Co-President of NorthStar Realty from April 2011 until January 2013, Chief Operating Officer of NorthStar Realty from January 2010 until January 2013, Secretary of NorthStar Realty from April 2006 until January 2013, an Executive Vice President of NorthStar Realty from April 2006 until April 2011 and General Counsel of NorthStar Realty from April 2006 to April 2011. Mr. Tylis also served as Chief Operating Officer of NorthStar Income from October 2010 until January 2013 and as General Counsel and Secretary of NorthStar Income from October 2010 until April 2011. He has further served as Chairman of the board of directors of NorthStar Healthcare from April 2011 until January 2013 and as General Counsel and Secretary of NorthStar Healthcare from October 2010 until April 2011. Prior to joining NorthStar Realty in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute and from September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group and supported the firm’s Real Estate Group. Mr. Tylis has served as a member of the significant action committee of RXR since December 2013. Mr. Tylis holds a Bachelor of Science from the University of Massachusetts at Amherst and a Juris Doctor from Suffolk University Law School.
Additional Management
In addition, the following individuals serve on our advisor’s investment committee:
David S. Fallick. Mr. Fallick is a member of our advisor’s investment committee and serves as Co-Head of European Operations of NorthStar Asset Management Group, Ltd, an affiliate of NSAM, a position he has held since June 2014. He is responsible for the build out and management of NSAM’s asset management business in Luxembourg in addition to overseeing NSAM’s portfolio management and servicing business. Mr. Fallick has nearly 25 years of commercial real estate experience. Prior to joining NSAM, from April 2002 to March 2014, he was head of the Structured Transactions Group at Bank of America Merrill Lynch, where he was responsible for originating, structuring, closing and distributing Commercial Mortgage Backed Securities transactions that ranged in size from $100 million to multi-billion dollars. From 1994 to 2002, Mr. Fallick served as the Co-head of the Commercial Mortgage Backed Securities Group at Standard & Poor’s Structured Finance Ratings. Mr. Fallick received a Bachelor of Arts degree from Emory University and a Master of Business Administration in Finance from New York University.
Steven B. Kauff. Mr. Kauff is a member of our advisor’s investment committee and serves as Executive Vice President, Managing Director and Co-Head of European Operations of NorthStar Asset Management Group, Ltd, an affiliate of NSAM, a position he has held since June 2014. Mr. Kauff is also Executive Vice President of NorthStar Realty, a position he has held since 2006 and previously served as Vice President since 2004. Mr. Kauff’s responsibilities since NorthStar Realty’s initial public offering in 2004 have included overseeing all tax and structuring for NorthStar Realty and NSAM, their subsidiaries and affiliates. Over the past 20 years, Mr. Kauff has been instrumental in advising, implementing and closing in excess of $20 billion of real estate transactions, with a primary focus on executing complex tax and finance strategies. He has extensive experience in the area of REITs, partnerships, real estate corporate finance, real estate securitizations and global tax structures. Since 2010, Mr. Kauff is also President of NorthStar Capital Investment Corp., the predecessor company to NorthStar Realty and served as Vice President prior to that. Prior to joining NorthStar, Mr. Kauff worked for Arthur Anderson LLP and Price Waterhouse LLP in their Real Estate and Hospitality Services groups, where he specialized in transaction consulting, providing tax and financial structuring advice to real estate private equity clients. Mr. Kauff received a Bachelor of Business Administration from Tulane University and a Juris Doctor from Fordham University School of Law. Mr. Kauff is admitted to practice law in the State of New York, the United States Tax Court and the Supreme Court of the United States.
The Advisory Agreement
The term of our advisory agreement will be one year from the commencement of our offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. It is the duty of our board of directors to evaluate the performance of our advisor before renewing our advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. Our advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us or our advisor upon 60-days’ written notice; or

•	with “good reason” by our advisor upon 60-days’ written notice.
“Good reason” is defined in our advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under our advisory agreement or any material breach of our advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, misconduct, negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.
In the event of the termination of our advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Our board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar/RXR NTR OP Holdings, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that NorthStar/RXR NTR OP Holdings would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See “Management Compensation” for a detailed discussion of the compensation payable to our advisor under our advisory agreement and the payment that NorthStar/RXR NTR OP Holdings may be entitled to receive with respect to the special units.
The Sub-Advisor
Subject to the terms of the advisory agreement between our advisor and us, our advisor through its affiliates will delegate certain advisory duties to RXR NTR Sub-Advisor LLC, our sub-advisor, and a wholly-owned subsidiary of one of our co-sponsors, RXR. We are party to the sub-advisory agreement between our advisor and our sub-advisor for purposes of payment obligations. Notwithstanding such delegation to the sub-advisor or affiliates of the sub-advisor or advisor, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement. The sub-advisory agreement will automatically terminate upon the termination of the advisory agreement between us and our advisor. Our advisor can terminate the sub-advisory agreement for cause, including fraud, criminal misconduct, negligence or breach of fiduciary duty by the sub-advisor or a material breach of the sub-advisory agreement by the sub-advisor. In addition, the sub-advisory agreement will automatically terminate or our advisor can terminate the sub-advisory agreement for cause upon certain events relating to the strategic transaction between NorthStar Realty and RXR, as more fully described in the sub-advisory agreement.
Pursuant to the sub-advisory agreement among the advisor and the sub-advisor and subject to the oversight of our board of directors, personnel associated with our sub-advisor are assigned direct responsibility for, among others, the following duties:

•	sourcing and proposing target investment opportunities to our advisor’s investment committee;

•	conducting due diligence on target investments;

•	managing the acquisition process for real estate investments approved by our advisor’s investment committee;

•	managing the origination and closing process for real estate debt, structured finance and other investments approved by our advisor’s investment committee;

•	sourcing and arranging potential co-investment partners for our investments;

•	managing legal matters involving our investments;

•	supervising the compilation of financial information concerning our real estate investments; and

•	arranging financing and refinancing for our real estate investments.
As consideration for the services delegated to the sub-advisor, we will pay the sub-advisor, pursuant to the sub-advisory agreement, 50% of all fees and up to 25% of all expense reimbursements otherwise payable to the advisor under the advisory agreement, including:

•	organization and offering costs;

•	acquisition fees and costs;

•	operating costs;

•	asset management fees; and

•	any disposition fees we pay to our advisor.
For a description of the fees subject to the assignment, see “Management Compensation.” For other fees paid to our sub-advisor and its affiliates, please see “— Property Manager.”
The officers and key personnel of our sub-advisor are as follows:

Name	Age	Positions
Scott H. Rechler	47	Chief Executive Officer
Michael Maturo	53	President and Chief Financial Officer
Jason M. Barnett	46	Vice Chairman and General Counsel
For biographical information on Mr. Rechler, see “— Directors and Executive Officers.”
Michael Maturo. Mr. Maturo is the President and Chief Financial Officer of our sub-advisor. Mr. Maturo also serves as President and Chief Financial Officer of RXR, a position he has held since RXR’s founding in 2007. Prior to the Reckson/SL Green merger, Mr. Maturo served as President and Chief Financial Officer of Reckson, where he was also a member of Reckson’s board of directors. Mr. Maturo was responsible for Reckson’s Capital Market’s activities as well as its accounting, financing, strategic planning, budgeting, treasury, tax management, internal and external reporting and investor relations departments. Mr. Maturo also had oversight responsibility over Reckson’s investment functions and allocation of capital, developing and implementing Reckson’s corporate and operating strategies. From 2004 to 2006, Mr. Maturo chaired the Investment Committee of Reckson. Additionally, Mr. Maturo is the President, Chief Financial Officer and member of the Board of Directors of RNY. Prior to joining Reckson, Mr. Maturo was a senior manager with EY Kenneth Leventhal Real Estate Group. Mr. Maturo is a Certified Public Accountant. Mr. Maturo serves on a number of outside boards and committees including The Board of Directors of the Long Island Association (LIA), the Board of Governors of the Seminary of the Immaculate Conception, The Investment Committee of the Diocese of Rockville Center Pension Plan and Member of the Real Estate Roundtable. Mr. Maturo holds a Bachelor of Science degree in Accounting and Finance from Seton Hall University in South Orange, New Jersey.
Jason M. Barnett. Mr. Barnett is the Vice Chairman and General Counsel of our sub-advisor. Mr. Barnett also serves as Vice Chairman and General Counsel of RXR, a position he has held since 2007. While at Reckson from 1996 until January 2007, Mr. Barnett held various positions, including serving as its Executive Vice President from 1999 until 2006, Senior Executive Vice President - Corporate Initiatives from 2006 until 2007, General Counsel from 1997 until 2007 and Secretary from 2003 until 2007. Prior to the Reckson/SL Green Merger, Mr. Barnett oversaw Reckson’s corporate initiatives as well as all of Reckson’s legal and compliance matters. Mr. Barnett was responsible for similar capacities for Reckson where he was integrally involved in the structuring and execution of approximately $21 billion of capital markets and real estate transactions, including acquisitions, dispositions, joint ventures, mergers and acquisitions and financings on behalf of Reckson. Additionally, Mr. Barnett is the Senior Executive Vice President, General Counsel and member of the Board of Directors of RNY. Prior to joining Reckson, Mr. Barnett practiced in the corporate and securities department of Sidley Austin Brown & Wood, LLP, where he focused on capital markets and real estate investment trusts. He is a member of the American Bar Association, the Real Estate Board of New York and the National Association of Real Estate Investment Trusts and is admitted to the Bar of the State of New York. Mr. Barnett holds a Bachelor of Arts from Clark University in Worchester, Massachusetts and a Juris Doctorate from Emory University School of Law in Atlanta, Georgia.
Property Manager
We expect that our real properties will be managed and leased by RXR Property Management LLC, our property manager, which is an affiliate of our sub-advisor. We will pay our property manager customary property management fees if our sub-advisor or an affiliate of our sub-advisor is our property manager. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.
We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee in an amount that is usual and customary for comparable services rendered in the geographic market of the property.
We also expect to engage our property manager to provide construction management services for our properties. We will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.
Our property management agreement with our property manager has a one-year term and is subject to automatic successive one-year renewals unless either party provides written notice of its intent to terminate 90 days prior to the expiration of the initial or renewal term. Each party also has the right to terminate the agreement upon 30 days’ prior written notice without penalty.
Our property manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which includes, but is not limited to, on-site managers and building and maintenance personnel. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity.
Development Management
We expect to retain our sub-advisor or its affiliates to provide development management services for many of the development, redevelopment and repositioning projects we undertake, if any, and to enter into development management agreements with our sub-advisor or its affiliates in connection with these activities.
The services to be performed by our sub-advisor or its affiliates in connection with our investments include the management of all development-related activities including, but not limited to: program planning, budgeting, consultant selection, architectural and engineering design preparation and development, contract bidding and buy-out, construction management, marketing, leasing, project completion and tenant relocation and occupancy.
We will pay our sub-advisor or its affiliates development fees that are usual and customary for comparable services rendered for similar projects in the geographic area where the services are provided.
Our Sponsors
NSAM
NSAM is a Delaware corporation that provides asset management and other services to NorthStar Realty and NSAM’s sponsored public non-traded REITS, which we refer to collectively as the Managed Companies, and any other companies NSAM may manage or sponsor in the future, both in the United States and internationally. On June 30, 2014, NorthStar Realty completed the previously announced spin-off of its asset management business into NSAM, a separate publicly traded company, with its common stock listed on the NYSE under the ticker symbol “NSAM.” As a result of the completion of the spin-off, affiliates of NSAM now manage NorthStar Realty, which is subject to a long-term management contract for an initial term of 20 years, and the other Managed Companies. As of September 30, 2014, NSAM has an aggregate of $19.4 billion of assets under management, adjusted for acquisitions and agreements to purchase assets through November 7, 2014, in a variety of CRE investments, with the majority of the assets owned by NorthStar Realty. NSAM has 187 employees located domestically and internationally with its principal executive offices located in New York, New York and additional offices in Denver, Colorado, Dallas, Texas, Bethesda, Maryland and Los Angeles, California. In connection with NSAM’s international strategy, NorthStar Realty entered into a strategic alliance with a European asset manager, has opened offices overseas and maintains investment professionals in those offices. NSAM’s management team averages a combined 20 years of real estate investment and capital markets expertise and has a demonstrated track record of positive returns to its shareholders for the last decade.
The assets of the Managed Companies grew significantly over the past several years driven by the ability of NorthStar Realty and the existing non-traded REITs to raise capital and in turn effectively deploy such capital. The following table presents the assets of the Managed Companies as of September 30, 2014, adjusted for acquisitions and agreements to purchase through November 7, 2014 (dollars in thousands). Furthermore, the $5.2 billion of assets included in the table below with respect to NorthStar Realty, which are the subject of agreements to purchase, are also subject to the satisfaction of customary closing conditions.

	September 30, 2014			December 31, 2013
	Amount		Percentage	Amount	Percentage
NorthStar Realty (1)	$16,373,422	(3)	84.5%	$8,660,375	81.5%
Existing Non-Traded Companies (2)
NorthStar Income	2,069,717		10.7%	1,831,104	17.2%
NorthStar Healthcare	542,242		2.8%	115,839	1.1%
NorthStar Income II	398,410		2.0%	25,326	0.2%
Direct Investments	3,926		—%	—	—%
Total	$19,387,717		100.0%	$10,632,644	100.0%
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(1)
Based on principal amount of loans and securities, cost basis of real estate and fair value for investments in private equity funds and equity interests in NorthStar Realty collateralized debt obligations. Includes $11.7 billion and $2.8 billion of investments in commercial real estate properties as of September 30, 2014 and December 31, 2013, respectively.

(2)
Based on consolidated total assets. For NorthStar Income, includes $331.6 million and $125.2 million of investments in commercial real estate properties as of September 30, 2014 and December 31, 2013, respectively. For NorthStar Healthcare, includes $345.3 million and $54.0 million of investments in healthcare real estate properties as of September 30, 2014 and December 31, 2013, respectively.

(3)	Excludes a joint venture in a healthcare portfolio with NorthStar Healthcare.
From January 1, 2014 through September 30, 2014, NorthStar Realty issued aggregate net capital of $1.1 billion, including $814 million from the issuance of common equity and $242 million from the issuance of preferred equity. In 2013, NorthStar Realty issued aggregate net capital of $1.9 billion, including $1.6 billion from the issuance of common and preferred equity. As of January 20, 2015, NorthStar Realty’s market capitalization was $4.2 billion.
The following table presents a summary of the existing non-traded REITs and their capital raising activity through January 23, 2015:

	NorthStar Income	NorthStar Healthcare	NorthStar Income II
Offering amount (1)	$1.1 billion	$1.8 billion (3)	$1.65 billion
Total raised through January 23, 2015 (2)	$1.2 billion	$1.1 billion	$333 million
Primary strategy	Commercial Real Estate Debt	Healthcare Equity and Debt	Commercial Real Estate Debt
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(1)	Represents amount of shares initially registered for offer pursuant to each non-traded REIT’s respective public offerings.

(2)
Includes amounts raised in connection with its merger with NorthStar Income Opportunity REIT I, Inc., which we refer to as NSIO REIT, and through NorthStar Income’s distribution reinvestment plan after the completion of its initial public offering.

(3)
In October 2014, NorthStar Healthcare filed a registration statement on Form S-11 with the SEC seeking to register a follow-on public offering of up to $700 million through 2017. The registration statement for the follow-on offering has not yet been declared effective by the SEC. The $1.8 billion offering size represents the current maximum initial public offering amount of $1.1 billion offering, which has closed, plus the proposed follow-on maximum offering amount of up to $700 million.

NSAM’s management team, which is led by David T. Hamamoto, Albert Tylis and Daniel R. Gilbert and includes, among others, Debra A. Hess and Ronald J. Lieberman, has broad and extensive experience in real estate investment and finance with some of the nation’s leading CRE and lending institutions. Please see “Management — Directors and Executive Officers” for biographical information regarding the executive officers and key professionals of our company and our advisor. We believe that NSAM’s active and substantial ongoing participation in the real estate markets and the depth of experience and disciplined investment approach of NSAM’s management team will allow our advisor to successfully execute our investment strategy.

RXR
RXR is a New York-based vertically integrated real estate operating company which was formed subsequent to the sale of Reckson, to SL Green in January 2007, one of the largest public real estate management buyouts in REIT history. As of September 30, 2014, RXR had approximately $9.3 billion of assets under management, including 91 investments encompassing 20.0 million square feet located in the New York metropolitan area, adjusted for acquisitions through October 22, 2014. As of September 30, 2014, RXR employed approximately 340 persons. RXR’s headquarters are located at 625 RXR Plaza, Uniondale, New York 11556.
RXR’s management team, which is led by Scott H. Rechler, Michael Maturo and Jason M. Barnett has demonstrated the ability to opportunistically acquire, develop and finance properties and implement value creation strategies that have achieved overall favorable risk-adjusted returns for investors through multiple business/real estate cycles. Please see “Management — Directors and Executive Officers” for biographical information regarding the executive officers and key professionals of our company and our sub-advisor. We believe that RXR’s investment professionals’ experience through acquisitions, developments or redevelopments of over 40 million square feet of office, office-centered mixed-use and residential properties in the New York metropolitan area since 1995, will provide RXR with competitive advantages in the New York metropolitan area real estate business that will allow our sub-advisor to successfully execute our investment strategy.
In December 2013, NorthStar Realty entered into a strategic transaction with RXR, pursuant to which NorthStar Realty invested approximately $340 million in RXR, which included a combination of corporate debt, preferred equity and an approximate 30% equity interest in RXR and Messrs. Hamamoto and Tylis were appointed to serve on RXR’s significant action committee. Pursuant to a management agreement to be entered into between NSAM and NorthStar Realty, a portion of the annual management fee to which NSAM may be entitled to may be based on the performance of the RXR investments.
License to Use the Names “NorthStar” and “RXR”
Pursuant to our advisory agreement, NSAM granted us a non-transferable, non-assignable, non-exclusive royalty-free license to use the name “NorthStar” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property it has the rights to use during the term of our advisory agreement. In addition, pursuant to our sub-advisory agreement, RXR granted us a non-transferable, non-assignable, non-exclusive royalty-free license to use the name “RXR” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property it has the rights to use during the term of our sub-advisory agreement. If we cease to retain our advisor or sub-advisor or one of their affiliates to perform advisory or sub-advisory services for us, we will, promptly after receipt of written request from NSAM or RXR, as the case may be, cease to conduct business under or use the name “NorthStar” or “RXR,” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property or any derivative thereof. We would also be required to change our name and the names of any of our subsidiaries to a name that does not contain the name “NorthStar” or “RXR” or any other word or words that might, in the reasonable discretion of NSAM or RXR, be susceptible of indication of some form of relationship between us and our sponsors or any of their affiliates.
Holdings of Shares of Common Stock, Common Units and Special Units
Affiliates of NorthStar Realty and RXR have collectively invested approximately $200,000 in us through the purchase of 22,223 shares of our common stock at $9.00 per share. As of the date of this prospectus, this constitutes 100% of our issued and outstanding stock. Our sponsors or their affiliates must maintain their investment for as long as NSAM and RXR are our sponsors. NorthStar Realty and RXR have agreed to purchase up to an additional $10 million of shares of our common stock (which includes any shares NorthStar Realty, RXR or their affiliates may purchase in order to satisfy the minimum offering) during the two-year period following commencement of our offering in order to provide additional funds to allow us to pay distributions to stockholders at a rate of at least 6% per annum of stockholders’ aggregate invested capital, subject to certain terms and conditions. See “Description of Capital Stock — Distributions.”
Our sponsors and their affiliates which own shares of our common stock may not vote and have agreed to abstain from voting their shares, including any additional shares our sponsors acquire or control through any of their affiliates, in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our sponsors or any of their affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which our sponsors or any of their affiliates may not vote, any shares owned by them will not be included.
We are the sole general partner of our operating partnership and holder of common units in our operating partnership. NorthStar/RXR NTR OP Holdings, an affiliate of NSAM and RXR, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of shares of our common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.
Affiliated Dealer Manager
Our dealer manager is an affiliate of our advisor and will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a selling commission of up to 7.0% of the gross proceeds from the sale of shares of our common stock sold in our primary offering, all of which will be reallowed to third-party broker-dealers participating in our offering and a dealer manager fee of up to 3.0% of the gross proceeds from the sale of shares of our common stock sold in our primary offering, a portion of which may be reallowed to any third-party broker-dealer participating in our offering based upon factors such as the number of shares sold by such broker-dealer and the assistance of such broker-dealer in marketing our primary offering.

MANAGEMENT COMPENSATION
The following table summarizes all of the fees and expense reimbursements that we will pay to our dealer manager, our advisor and its affiliates and our sub-advisor and its affiliates, including amounts to reimburse their costs in providing services to us. The most significant items of compensation are included in the following table. Our advisor has entered into a sub-advisory agreement with our sub-advisor pursuant to which our advisor through its affiliates has delegated certain of its duties to the sub-advisor. We are party to the sub-advisory agreement between our advisor and our sub-advisor for purposes of payment obligations and we will pay the sub-advisor 50% of all the fees and up to 25% of all reimbursable expenses that would be otherwise payable by us under the advisory agreement. Selling commissions and dealer manager may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares of common stock in our offering at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees will be payable on shares sold through our DRP.

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering (1)
Organization and Offering Stage

Selling Commissions —	Up to 7.0% of gross offering proceeds, except no selling	$140,000/$126,000,000
Dealer Manager (2)	commissions will be payable on shares sold under our
DRP. Our dealer manager will reallow selling commissions
to participating broker-dealers.

Dealer Manager Fee —	Up to 3.0% of the gross offering proceeds, except no	$60,000/$54,000,000
Dealer Manager (2)	dealer manager fee is payable on shares sold under our
DRP. Our dealer manager may reallow a portion of the
dealer manager fees to any participating broker-dealer,
based upon factors such as the number of shares sold
by the participating broker-dealer and the assistance of
such broker-dealer in marketing our primary offering.

Other Organization and	We will reimburse our Advisor Entities or their affiliates	$60,000/$30,000,000
Offering Costs —	for the unreimbursed portion and future organization and
Advisor Entities or their	offering costs it may incur on our behalf, but only to the
Affiliates) (3) (4)	extent that the reimbursement would not cause the total
amount of selling commissions, dealer manager fees and
other organization and offering costs borne by us to exceed
15.0% of gross proceeds from our offering. If we raise the
maximum offering amount, we expect organization
and offering costs (other than selling commissions and
dealer manager fees) to be approximately $30,000,000 or
approximately 1.5% of gross offering proceeds.
These organization and offering costs include all costs
(other than selling commissions and dealer manager fees)
to be paid by us in connection with our formation and the
qualification and registration of our offering, including,
without limitation, costs for printing, preparing and
amending registration statements or supplementing
prospectuses, mailing and distributing costs, telephones
and other telecommunications costs, all advertising and
marketing costs, charges of transfer agents, registrars,
trustees, escrow holders, depositories and experts and
fees, costs and taxes related to the filing, registration and qualification of the sale of shares under federal and state
laws, including taxes and fees and accountants’ and
attorneys’ fees for services provided to us in connection
with our offering. Our estimated organization and offering
costs, as a percentage of our gross offering proceeds,

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering (1)
will be greater if we raise the minimum offering amount
than if we raise the maximum offering amount because
a portion of these costs are fixed in amount and, therefore, will be incurred regardless of the amount of gross offering
proceeds raised.

Acquisition and Development Stage

Acquisition Fee — Advisor	2.25% of the cost of a real estate property acquired by us,	Leverage of 50% of the
Entities or their	including acquisition costs and any financing	cost of investments:
Affiliates (4) (5)	attributable to the investment; 1.0% of the amount funded	$69,600/$63,720,000
or allocated by us to acquire or originate investments,
	other than real estate property, including acquisition	Leverage of 75% of the
	expenses and any financing attributable to the investments.	cost of investments:
$139,200/$127,440,000

For illustration purposes,
we have assumed that 80%
of our investments will be
equity and 20% of our
investments will be debt,
although we have no fixed
targeted portfolio
allocation between equity
and debt investment and
actual results could differ
materially.

Reimbursement of	We will reimburse our Advisor Entities or their affiliates	Leverage of 50% of the
Acquisition Costs —	for actual costs incurred in connection with the selection or	cost of investments:
Advisor Entities or their	acquisition of an investment, whether or not acquired or	$17,400/$15,930,000
Affiliates (5)	originated.
Leverage of 75% of the
cost of investments:
$34,800/$31,860,000

For purposes of this table
and based on industry
experience, we have
assumed acquisition
costs will constitute
0.5% of the cost of our
investments, including any
financing attributable to
the investments. The
actual amount of
acquisition costs are
dependent on a number of
factors and cannot be
determined at the present
time.

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering (1)
Operational Stage
Asset Management Fee —	A monthly asset management fee equal to one-twelfth of	Maximum Offering and
Advisor Entities or their	1.25% of the sum of the amount funded or allocated by us	leverage of 75% of the cost
Affiliates (4) (6)	for investments, including expenses and any financing	of investments:
	attributable to such investments, less any principal received	$79,650,000
on our debt and securities investments.

Other Operating Costs —	We will reimburse the costs incurred by our Advisor	Actual amounts are
Advisor Entities or their	Entities or their affiliates in connection with it providing	dependent upon actual
Affiliates (6)	services to us, including our allocable share of our	expenses incurred; we
	Advisor Entities’ overhead, such as rent, employee costs,	cannot determine these
	utilities and technology costs. Employee costs may include	amounts at the present
	our allocable portion of salaries of personnel engaged in	time.
managing our operations, including public reporting and
investor relations. We will not reimburse our Advisor
Entities or their affiliates for employee costs in
connection with services for which our Advisor Entities
earn acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.

Development Fee —	Customary development fees if our sub-advisor or an	Actual amounts are
Sub-Advisor or its	affiliate oversees the development. We will pay a	dependent upon results of
Affiliates (4) (7)	development fee in an amount that is usual and customary	our operations; we cannot
	for comparable services rendered to similar projects in the	determine these amounts at
	geographic area of the project.	the present time.

Leasing fee —	Customary leasing fees if our sub-advisor or an affiliate	Actual amounts are
Sub-Advisor or its	is our primary leasing agent. Such fees will be paid in an	dependent upon results of
Affiliates (4) (7)	amount that is usual and customary in that geographic area	our operations; we cannot
	for that type of property. We expect such a fees will	determine these amounts at
	typically range from 3.0% to 6.0% of the total rent due	the present time.
under the initial term of a lease.

Property Management	Customary property management fees if our sub-advisor or	Actual amounts are
Fee — Sub-Advisor or its	an affiliate is our property manager. Such fees will be paid	dependent upon results of
Affiliates (4) (7)	in an amount that is usual and customary in that geographic	our operations; we cannot
	area for that type of property.	determine these amounts at
the present time.

Tenant Construction	Amount payable by the tenant negotiated at arms-length	Actual amounts are
Management	directly with tenant. Amounts payable by the landlord	dependent upon results of
Fee — Sub-Advisor or its	include direct costs incurred by our sub-advisor or	our operations; we cannot
Affiliates (4) (7) (8)	an affiliate plus a customary fee of up to 10.0% of the cost	determine these amounts at
	of the tenant construction project.	the present time.

Redevelopment	Customary re-development construction management fees	Actual amounts are
Construction	if our sub-advisor or its affiliates provide such services.	dependent upon results of
Management	Such fees will be paid in an amount that is usual and	our operations; we cannot
Fee — Sub-Advisor or its	customary in the geographic area for that type of property.	determine these amounts at
Affiliates (4) (7)	We expect such fee could range up to 10.0% of	the present time.
the total projected re-development or construction cost.

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering (1)
Disposition, Liquidation and Other Significant Events
Disposition Fees — Advisor	For substantial assistance in connection with the sale	Actual amounts are
Entities or their	(in whole or part) or syndication of investments and based	dependent upon results of
Affiliates (4) (9)	on the services provided, as determined by our	our operations; we cannot
	independent directors, an amount equal to 2.0% of the	determine these amounts at
	contract sales price of each property sold and 1.0% of the	the present time.
contract sales price of each debt investment sold or
syndicated. If we take ownership of a property as a result
of a workout or foreclosure of a debt investment, we will
pay a disposition fee upon the sale of such property.

We will not pay a disposition fee upon the maturity,
prepayment, workout, modification or extension of a
CRE debt investment unless there is a corresponding fee
paid by the borrower, in which case the disposition fee
will be the lesser of: (i) 1.0% of the principal amount of the
CRE debt investment prior to such transaction; or (ii) the
amount of the fee paid by the borrower in connection with
such transaction.

Special Units —	NorthStar/RXR NTR OP Holdings, an affiliate of our	Actual amounts are
NorthStar/RXR NTR	sponsors, was issued special units upon its initial	dependent upon the
OP Holdings (10)	investment of $1,000 in our operating partnership and	amounts at the present
	in consideration of services to be provided by our Advisor	time.
Entities and as the holder of special units will be entitled to receive distributions equal to 15.0% of distributions,
including from sales of investments, refinancings and other
sources, but only after our stockholders have received, in
the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded
annual pre-tax return on such aggregate invested capital.
In addition, NorthStar/RXR NTR OP Holdings as the
holder of special units will be entitled to a separate
payment if it redeems its special units. The special units
may be redeemed upon: (i) the listing of our common
stock on a national securities exchange; (ii) a merger,
consolidation or a sale of substantially all of our assets
or any similar transaction or any transaction pursuant
to which a majority of our board of directors then in office are replaced or removed; or (iii) the occurrence of certain
events that result in the termination or non-renewal of our
advisory agreement. If the event triggering the redemption
is: (i) a listing of our shares on a national securities
exchange, the redemption price will be calculated based
on the average share price of our shares for a specified
period; (ii) a merger, consolidation or a sale of
substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board
of directors then in office are replaced or removed, the
redemption price will be based on the value of the
consideration received or to be received by us or our
stockholders on a per share basis; or (iii) an underwritten
public offering, the redemption price will be based on the
valuation of the shares as determined by the initial public
offering price in such offering. If the triggering event is the

Estimated Amount for
Form of Compensation		Minimum/Maximum
and Recipient	Determination of Amount	Offering (1)
termination or non-renewal of our advisory agreement
other than for cause, the redemption price will be
calculated based on an appraisal or valuation of our assets, unless the termination is in connection with the events
described under (ii) above, in which event the redemption
price will be based on the consideration described
under (ii). Notwithstanding anything herein to the contrary, no redemption of the special units will be permitted unless
our stockholders have received (or are deemed to have
received in the cases described above where there is no
liquidation or sale of our assets or similar transaction), in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded
annual pre-tax return on such aggregate invested capital.
________________________________________

(1)
The estimated minimum dollar amounts are based on the sale of the minimum of $2,000,000 to the public. The estimated maximum dollar amounts are based on the sale of the maximum of $1,800,000,000 to the public in our primary offering.

(2)
All or a portion of selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)
After the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our offering.

(4)
Our advisor or sub-advisor in its sole discretion may defer or waive any fee payable to it under our advisory agreement or the sub-advisory agreement, as the case may be, or accept, in lieu of cash, shares of our common stock. All or any portion of such fees not taken may be deferred without interest and paid when our advisor or sub-advisor determines. Our independent directors will determine, from time-to-time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meeting of our board of directors.

(5)
Because the acquisition fee we pay our advisor is a percentage of the amount funded or allocated by us to acquire properties or acquire or originate debt investments, this fee will be greater to the extent we fund acquisitions through: (i) the incurrence of borrowings; (ii) retained cash flow from operations; (iii) issuances of equity in exchange for assets; and (iv) proceeds from the sale of shares under our DRP.

We will reimburse our advisor for amounts it pays in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. Our charter limits our ability to make investments if the total of all acquisition fees and expenses relating to our investments exceeds 6.0% of the contract purchase price or 6.0% of the total funds advanced. Construction fees and development fees will be included in the cap on acquisition fees or acquisition costs to the extent that they are paid in connection with the acquisition, development or construction of a property as defined under the NASAA REIT Guidelines. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions. The 6.0% limit may only be exceeded if our board of directors (including a majority of our independent directors) approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

(6)
We will reimburse our advisor quarterly for total operating expenses, based upon a calculation for the four preceding fiscal quarters, not to exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless our independent directors authorized such reimbursement based on a determination that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess occurred. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the costs of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such costs and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and loan loss reserves; (v) incentive fees; (vi) acquisition and origination fees and acquisition costs; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(7)	Such fees must be approved by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

(8)	These fees relate to construction management services for improvements and build-out to tenant space.

(9)
In addition to the disposition fee paid to our advisor for substantial assistance in connection with the sale of an investment (in whole or part), we may also pay disposition fees for the syndication of investments to unaffiliated third parties. No disposition fee will be paid for securities traded on a national securities exchange. To the extent a disposition fee is paid upon the sale of any assets other than real property, such fee will be included in the calculation of “total operating expenses” described in note 6 above. Our charter limits the maximum amount of the disposition fees payable to our advisor and its affiliates to 3.0% of the contract sales price. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of assets, equals the lesser of a competitive real estate commission or 6.0% of the sales price of the assets.

(10)
Upon the termination of our advisory agreement for “cause,” we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in “Management Compensation,” NorthStar/RXR NTR OP Holdings, as the holder of special units, shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

STOCK OWNERSHIP
The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of All Shares
5% Stockholders
NorthStar Realty Finance Corp. (2)	16,667	75%
RXR NTR Investor LLC (2)	5,556	25%
Officer and Directors	—	—
David T. Hamamoto	—	—
Scott H. Rechler	—	—
Dianne Hurley *	—	—
Lawrence J. Waldman *	—	—
Winston W. Wilson *	—	—
Daniel R. Gilbert	—	—
Debra A. Hess	—	—
Ronald J. Lieberman	—	—
Brett S. Klein	—	—
All directors and executive officers as a group	—	—
_____________________

*	Independent director

(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of securities if that person has a right to acquire beneficial ownership of the securities within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this prospectus, NorthStar Realty and RXR NTR Investor LLC, an affiliate of RXR, own all of our issued and outstanding stock.
Each person or entity has an address in care of our principal executive offices at 399 Park Avenue, 18th Floor, New York, New York 10022.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our sponsors, our advisor, our sub-advisor and their respective affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.
Our Affiliates’ Interests in Other NorthStar Entities
General
NorthStar Realty, an affiliate of NSAM, has previously sponsored five other investment programs, as discussed in “Prior Performance Summary — NorthStar Realty’s Prior Real Estate Programs.” Two of these programs, NorthStar Healthcare and NorthStar Income II, are sponsored by NSAM following the spin-off and are currently offering shares in their primary offerings. On August 7, 2012, NorthStar Healthcare commenced its initial public offering of up to $1.0 billion in shares of common stock to the public at $10.00 per share and $100.0 million in shares of common stock pursuant to its DRP at $9.50 per share. NorthStar Healthcare’s public offering will terminate on August 7, 2015, unless extended by its board of directors. On October 2, 2014, NorthStar Healthcare filed a registration statement on Form S-11 with the SEC to register a follow-on public offering of up to $700.0 million in shares of common stock, consisting of up to $500.0 million in shares in a primary offering and up to $200.0 million in shares pursuant to its DRP. The registration statement for the follow-on offering has not been declared effective by the SEC. On May 6, 2013, NorthStar Income II commenced its initial public offering of up to $1.5 billion in shares of common stock to the public at $10.00 per share and $150.0 million in shares of common stock pursuant to its DRP at $9.50 per share. NorthStar Income II’s public offering will terminate on May 6, 2015, unless extended by its board of directors. As a result, we expect that NorthStar Healthcare and NorthStar Income II will be engaged in their respective public offerings for some period of time during which our offering is also ongoing.
Certain of our executive officers and directors are also officers, directors and managers of NSAM, our dealer manager and other affiliates of NSAM, including NorthStar Income, NorthStar Income II and NorthStar Healthcare. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other debt-related programs and acquire for their own account debt-related investments that may be suitable for us. Our directors are not restricted from engaging for their own account in business activities of the type conducted by us. In addition, NSAM may grant equity interests in our advisor and NorthStar/RXR NTR OP Holdings, as the holder of special units, to certain personnel performing services for our advisor and our dealer manager.
Allocation of Our Affiliates’ Time
We rely on NSAM’s key executive officers and employees who act on behalf of our advisor, including Messrs. Hamamoto, Gilbert, Tylis and Lieberman and Ms. Hess, for the day-to-day operation of our business. Messrs. Hamamoto, Gilbert, Tylis and Lieberman and Ms. Hess are also executive officers of NSAM or its other affiliates. As a result of their interests in other affiliates of NSAM, including NorthStar Income, NorthStar Income II and NorthStar Healthcare, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Hamamoto, Gilbert, Tylis and Lieberman and Ms. Hess will face conflicts of interest in allocating their time among us, our advisor and other affiliates of NSAM and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient professionals to fully discharge their responsibilities to the affiliates of NSAM for which they work.
We also rely on RXR’s key executive officers and employees who act on behalf of our sub-advisor, including Messrs. Rechler, Maturo and Barnett, for the day-to-day operation of our business. Messrs. Rechler, Maturo and Barnett are also executive officers of RXR or its other affiliates. As a result of their interests in other affiliates of RXR, including the RXR Funds in addition to a significant number of co-investment arrangements, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Rechler, Maturo and Barnett will face conflicts of interest in allocating their time among us, our sub-advisor and other affiliates of RXR and other business activities in which they are involved. However, we believe that our sub-advisor and its affiliates have sufficient professionals to fully discharge their responsibilities to the affiliates of RXR for which they work.
Receipt of Fees and Other Compensation by our Advisor Entities and their Affiliates
Our Advisor Entities and their affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Advisor Entities’ advice to us as well as the judgment of management personnel of our sponsors who perform services on behalf of our Advisor Entities, some of whom also serve as executive officers, directors and other key professionals of our sponsors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•
the continuation, renewal or enforcement of our agreements with our advisor, our sub-advisor and their respective affiliates, including our advisory agreement, our sub-advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

•
acquisition of properties and other investments and origination of CRE debt, which entitle our Advisor Entities to acquisition fees, asset management fees, property management fees, development fees, leasing fees, construction management fees and in the case of acquisitions of investments from other NorthStar or RXR entities, might entitle affiliates of our Advisor Entities to disposition fees in connection with services for the seller;

•	sales of property or other investments, which entitle our Advisor Entities to disposition fees;

•
borrowings up to or in excess of our stated borrowing policy to acquire properties and other investments and to originate CRE debt, which borrowings will increase the acquisition fees and asset management fees payable to our Advisor Entities;

•
whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar/RXR NTR OP Holdings, as the holder of special units, to receive a one-time payment in connection with the redemption of its special units;

•	allocations to the extent that such persons have a greater pecuniary interest in another entity to which an opportunity might be allocated;

•
whether we seek to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and other key professionals of NSAM or RXR who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor; and

•	whether and when we seek to sell our company or its assets, which would entitle NorthStar/RXR NTR OP Holdings, as the holder of the special units, to a subordinated distribution.
Duties Owed by Some of Our Affiliates to Our Advisor, Sub-Advisor and Our Advisor’s and Sub-Advisor’s Affiliates
Our executive officers, directors and other key professionals of our sponsors performing services on behalf of our Advisor Entities may also be officers, directors, managers and other key professionals of:

•	NorthStar Asset Management Group Inc.;

•	NorthStar Realty Finance Corp.;

•	RXR Realty LLC;

•	RNY;

•	RXR Value Added Fund;

•	RXR ESM Venture;

•	RXR Opportunity Fund;

•	NSAM J-NS/RXR Ltd, our advisor;

•	RXR NTR Sub-Advisor LLC, our sub-advisor;

•	NorthStar Realty Securities, LLC, our dealer manager;

•	NorthStar Real Estate Income Trust, Inc. and its advisor;

•	NorthStar Healthcare Income, Inc. and its advisor;

•	NorthStar Real Estate Income II, Inc. and its advisor;

•	Other NorthStar affiliates (see the “Prior Performance Summary” section of this prospectus); and

•	Other RXR affiliates (see the “Prior Performance Summary” section of this prospectus).
As a result, they may owe duties to these entities, their stockholders, members and limited partners. These duties may from time-to-time conflict with the fiduciary duties that they owe to us.
Competition for Tenants and Other Services
We expect to own properties in the same geographic area as other investment vehicles sponsored by RXR or its affiliates. Accordingly, RXR and its affiliates will face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other RXR affiliates. Similar conflicts may exist with respect to the other services RXR, NSAM and their affiliates provide us, including but not limited to obtaining financing, obtaining other third party services and pursuing a sale of our investments. Please see “Risk Factors — Risks Related to Conflicts of Interest.”
Affiliated Dealer Manager
Since our dealer manager is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with our offering of securities. See “Plan of Distribution.”
Our dealer manager also acts as the dealer manager for the continuous public offering of NorthStar Healthcare and NorthStar Income II. In addition, future programs sponsored by NSAM may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.
Certain Conflict Resolution Measures
In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our sponsor, our advisor, our directors or their respective affiliates. In addition to these charter provisions, our board of directors has also adopted a conflicts of interest policy, which provides additional limitations, consistent with our charter, on our ability to enter these types of transactions in order to further reduce the potential for conflicts inherent in transactions with affiliates. The following describes these restrictions and conflict resolution procedures in our charter and in our conflicts of interest policy.
Charter Provisions Relating to Conflicts of Interest
Advisor Compensation. Our independent directors will determine from time-to-time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs. In addition, our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including equity-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.
The findings of our board of directors with respect to these evaluations will be recorded in the minutes of the meetings of our board of directors.

Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale (in whole or part) or syndication of an investment if it provides a substantial amount of the services in the effort to sell the investment, as determined by a majority of our independent directors and the fee does not exceed the lesser of one-half of the competitive real estate commission, or an amount equal to 3.0% of the contract sales price. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property. We do not intend to sell or lease assets to our sponsors, our advisor, any of our directors or any of their affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sell or lease an asset to our sponsors, our advisor, any of our directors or any of their affiliates, our charter requires that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, conclude that the transaction is fair and reasonable to us.
Under our operating partnership’s partnership agreement, NorthStar/RXR NTR OP Holdings is entitled to receive distributions equal to 15.0% of net cash flow and to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon: (i) the listing of our common stock on a national securities exchange; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (iii) or the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case, only if the stockholders first receive (or are deemed to have received in the cases described above where there is no liquidation or sale of our assets or similar transaction) a 6.0% per year cumulative, non-compounded return.
Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6.0% of the contract purchase price for the asset or, in the case of debt that we originate, 6.0% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and expenses to equal 6.0% of the purchase price or funds advanced, our advisory agreement limits the acquisition fee to an amount equal to: (i) 2.25% of the cost of a real estate property acquired by us, including acquisition costs and financing attributable to such investment; and (ii) 1.0% of the amount funded or allocated by us to originate or acquire CRE investments, other than real estate property, including acquisition costs and financing attributable to such investments. Any increase in the acquisition fee stipulated in our advisory agreement would require the approval of a majority of the members of our board of directors.
Terms of Advisory and Sub-Advisory Agreements. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of our independent directors may terminate our advisory agreement with NSAM J-NS/RXR Ltd without cause or penalty on 60-days’ written notice. NSAM J-NS/RXR Ltd may terminate our advisory agreement with good reason on 60-days’ written notice. Upon termination of our advisory agreement by our advisor, NorthStar/RXR NTR OP Holdings, an affiliate of our advisor and sub-advisor and the holder of special units, will be entitled to receive a one-time payment in connection with the redemption of its special units. For a more detailed discussion of the special units, see the sections entitled “Management — The Advisory Agreement” and “Management Compensation — Special Units — NorthStar/RXR NTR OP Holdings” of this prospectus. The sub-advisory agreement among us, our advisor and the sub-advisor will have the same term as the advisory agreement. The sub-advisory agreement will automatically terminate upon the termination of the advisory agreement between us and our advisor. Our advisor can terminate the sub-advisory agreement for cause, including fraud, criminal misconduct, negligence or breach of fiduciary duty by the sub-advisor or a material breach of the sub-advisory agreement by the sub-advisor. In addition, the sub-advisory agreement will automatically terminate upon certain events relating to the strategic transaction between RXR and NorthStar Realty, as more fully described in the sub-advisory agreement.
Our Acquisitions. We will not purchase or lease assets in which our sponsors, our advisor, our sub-advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, our sub-advisor, our advisor, our director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.
Our charter provides that the consideration we pay for real property will ordinarily be based on the fair value of the property. In cases in which a majority of our independent directors so determine and in all cases in which real property is acquired from our sponsors, our advisor, our sub-advisor, any of our directors or any of their affiliates, the fair value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making loans in which the transaction is with our sponsors, our advisor, our sub-advisor, our directors or any of their affiliates, except for loans to wholly-owned subsidiaries and mortgage loans for which an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.
Joint Ventures or Participations with Affiliates of our Advisor Entities. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture. These joint ventures generally will be structured as general partnerships, in which a subsidiary of our operating partnership will serve as one of the general partners and an affiliate of RXR Value Added Fund will serve as the other general partner. We expect that the general partners will have equal rights and major decisions will require approval by both general partners. The joint venture agreements governing our investments with RXR Value Added Fund and its limited partners will not provide for the payment by RXR Value Added Fund or its limited partners of any asset management fees or promote fees to us, our advisor or the joint venture. Any fees paid by us in connection with our joint venture investments, including any acquisition fees, asset management fees and disposition fees paid to our Advisor Entities, will be based on our proportionate share of the investment. Our Advisor Entities will only receive fees described in the “Management Compensation” section of this prospectus based on our proportionate share of these investments. Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures, general partnerships, participations or other arrangements with other affiliates of our Advisor Entities to make investments. In conjunction with such prospective agreements, our Advisor Entities and their affiliates may have conflicts of interest in determining which of such entities should enter into any particular agreements. Our affiliated partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such arrangements be consummated, our Advisor Entities may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated partner, in managing the arrangement and in resolving any conflicts or exercising any rights in connection with the arrangements. Since our Advisor Entities will make various decisions on our behalf, agreements and transactions between affiliates of our Advisor Entities and us as partners with respect to any such venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Our advisor or sub-advisor or their affiliates may receive various fees for providing services to the joint venture, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our Advisor Entities to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. We may only enter into joint ventures with our sponsors, our advisor, our sub-advisor, our directors or affiliates of our advisor or our sub-advisor for the acquisition of investments or co-investments if a majority of our independent directors approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments. If we enter into a joint venture or general partnership with any of our affiliates, the fees payable to our advisor by us would be based on our share of the investment.
Other Transactions Involving Affiliates. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our sponsors, our advisor, our sub-advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Lack of Separate Representation. Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with our offering and is counsel to us, our operating partnership, our dealer manager and our advisor in connection with our offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also may in the future serve as counsel to certain affiliates of our advisor in matters unrelated to our offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our dealer manager, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.
Limitation on Operating Expenses. We will reimburse our advisor quarterly for total operating expenses, based upon a calculation for the four preceding fiscal quarters, not to exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within

60 days after the quarter in which the excess is approved. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other similar non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees and acquisition costs; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Issuance of Options and Warrants to Certain Affiliates. Until shares of our common stock are listed on a national securities exchange, if we ever, we will not issue options or warrants to purchase our common stock to our advisor, our sub-advisor, our directors, our sponsors or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our sub-advisor, our directors, our sponsors and their affiliates prior to listing our common stock on a national securities exchange, if ever, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our sub-advisor, our directors, our sponsors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.
Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, our advisor, our sub-advisor, or our directors or any of their affiliates in connection with our repurchase of our common stock.
Loans. We will not make any loans to our sponsor, our advisor, our sub-advisor, any of our directors or any of their affiliates unless the loans are mortgage loans and an appraisal is obtained from an independent appraiser concerning the underlying property or unless the loans are to one of our wholly-owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, our sub-advisor, any of our directors or any of their affiliates unless a majority of our board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans only will apply to advances of cash that are commonly viewed as loans but not to advances that are not commonly viewed as loans in each case, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.
Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our board of directors is required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with U.S. GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

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a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our advisor, our sub-advisor, our directors and their affiliates may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our sub-advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.
Allocation of Investment Opportunities
We rely on our sponsors and the executive officers and other key real estate professionals at our Advisor Entities or their affiliates to identify suitable investment opportunities for us, with our sub-advisor having primary responsibility for identifying suitable investments on behalf of our advisor. Several of the other key real estate professionals of our Advisor Entities are also the key real estate professionals at our sponsors and their other public and private programs. Investment opportunities that are suitable for us may also be suitable for other programs sponsored by each of our sponsors.
Joint Ventures
Our primary target investments are high-quality commercial real estate investments concentrated in the New York metropolitan area as further described in “Investment Objectives and Criteria” section of this prospectus. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture. These joint ventures generally will be structured as general partnerships, in which a subsidiary of our operating partnership will serve as one of the general partners and an affiliate of RXR Value Added Fund will serve as the other general partner. We expect that the general partners will have equal rights and that major decisions will require approval by both general partners. The joint venture agreements governing our investments with RXR Value Added Fund and its limited partners will not provide for the payment by RXR Value Added Fund or its limited partners of any asset management fees or promote fees to us, our advisor or the joint venture. Any fees paid by us in connection with our joint venture investments, including any acquisition fees, asset management fees and disposition fees paid to our Advisor Entities, will be based on our proportionate share of the investment. Our Advisor Entities will only receive fees described in the “Management Compensation” section of this prospectus based on our proportionate share of these investments. For the allocation of the investment opportunities between us and RXR Value Added Fund (including its sub-strategy entity, RXR ESM Venture) in the joint ventures, please see “— RXR Entities” below.
RXR Entities
We rely on our sub-advisor and its investment professionals to identify certain suitable investment opportunities for our company. Our target investments are expected to overlap with those of RXR Value Added Fund (including its sub-strategy entity, RXR ESM Venture) even though our investment strategy and criteria may differ. In addition, RXR may sponsor or manage other investment vehicles in the future that may target asset classes or have an investment strategy similar to ours and that will rely on RXR to source their investments. Therefore, many targeted investments that are suitable for us may also be suitable for other RXR entities, including RXR Valued Added Fund, and the investment vehicles that RXR may sponsor or manage in the future.
Our sub-advisor will present all target investments that are suitable for both us and RXR Value Added Fund first to RXR Value Added Fund (including its sub-strategy entity, RXR ESM Venture) and its limited partners, to participate in investments made by RXR Value Added Fund. For target investments then presented to us, we expect 5% of the equity portion of each investment to go to RXR Valued Added Fund, for a minimum aggregate equity commitment of up to $50.0 million for all investments with us, and the remaining 95% to go to us, subject to the right of the limited partners of RXR Value Added Fund to participate in the investment. Although we cannot predict the relative percentage ownership as between us and RXR Value Added Fund’s limited partners for any particular investment, we expect we will own more than a majority of our joint venture investments with RXR Value Added Fund. In addition, once RXR Value Added Fund has invested a total of $50.0 million through joint venture investments with us, any further joint investments with RXR Value Added Fund, if any, will be subject to further consideration and approval by RXR Value Added Fund.
While these are the current procedures for allocating RXR’s investment opportunities, RXR may sponsor or manage additional investment vehicles in the future which may adopt these or a similar policy and RXR may at any time determine to revise this allocation policy. The result of such a revision to the allocation procedure may, among other things, be to increase or decrease the number of parties who have the right to participate in target investments sourced by RXR or its affiliates, thereby increasing or decreasing the number of investment opportunities available to us.
In the event that RXR adopts a revised allocation policy that materially impacts our business, we will disclose this information in a supplement to this prospectus or in the reports we file publicly with the SEC, as appropriate.

Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of our offering or if we are no longer advised by an affiliate of RXR. Please see “Risk Factors — Risks Related to Conflicts of Interest.”
Our advisor is required to inform our board of directors at least annually of the investments that have been allocated to us and other NorthStar or RXR entities so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly. Our advisor’s and sub-advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among us and the other NorthStar and RXR entities are important factors in the board of director’s determination to continue or renew our arrangements with our advisor and its affiliates.
NorthStar Entities
In addition, we rely on NSAM’s investment professionals to identify suitable investment opportunities for our company as well as the other Managed Companies. Our investment strategy may be similar to that of, and may overlap with, the investment strategies of the other Managed Companies. Certain of the Managed Companies, including us, as well as other Strategic Vehicles may be sponsored (or co-sponsored/co-branded), managed, advised or sub-advised by the NSAM Group, or be subject to a strategic relationship with an NSAM Partner. Therefore, many investment opportunities sourced by the NSAM Group or NSAM Partners that are suitable for us may also be suitable for other Managed Companies and/or Strategic Vehicles.
The NSAM Group will allocate investment opportunities sourced by an NSAM Partner directly to the associated Strategic Vehicle or, as applicable, among multiple associated Strategic Vehicles on a rotating basis. We refer to each such allocation as a Special Allocation. Since our sub-advisor is an NSAM Partner, the NSAM Group will make Special Allocations directly to us of all investment opportunities sourced by our sub-advisor for us.
For all investment opportunities other than Special Allocations, the NSAM Group will allocate, in its sole discretion, each such investment opportunity to one or more of the Managed Companies, including us, and, as applicable, Strategic Vehicles, or NSAM, for which such investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that the NSAM Group may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the Managed Company, if applicable;

•	affiliate and/or related party considerations; and

•	any Special Allocations.

If, after consideration of the relevant factors, the NSAM Group determines that such investment is equally suitable for more than one company, the investment will be allocated on a rotating basis. If, after an investment has been allocated to a particular company, including us, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of the NSAM Group, more appropriate for a different entity to fund the investment, the NSAM Group may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, the NSAM Group may determine to allow more than one Managed Company, including us, and NSAM to co-invest in a particular investment. In discharging its duties under this allocation policy, the NSAM Group endeavors to allocate all investment opportunities among the Managed Companies and NSAM in a manner that is fair and equitable over time.
While these are the current procedures for allocating investment opportunities, the NSAM Group may sponsor or co-sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles or otherwise, the NSAM Group may revise this allocation policy. The result of such a revision to the allocation policy may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by the NSAM Group and/or NSAM Partners, thereby reducing the number of investment opportunities available to us. Changes to the allocation policy that could adversely impact the allocation of investment opportunities to us in any material respect may be proposed by the NSAM Group and must be approved by our board of directors. In the event that the NSAM Group adopts a revised allocation policy that materially impacts our business, we will disclose this information in the reports we file publicly with the SEC, as appropriate.
The decision of how any potential investment should be allocated among us and other Managed Companies for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by the NSAM Group in its sole discretion.
Our right to participate in the investment allocation process described herein will terminate once we are no longer advised by our advisor or an affiliate of the NSAM Group. Our advisor is required to inform our board of directors at least annually of the investments that have been allocated to us and other Managed Companies so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly. The NSAM Group’s success in generating investment opportunities for us and the fair allocation of opportunities among us and other Managed Companies are important factors in our board of director’s determination to continue our arrangements with our advisor.
Our Conflicts of Interest Policy
In addition to the provisions in our charter restricting related party transactions, our board of directors has adopted the following conflicts of interest policy prohibiting us from entering into certain types of transactions with our directors, our advisor, our sub-advisor, our sponsors or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates. As required by our charter, we will not purchase investments from our sponsors or their affiliates without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor or its affiliate or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable; provided that in no event shall the cost of such investment to us exceed its current appraised value. In addition, pursuant to this conflicts of interest policy, we will not borrow money from our directors, our sponsors, our advisor, our sub-advisor or any of their affiliates unless a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. We will not amend these policies unless a majority of our board of directors (including a majority of our independent directors) approves the amendment following a determination that the amendment is in the best interests of our stockholders.

INVESTMENT OBJECTIVES AND STRATEGY
Investment Objectives
Our primary investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to pay attractive and consistent current income through cash distributions;

•	invest in a diversified portfolio of quality commercial real estate properties and other real estate investments primarily concentrated in the New York metropolitan area; and

•	realize capital appreciation through the potential sale of our assets or other realization events.
However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection, purchase and sale of our assets, subject to the approval of our board of directors through the adoption of our investment guidelines or otherwise. Our independent directors will review our investment policies at least annually to determine they continue to be in the best interests of our stockholders. Each determination and the basis therefore are required to be set forth in the applicable meeting minutes.
Investment Strategy
Our strategy is to use the majority of the net proceeds of our offering to acquire high-quality commercial real estate and value-add investment opportunities in the New York metropolitan area (defined by us to mean within 90 miles of New York City), which we refer to as the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We believe that combining core property investments with value-add opportunities may create a balanced portfolio that may deliver predictable cash flow, capital appreciation and risk-adjusted returns. We intend to complement this strategy by originating and acquiring (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities, secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City (including all boroughs) and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. However, we cannot predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture. We believe this co-investment relationship is a positive opportunity to invest alongside large, sophisticated institutional investors, which may generate increased investment opportunities for us as a result.
We expect to selectively employ leverage to enhance total returns to our stockholders through a combination of financing strategies including (i) secured or unsecured borrowings or facilities; (ii) syndications; (iii) securitization financing transactions or other structures; and (iv) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark to market to the extent obtainable on a cost effective basis.
The period that we will hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability among other factors. We may sell all or a partial ownership interest in an asset if we believe that market conditions have maximized its value to us or the sale would otherwise be in the best interests of our stockholders.
Our Potential Strengths
We believe the combination of our co-sponsor's strengths and the structure of this offering will contribute to our performance. Our Advisor Entities will utilize the personnel, resources and capital of our sponsors to select our investments and manage our day-to-day operations. We believe that we will benefit from our advisor’s and sub-advisor’s affiliation with our sponsors given each co-sponsor’s corporate, investment and operating platforms are well established with significant experience in CRE investing (including management of multiple public companies), allowing us to achieve our investment objectives and create stockholder value, including the following:

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Experienced Management Team — Our sponsors have highly-experienced management teams of investment professionals who have demonstrated track records of operating both publicly traded REITs and public, non-listed REITs and delivering strong returns. The senior management team of each of our sponsors includes executives who acquired and manage the historical and existing portfolio of investments of each co-sponsor and each co-sponsor’s affiliates and who possess significant operational and management experience, including extensive relationships, in the real estate industry. We believe our business will benefit from the knowledge and industry contacts these seasoned executives have gained through their accomplished careers while investing throughout the real estate capital structure through numerous real estate cycles. We believe that the accumulated experiences of our sponsors’ senior management teams will allow us to effectively deploy capital in response to changes in the investment environment for commercial real estate properties and CRE debt and securities. Please see “Management — Directors and Executive Officers” and “— Our Advisor and Sub-Advisor” and “— The Sub-Advisor” for biographical information regarding these individuals.

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Public Company and REIT Experience — NSAM’s common stock has traded on the NYSE under the symbol “NSAM” since July 2014. The common stock of NorthStar Realty, NSAM’s affiliate, has traded on the NYSE under the symbol “NRF” since October 2004. NSAM’s management team, led by David T. Hamamoto, Daniel R. Gilbert and Albert Tylis, has extensive experience in operating public CRE companies, including reporting and compliance with the requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, including internal control certifications, stock exchange regulations and investor relations. In addition to us, NSAM, through advisor entities, currently manages four publicly registered companies, including one publicly traded REIT and three public, non-traded REITs (with the first becoming effective in 2010), which were advised and managed by NorthStar Realty prior to the completion of the spin-off. NorthStar Realty’s and NSAM’s management teams are also skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. The management teams also have experience listing companies, including a REIT, on the NYSE.

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Real Estate Experience — RXR’s management team, which is led by Scott H. Rechler, Michael Maturo and Jason M. Barnett, has demonstrated the ability to acquire, develop and finance properties and implement value creation strategies that have achieved overall favorable risk-adjusted returns for investors through multiple business/real estate cycles. We believe that RXR’s experience through acquisitions, developments or redevelopments of over 40 million square feet of office and office-centered mixed-use and residential properties in the New York metropolitan area since 1995, provide RXR with considerable competitive advantages in the New York metropolitan area real estate business that will allow our sub-advisor to successfully execute our investment strategy. In addition, NorthStar Realty has developed a reputation as a leading, diversified commercial real estate company as a result of its strong record in managing CRE assets, including equity, debt and securities investments, over the past ten years. We believe that we can leverage the extensive real estate experience of our sponsors and their affiliates and the depth and thoroughness of their underwriting process and portfolio management skills to structure and manage our investments prudently and efficiently. We believe that the combined experience of NSAM and RXR provides a unique sponsorship for our company that should provide a competitive advantage in the market.

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Distribution Support Commitment — In order to provide additional cash to pay distributions to our stockholders, NorthStar Realty and RXR have agreed to purchase up to an aggregate of $10.0 million in shares of our common stock (when aggregated with any shares NorthStar Realty, RXR or their affiliates may purchase in order to satisfy the minimum offering) at $9.00 per share during the two-year period following commencement of the offering, with NorthStar Realty and RXR agreeing to purchase 75% and 25% of any shares purchased, respectively. If the cash distributions we pay for any calendar quarter exceed MFFO for such quarter, NorthStar Realty and RXR will purchase shares following the end of each quarter for a purchase price equal to the amount by which the distributions paid to our stockholders exceed our MFFO for such quarter, up to an amount equal to a 6.0% cumulative, non-compounded annual return on stockholders’ aggregate invested capital prorated for such quarter. Notwithstanding NorthStar Realty’s and RXR’s obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 6.0% per annum or at all. After our distribution support agreement with NorthStar Realty and RXR has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. For more information regarding NorthStar Realty’s and RXR’s share purchase commitment and our distribution policy, please see “Description of Capital Stock — Distributions.”

Market Overview and Opportunity
We believe that the New York metropolitan area has historically provided and will continue to provide compelling real estate investment opportunities. We believe that a series of regional economic and demographic trends will generate attractive real estate investments as the New York metropolitan area and the U. S. economy more generally, continue to recover steadily from the most recent financial and economic downturn. We favor a diversified real estate investment strategy weighted toward targeting high-quality assets with complementary exposure to value-add assets that would benefit from our management and operational expertise. We will focus on investments which emphasize both current income and capital appreciation, providing a balanced portfolio that leverages our Advisor Entities’ local New York metropolitan area expertise and maximizes our ability to pursue a range of opportunities throughout the real estate capital structure. We believe that our investment strategy, combined with the experience and expertise of our advisor and sub-advisor, will provide opportunities to: (i) acquire high-quality office, mixed-use and multifamily properties; (ii) reposition properties to capture investment upside through capital improvements and operational efficiencies; (iii) source additional investment opportunities through joint venture and co-investment arrangements with institutional investors and certain affiliated investment vehicles; (iv) invest in preferred equity and leasehold interests; (v) selectively originate senior and subordinate loans with attractive current returns and strong structural features directly with borrowers, taking advantage of unique market conditions and strategic opportunities; and (vi) selectively purchase CRE debt and securities from third parties, in some instances at a discount to the principal amount (or par value), potentially with the intent to take control of the underlying property. We also intend to prudently leverage our real estate assets and other CRE investments in order to diversify our capital and enhance returns. We believe that our strategy, coupled with attractive New York metropolitan area investment opportunities, will allow us to (i) generate consistent current returns; (ii) optimize the risk-return dynamic for our stockholders; and (iii) realize appreciation opportunities in the portfolio. Although we anticipate that more than a majority of our investments will be located in New York City and the remaining portion of our investments will be located in the immediate surrounding suburban markets of New York City, our charter does not prohibit us from making all of our investments in other markets within the New York metropolitan area, which may have different economic indicators, trends and opportunities than those described below.
We believe that the following market conditions, many of which are driven by the steady recovery from the financial and economic downturn, create a favorable investment environment for us:

Significant public and private investment in the New York metropolitan area’s infrastructure is generating increased demand for office and residential space, which will produce compelling investment opportunities. New York City is undergoing a large-scale transformation through significant public investments in its infrastructure, including the first subway expansion funded by the City of New York in 60 years, the connection of the Long Island Railroad with Grand Central Terminal and major improvements to local bridges, tunnels, harbors and airports. Since 2002, over one-third of New York City’s land area has been rezoned, which has helped to spur the resurgence of public and private investment and redevelopment initiatives. From 2010 to 2013, New York City funded approximately $37 billion in capital expenditures to support New York City’s public infrastructure and cultural institutions, with additional capital commitments of approximately $36 billion planned for 2014 to 2017. In addition, a series of real estate development projects, including the approximately $20 billion Hudson Yards development, the approximately $15 billion World Trade Center redevelopment and the approximately $5 billion Atlantic Yards-Barclays Center will continue to transform New York’s physical landscape for years to come. In 2013 alone, it is estimated that over $31 billion of public and private construction investment was completed in New York City and according to the Economist Intelligence Unit’s 2013 Global City Competitiveness Index, New York City ranked first among global cities based on factors including economic strength and physical capital. We believe these public and private investments will generate significant improvements to the area’s infrastructure, improving the region’s business environment and attracting new businesses, residents and tourists. As this activity continues, we believe that real estate investors with regional investment expertise and long-standing local relationships will have a competitive advantage in sourcing and executing a variety of real estate transactions.

New York City Municipal Capital Commitments

Source: City of New York

The New York metropolitan area’s real estate fundamentals should continue to present attractive investment opportunities in office, mixed-use and multifamily asset classes. As the national and regional economies continue to improve, real estate fundamentals in the New York metropolitan area have strengthened considerably and we believe are poised for additional near-term improvement. In the second quarter 2014, New York City ranked first in NGKF Capital Markets’ (NGKF) Investment Activity Index, which tracks real estate fundamentals across 15 factors, including investment sales, rental rates and construction activity. Among the top 40 U.S. metropolitan areas, New York City ranked in the top five for 12 of the 15 factors tracked by NGKF, highlighting its status as a leading real estate market. According to Cushman and Wakefield, in 2013, 25.6 million square feet of commercial space was newly leased in Manhattan alone, a 10.5% increase from 2012. If renewals are included, the total leasing volume amounted to 37.1 million square feet, the second-highest level in the past decade. Through the third quarter 2014, new leasing activity (excluding renewals) in Manhattan reached approximately 24.4 million square feet, a 32.4% year-over-year increase, with a record 13 consecutive months of over 2.0 million square feet of new leasing activity. This reflects increased confidence and economic activity after years of below-trend growth following the Great Recession, as well as New York City’s central role as a financial and corporate hub for the global economy, with foreign investor interest continuing to support a strong real estate market in the New York metropolitan area. According to the Association of Foreign Investors in Real Estate 2014 Annual Foreign Investor Survey, New York City ranked first among U.S. cities as a global investment market, indicating that foreign institutional investor interest in the New York City real estate may remain strong in the future. In addition, according to a report issued by Clarion Partners, New York City was projected to benefit from the largest cumulative increase in office rental revenues per available foot between 2014 and 2017, leading 26 major U.S. real estate markets with 20.4% projected growth, compared with the major market average of 15.2%.

Manhattan Office Leasing Activity

Source: Cushman & Wakefield

Strong office leasing activity has contributed to improving real estate fundamentals throughout Manhattan. In the first half of 2014, according to Jones Lang LaSalle, overall Manhattan Class A office asking rents increased 3.6% to over $71 per square foot, with specific submarkets also displaying strong fundamentals throughout recent years, as shown below:

Manhattan Class A Office Asking Rents

Manhattan Class A Office Vacancies

Source: Jones Lang LaSalle
These positive developments highlight the strength of New York City’s office market, which we expect will continue to outperform throughout a full economic recovery.

New York City’s multifamily market fundamentals include limited rental and sales inventory and low vacancies, combined with a growing population and employment base, putting increased upward pressure on rental rates and property values. According to REIS, effective apartment rents in New York City increased over 4% in 2013 and are projected to increase at an average annual rate of 3.5% through 2018. Vacancy rates over the same time period are projected to remain low, averaging 2.7% through 2018, as shown below.

New York City Multifamily Effective Rents and Vacancy Rates

Source: Reis, Inc.
Strong fundamentals have led to increased commercial investment activity as institutional investors continue to allocate capital to leading real estate markets. Overall, investment activity in Manhattan commercial real estate remains strong, as shown below. Through the second quarter 2014, total closed investment sales reached $15.9 billion, a 38% increase over the same period in 2013. According to Ariel Property Advisors, in 2013, institutional multifamily portfolio sales reached $8.9 billion in New York City, a 4% increase over 2012 and a 77% increase over 2011, reflecting the strength of the area’s rental market as supported by Manhattan’s rental vacancy rate of 1.8%. In 2013, sales of Manhattan condos and co-op units increased 21% to the second-highest level in 25 years. With sales inventory at a 14 year low, we expect pricing for Manhattan condos and co-ops to remain strong, with gradually increasing mortgage rates reducing the incentive to exit the rental market and ultimately driving more residents to the outer boroughs in search of more affordable housing options. With such strong demand for residential housing in New York City, we also expect that older office buildings with smaller, less efficient floor plates will come off the market for conversion to multifamily use. We believe that these dynamics will create compelling investment and redevelopment opportunities for experienced and well-connected local owners and operators.

Total Manhattan Investment Sales Activity

$ in Billions
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$10.0
$15.1
$21.4
$37.8
$48.8
$19.8
$3.5
$13.7
$25.5
$28.6
$31.9
$15.9
$5.2
$21.0
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
1H 2014
Total Closed
Under Contract

Source: Cushman & Wakefield

The strength of the New York metropolitan area is supported by continued progress in the overall U.S. economy, which will result in improved consumer confidence and real estate fundamentals. Despite recent headwinds stemming from global economic uncertainty and national political gridlock, the U.S. economy has proven resilient as it continues to recover from challenging economic conditions. The Federal Reserve has ended its unprecedented bond purchase program, having gradually reduced its monthly bond purchases from an original $85 billion. The Federal Reserve’s tapering program was implemented in response to positive economic trends and we believe these actions will prove beneficial to the long-term functioning of the U.S. economy and financial markets. Recent government data estimates that United States gross domestic product (GDP) grew at an annualized rate of 3.5% in the third quarter 2014, following a 4.2% growth rate in the second quarter, driven by strong personal consumption expenditures, exports and fixed investment in structures and equipment. This compares with annual GDP growth of 1.9% in 2013, 2.8% in 2012 and 1.8% in 2011. In addition, the residential housing recovery continues to boost consumer wealth and confidence. As of May 2014, the S&P/ Case-Shiller 20-City Composite Home Price Index has risen approximately 27% since 2011, although overall price levels still remain 16% below their 2006 peak. The increase in home prices has led to improved consumer spending, a critical component of economic activity. According to recent estimates by the U.S. Department of Commerce, consumer spending levels increased 1.8% in the second quarter 2014 after increasing 2.0% in 2013, 2.2% in 2012 and 2.5% in 2011. As shown below, positive macro-economic trends, including five consecutive years of improved consumer confidence and robust economic growth projections, are signals of an improving economy which generally leads to increased demand for real estate and in turn commercial rent growth and higher real estate values. We believe that the New York metropolitan area, as a global financial center and home to 52 Fortune 500 companies, will benefit from these positive national trends.

U.S. Consumer Confidence Index	U.S. Real GDP Growth: Historical and Projected

Source: Bloomberg, LP.
Source: 2000-2013 Actual real GDP growth from United States Department of Commerce Bureau of Economic Analysis. 2014-2016 median figures from the Economic Projections of Federal Reserve Board Members and Federal Reserve Bank Presidents, December 2013.

Positive population, tourism and employment trends in the New York metropolitan area favor a dynamic and growing real estate market. The New York metropolitan area will continue to benefit as expanding employment opportunities and cultural attractions draw new residents and tourists to the region. According to recent census data, New York City’s population has grown by over 160,000 since 2010, bringing its population to an all-time high of 8.3 million. Between 2011 and 2012 New York City’s population increased more than any other urban center in the United States, with the New York metropolitan area’s urban population growing at over twice the rate of its outlying suburbs. As the national trend toward urban living continues, we believe that opportunities to develop new real estate projects in densely populated locations throughout the New York metropolitan area will increase as well as opportunities to develop new real estate projects in “path of growth” neighborhoods.
In addition, the number of tourists visiting New York City reached a record 54 million visitors in 2013, a nearly 54% increase since 2002. Most importantly, employment data (a key indicator of economic health) show an expanding job base that will create increased demand for both office and residential real estate. In 2013, according to the New York State Department of Labor, New York City’s total employment reached an all-time high of over 4.0 million jobs, having recovered over 360,000 jobs since the beginning of the Great Recession (after losing more than 150,000 jobs). Private sector employment in New York City increased 2.8% for the twelve months ended September 2014, with a broad range of industries showing positive annual gains. New York City’s unemployment rate also dropped from 8.6% in September 2013 to 6.8% as of September 2014. This positive momentum has been achieved despite the recent underperformance of the financial sector, New York City’s historically dominant industry, highlighting the dynamism and diversity of the region’s modern economy. According to Jones Lang LaSalle, since 2009 New York City’s technology sector has expanded at an annual rate of 5.3% and accounted for almost half of the new jobs created in 2013. Despite its relative weakness since the Great Recession, in 2013 the financial services industry began to regain its former strength, with the nation’s largest banks earning their highest profits since 2006.
As Wall Street moves past the last remaining legal and regulatory issues stemming from the aftermath of the Great Recession and adapts to the new realities imposed by the Dodd-Frank financial overhaul, the sector may be poised for a significant rebound. For example, as a by-product of Dodd-Frank’s Volcker Rule, which limits the banking sector’s ability to engage in proprietary trading, small and mid-sized boutique investment banking and asset management firms are being spun-off from large financial institutions, a trend that has benefited New York City’s office market. Nevertheless, New York City’s overall securities industry employment still remains over 13% below its 2007 peak, according to the New York State Comptroller’s Office. A more robust recovery in the sector would spur demand for office space from traditional financial and professional services tenants. Finally, educational institutions including New York University, Columbia University, Carnegie-Mellon University and Cornell Tech have made significant investments in their technology and engineering-related campuses and programs, which should continue to draw businesses and human capital to the area. We believe that the combined effects of these population, tourism and employment trends should benefit the New York metropolitan area’s real estate market as new and existing businesses expand in the area and the demand for space grows.

New York City Tourism	New York City Jobs and Unemployment Rate

Visitors in Millions
60
55
50
45
40
35
30
25
20
15
10
35.3
37.8
39.9
42.7
43.8
46.0
47.1
45.8
48.8
50.9
52.7
54.3
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013

People in Millions
4.1
4.0
3.9
3.8
3.7
3.6
3.5
3.4
12%
10%
8%
6%
4%
2%
0%
6.1%
5.7%
4.6%
4.8%
7.0%
10.1%
9.0%
9.4%
8.9%
8.1%
3.6
3.7
3.8
3.8
3.8
3.7
3.8
3.9
4.0
4.1
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
NYC Unemployment
NYC Nonfarm Payroll

Source: City of New York	Source: Cushman & Wakefield
Local economic and real estate trends should create opportunities for experienced real estate operators to capitalize on shifts in the changing space needs of commercial tenants. According to Cushman & Wakefield, the New York metropolitan area contains over 630 million square feet of office space, exceeding the combined office markets of Boston, Chicago and Los Angeles, the next three largest markets in the United States. In addition to its position as a global financial center, in recent years the New York metropolitan area has become a leading market for national media, high-tech and creative companies. In 2012 information, media and technology companies accounted for 25% of all leasing activity in Manhattan, compared with 9% a decade earlier, a trend that continues. According to Jones Lang LaSalle, in the first half of 2014 media and technology tenants accounted for approximately 85% of all leasing transaction volume in Manhattan’s midtown south submarket, while such tenants accounted for 50% of all leasing activity in the downtown submarket. As New York’s media and high-tech industries continue to thrive, with companies such as Google, Facebook, Twitter and Amazon making a significant local footprint, we believe that smaller entrepreneurial firms will benefit from proximity to these more established companies. In addition, the rise of media and high-tech firms will put a premium on buildings and locations that fit with their preferences and often differ from the typical “glass tower” that has historically exemplified the New York City trophy asset. Similarly, in recent years traditional New York tenants, such as financial institutions and law firms, have been put under pressure to cut fixed costs, including the costs associated with leasing commercial real estate. Many large tenants have altered their space preferences, moving toward more efficient buildings that can better satisfy their business needs with less space and greater worker density. Furthermore, as the space needs of media and tech-firms have historically differed from corporate and financial firms, this changing landscape will generate new opportunities for operators with in-depth local knowledge and relationships who can effectively meet the changing demands of potential tenants. For example, Delta Associates, a consultancy, estimates that the amount of square feet leased per office worker in the New York metropolitan area declined approximately 8% from 178 square feet to 164 square feet between 1997 and 2012 and projects a further decline to 153 square feet by 2017. Changing work habits, including more collaborative formats incorporating technology, have made densification more possible than ever. While demand for space from individual users will decrease as a result of densification, so will supply as certain buildings prove incapable of accommodating increased density and risk obsolescence. This trend will put pressure on landlords to adapt by upgrading and renovating their buildings to accommodate more workers in less space. Our sub-advisor has significant experience in acquiring and renovating well-located and under-managed properties, having recently acquired properties such as 620 Avenue of the Americas, New York, New York, which included the renovation and leasing of 150,000 square feet of space and more recently 75 Rockefeller Plaza, New York, New York, which is undergoing a complete renovation of the entire 623,000 square foot building. We believe the changing needs of users and occupants should put pressure on traditional real estate owners and create opportunities for knowledgeable real estate developers with the track record and ability to execute the necessary renovations to outdated and inefficient space.
Manhattan’s fragmented real estate market should allow specific submarkets to grow and develop as more established markets become saturated, which will generate potential investment opportunities for experienced market participants. As shown below, Manhattan's dynamic real estate landscape consists of several distinct submarkets that offer a diverse set of potential real estate investment opportunities. Certain Manhattan submarkets, such as the midtown south area, once viewed as less desirable office locations, have benefited tremendously from the recent inflow of media and high-tech businesses that have established a presence in the area. However, limited availability and increasing rents in this and other high-demand markets has forced many new entrants to consider alternatives in other submarkets, including lower Manhattan, midtown and the outer boroughs. As space in certain markets becomes more expensive and difficult to find, experienced operators with well-built and well-located buildings may benefit from their ability to attract tenants, generating compelling investment opportunities. For example, over the past decade lower Manhattan has undergone a massive transformation. Its physical landscape has changed dramatically with new park space, enhanced retail areas and significant new public and private infrastructure, including the pending completion of the World Trade Center redevelopment, which will include an approximately 800,000 square foot transportation hub. The submarket, once a largely commercial area, now is significantly appealing to residents and tourists. We believe that this and other neighborhood changes have and will continue to make Manhattan a vibrant real estate market with a compelling investment outlook. Lastly, most submarkets in Manhattan can be further segmented into “micro markets” in five to ten block radii and from one avenue to the next with varying desirability and rent demands. Owners and operators who understand these “micro market” trends and growth patterns will benefit from their ability to specifically target investment opportunities that take advantage of this dynamic environment.

Manhattan Submarket Map

BROADWAY
CENTRAL PARK
57TH ST
UPPER FIFTH/ PLAZA 13.4%
PARK AVE 12.7%
EASTSIDE 9.3%
WESTSIDE/ TIMES SQUARE 12.2%
SIXTH AVE/ ROCK CTR 10.6%
GRAND CENTRAL STATION
TIMES SQUARE
42ND ST
PORT AUTHORITY
GRAND CENTRAL 13.1%
TIMES SQUARE SOUTH 8.6%
34TH ST
PENN STATION
PENN STATION 11.2%
FIFTH AVE
PARK AVE SOUTH 9.8%
23RD ST
FLATIRON UNION SQUARE 13.8%
CHELSEA 6.1%
LOWER SIXTH AVE 8.5%
UNION SQ
14TH ST
VILLAGE 6.0%
WASHINGTON SQ
HOUSTON ST
SOHO/ NOHO 6.2%
HUDSON SQUARE 10.2%
CANAL ST
BROADWAY
CITY HALL/ INSURANCE 8.9%
CITY HALL
WTC/ WFC 14.5%
WALL ST
FINANCIAL 12.0%

MIDTOWN
11.3% TOTAL AVAILABILITY RATE

MIDTOWN SOUTH
9.5% TOTAL AVAILABILITY RATE

DOWNTOWN
10.7% TOTAL AVAILABILITY RATE

Source: NGKF Capital Markets, 3Q14 Capital Markets Report

New York City’s outer boroughs and suburban real estate markets are trending positively and we believe these areas will present compelling investment opportunities for investors with local expertise. The same forces that have made Manhattan a thriving real estate market (e.g., supply constraints, rent appreciation, low vacancies) should also contribute to the successful growth and development of New York City’s outer boroughs and suburban markets. Although the New York City market is well into its recovery, we believe that the outer boroughs and suburban markets lag behind in this recovery providing opportunities to deploy significant amounts of capital into investments below net asset value and/or replacement cost. Our sub-advisor has extensive experience acquiring, developing and managing properties in Long Island, Brooklyn, Westchester, Southern Connecticut and Northern New Jersey. We believe that these markets will present acquisition and development opportunities as the national economy improves and potential tenants look for more affordable office and residential space outside of Manhattan. This trend is already underway and is expected to continue as firms and residents are priced out of the Manhattan market. Recent Census Bureau estimates show that nearly 80% of New York City’s population growth is occurring in the outer boroughs. Private employment growth in these parts of the city also outpaced that in Manhattan between 2002 and 2012 according to a study conducted by the Center for an Urban Future. Furthermore, we believe that generational shifts and changing residential patterns have created incentives for suburban municipalities to reorganize and redevelop certain districts in ways that create greater population density. There is a movement to revitalize urban areas near train stations and other central locations which had previously been vacated to support open suburban environments, a preference that is now reversing. Municipalities that formerly avoided development within downtown areas and transportation hubs are now embracing such developments as work and lifestyle shifts are favoring more urban-style environments, particularly with young people who want to live, work and be entertained in a single location, limiting the need to travel. Municipalities are forming public/private partnerships to spearhead master planning and zoning accommodations to facilitate this development. Real estate owners and operators with local expertise and proven track-records will benefit from access to these suburban urbanization projects in addition to other compelling outerborough and suburban investment opportunities.
The following map illustrates the submarkets within the New York metropolitan area which we anticipate will be our primary targets for investments, including New York City and its immediate suburban areas.

Target Submarkets in the New York Metropolitan Area

Strengthening CRE capital markets will allow experienced owners and operators of high-quality real estate to efficiently finance their acquisitions, while the large volume of upcoming loan maturities may create opportunities to lend against real estate, refinance maturing loans or acquire debt positions at discounts to par value. As shown below, after years of limited overall lending volumes, 2012 and 2013 showed a revival of CRE lending activity that we expect to continue. The fourth quarter 2012 showed the first quarterly increase in the outstanding balance of all commercial and multifamily mortgage loans since 2008, according to the most recent Federal Reserve Flow of Funds Report, while 2013 saw the first year-over-year increase. According to the Mortgage Bankers Association, total CRE originations reached $358 billion in 2013, representing approximately 70% of 2007 lending volume. CMBS issuance has also recovered, increasing from $48.4 billion of total issuance in 2012 to $86.1 billion in 2013, according to Commercial Mortgage Alert. Through October 2014, CMBS issuance reached $77.0 billion in the United States, an increase of over 14% over the same period in 2013. Pricing on AAA-rated CMBS bonds has also tightened, from 148 basis points over swaps in July 2012 to a spread of 83 basis points at the close of October 2014. We believe this new liquidity will allow borrowers to access financing capital more efficiently and fuel increased acquisition volume providing us with flexible capital to finance our investments.

Annual CRE Originations

Source: Commercial Mortgage Alert and Mortgage Bankers Association
Targeted Investments
We plan to acquire high-quality, primarily commercial real estate concentrated in the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments, all secured primarily by collateral in the New York metropolitan area. We plan to leverage our co-sponsors’ industry experience, substantial operating infrastructure and in-depth local knowledge to pursue a strategy that optimizes investment returns for our stockholders by executing on a broad range of value creation opportunities. In particular, we plan to target: (i) high-quality “core” office, mixed-use and multifamily properties; (ii) value-add projects where we can capture investment upside through capital improvements and operational efficiencies; (iii) strategic opportunities through joint venture and co-investment arrangements with other institutional investors and certain affiliated investment vehicles; (iv) investments in preferred equity and leasehold interests; (v) senior and subordinate loans with attractive current returns and strong structural features; and (vi) CRE securities backed by real estate in the New York metropolitan area, in some instances at a discount to the principal amount (or par value), potentially with the intent to take control of the underlying property. We intend to create a balanced portfolio that will provide predictable current cash flow, capital appreciation through improved property management and attractive risk-adjusted returns based on the underwriting criteria established and employed by our Advisor Entities.
Real Property Acquisitions
Our primary focus will be to acquire and manage a portfolio of high-quality real estate assets concentrated in the New York metropolitan area. We plan to execute this strategy through a diversified investment approach that includes: (i) direct acquisitions of stabilized “core” office, mixed-use and multifamily properties; (ii) property redevelopments where our management expertise can reposition assets through renovation and improved operations; (iii) strategic partnerships and co-investment arrangements with third party institutional investors and certain affiliated investment vehicles; (iv) investments in preferred equity and leasehold interests; and (v) debt and equity recapitalization opportunities sourced through long-standing industry relationships.

Core Assets. Our primary investment focus is to directly acquire high-quality office, mixed-use and multifamily real estate assets, or interests therein, concentrated throughout the New York metropolitan area. We will target well-located and well-performing properties located in submarkets that are characterized by strong real estate fundamentals, favorable supply/demand dynamics and/or superior long-term prospects for growth. In evaluating individual assets, the underwriting process of our Advisor Entities will emphasize asset location, tenant quality and pending lease rollover, the physical age and quality of the property, whether current rents are above- or below-market and the asset’s competitive position within its submarket.
Value-add Opportunities. We may also invest in assets where our objective is to reposition properties to capture investment upside through capital improvements and operational efficiencies. Our sub-advisor has significant experience in construction, leasing and real estate operations and has the capabilities to execute on complex redevelopment and repositioning opportunities. Given the size of the New York metropolitan area office and multifamily markets, the pool of redevelopment and repositioning opportunities is extensive, allowing our Advisor Entities to source and execute transactions with attractive overall risk/return profiles. These opportunities are expected to range from aesthetic improvements, building expansions, site/parking/landscaping enhancements to complete building system rehabilitations, with the goal of creating substantial incremental value from improvements to the property’s physical condition and operations. The repositioning opportunities may include: (i) properties with non-revenue maximizing tenants; (ii) buildings with low occupancy levels; (iii) assets with substantial near-term lease rollover; (iv) office properties with below-market rents; (v) corporate divestitures; and (vi) under-managed properties.
Strategic Partnerships. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture. These joint ventures generally will be structured as general partnerships, in which a subsidiary of our operating partnership will serve as one of the general partners and an affiliate of RXR Value Added Fund will serve as the other general partner. We expect that the general partners will have equal rights and that major decisions will require approval by both general partners. Any management fees paid in connection with the management of the investments by the joint ventures will be allocated proportionally based on the percentage of the investment owned by each of the general partners. We may from time-to-time partner with other third-party institutional investors or affiliated investment vehicles in order to efficiently fund investments. These co-investment, joint venture and partnership arrangements will allow us to access proprietary deal flow and acquire high-quality office, mixed-use and multifamily assets that, due to their quality and size, may not have otherwise been available to us. We believe that our Advisor Entities have extensive experience sourcing and executing co-investment vehicles through their deep industry relationships and we believe our ability to leverage this network will assist us in efficiently deploying our capital into a high-quality diversified investment portfolio. In addition, this will provide our stockholders an opportunity to invest alongside sophisticated institutional investors with an aligned interest to us.
Preferred Equity and Leasehold Interests. In addition to acquiring fee title to real estate assets, we may in limited circumstances also acquire interests in ground leases and other structured financial investments. These investments may include preferred equity investments, tenancy-in-common, or TIC, interests, promoted equity investments, purchase options, limited partnership interests and other structures backed by real estate, lease payments, or other real estate-related collateral. We believe there are many opportunities to invest with other market participants with strong real estate projects that lack the financial capability or internal development resources to execute on profitable projects, particularly in areas outside of Manhattan that are experiencing excellent growth but lack mainstream investment support.
Special Situations. In limited circumstances, we may target investments in properties at attractive valuations from owners encountering operational and/or financial difficulties. Over-leveraged owners faced with decreased property fundamentals and property values have been forced to abandon business plans predicated on unrealistic growth projections. Owners of partially completed redevelopments and limited operational expertise are facing completion and funding challenges that in many cases can only be resolved through sale or recapitalization. In addition, we may also target the acquisition of debt secured by well-located office, mixed-use and multifamily properties that may require a capital restructuring and that may ultimately lead to ownership of the underlying assets. Our sub-advisor possesses the financial expertise in underwriting and managing the risk of acquiring special situation assets which may produce attractive opportunities.
Commercial Real Estate Debt
We also intend to supplement our portfolio of real estate assets by selectively investing in CRE debt secured primarily by collateral concentrated in the New York metropolitan area. We believe that allocating a portion of our investment portfolio to CRE debt, which benefits from structural protections and subordinate capital, may deliver downside protection under certain market conditions. We plan to invest in CRE debt both by directly originating loans and by purchasing them from third-party sellers. Although we generally prefer the benefits of direct origination, situations may arise where purchasing CRE debt, possibly at discounts to par, will compensate the buyer for the lack of control or structural enhancements typically associated with directly structured investments. The experience of our Advisor Entities’ management teams in both disciplines will provide us flexibility in a variety of market conditions.
We plan to originate, acquire and asset manage the following types of CRE debt:
First Mortgage Loans. First mortgage loans are loans that have the highest priority to claims on the collateral securing the loans in foreclosure. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.
Subordinate Mortgage Loans. Subordinate mortgage loans are loans that have a lower priority than first mortgage loans, including to collateral claims in foreclosure. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.
Mezzanine Loans. Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries. We believe our Advisor Entities are particularly prepared to participate in this market and effectively manage risk, given their ability to operate properties and execute well-designed real estate business plans.
Preferred Equity. Preferred equity is a type of loan secured by the general or limited partner interest in an entity that owns real estate or real estate related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity investor, there is a change of control event and the limited partner assumes control of the entity. Upon an event of default by a limited partner, a limited partner may lose its rights with regard to operational input and become a passive investor. Rights of holders of preferred equity holders are usually governed by partnership agreements that govern who has control over a property and its decision making, when those rights may be revoked and typically have a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.
Equity Participations or ‘‘Kickers.” In connection with our debt origination activities, we intend to pursue select equity participation opportunities, in instances when we believe that the risk-reward characteristics of the loan merit additional upside participation because of the possibility of appreciation in value of the underlying assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or preferred equity investment into equity in the borrower at a negotiated premium to the current net asset value of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion which is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flow being distributed or as appreciated properties are sold or refinanced.

Commercial Real Estate Securities
In addition to our properties and investments in CRE debt, we may also acquire CRE securities such as CMBS which are backed by real assets concentrated in the New York metropolitan area. While we may acquire a variety of CRE securities, we expect that the majority of these investments would be CMBS.
CMBS. CMBS are commercial mortgages pooled in a trust and are principally secured by real property or interests. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS are structured with credit enhancement, as dictated by the major rating agencies and their proprietary rating methodology, to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).
The typical commercial mortgage is a five or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow and to compensate the investors for foregone interest collections.
Investment Process
Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Investment recommendations will generally be made by our sub-advisor to our advisor; and prior to making any investment, our advisor must approve all proposed investments. Our board of directors must approve all acquisitions of property and other investments and originations of CRE debt that require an investment of our equity exceeding the greater of: (i) $100 million; and (ii) 10% of our total assets, including cash available for investment. Under these thresholds, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our Advisor Entities, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Our board of directors will formally review at a duly-called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.
Our advisor, sub-advisor and us will enter into a sub-advisory agreement delegating certain investment responsibilities to our sub-advisor. However, our advisor will remain ultimately responsible for our investment activity. Our Advisor Entities intend to source our investments from extensive relationships in the New York metropolitan area formed over years of experience of sourcing deals from brokers, developers, businessmen and local government officials. Our sub-advisor specifically is in regular contact with New York real estate owners and developers that may require operational/financial expertise, may experience liquidity constraints or may wish to avoid certain market exposures. In addition, our advisor and sub-advisor specifically are actively engaged in identifying opportunities in the New York metropolitan real estate and capital markets through tenants, brokers, lenders, former and current investment and financing partners, third-party intermediaries, competitors looking to share risk and the lending and investment banking divisions of major financial institutions providing us with what we believe is a competitive advantage and significant access to both market and off-market opportunities.
In selecting investments for us, our Advisor Entities will utilize their respective investment and underwriting process, which focuses on ensuring that each prospective investment is thoroughly evaluated. Our Advisor Entities’ investment processes share considerable similarities including an investment pre-screening, underwriting and financial analysis, in-depth due diligence, negotiating relevant acquisition and financing terms with the applicable parties and presentation to the investment committee of our advisor. All investments must be approved by a majority vote of our advisor’s investment committee. Additional criteria our Advisor Entities will consider when evaluating prospective investment opportunities include:

•	stringent evaluation of the market in which a property is located, such as local supply constraints, the quality and nature of the local workforce and prevailing local real estate values;

•	fundamental analysis of the property and its operating performance, including tenant rosters and rollover exposure,

•	lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the financial strength of tenants or borrowers;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the CRE investments;

•	the appropriateness of estimated costs and timing associated with capital improvements, redevelopment or reposition plans at the property;

•	numerous valuations of the investment (including base and stress case scenarios), the investment basis relative to its value and its competitive set;

•	review of third-party reports, including appraisals, engineering reports and environmental reports;

•	physical inspections of the property;

•	the overall structure of the investment and the rights and obligations contained in the relevant documentation;

•	assessment of required insurance and tax payments;

•	development or approval of a business plan;

•	identification of financing sources and terms;

•	the ability to refinance and/or liquidate an investment in the future; and

•	compilation of a final investment committee memorandum.
Environmental Reports
We will not make any investment unless and until we also obtain what is referred to as a “Phase 1” environmental site assessment and are satisfied with the environmental status of the property. A Phase I environmental site assessment typically consists of a visual survey of the building and the property to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Local governmental agency personnel also are contacted who perform a regulatory agency file search in an attempt to determine whether there are any known environmental concerns in the immediate vicinity of the property. A Phase 1 environmental site assessment does not necessarily include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property. If recommended by the Phase 1 environmental site assessment, we will obtain a “Phase 2” environmental site assessment, which includes the collection of soil, groundwater and/or building materials samples for laboratory analysis.
Borrowing Policy
We may finance our investments to provide more cash available for investment and to generate improved returns. We expect to selectively employ leverage to help us achieve our diversification goals and potentially enhance the returns on our investments through a combination of financing strategies including (i) secured or unsecured borrowings or facilities; (ii) syndications; (iii) securitization financing transactions or other structures; and (iv) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark to market to the extent obtainable on a cost effective basis. We expect that once we have fully invested the proceeds of this offering and any other potential subsequent or follow-on offerings, our borrowings, including our pro rata share of the borrowings of entities in which we invest, will be in the range of approximately 50% to 55% of the aggregate value of our real estate investments and other assets. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such action is approved by a majority of our board of directors, including a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors will review our aggregate borrowings, including secured and unsecured financing, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.
Our board of directors has approved written policies on investments and borrowing for us as described in this prospectus. Our board may change our investment guidelines or borrowing policies without stockholder notice or consent. To the extent that there are changes to our investment guidelines or borrowing policies as described in the prospectus, we will file an updated prospectus or prospectus supplement with the SEC disclosing such changes.

Operating Policies
Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our investments. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, borrower or joint venture concentrations. Our board of directors will monitor the overall portfolio risk and levels of impairment or provisions for loss.
Interest Rate Risk Management. We expect to follow an interest rate risk management policy intended to manage refinancing and interest rate risk. We will generally seek long-term debt and when applicable seek to match-fund our assets and liabilities by having similar maturities and like-kind interest rate benchmarks (fixed or floating) to manage refinancing and interest rate risk. As part of this strategy, we may engage in hedging transactions, which will primarily include interest rate swaps, interest rate caps or floors and may include other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.
Disposition Policies
The period that we will hold our investments will vary depending on the type of asset, cap rate and interest rates among other factors. Our Advisor Entities will continually perform a hold-sell analysis on each equity investment we own in order to determine the optimal time to hold the asset and timing of a sale in order to generate a strong return to our stockholders. Prior to disposing of an investment, a rigorous assessment of an investment’s exit potential, including an analysis of the depth and breadth of the pool of potential buyers upon resale. As a matter of investment strategy and philosophy, we intend to be an investor in high-quality well-located assets that already are or have the potential to be transformed into institutional quality assets after the implementation of our business plan, property redevelopment or repositioning strategy and that will have wide appeal, including institutional and foreign interest. Our advisor expects to hold debt investments until the stated maturity. Investment performance, asset type as well as micro and macro-economic conditions in addition to the overall credit environment, among other factors, may influence us to hold our investments for varying periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.
Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our capital prior to a listing of common stock. Pursuant to our charter, we may not:

•
borrow in excess of 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our quarterly report following such borrowing along with justification for exceeding the limit. This charter limitation, however, does not apply to individual real estate assets or investments;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in commercial real estate, debt, securities and other select equity investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our directors, our advisor, our sponsor or any affiliate thereof, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication for a reasonable charge. We will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title;

•	make or invest in mortgage loans that are subordinate to any loan or equity interest of any of our directors, our advisor, our sponsor or any of our affiliates;

•
invest in equity securities, other than investments in equity securities of publicly traded companies, unless a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•
make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•
issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

•
grant options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliate thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; and

•
make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations
Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We are organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct each of our operations so that we comply with the 40% test. The securities issued to our operating partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We take the position that general partnership interests in joint ventures structured as general partnerships are not considered securities at all and thus not investment securities. We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the noninvestment company businesses of these subsidiaries.

We expect that most of our investments will be held by wholly owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).
For the purposes of the exclusion provided by Section 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we may acquire or sell assets.
In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding this exclusion that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exemption or exclusion from the Investment Company Act.

PLAN OF OPERATION
General
We are a newly-organized Maryland corporation formed to acquire high-quality commercial real estate concentrated in the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities, secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. We cannot, however, predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may complete investments with RXR Value Added Fund’s sub-strategy entity, RXR ESM Venture. We will not commence any significant operations until we have raised the minimum offering amount of $2,000,000. Persons affiliated with us may purchase our shares in order to satisfy the minimum offering requirements. If our affiliates purchase our shares and such shares are included in satisfying the minimum offering requirements, such affiliates do not presently intend to resell such shares.
As of the date of this prospectus, we have not commenced operations nor have we identified any investments to acquire or originate.
Our board of directors will retain our advisor which will be responsible for coordinating the management of our day-to-day operations and for making investments in real estate properties and CRE debt and securities on our behalf, subject to the supervision of our board of directors. Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying and negotiating our investments and providing disposition, portfolio and asset management, property management, construction, leasing and development services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments.
We intend to make an election to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.
Competition
Although we expect to see a robust pipeline of opportunities to invest capital, we are subject to increased competition in seeking investments. We compete with many third parties engaged in real estate investment activities including publicly traded REITs, non-traded REITs, insurance companies, commercial and investment banking firms, private equity funds, real estate limited partnerships, specialty finance and real estate companies and other investors. Some of these competitors, including other REITs and private real estate companies and funds, have substantially greater financial resources than we do. Such competitors may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.
Future competition from new market entrants may limit the number of suitable investment opportunities offered to us. It may also result in higher prices, lower yields and a narrower margin over our borrowing costs, making it more difficult for us to acquire or originate new investments on attractive terms.

Liquidity and Capital Resources
We are dependent upon the net proceeds from our offering to conduct our proposed operations. We will obtain the capital required to acquire properties and purchase or originate real estate-related investments and conduct our operations from the proceeds of our offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments and our total assets consist of approximately $202,000 in cash. For information regarding the anticipated use of proceeds from our offering, see “Estimated Use of Proceeds.”
We will not sell any shares in our offering unless we raise a minimum of $2,000,000 in gross offering proceeds. Persons affiliated with us may purchase our shares in order to satisfy the minimum offering requirements. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific investments we make. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in our offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
We currently have no outstanding financing and have not received a commitment from any lender to provide us with financing. Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess.
In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor Entities and our dealer manager. During our organization and offering stage, these payments will include payments to our dealer manager for selling commissions and dealer manager fees and payments to our dealer manager and our advisor for reimbursement of certain organization and offering costs. We will reimburse our Advisor Entities or their affiliates for the unreimbursed portion and future organization and offering costs they may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering. During our acquisition and development stage, we expect to make payments to our Advisor Entities in connection with the selection and acquisition or origination of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and our dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our board of directors. The sub-advisory agreement will have the same term as the advisory agreement and may terminate prior to the termination of the advisory agreement in certain other circumstances.
We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare daily distributions and pay distributions on a monthly basis. We have not established a minimum distribution level.
Results of Operations
We were formed on March 21, 2014 and, as of the date of this prospectus, we have not commenced operations. We will not commence any significant operations until we have raised the minimum offering amount of $2,000,000.
Emerging Growth Company
We are and we will remain an “emerging growth company,” as defined in the JOBS Act, until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation); (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed a large accelerated filer under the Exchange Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the

Securities Act for complying with new or revised accounting standards. Additionally, we are eligible to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have chosen to “opt out” of that extended transition period and as a result we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. Otherwise, we have not yet made a decision whether to take advantage of any or all of the exemptions available to us under the JOBS Act.
Critical Accounting Policies
Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to evaluating our reported financial results. These policies may involve significant management judgment and assumptions or require material estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities, including our disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. With different estimates or assumptions, materially different amounts could be reported in our consolidated financial statements. Additionally, other companies may utilize assumptions or methods different from ours to arrive at estimated values, which may impact the comparability of our results of operations to those companies in similar businesses.
Operating Real Estate
Operating real estate will be carried at historical cost less accumulated depreciation. We will follow the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant improvements and other identified intangibles. Costs directly related to an acquisition deemed to be a business combination will be expensed. Ordinary repairs and maintenance will be expensed as incurred. Major replacements and betterments which improve or extend the life of the asset will be capitalized and depreciated over their useful life. Operating real estate will be depreciated using the straight-line method over the estimated useful lives of the assets.
Real Estate Debt Investments
CRE debt investments are generally intended to be held to maturity and, accordingly, will be carried at cost, net of unamortized loan fees, discounts, premiums and unfunded commitments. CRE debt investments that are deemed to be impaired will be carried at amortized cost less a loan loss reserve, if deemed appropriate, which will approximate fair value.
Real Estate Securities
We expect to classify our CRE securities investments as available for sale on the acquisition date, which will be carried at fair value, with any unrealized gains (losses) reported as a component of accumulated other comprehensive income (loss), or OCI, in our consolidated statements of equity. However, we may elect the fair value option for certain of our available for sale securities and as a result, any unrealized gains (losses) from the change in fair value will be recorded in unrealized gains (losses) on investments in our consolidated statements of operations.
Revenue Recognition
Operating Real Estate
Rental and escalation income from operating real estate will be derived from leasing of space to various types of tenants. The leases will be for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases will be recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases will be included in unbilled rent receivable on our consolidated balance sheets. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by us on behalf of the respective property. This revenue will be accrued in the same period as the expenses are incurred.

Real Estate Debt Investments
Interest income will be recognized on an accrual basis and any related discount, premium, origination costs and fees will be amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in our consolidated statements of operations. The amortization of a premium or accretion of a discount will be discontinued if such loan is reclassified to held for sale.
Real Estate Securities
Interest income will be recognized using the effective interest method with any purchased premium or discount accreted through earnings based upon expected cash flow through the expected maturity date of the security. Depending on the nature of the investment, changes to expected cash flow may result in a change to the yield which then will be recognized in interest income.
Credit Losses and Impairment on Investments
Operating Real Estate
Our real estate portfolio will be reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of our operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if management’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, management will consider U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent impairment has occurred, the loss will be measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in our consolidated statements of operations.
Allowances for doubtful accounts for tenant receivables will be established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenants/operators to make required rent and other payments contractually due. Additionally, we will establish, on a current basis, an allowance for future tenant credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.
Real Estate Debt Investments
Loans will be considered impaired when based on current information and events it is probable that we will not be able to collect principal and interest amounts due according to the contractual terms. We will assess the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of management will be required in this analysis. We will consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve will be recorded with a corresponding charge to the provision for loan losses. The loan loss reserve for each loan will be maintained at a level that is determined to be adequate by management to absorb probable losses.
Income recognition will be suspended for loans at the earlier of the date at which payments become 90-days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments will be applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest will be recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan will be written off when it is no longer realizable and/or legally discharged.
Investments in and Advances to Unconsolidated Ventures
We will review our investments in unconsolidated ventures for which we did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount over the expected holding period is less than the carrying value. In conducting this review, we consider U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss will be measured as the excess of the carrying value of the investment over the estimated fair value and recorded in provision for loss on equity investment in our consolidated statements of operations.

Real Estate Securities
CRE securities for which the fair value option is not elected will be evaluated quarterly for other-than-temporary impairment, or OTTI. Impairment of a security will be considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security will be written down to its fair value and an OTTI is recognized in the consolidated statements of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI will then be bifurcated into: (i) the amount related to expected credit losses and (ii) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses will be recognized in our consolidated statements of operations. The remaining OTTI related to the valuation adjustment will be recognized as a component of accumulated OCI in our consolidated statements of equity. The portion of OTTI recognized through earnings will be accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI will be amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above. CRE securities for which the fair value option is elected will not be evaluated for OTTI as any change in fair value will be recorded in our consolidated statements of operations. Realized losses on such securities will be reclassified to realized gain (loss) on investments and other as losses occur.
Principles of Consolidation
Our consolidated financial statements will include the accounts of NorthStar/RXR New York Metro Income, Inc., our operating partnership and any consolidated subsidiaries. We will consolidate variable interest entities, or VIEs, where we are the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by us. All significant intercompany balances will be eliminated in consolidation.
Variable Interest Entities
A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. We base the qualitative analysis on our review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity. We reassess the initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.
A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. We determine whether we are the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to our business activities and the other interests. We reassess the determination of whether we are the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.
We will analyze and evaluate new investments and financings to determine whether they are a VIE, as well as reconsideration events for existing investments and financings, which may vary depending on type of investment or financing.
Voting Interest Entities
A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If we have a majority voting interest in a voting interest entity, the entity will generally be consolidated. We do not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.

We will perform ongoing reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.
Investments in and Advances to Unconsolidated Ventures
We may have non-controlling, unconsolidated ownership interests in entities that may be accounted for using the equity method, at fair value or the cost method.
Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents.
Allocations of net income (loss) may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
We may account for an investment in an unconsolidated entity at fair value by electing the fair value option. We record the change in fair value for our share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statements of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).
We may account for investments that do not qualify for equity method accounting or for which the fair value option was not elected using the cost method if we determine the investment in the unconsolidated entity is insignificant. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.
Fair Value Measurement
The fair value of financial instruments will be categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization will be based on the lowest level input that is significant to the fair value measurement of the instrument.
Financial assets and liabilities recorded at fair value on the consolidated balance sheet will be categorized based on the inputs to the valuation techniques as follows:
Level 1. Quoted prices for identical assets or liabilities in an active market.
Level 2. Financial assets and liabilities whose values are based on the following:
(i) Quoted prices for similar assets or liabilities in active markets.
(ii) Quoted prices for identical or similar assets or liabilities in non-active markets.
(iii) Pricing models whose inputs are observable for substantially the full term of the asset or liability.
(iv) Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.
Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.
Qualitative Disclosures About Market Risk
We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition and refinancing of our real estate investment portfolio and operations. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives will be to limit the impact of interest rate changes on income and cash flow and to lower overall borrowing costs. We may utilize a variety of financial instruments, including interest rate swaps, caps and floor agreements, in order to limit the effects of changes in interest rates on our operations. If we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments. We will not enter into derivative or interest rate transactions for speculative purposes.

Market Outlook
In 2013 the U.S. economy in general performed as expected, with below trend growth, continued volatility and low inflation. Liquidity and capital started to become more available in the commercial real estate markets to stronger sponsors in both 2012 and 2013 and Wall Street and commercial banks began to more actively provide credit to real estate borrowers accelerating the pace of investment in real estate properties. A proxy of the easing of credit and restarting of the capital markets for CRE debt is the approximately $48.4 billion and $86.1 billion in non-agency CMBS issuance in 2012 and 2013, respectively. Through July 2014, CMBS issuance reached $49.7 billion in the United States, ahead of the total volume for the same period in 2013.
Uncertainty continued to weigh down the economy as geopolitical tension in Syria, Egypt and North Korea followed on the heels of the credit contraction and volatility stemming from the European debt crisis in 2011 and 2012. The Federal Reserve and several of the world’s largest central banks have acted in concert to stimulate growth through massive injections of liquidity in the financial markets, which has had the effect of stabilizing economies, minimizing political unrest and keeping interest rates low. Since mid-2013, there has been a focus on the pace at which the Federal Reserve, the European Central Bank, the Bank of Japan and other sovereign national banks including the International Monetary Fund will taper their respective stimulus efforts and this change has led to and may continue in the future to result in an increase in interest rates on United States and other sovereign government bonds as well as interest rates more generally. However, the Federal Reserve has indicated that it intends to keep short-term interest rates near zero while monitoring employment and inflation, but there can be no assurance that these policies will remain unchanged.
Partly as a result of this stimulus, the commercial real estate markets have gradually improved, with valuations approaching 2007 levels. However, a range of economic and political headwinds remain, including a weak labor market recovery, legislative gridlock, potential conflict over budget deficits and the debt ceiling, the impact of the Affordable Care Act, uncertain Federal Reserve policy, concern with emerging market economies and eastern European strife, among other matters. These factors, along with global market instability and the high volume of pending CRE debt maturities (it is currently estimated that approximately $1.4 trillion of CRE debt will mature through 2017), will continue to cause periodic volatility despite an increased supply of CRE lenders providing financing. Certain maturing loans may face difficulty being refinanced, potentially inhibiting growth and contracting credit in the CRE market.
In 2013, consumers continued to spend and businesses continued to expand despite a number of economic and political challenges, a positive trend that has continued into 2014. The U.S. economy grew at a robust 4.2% in the second quarter 2014, driven by strong export and fixed investment activity. These improved growth trends suggest that consumers and businesses are adapting to a more volatile geopolitical and economic environment, while increased consumer wealth due to robust housing and stock market gains have encouraged resilient personal consumption and investment expenditure levels.
The New York City area has been a direct beneficiary of the 21st century global economy described above. Companies recognize the importance of having a presence in this market to tap its attractive workforce and expose their global brands. This has resulted in New York City hitting an all-time high in total employment, recording approximately 4.0 million jobs in late 2013 and having recovered over 300% of jobs lost since the start of the Great Recession. More impressively, New York was able to achieve this at a time when the financial service sector, its traditional economic engine, has underperformed. This highlights the diversity of the New York economy, including the continued growth of the media and technology sectors which has been among its fastest growing industry segments.
However, 2013 also represented the end of an era for New York, with the election of a new mayor whose influence all New York City investors will be watching. While new leadership brings new ideas, much of the progress over the last two decades is not easily reversible including widespread rezoning, infrastructure investments and new government processes designed to ensure transparency. Gaining the political support to implement change may also prove difficult given the New York City’s disparate factions, including the New York State Legislature, the Governor and the municipal and labor unions. We expect that New York City’s political direction will play an important role in the region’s real estate and infrastructure goals in the coming years.
Potential rising interest rates could translate into rising cap rates. Rising interest rates should be a leading indicator that the economy is improving and in turn support continued improvement in CRE fundamentals. Weak macro-economic conditions and local New York City dynamics and politics may negatively impact the creditworthiness of our tenants, operators, borrowers and us, which could result in the inability to meet the terms of leases and borrowings while additionally impacting the implementation of redevelopment and repositioning strategies. All these factors and uncertainties could adversely impact our ability to implement our investment objectives.

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical operating results for our sponsors and the experience of real estate programs sponsored or managed by our sponsors, which we refer to as the “prior real estate programs.” Investors in shares of our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsors or in their prior real estate programs. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.
The returns to our stockholders will depend in part on the mix of assets in which we invest, the stage of investment and the place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our sponsors or in their prior real estate programs, the returns to our stockholders will vary from those generated by our sponsors or their prior real estate programs. The prior performance of our sponsors might not be indicative of our future results.
Overview of Our Sponsor
NSAM
Our co-sponsor, NSAM, is a newly formed Delaware corporation that provides asset management and other services to NorthStar Realty and NSAM’s existing sponsored public non-traded REITS, which we refer to collectively as Managed Companies, and any other companies NSAM may manage or sponsor in the future, both in the United States and internationally. On June 30, 2014, NorthStar Realty completed the previously announced spin-off of its asset management business into NSAM and NSAM became a separate publicly traded company with its common stock listed on the NYSE, under the ticker symbol “NSAM.” As a result of the completion of the spin-off, NSAM now manages the Managed Companies and any future companies it might sponsor and, through a subsidiary, entered into a long-term management contract with NorthStar Realty for an initial term of 20 years.
NorthStar Realty is a publicly traded company that operates as a REIT. NorthStar Realty is a diversified commercial real estate company that was formed in October 2003. In October 2004, NorthStar Realty commenced its operations upon the closing of its initial public offering.
Other than NorthStar Income, NorthStar Income II and NorthStar Healthcare, the real estate programs previously conducted by NorthStar Realty were privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with our offering or many of the laws and regulations to which we will be subject. In addition, both NSAM and NorthStar Realty are publicly traded companies with indefinite durations. As a result, you should not assume the past performance of NSAM and NorthStar Realty or the prior real estate programs described below will be indicative of our future performance.
NSAM’s focus is to sponsor and advise existing and future traded and non-traded REITs, funds, joint ventures and partnerships, on a fee basis. In connection with NSAM’s existing traded and non-traded REIT advisory contracts, NSAM manages the Managed Companies’ day-to-day affairs including identifying, originating, acquiring and managing assets on their behalf and earns advisory and other fees for its services, which vary based on the amount of assets under management, investment activity and investment performance. In that capacity, NSAM currently manages NorthStar Realty, NorthStar Income, NorthStar Healthcare and NorthStar Income II and will manage us as soon as we begin raising equity capital.
NorthStar Securities, NSAM’s wholly-owned broker-dealer subsidiary, acts as an alternative products distribution channel including raising equity for non-traded REITs sponsored by NSAM. NorthStar Securities is currently raising equity capital for NorthStar Healthcare and NorthStar Income II and will raise capital for us. In addition, we expect that NorthStar Securities will assist NSAM in accessing diverse sources of capital in the future for other investment vehicles sponsored and managed by NSAM in the future.
NorthStar Realty and Griffin-American entered into a definitive merger agreement on August 5, 2014, pursuant to which NorthStar Realty acquired all of the outstanding shares of Griffin-American in a stock and cash transaction valued at approximately $4.0 billion, including $2.9 billion of debt. In connection with the Griffin-American merger, NorthStar Healthcare acquired an approximate 14% interest in the Griffin-American portfolio. The Griffin-American portfolio is comprised of predominantly medical office buildings (43%) and senior housing facilities (30%) in the United States and the United Kingdom.

The following table presents the assets of the Managed Companies and direct investments of NSAM as of September 30, 2014, adjusted for the Griffin-American merger discussed above and NorthStar Realty’s acquisitions and agreements to purchase through November 7, 2014 (dollars in thousands).

	September 30, 2014
	Amount	Percentage
NorthStar Realty (1)	$16,373,422	84.5%
Sponsored Companies: (2)
NorthStar Income	2,069,717	10.7%
NorthStar Healthcare	542,242	2.8%
NorthStar Income II	398,410	2.0%
Direct Investments	3,926	—%
Total	$19,387,717	100.0%
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(1)	Excludes a joint venture interest in a healthcare portfolio with NorthStar Healthcare.

(2)	Based on total consolidated assets as reported by NSAM’s respective Managed Companies.
NorthStar Realty Prior Real Estate Programs
Since NorthStar Realty commenced operations, in addition to managing its own portfolio, it has managed third-party capital in five real estate programs: NorthStar Income Opportunity REIT I, Inc., which we refer to as NSIO REIT, NorthStar Income, NorthStar Healthcare, NorthStar Income II and NorthStar Real Estate Securities Opportunity Fund LP, a multi-investor institutional fund organized to invest in real estate-related securities, which we refer to as the Securities Opportunity Fund. In addition, NorthStar Realty previously managed NorthStar Funding, LLC, a joint venture between NorthStar Funding Management LLC, an indirect subsidiary of NorthStar Realty and a single institutional investor organized for the purpose of making investments in subordinate real estate debt, which we refer to as the NSF Venture. We do not consider the NSF Venture to be a prior real estate program of NorthStar Realty because NorthStar Funding Management LLC and the institutional fund jointly approved the investments the NSF Venture made. Nonetheless, we have included a description of the history of the NSF Venture because we believe it is relevant to an evaluation of the performance of NorthStar Realty’s management team.
NorthStar Realty
Since its initial public offering through November 7, 2014, NorthStar Realty has raised $5.3 billion of capital including common equity, preferred equity, trust preferred securities and exchangeable senior notes. As of November 7, 2014, adjusted for the effect of stock splits, NorthStar Realty issued 223,110,746 shares of common stock and an aggregate 39,465,594 shares of preferred stock.
As of September 30, 2014, adjusted for the Griffin-American merger and acquisitions and agreements to purchase through November 7, 2014, NorthStar Realty had $16.4 billion of assets, consisting of $13.0 billion of healthcare, hotel, manufactured housing, multifamily, office, industrial and retail properties across the United States and the United Kingdom, private equity investments, or PE Investments, and investments in RXR and Aerium; $1.2 billion of CRE debt that it primarily originated, including first mortgage loans, subordinate mortgage interests, mezzanine loans and other loans; and $2.2 billion of CRE securities, such as CMBS and N-Star CDO bonds and equity and assets underlying CRE debt CDOs. The acquisition of assets that are subject to agreements to purchase are each subject to the terms and conditions of the applicable agreement. NorthStar Realty’s portfolio is diversified by investment size, security type, property type and geographic region.
NorthStar Realty seeks to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to its stockholders derived from a portfolio of real estate-related investments. The profitability and performance of NorthStar Realty’s business is a function of several metrics: (i) growth in cash available for distribution, or CAD, which is a non-GAAP measure of operating performance; (ii) growth in total assets; and (iii) credit losses or impairment.
The diversification of NorthStar Realty’s portfolio and the underwriting and portfolio management capabilities of the members of NSAM’s management team, who also serve as NorthStar Realty’s management team and serve as our advisor’s management team, are additional important factors in the performance of NorthStar Realty’s business.

Commercial Real Estate
Healthcare Portfolio
NorthStar Realty’s healthcare properties are typically net leased to third-party healthcare operators, with a focus on the mid-acuity senior housing sector which includes assisted living, skilled nursing and independent living facilities. As of September 30, 2014, adjusted for the Griffin-American merger, NorthStar Realty’s healthcare property portfolio comprised $5.8 billion, or 35% of assets, in 463 healthcare properties, which are comprised of 194 assisted living facilities, or ALF, 147 medical office building, or MOB, 108 skilled nursing facilities, or SNF, and 14 hospitals. As of September 30, 2014, the healthcare portfolio including the Griffin-American assets was 96% leased to third-party operators with weighted average lease coverage of 1.6x and a 8.5 year weighted average remaining lease term.
From inception through September 30, 2014, excluding the Griffin-American merger, NorthStar Realty purchased a total of $1.9 billion of healthcare related investments in 213 separate properties. NorthStar Realty has invested $552.9 million of equity in healthcare properties since 2006. A majority of the healthcare properties in the portfolio have been financed with mortgages provided by various financial institutions totaling $1.3 billion. From inception through September 30, 2014, NorthStar Realty sold 39 healthcare properties in four separate transactions for $207.0 million and generated an annualized return on equity of 13% and total return on equity of 19%. These returns may not correspond to actual operating results of NorthStar Realty, or be indicative of future results for individual investments by NorthStar Realty or the overall performance of NorthStar Realty. For certain operating information concerning NorthStar Realty, see Table III, “Operating Results of Prior Performance—NorthStar Realty Finance Corp.”
The following chart presents NorthStar Realty’s healthcare portfolio’s diversity across property type based on net cash flow:

Healthcare by Property Type(1)

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(1)	Based on net cash flow.
Hotel
As of September 30, 2014, adjusted for acquisitions through November 7, 2014, $3.0 billion, or 19%, of NorthStar Realty’s assets were invested in hotel properties. NorthStar Realty’s hotel portfolio is a geographically diverse portfolio primarily comprised of extended stay hotels and premium branded select service hotels located predominantly in major metropolitan markets with the majority affiliated with top hotel brands.
As of September 30, 2014, NorthStar Realty has contributed $430.4 million of equity in acquiring 107 hotel properties comprised of approximately 14,000 rooms. In November 2014, NorthStar Realty acquired a $1.1 billion hotel portfolio comprised of 48 hotels with approximately 6,400 rooms.

The following charts present a summary of NorthStar Realty’s hotel portfolio by brand and diversity across geographic location based on number of rooms:

Hotel by Brand	Hotel by Geographic Region

Manufactured Housing Properties
As of September 30, 2014, $1.6 billion, or 10%, of NorthStar Realty’s assets were invested in a joint venture with a private investor that owns 123 manufactured housing communities comprised of over 29,000 pad rental sites including approximately 3,400 directly owned homes, with the remaining homes owned by tenants.
NorthStar Realty invested $405.0 million of its equity in manufactured housing properties since 2013.
The following chart presents manufactured housing properties portfolio diversity across geographic location based on net cash flow:

Manufactured Housing by Geographic Location(1)

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(1)
Based on trailing 12 month actual rent less operating expenses for communities owned for the 12 months ended September 30, 2014 and annualized actual from acquisition date through September 30, 2014 for communities owned for less than 12 months. Also includes rent from pad sites and homes and interest from seller financing.

Private Equity Investments
As of September 30, 2014, adjusted for acquisitions through November 7, 2014, $1.1 billion or 7% of NorthStar Realty’s assets, were invested in real estate private equity funds. NorthStar Realty’s PE Investments own limited partnership interests in 134 real estate private equity funds managed by 81 institutional-quality sponsors and NorthStar Realty has invested $1.1 billion of equity in PE Investments since 2013.
The following charts present the underlying fund interests in NorthStar Realty’s PE Investments by investment type and geographic location based on net asset value as of June 30, 2014 (the most recent information available from the underlying funds):

PE Investments by Underlying Investment Type (1)	PE Investments by Underlying Geographic Location (1)

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(1)	Based on individual fund financial statements.
Net Lease Properties
As of September 30, 2014, $785.5 million, or 5%, of NorthStar Realty’s assets were invested in 64 net lease properties, including one property with three buildings owned through an unconsolidated joint venture, consisting of a portfolio of office, retail and industrial properties totaling 8.8 million square feet with a weighted average remaining lease term of 10 years. As of September 30, 2014, these net lease properties were 99% leased.
From inception through September 30, 2014, NorthStar Realty sold four net lease properties totaling 85,455 square feet for a total gain on sale of $44 million. NorthStar Realty has invested $286.9 million of equity in net lease properties since 2006. 100% of the properties in the portfolio have been financed with mortgages provided by various financial institutions and/or portfolio level corporate financing totaling $482.5 million.
The following charts present NorthStar Realty’s net lease portfolio across property type and geographic location:

Net Lease by Property Type(1)	Net Lease by Geographic Location(2)

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(1)	Based on net cash flow.

(2)	Based on number of properties.

Multifamily Properties
As of September 30, 2014, $371.8 million, or 2%, of NorthStar Realty’s assets were invested in 12 multifamily properties representing 4,500 units throughout the United States. NorthStar Realty has invested $97.7 million of equity in multifamily properties since 2013. All of the properties in the portfolio have been financed with mortgages provided by various financial institutions.
The following chart presents NorthStar Realty’s multifamily portfolio across geographic location based on net cash flow:

Multifamily by Geographic Location(1)

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(1)
Based on trailing 12 month actual rent less operating expenses for properties owned for the 12 months ended September 30, 2014 and annualized actual from acquisition date through September 30, 2014 for properties owned for less than 12 months.

International
As of September 30, 2014, $100.0 million, or 1%, of NorthStar Realty’s assets were invested in an international property. In September 2014, NorthStar Realty acquired a 224,000 square foot multi-tenant office complex located in close proximity to London. As of September 30, 2014, this international property was 100% leased.
Commercial Real Estate Debt
As of September 30, 2014, $1.2 billion, or 9%, of NorthStar Realty’s assets were invested in CRE debt across a portfolio of 47 loan positions with an average investment size of $25.1 million secured by liens on CRE investments of varying security and property types. NorthStar Realty’s CRE debt portfolio was comprised of first mortgage loans (41%), corporate loans (31%), subordinate mortgage interests (17%) and mezzanine loans (11%).
The following charts present the portfolio’s diversity across property type and geographic location based on principal amount.

Loan Portfolio by Property Type	Loan Portfolio by Geographic Location

From inception through September 30, 2014, NorthStar Realty originated or purchased $7.6 billion of CRE debt representing 428 total positions, of which 56% were directly originated, 27% were purchased from third parties and 17% were bought as part of CDO portfolio acquisitions including a total of $279.0 million of healthcare-related CRE debt representing 24 positions. Excluding CDO portfolio acquisitions, NorthStar Realty has been repaid on 171 of these loan positions totaling $2.7 billion at a weighted average return on equity of 16% while experiencing limited losses on these repaid loans. In addition, including CDO portfolio acquisitions, 18 healthcare-related CRE debt positions totaling $248.3 million, have been repaid. These returns may not correspond to actual operating results of NorthStar Realty, or be indicative of future results for individual investments by NorthStar Realty or the overall performance of NorthStar Realty. For certain operating information concerning NorthStar Realty, see Table III, “Operating Results of Prior Programs—NorthStar Realty Finance Corp.”

NorthStar Realty, excluding CDO portfolio acquisitions, has realized a 16% weighted average return on equity on 80 first mortgage positions of $1.3 billion, an 11% weighted average return on equity on 40 subordinate mortgage positions of $643.7 million, a 19% weighted average return on equity on 49 mezzanine positions of $788.6 million and a 34% weighted average return on equity on two preferred equity positions of $28.0 million. These returns may not correspond to actual operating results of NorthStar Realty, or be indicative of future results for individual investments by NorthStar Realty or the overall performance of NorthStar Realty. For certain operating information concerning NorthStar Realty, see Table III, “Operating Results of Prior Programs—NorthStar Realty Finance Corp.”
In funding its various portfolios of CRE debt, NorthStar Realty has endeavored to supplement its equity with available financing that matches the term or maturity of its assets. As of September 30, 2014, NorthStar Realty has successfully obtained long-term, non-mark to market, match-funding financing for 84% of its CRE debt portfolio.
In addition, as of September 30, 2014, NorthStar Realty entered into two corporate credit facilities totaling $1.0 billion, $275 million of which was available as potential borrowings.
NSIO REIT
On June 10, 2009, NSIO REIT commenced a private placement sponsored by NorthStar Realty, pursuant to which it offered up to $100.0 million in shares of common stock to accredited investors. NSIO REIT was formed to originate, invest in and manage a diversified portfolio of commercial real estate investments consisting of: (i) CRE debt, including senior mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans; (ii) CRE related securities, such as CMBS, unsecured REIT debt, preferred stock of publicly traded REITs and CDO notes; and (iii) other select CRE equity investments.
NSIO REIT invested in three CMBS totaling $30.6 million. NSIO REIT sold one of the CMBS and realized an 80.5% return on equity and NorthStar Income sold the remaining two CMBS and realized a 31% weighted average return on equity. On September 8, 2010, the NSIO REIT board of directors terminated its private placement in contemplation of a proposed merger of NSIO REIT with and into NorthStar Income, which closed on October 18, 2010, as described below. Through September 8, 2010, NSIO REIT had raised gross offering proceeds of $35.0 million from the sale of 3.7 million shares to 499 investors in its private placement.
NorthStar Income
On July 19, 2010, NorthStar Income commenced its initial public offering, pursuant to which it was offering up to $1.1 billion in shares of common stock. NorthStar Income was formed to originate, acquire and manage a portfolio of CRE debt, securities and other select equity investments consisting of: (i) CRE debt, including senior mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans; (ii) CRE related securities, such as CMBS, unsecured REIT debt, and CDO notes; and (iii) other select CRE equity investments.
On October 18, 2010, the merger of NSIO REIT with and into NorthStar Income closed, with NorthStar Income as the surviving entity. Each share of NSIO REIT issued and outstanding immediately prior to the merger was converted into the right to receive, at the election of the holder of such NSIO REIT share: (1) cash, without interest, in an amount of $9.22 per share; or (2) 1.024 shares of NorthStar Income’s common stock for every one share of NSIO REIT stock. NSIO REIT stockholders paid between $9.25 and $10.00 per share and received distributions (once distributions were declared) equal to 8% on an annualized basis. NSIO REIT stockholders owning multiple shares were entitled to elect to receive a combination of cash and shares of common stock. As a result of the merger, NorthStar Income issued 2.9 million unregistered shares of common stock to 411 NSIO REIT stockholders.
NorthStar Income’s primary offering was completed on July 1, 2013. From inception through September 30, 2014, NorthStar Income raised total gross proceeds of $1.2 billion, including capital raised in connection with its merger with NSIO REIT and through its distribution reinvestment plan after the completion of its initial public offering. As of September 30, 2014 NorthStar Income has $2.0 billion of assets, consisting of $1.4 billion of CRE debt that it directly originated, including first mortgage loans, mezzanine loans, preferred equity interests and subordinate mortgage interests; $0.3 million of multifamily and student housing properties; $0.2 million of private equity interests; and $0.1 million of CRE securities, such as CMBS. NorthStar Income’s portfolio is diversified by investment size, security type, property type and geographic location.

Commercial Real Estate Debt
As of September 30, 2014, $1.4 billion, or 69%, of NorthStar Income’s assets were invested in CRE debt across a portfolio of 33 loan positions with an average investment size of $43.0 million secured by liens on CRE investments of varying security and property type. NorthStar Income’s CRE debt portfolio was comprised of first mortgage loans (77%), mezzanine loans (16%), preferred equity interests (5%) and subordinate mortgage interests (2%).
The following charts present the portfolio’s diversity across property type and geographic location based on principal amount.

Debt Investments by Property Type	Debt Investments by Geographic Location

From inception through September 30, 2014, NorthStar Income originated or purchased $1.7 billion of CRE debt representing 46 total positions, all of which were directly originated. NorthStar Income has been repaid on 13 of these loan positions totaling $261.6 million at a weighted average return on equity of 13%, comprised of 13% weighted average return on equity on 10 first mortgage loans of $138.6 million and a 13% weighted average return on equity on three mezzanine loans of $123.0 million. These returns may not correspond to actual operating results of NorthStar Income, or be indicative of future results for individual investments by NorthStar Income or the overall performance of NorthStar Income. For certain operating information concerning NorthStar Income, see Table III, “Operating Results of Prior Programs—NorthStar Real Estate Income Trust, Inc.”
Private Equity Investments
As of September 30, 2014, $199.1 million or 10% of NorthStar Income’s assets, were invested in real estate private equity funds. NorthStar Income’s PE Investments own limited partnership interests in 73 real estate private equity funds managed by 41 institutional-quality sponsors and NorthStar Income has invested $206.0 million of equity in PE Investments since 2013.
The following charts present the underlying fund interests in NorthStar Income’s PE Investments by investment type and geographic location based on net asset value as of June 30, 2014 (the most recent information available from the underlying funds):

PE Investments by Underlying Investment Type(1)	PE Investments by Underlying Geographic Location(1)

_________________________________

(1)	Based on individual fund financial statements.
Real Estate Properties
As of September 30, 2014, $331.6 million, or 16%, of NorthStar Income’s assets under management were invested in 12 real estate properties. NorthStar Income’s portfolio was comprised of seven office/retail properties, two multifamily properties and three student housing properties. As of September 30, 2014, the portfolio was 93% occupied.
The following table presents NorthStar Income’s real estate property investments based on property type (dollars in thousands):

Property Type	Number of Properties	Units (1)	Cost (2)
Office/retail	7	884,308	$149,352
Multifamily	2	1,418	114,584
Student Housing	3	2,166	67,644
Total	12		$331,580
_____________________________________________

(1)	Represents square feet for office/retail and the number of beds for student housing.

(2)	Based on cost which includes net purchase price allocation related to net intangibles, deferred costs and other assets, if any.
As of September 30, 2014, NorthStar Income had three term loan facilities outstanding totaling $390.0 million, $200.7 million of which was available as potential borrowings. Additionally, NorthStar Income contributed $199.2 million of CRE debt collateral to the NorthStar 2012-1 securitization financing transaction, or 2012-1, and also completed a $532.0 million securitization financing transaction for NorthStar 2013-1, or 2013-1. The 2012-1 securitization financing transaction was the first of its kind since 2007. The 2013-1 securitization financing transaction was also a market leading transaction with structural features yet to be replicated by other issuers. Both securitization financing transactions provide NorthStar Income with permanent, non-recourse, non-mark to market financing for its contributed CRE debt investments, which strategy is consistent with its business.
NorthStar Income II
On May 6, 2013, NorthStar Income II commenced its initial public offering, pursuant to which it was offering up to $1.65 billion in shares of common stock. NorthStar Income II was formed to originate, acquire and asset manage a diversified portfolio of CRE debt, securities and other select equity investments. We do not consider NorthStar Income II to be a prior real estate program since its registration statement has only been effective since May 2013.
From inception through September 30, 2014, adjusted for originations through November 11, 2014, NorthStar Income II raised total gross proceeds of $247.8 million and has $455.8 million of assets invested in CRE debt consisting of seven first mortgage loans of $430.9 million and one subordinate mortgage interest of $24.9 million.
In addition as of September 30, 2014, NorthStar Income II entered into two credit facilities totaling $300.0 million, $92.3 million of which was available as potential borrowings.

NorthStar Healthcare
On August 7, 2012 NorthStar Healthcare commenced its initial public offering, pursuant to which it is offering up to $1.1 billion in shares of common stock. NorthStar Healthcare was formed to acquire, originate and asset manage a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector.
From inception through September 30, 2014, adjusted for acquisitions and agreements to purchase through November 11, 2014, NorthStar Healthcare raised total gross proceeds of $666.1 million, and has $840.2 million of assets, consisting of $694.3 million of real estate equity and $145.9 million of CRE debt that it primarily originated, including first mortgage loans, mezzanine loans and subordinate mortgage interests.
Real Estate Equity
As of September 30, 2014, adjusted for agreements to purchase through November 11, 2014, $694.3 million, or 83% of NorthStar Healthcare’s assets, were invested in healthcare real estate equity. The properties were 100% leased to four operators, with a 11.0 year weighted average remaining lease term, excluding NorthStar Healthcare’s investment in the joint venture portfolio.
The following charts present NorthStar Healthcare’s real estate equity diversity across property type and geographic location based on cost (including NorthStar Healthcare’s proportionate interest in gross assets for the investment in joint venture):

Real Estate Equity by Property Type (1)	Real Estate Equity by Geographic Location

____________________________________

(1)
Classification based on predominant services provided, but may include other services: assisted living facility, or ALF, memory care facility, or MCF, skilled nursing facility, or SNF, and independent living facility, or ILF.

As of November 11, 2014, $425.3 million, or 50.6% of NorthStar Healthcare’s assets, were invested in three portfolios held through joint ventures, with an ownership interest of 5.6%, 11.4% and 8.3%, respectively. Portfolios held through joint ventures are comprised of over 20,000 units/beds across 129 senior housing facilities and 101 SNFs and MCFs, located across the U.S. and the U.K. The portfolio also includes 145 MOBs and 14 hospitals.
Real Estate Debt
As of September 30, 2014, $145.9 million or 17%, of NorthStar Healthcare’s assets were invested in CRE debt across a portfolio of four loan positions secured by liens on CRE investments of varying security and property types. NorthStar Healthcare’s CRE debt portfolio was comprised of first mortgage loans (18%) and mezzanine loans (82%).

The following charts present NorthStar Healthcare’s real estate debt diversity across property type and geographic location based on principal amount:

Real Estate Debt by Property Type (1)	Real Estate Debt by Geographic Location

____________________________________

(1)
Classification based on predominant services provided, but may include other services: assisted living facility, or ALF, memory care facility, or MCF, skilled nursing facility, or SNF, and independent living facility, or ILF.

In addition as of September 30, 2014, NorthStar Healthcare entered into one credit facility totaling up to $200 million, $100 million of which was available.
The Securities Opportunity Fund
The Securities Opportunity Fund was a hedge fund formed by NorthStar Realty on June 25, 2007 to invest primarily in real estate securities, a majority of which were intended to be financed using the CDO market. In July 2007, the Securities Opportunity Fund raised $81.0 million of equity capital from five unaffiliated, non-United States investors who agreed to defer redemption rights for between one to three years and NorthStar Realty contributed $28.0 million of its own equity capital to the fund. The Securities Opportunity Fund raised a total of $109 million during its initial offering period. Subsequently, NorthStar Realty contributed an additional $25.0 million to fund margin calls. A wholly-owned affiliate of NorthStar Realty was the manager and general partner of the Securities Opportunity Fund. The Securities Opportunity Fund invested in 12 CRE securities consisting of two CDO bonds ($88.5 million), nine CDO equity positions ($52.2 million) and one CRE bank loan ($20.0 million). The Securities Opportunity Fund was liquidated in 2011.
NorthStar Funding
The initial businesses and assets contributed to NorthStar Realty at inception of its operations included a 5% equity interest in the NSF Venture and a 50% equity interest in NorthStar Funding Management LLC, the managing member of the NSF Venture. As managing member, NorthStar Funding Management LLC was responsible for the origination, underwriting, structuring, closing and asset management of investments made by the NSF Venture, all of which were selected by NorthStar Realty.
The NSF Venture originated or acquired a total of $135.9 million of subordinate real estate debt investments in eight loan positions, comprised of commercial office buildings (95%) and multifamily properties (5%). The NSF Venture did not utilize leverage to acquire its investments or enhance returns. The NSF Venture realized a weighted average return of 15% on $90.1 million of invested equity.
In February 2006, NorthStar Realty sold its outstanding interests in the NSF Venture to the institutional pension fund which owned the remaining equity interest in the NSF Venture and terminated the associated agreements.
Factors Differentiating Us from Prior NorthStar Realty Real Estate Programs
While our investment objectives are similar to those of each of these prior real estate programs and the NSF Venture, the risk profile and investment strategy of each of these prior real estate programs and the NSF Venture differ from ours. The Securities Opportunity Fund was a traditional hedge fund that focused on structured and synthetic products, allowed for more aggressive levels of leverage and employed higher risk, long and short investment strategies. The investment strategy of NSIO REIT, NorthStar Income and NorthStar Income II were broad investment strategies in CRE debt focused on: (i) directly originating and structuring senior and subordinate loans; (ii) purchasing CRE securities at discounts and (iii) select equity investments. The investment strategies of NorthStar Income and NorthStar Income II are very similar to that of NSIO REIT. The NSF Venture (which is no longer operational) invested exclusively in subordinate debt, without the use of leverage and had no origination capabilities. NorthStar Healthcare was formed to originate, acquire and asset manage a diversified portfolio of equity and debt investments in healthcare real estate. In contrast, we were formed to primarily acquire high-quality commercial real estate concentrated in the New York metropolitan area and, in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring a diversified portfolio of CRE debt and securities. As a result, our geographic concentration may be more targeted than that of NorthStar Income, NorthStar Income II and NorthStar Healthcare and our investment strategy does not primarily focus on investments in healthcare real estate or CRE debt. Finally, while NorthStar Realty may invest in real estate located in the New York metropolitan area, it also invests in other geographic locations and in multiple CRE asset classes that may take the form of acquiring real estate, originating or acquiring senior or subordinate loans, as well as pursuing opportunistic CRE investments, both in the United States and internationally.
Adverse Business Developments
As a result of adverse changes in financial market conditions beginning July 2007, the market value of the Securities Opportunity Fund’s securities investments declined significantly and investors in the Securities Opportunity Fund had experienced significant losses on their original investment. As a result of mark to market adjustments reflecting an overall decline in values of real estate securities generally and a decline in value of the Securities Opportunity Fund’s portfolio securing a $250.0 million warehouse agreement with a major commercial bank, the Securities Opportunity Fund was required to satisfy a series of contractually required margin calls. During the fourth quarter 2007 and continuing in the first quarter 2008, the Securities Opportunity Fund pledged a total of $59.0 million of cash collateral to the Security Opportunity Fund’s warehouse lender, in addition to the $16.0 million pledged prior to the margin calls, as security for the obligation to purchase the securities from the lender at the maturity of the warehouse agreement. NorthStar Realty contributed additional amounts to the Securities Opportunity Fund to fund a significant portion of these margin calls. Ultimately, NorthStar Realty, as the managing member of the Securities Opportunity Fund, determined that it was no longer in the best interests of the Securities Opportunity Fund to meet additional margin calls beyond its contractual requirements in the face of continuing declines in overall asset values. As a result, the lender exercised its right to take control of the collateral, resulting in a $28.0 million loss to NorthStar Realty. During the first half of 2008, the Securities Opportunity Fund also monetized investment positions which were established to hedge its exposure to declining values of securities financed under the warehouse agreement, thereby offsetting a portion of the recognized loss from the warehouse agreement.
During the second quarter 2010, NorthStar Realty notified the Securities Opportunity Fund’s administrator and limited partners of its decision to liquidate and dissolve the Securities Opportunity Fund. Accordingly, during the second quarter 2010, the Securities Opportunity Fund began to liquidate its assets in an orderly manner. On July 7, 2010, the Securities Opportunity Fund completed the sale of its remaining investments. NorthStar Realty determined the Securities Opportunity Fund’s final net asset value and liquidated the Securities Opportunity Fund during 2011.
Because the investments of the Securities Opportunity Fund were sold for less than their original purchase price, the investors in the Securities Opportunity Fund have realized negative rates of return. The internal rate of return, or IRR for the investors on a weighted average basis was (47%) upon final liquidation.
Additional Information
Please see Tables I, III, IV and V under “Prior Performance Tables” in Appendix A of this prospectus for more information regarding prior real estate programs and operating results of the prior real estate programs, information regarding the results of the prior real estate programs and information regarding the sale or disposition of assets by the prior real estate programs.
Upon request, prospective investors may also obtain from us without charge copies of our offering materials and any public reports prepared in connection with each of NSAM, NorthStar Realty, NorthStar Income, NorthStar Healthcare and NorthStar Income II, including a copy of their respective most recent Annual Reports on Form 10-K filed with the SEC within the last 24 months. We will also furnish upon request copies of the exhibits to the Form 10-K for which we may charge a reasonable fee. Many of our offering materials and reports prepared in connection with NSAM, NorthStar Realty, NorthStar Income, NorthStar Income II and NorthStar Healthcare are also available at www.nsamgroup.com, www.nrfc.com, www.northstarreit.com/income, www.northstarreit.com/income2 and www.northstarreit.com/healthcare, respectively. Neither the contents of these websites nor any of the materials or reports relating to NSAM, NorthStar Realty, NorthStar Income, NorthStar Income II and NorthStar Healthcare are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and other information that NSAM, NorthStar Realty, NorthStar Income,

NorthStar Healthcare and NorthStar Income II file electronically as NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp., NorthStar Real Estate Income Trust, Inc., NorthStar Healthcare Income, Inc., and NorthStar Real Estate Income II, Inc., respectively, with the SEC.
RXR Prior Real Estate Programs
RXR
Our co-sponsor, RXR, is a New York-based vertically integrated private real estate operating company which was formed subsequent to the sale of Reckson to SL Green in January 2007, one of the largest public real estate management buyouts in REIT history. As of September 30, 2014, RXR employed approximately 340 people with expertise in a wide array of value creation activities including repositionings, uncovering value in complex transactions, various forms of debt investments and structured finance arrangements. RXR is one of the largest owners, managers and developers in the New York metropolitan area with approximately $9.3 billion of assets under management, including 91 investments containing approximately 20.0 million square feet as of September 30, 2014, adjusted for acquisitions through October 22, 2014.
The following chart presents the geographic location of RXR’s investments as of September 30, 2014, based on square feet:

RXR Investments by Geographic Location

RXR’s management team, which is led by Scott H. Rechler, Chairman and Chief Executive Officer, Michael Maturo, President and Chief Financial Officer and Jason M. Barnett, Vice Chairman and General Counsel, is comprised of certain members of the former senior management and operating team of Reckson, a NYSE-listed REIT from May 1995 until January 2007 when SL Green acquired Reckson for an amount in excess of $6 billion, producing an average annual return of over 60% and a total return in excess of 700% for Reckson stockholders.
In December 2013, NorthStar Realty entered into a strategic transaction with RXR, pursuant to which NorthStar Realty invested approximately $340 million in RXR, which included a combination of corporate debt, preferred equity and an approximate 30% equity interest in RXR, and Messrs. Hamamoto and Tylis were appointed to serve on RXR’s significant action committee.
RXR Opportunity Fund
RXR Opportunity Fund was established as a Delaware limited partnership pursuant to a limited partnership agreement dated March 17, 2009. The purpose of RXR Opportunity Fund is to (i) acquire, own, develop, redevelop and operate real estate assets and/or (ii) acquire, own and manage interests in equity, preferred equity, mezzanine debt and other debt or equity instruments secured directly or indirectly by, or in entities where the source of funds or business operations principally relate to real estate. RXR, through subsidiaries, provides certain management services for the RXR Opportunity Fund’s assets and investments.
RXR Opportunity Fund held its initial closing and commenced operations on March 17, 2009 with the final closing taking place on December 30, 2010 and resulting in aggregate capital commitments to RXR Opportunity Fund of approximately $240 million. RXR Opportunity Fund’s commitment period began on the initial closing date and ended on December 30, 2013. As of September 30, 2014, RXR Opportunity Fund has invested in opportunities with an asset value of approximately $3.5 billion through the use of the RXR Opportunity Fund’s equity commitments, co-investment by the RXR Opportunity Fund’s limited partners, joint venture arrangements with institutional and high net worth separate accounts and leverage. As of September 30, 2014, five of the RXR Opportunity Fund’s investments have been realized with weighted average returns of over a 408% IRR and 1.8x multiple on invested equity. These returns on realized investments may not correspond to actual operating results of RXR Opportunity Fund, or be indicative of future results for individual investments by RXR Opportunity Fund or the overall performance of RXR Opportunity Fund. For certain operating information concerning RXR Opportunity Fund, see Table III, “Operating Results of Prior Programs—RXR Real Estate Opportunity Fund II, L.P.”
The RXR Opportunity Fund will terminate on December 30, 2019.

RXR Opportunity Fund – Investments

As of September 30, 2014
Description	Geographic Region	Product Type	Product Life Cycle	Size	Gross Asset Cost PSF	Occupancy	Year Acquired	Ownership Interest	Cost Basis
(Dollars in thousands)
Garvies Point	Long Island, NY	Mixed Use	Redevelopment	56 Acres	N/A	N/A	2009	75.0%	$23,996
1166 Avenue of the Americas	New York, NY	Office	Operating	556,000 sf	$628	100.0%	2009	20.0%	23,157
340 Madison Avenue	New York, NY	Office	Operating	760,000 sf	780	98.0%	2010	15.0%	41,640
Starret-Lehigh	New York, NY	Office	Operating	2.3 million sf	452	96.1%	2011	9.1%	35,940
Woodbury Portfolio	Long Island, NY	Office	Operating	1.4 million sf	111	77.4%	2011	100.0%	26,207
620 Avenue of the Americas	New York, NY	Office	Operating	752,000 sf	706	100.0%	2011	9.7%	24,731
450 Lexington Avenue	New York, NY	Office	Operating	910,000 sf	813	99.3%	2012	2.5%	10,649
Renaissance JV	Long Island, NY	Mixed Use	`	N/A	N/A	N/A	2013	50.0%	4,962
Total Investments									$191,282

The following charts present the RXR Opportunity Fund assets as of September 30, 2014 by geographic region and investment strategy:

Square Footage by Geographic Region	Cost Basis by Strategy

RXR Opportunity Fund – Realized Investments

As of September 30, 2014
Description	Geographic Region	Product Type	Product Life Cycle	Total Invested Equity Capital	Total Realized Equity Proceeds	Leveraged Gross IRR	Multiple on Invested Equity
(Dollars in thousands)
Real Estate Debt(1)
Landmark Square	Stamford, CT	Office	Operating	$23,076	$24,558	40.1%	1.1x
1 Park Avenue	New York, NY	Office	Operating	2,059	18,135	8,296.4%	8.8x
540 Atlantic Avenue	Brooklyn, NY	Office	Operating	4,780	5,080	16.1%	1.1x
1166 Member Loan	New York, NY	Office	Operating	2,711	3,292	13.3%	1.2x
Total Real Estate Debt				32,626	51,065	555.4%	1.6x

Structured Finance(1)
Nassau County Ground Leases	Long Island, NY	Mixed Use	Operating	13,197	30,515	44.3%	2.3x
Total Structured Finance				13,197	30,515	44.3%	2.3x

Total/Weighted Average Gross:				$45,823	$81,580	408.2%	1.8x
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(1)	Schedule excludes temporary incremental investments and related sales in 1166 Avenue of the Americas to facilitate limited partner co-investments in the property.
RXR Value Added Fund
RXR Value Added Fund was established as a Delaware limited partnership pursuant to a limited partnership agreement dated May 25, 2012. The purpose of the RXR Value Added Fund is to (i) acquire, own, develop, redevelop and operate real estate assets and/or (ii) acquire, own and manage interests in equity, preferred equity, mezzanine debt and other debt or equity instruments secured directly or indirectly by, or in entities where the source of funds or business operations principally relate to, real estate. RXR, through subsidiaries, provides certain management services for the RXR Value Added Fund’s assets and investments.
The RXR Value Added Fund held its initial closing and commenced operations on May 25, 2012 with the final closing taking place on May 14, 2014 and resulting in aggregate capital commitments to RXR Value Added Fund of approximately $475 million. In addition, a discretionary co-investment vehicle was formed on behalf of a limited partner in the RXR Value Added Fund to which a $100 million commitment was made for the sole purpose of investing alongside the RXR Value Added Fund. The RXR Value Added Fund’s commitment period will end no later than May 25, 2016. As of September 30, 2014, the RXR Value Added Fund has invested in opportunities with an asset value in excess of $1.7 billion through the use of the RXR Value Added Fund’s equity commitments, co-investment by the RXR Value Added Fund’s limited partners, joint venture arrangements with institutional and high net worth separate accounts and leverage. The RXR Value Added Fund is scheduled to terminate on May 25, 2020 however this may be extended by up to two consecutive one-year periods at the sole discretion of the RXR Value Added Fund’s general partner. As of September 30, 2014, the RXR Value Added Fund had committed to invest approximately $290 million in nine office properties totaling approximately 5.7 million square feet, in New York City.

RXR Value Added Fund – Investments

As of September 30, 2014
Description	Geographic Region	Product Type	Product Life Cycle	Size	Gross Asset Cost PSF	Occupancy	Year Acquired	Ownership		Cost Basis
(Dollars in thousands)
Investments in real estate joint ventures:
237 Park Avenue	New York, NY	Office	Operating	1.2 million sf	$692	80.6%	2013	9.0%		$27,722
75 Rockefeller Plaza	New York, NY	Office	Redevelopment	623,000 sf	N/A	N/A	2012	38.0%		16,893
470 Vanderbilt Avenue	Brooklyn, NY	Office	Operating	649,000 sf	314	87.9%	2014	100.0%	(1)	40,305
61 Broadway	New York, NY	Office	Operating	787,000 sf	419	89.5%	2014	40.1%	(2)	64,953
Standard Motor Products Building	Long Island City, NY	Office	Operating	355,000 sf	310	92.1%	2014	100.0%		47,544
Pier 57	New York, NY	Office	Redevelopment	446,000 sf	N/A	N/A	2014	1.1%		304
Total Investments in Real Estate Joint Ventures:										197,721

Investment in Real Estate Debt
5 Times Square Mezzanine Loan	New York, NY	Office	Operating	1.2 million sf	N/A	N/A	2014	11.2%		15,174
80 Broad Street - Preferred Equity	New York, NY	Office	Operating	423,000 sf	N/A	N/A	2014	10.0%		7,673
Total Investment in Debt										22,847

Total Investments:										$220,568
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(1) Investment represents a common equity interest which is subordinate to preferred equity as well as a carried interest for the seller.
(2) In October 2014, an additional limited partner co-investment was closed, reducing the Value Added Fund’s interest in 61 Broadway to approximately 28.7%
RXR New York Metro Emerging Sub-Market Venture
RXR ESM Venture was formed pursuant to a limited partnership agreement dated December 12, 2014. RXR ESM Venture was formed for the purpose of providing RXR Value Added Fund, and its limited partners, the opportunity to further invest in emerging submarkets in the New York metropolitan area, with a particular emphasis not only on operating properties but on development projects as well. RXR ESM Venture held its initial closing and commenced operations on December 12, 2014. As of December 31, 2014, RXR ESM Venture has held two closings with aggregate capital commitments of $154.0 million, including a $50.0 million commitment from RXR Value Added Fund, and will continue raising capital until its final closing, which is expected to occur in December 2015. RXR, through subsidiaries, is anticipated to provide certain construction, development and management services for the RXR ESM Venture’s assets and investments.
Reckson Associates Realty Corp.
Reckson was incorporated in Maryland in September 1994 as the successor to the operations of the Reckson Group, a privately owned and operated company. In June 1995, Reckson completed its initial public offering of 7.0 million shares raising gross offering proceeds in excess of $170 million (formerly traded on the NYSE: RA). In connection with the initial public offering, Reckson acquired an approximate 73% interest in an operating partnership owning a portfolio of 72 properties, all on Long Island, totaling 4.5 million square feet of space.
Between 1995 and 2007, Reckson experienced substantial growth and became one of the largest publicly traded owners, managers and developers of high-quality office properties in the New York metropolitan area while raising substantial private and public capital to fund its growth. Reckson expanded its portfolio beyond Long Island and into Westchester County, New York as well as Southern Connecticut and Northern New Jersey. In 1999, RXR entered the Manhattan office market, becoming one of the few landlords with the versatility to offer office space in Manhattan and the New York metropolitan area suburban markets.

By January 2007 Reckson had accumulated a portfolio of 101 properties totaling 20.2 million square feet, which was sold to SL Green for total consideration in excess of $6 billion. Total returns generated to Reckson’s shareholders between 1995 and 2007 was in excess of 700%.
RNY
In September 2005, Reckson sponsored the initial public offering of RNY on the Australian Stock Exchange (ASX: RNY) raising A$263 million. Proceeds from the offering were used to purchase a 75% indirect interest in 25 suburban core plus office properties acquired from Reckson, totaling approximately 3.4 million square feet, for a total purchase price of approximately US$563 million. Reckson retained a 25% indirect interest in these properties. RNY is managed by a subsidiary of RXR, which board of directors includes three independent directors and three RXR directors. In 2007, in connection the sale of Reckson to SL Green, RXR, along with a joint venture partner, purchased the 25% indirect interest in the portfolio owned by Reckson as well as Reckson Australia Management Limited.
The following chart presents the geographic location of RNY’s properties as of September 30, 2014, based on square feet:

RNY Properties by Geographic Location

Since 2007, adverse market conditions have negatively affected the value of the underlying properties owned by RNY. RXR Realty has successfully restructured certain of the property-level debt underlying the portfolio. Additionally, the Australian market for non-Australian LPTs has been adversely affected by business conditions and liquidity in the publicly traded vehicle has substantially diminished. Since the initial public offering in 2005, RNY has not raised any additional equity nor has it made any additional investments. RXR Realty, through subsidiaries, provides certain management services for the RNY assets and investments. Scott H. Rechler, Michael Maturo and Jason M. Barnett continue to serve as directors of RNY.
Additional Information
Please see Tables I, III, IV and V under “Prior Performance Tables” in Appendix A of this prospectus for more information regarding prior real estate programs and operating results of the prior real estate programs, information regarding the results of the prior real estate programs and information regarding the sale or disposition of assets by the prior real estate programs.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a potential stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury Regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations. We can provide no assurance that the tax treatment described in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). The summary is also based upon the assumption that our operation and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreements. This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “— Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Stockholders” and “— Taxation of Holders of Our Common Stock — Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	holding our common stock through the exercise of employee stock options or otherwise received our common stock as compensation;

•	a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.
If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

This summary generally does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.
THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. THIS SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. YOU ARE ADVISED TO CONSULT YOUR TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Taxation of NorthStar/RXR
We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2015. We believe that we will be organized and intend to operate in such a manner as to qualify for taxation as a REIT.
REIT Qualification
This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
In connection with our offering, we expect to receive an opinion of Greenberg Traurig, LLP to the effect that, commencing with the first taxable year in which we satisfied the minimum offering requirements, assuming the elections and other procedural steps discussed herein are completed in a timely fashion, we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.
Investors should be aware that the opinion of Greenberg Traurig, LLP will be based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code.
The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.
We may own an equity interest in one or more entities that will elect to be treated as REITs, which we refer to as a Subsidiary REIT. Each of the Subsidiary REITs will be subject to and must satisfy, the same requirements that we must satisfy in order to qualify as a REIT. Discussions of our qualification under the REIT rules, the anticipated satisfaction of the REIT requirements and the consequences of a failure to so qualify also apply to each of the Subsidiary REITs.
Provided that we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.
Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. The highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is currently 39.6%. See “— Taxation of U.S. Stockholders on Distributions on Our Common Stock.”
Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.
As a REIT, we will generally not be subject to income tax, however, we are subject to federal tax in the following circumstances:

•
We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses;

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below;

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable federal corporate income tax rate (currently 35%);

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect our profitability;

•
In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests;

•
In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests and that violation is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure;

•
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our REIT’s stockholders, as described below in “— Requirements for Qualification — General”;

•
A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a TRS if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard;

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the ten-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale;

•	The earnings of our lower-tier entities that are subchapter C corporations, if any, including domestic TRSs, are subject to federal corporate income tax; and

•
If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Taxable Mortgage Pools.” A “disqualified organization” includes:

▪	the United States;

▪	any state or political subdivision of the United States;

▪	any foreign government;

▪	any international organization;

▪	any agency or instrumentality of any of the foregoing;

▪
any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

▪	any rural electrical or telephone cooperative.
We do not currently intend to hold REMIC residual interests or interests in taxable mortgage pools.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification — General
The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	that properly elects to be taxed as a REIT and such election has not been terminated or revoked; and

(8)	which meets other tests described below regarding the nature of its income and assets, its distributions and certain other matters.
The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition

(6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these recordkeeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to satisfy this requirement with the filing of our first tax return for the taxable year ending December 31 of the year in which we satisfy the minimum offering requirements.
Finally, at the end of any year, a REIT cannot have any accumulated earnings and profits from a non-REIT corporation’s taxable year. We will not have any prior corporate existence nor inure to any non-REIT earnings and profits as a result of any merger or acquisition of an entity taxable as a C corporation.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, similar relief is available in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements (see “— Failure to Qualify” below), again provided that the violation is due to reasonable cause and not willful neglect and other conditions are met, including the payment of a penalty tax. If we were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Partnerships.”
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”
In the event that one of our disregarded subsidiaries ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”
Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A corporation in which a TRS directly or indirectly owns more than 35% of its stock, by voting power or value, will automatically be treated as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the taxable subsidiary earns. Rather, the stock issued by the taxable subsidiary is an asset in the hands of the parent REIT and the REIT recognizes as income the dividends, if any, that it receives from the taxable subsidiary. The value of the TRS securities held by the REIT will be used to compute the REIT’s compliance with the asset tests, as discussed in more detail below. Because we will not include the assets and income of TRSs in determining our compliance with the REIT income and asset requirements described below, such entities may be used by the parent REIT to indirectly undertake certain activities that the REIT rules might otherwise preclude it from doing directly (or through pass-through subsidiaries), such as performing tenant services or conducting activities that give rise to certain categories of income such as management fees. However, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
In general, a TRS may not directly or indirectly operate or manage any lodging facilities or healthcare facilities or provide rights to any brand name under which any lodging facility or healthcare facility is operated. A TRS may, however, provide rights to any brand name under which any lodging facility or healthcare facility is operated if (i) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a lodging facility or healthcare facility; (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and (iii) such lodging facility or healthcare facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS is not considered to operate or manage a “qualified “qualified lodging facility” or “healthcare property” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Subsidiary REITs. As discussed above, we may indirectly or directly own interests in one or more Subsidiary REITs. We believe that each such Subsidiary REIT will be organized and will operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. Provided that a Subsidiary REIT meets the requirements for qualification as a REIT, for purposes of determining our qualification as a REIT, stock of the subsidiary that we own will be treated as a qualifying asset and dividends that we receive will be qualifying income for purposes of the REIT gross asset and income tests as described below. See “— Income Tests” and “— Asset Tests”, below. However, if any of these Subsidiary REITs were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular U.S. corporation income tax, as described herein, see “— Failure to Qualify” below; and (ii) our interest in such Subsidiary REIT and any income derived from it, could be treated as non-qualifying items for purposes of the REIT asset and income tests, which could adversely affect our ability to qualify as a REIT.
Income Tests
In order to maintain qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property;” dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry other select CRE investments or to hedge certain foreign currency risks and that are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.
Generally, rents received by us will qualify as “rents from real property” and be included in the gross income requirements described above. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property”

unless it constitutes 15% or less of the total rent received under the lease. The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue or through a TRS. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will not qualify as rents from real property only to the extent that we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the equity of a lessee.
In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.
As mentioned above, in order for the rent that we receive to constitute “rents from real property,” several requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages are fixed at the time the leases are entered into, such percentages are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits and such percentages conform with normal business practice. Rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.
Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that our properties will be leased to third parties which do not constitute related party tenants. In addition, our charter generally prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Accordingly, we generally do not expect to own, actually or constructively, 10% or more of our lessees. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we might have no knowledge will not cause us to own constructively 10% or more of a lessee in a particular case.
As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants; and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. If in the future we receive rent from a TRS, we will seek to comply with this or other exceptions that permit certain rents from a TRS to be treated as qualifying rents for purposes of the REIT income tests.
Third, the rent attributable to personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year, which we refer to as the personal property ratio. With respect to each of our leases, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.
Fourth, we cannot furnish or render non-customary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of non-customary services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related properties. We do not intend to perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.
If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee; (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish non-customary services to the tenants of the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
We may originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend to make and acquire mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.
We may hold certain participation interests in mortgage loans and mezzanine loans originated by other lenders. A participation interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may acquire participations in CRE debt that we believe qualify for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain and no assurance can be given that the IRS will not challenge our treatment of participation interests.
We may acquire CMBS and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, OID and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.
We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
Revenue Procedure 2011-16 discusses a modification of a mortgage loan which (or an interest in which) is held by a REIT if the modification was occasioned by a default on the loan or the modification satisfies both of the following conditions: (i) based on all the facts and circumstances, the REIT or servicer of the loan (the “pre-modified loan”) reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date and (ii) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedure 2011-16 provides that a REIT may treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest. The modification will also not be treated as a prohibited transaction. Further, with respect to the REIT asset test, the IRS will not challenge the REIT’s treatment of a loan as being in part a “real estate asset” if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (i) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (ii) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedure 2011-16. We will consider IRS Revenue Procedure 2011-16 and its potential impact on our REIT qualification when acquiring mortgage loans at a discount on the secondary market.
We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.
We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.
Pursuant to The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been granted broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded altogether from the measure of gross income for such purposes.
Asset Tests
At the close of each calendar quarter, we must satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and the 10% value test does not apply to “straight debt” and certain other securities, as described below.
Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets.
Fifth, no more than 25% of the value of our total assets may consist of securities, including securities of TRSs that are not qualifying assets for purposes of the 75% test.
Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate; (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
Any interests we hold in a REMIC are generally treated as qualifying real estate assets and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.
We may hold certain participation interests in mortgage loans and mezzanine loans originated by other lenders. Participation interests are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We generally expect to acquire CRE securities that will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other securities which do not qualify as “real estate” for REIT purposes, those securities will not be qualifying assets for purposes of the 75% asset test.

We intend to monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(i)	the sum of:
(1) 90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and net capital gains) and
(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(ii)	the sum of specified items of non-cash income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.
In order for distributions to be counted for this purpose and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.
To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed and (ii) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that, from time-to-time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flow to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.
Sale-Leaseback Transactions
Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals may be eligible for a reduced rate applicable to “qualified dividends” and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.
Prohibited Transactions
Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property or to otherwise determine that the receipt of such non-qualifying income will not adversely affect our status as a REIT.
Foreign Investments
To the extent that we directly or indirectly hold or acquire any investments and, accordingly, pay taxes, in foreign countries, such foreign taxes may not be passed through to, or used by, our stockholders, as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “— Income Tests.”
Hedging Transactions
We expect to enter into hedging transactions, from time-to-time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests, provided that we meet certain requirements as described below. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by “real estate assets” (as described under “— Asset Tests”) or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. Moreover, our position in a hedging contract or other derivative instrument, to the extent that it has positive value, may not be treated favorably for purposes of the REIT asset tests.
We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if: (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates; (iii) the entity has issued debt obligations (liabilities) that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the United States Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets and therefore the entity would not be treated as a TMP.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax and the TMP classification does not directly affect the tax status of the REIT. These special rules will not apply to us to the extent we hold all of our assets through our operating partnership.
A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Pursuant to guidance issued by the IRS, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income cannot be offset by any losses or deductions otherwise available to the stockholder, is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.
Under the IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by it that is attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by the IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.
If a subsidiary partnership of ours (not wholly-owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. Because we intend to hold substantially all of our assets, directly or indirectly, through our operating partnership, we will not acquire interests in taxable mortgage pools and will attempt to avoid securitization structures that may be treated as taxable mortgage pools.
Cash/Income Differences
Our operating partnership may acquire debt instruments in the secondary market for less than their principal amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. It is also possible that certain debt instruments may provide for PIK Interest which could give rise to OID for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event that the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire may be considered to have been issued with the OID of the time it was modified.
In general, our operating partnership will be required to accrue OID on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally our operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on our operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.
Finally, in the event that any debt instruments acquired by our operating partnership are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by our operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, our operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that our operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Tax Aspects of Investments in Partnerships
We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “— Effect of Subsidiary Entities — Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.
Entity Classification
Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “— Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Asset Tests” and “— Income Tests,” and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify” above for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations of income, gain loss and deduction would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
State, Local and Foreign Taxes
We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders to be credited against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Taxation of Holders of Our Common Stock
The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.
Taxation of Taxable U.S. Stockholders
As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•
a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.
Taxation of U.S. Stockholders on Distributions on Our Common Stock. As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of its current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.
Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the reduced 20% tax rate for “qualified dividend income.” Our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum marginal rate of 39.6% for stockholders taxed at individual rates. However, the reduced tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).
A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pays the distribution during January of the following calendar year.
Stockholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Participants in our DRP will be treated for tax purposes as having received a distribution equal to the fair market value on the date of distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our DRP may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.
Taxation of U.S. Stockholders on the Disposition of Our Common Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.
If an investor recognizes a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are written quite broadly and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that we might undertake directly or indirectly. Moreover, we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Taxation of U.S. Stockholders on a Redemption of Our Common Stock. A redemption of our common stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Our Common Stock”). The redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the holder’s interest in our stock; (ii) results in a “complete termination” of the holder’s interest in all our classes of stock; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a dividend, as described above “— Taxation of U.S. Stockholders on Distributions on Our Common Stock.” Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.
Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6% (commencing in 2013). However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20% (commencing in 2013). The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Medicare Tax. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock.
Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.
A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.
Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, dividends that are attributable to excess inclusion income, with respect to the REMIC residual interests or taxable mortgage pools, will constitute unrelated business taxable income in the hands of most tax-exempt stockholders. See “— Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Taxation of NorthStar/RXR — Requirements for Qualification — General”); and

•
either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders
The term “non-U.S. stockholder” means a holder of our common stock that is neither a U.S. stockholder nor an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and non U.S. income tax laws on the ownership of our common stock, including any reporting requirements.
Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest”, or a USRPI and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Any dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “— Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.
Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (i) our common stock is “regularly traded” on an established securities market in the United States; and (ii) the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.
Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-U.S. stockholders or subject to withholding tax.
Non-Dividend Distributions. A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.
Dispositions of Our Common Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled qualified investment entity. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States and other assets used in the corporation’s trade or business. No assurance can be provided that we will not become a “United States real property holding corporation.” In addition, we believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.
If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.
FATCA
U.S. tax legislation enacted in 2010, the Foreign Account Tax Compliance Act, or FATCA and subsequent IRS guidance regarding the implementation of FATCA, provides that 30% withholding tax will be imposed on distributions (for payments made after June 30, 2014) and the gross proceeds from a sale of shares (for payments made after December 31, 2016) to a foreign entity if such entity fails to satisfy certain due diligence, disclosure and reporting rules. In the event of noncompliance with the FATCA requirements, as set forth in Treasury Regulations, withholding at a rate of 30% on distributions in respect of our stock and gross proceeds from the sale of our stock held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the foreign entity’s home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

INVESTMENT BY TAX EXEMPT ENTITIES AND ERISA AND OTHER
BENEFIT PLAN CONSIDERATIONS
The following is a summary of some considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on the provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to government plans, church plans and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. Such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.
We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), entities that hold assets of such plans, other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs, Keoghs and medical savings accounts) and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•
in the case of a Benefit Plan subject to ERISA, whether the investment is in accordance with ERISA’s fiduciary requirements, including the duty to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration, to invest plan assets prudently and to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	the need to value the assets of the Benefit Plan annually or more frequently;

•	whether the investment will ensure sufficient liquidity for the Benefit Plan;

•	whether the investment is made in accordance with Benefit Plan documents;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code; and

•
whether the investment will produce an unacceptable amount of unrelated business taxable income to the Benefit Plan (see “U.S. Federal Income Tax Considerations — Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Stockholders”).

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions and that the advice will be individualized for the Benefit Plan based on its particular needs. The prohibited transaction rules under ERISA and the Internal Revenue Code also prohibit fiduciary self-dealing such as the use of Benefit Plan assets to increase his or her own compensation. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.
Plan Asset Considerations
In order to determine how ERISA and the Internal Revenue Code apply to an investment in our shares by a Benefit Plan, a Benefit Plan fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides generally that the term “plan assets” has the meaning as set forth in Department of Labor regulations as modified or deemed to be modified by Section 3(42) of ERISA. The Department of Labor has issued regulations that provide guidelines as to whether and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan under ERISA or the Internal Revenue Code when the plan invests in that entity, which we refer to as the Plan Asset Regulation. Under the Plan Asset Regulation, as modified or deemed to be modified by the express exceptions noticed in Section 3(42) of ERISA, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.
In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.
If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to comply with certain existing statutory or administrative class exemptions from the prohibited transaction restrictions or obtain an individual administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.
If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.
The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”
Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and such shares of common stock will be registered under the Exchange Act within a required specified time period. In addition, we expect to have over 100 independent stockholders, such that shares of our common stock will be “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the United States Treasury Department could not reach a contrary conclusion.
Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transfer of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.
Other Prohibited Transactions
A prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.
Annual Valuation
A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide an IRA (or other account) participant with a statement of the value of the IRA (or other account) each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.
Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.
Until 150 days following the second anniversary of breaking escrow in this offering, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated per share value by reducing the most recent per share offering price by the per share amount of such net proceeds which constituted a return of capital. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.
When determining the estimated value of our shares from and after 150 days following the second anniversary of breaking escrow in this offering and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We may not obtain independent appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are classified as common stock, par value of $0.01 per share and 50,000,000 shares are classified as preferred stock, par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time-to-time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. Our board of directors may classify or reclassify any unissued shares of our common stock from time-to-time into one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.
Common Stock
Subject to the restrictions on transfer and ownership of our stock and except as otherwise provided in the charter, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time-to-time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of shares of our common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations. See “Stock Ownership” for disclosure of the number and percentage of our outstanding common shares owned by our officers and directors.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.
We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems Inc., acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:
NorthStar/RXR New York Metro Income, Inc.
c/o DST Systems, Inc.
P. O. Box 219923
Kansas City, Missouri 64121-9923
(888) 378-4636
Preferred Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Meetings, Special Voting Requirements and Access To Records
An annual meeting of the stockholders will be held each year on a specific date which will be at least 30 days after delivery of our annual report. Our board of directors, including the independent directors, will take reasonable steps to insure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our board of directors, a majority of our independent directors, either chairman of our board, our chief executive officer, our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of the stockholders upon the written request of stockholders entitled to cast on such matter at least 10% of all the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting and the matters proposed to be acted on at such meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next two paragraphs.
Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on: (i) the amendment of our charter; (ii) our dissolution; or (iii) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither our advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.
Our advisory agreement, including the selection of our advisor, is approved annually by our board of directors including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of our board of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge.
Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our charter; (ii) our bylaws; (iii) minutes of the proceedings of our stockholders; (iv) annual statements of affairs; and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office upon the request of the stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of our receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to, without limitation, voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request.

Restriction on Transfer and Ownership of Shares of Capital Stock
For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the transfer and ownership of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding shares of common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons (determined under the principles of 856(a)(5) of the Internal Revenue Code.
Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective as of the close of business on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all dividends and other distributions on the shares of our capital stock held by the trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee also will be entitled to exercise all voting rights of the shares of capital stock held by the trust. Subject to Maryland law, effective as of the date that shares have been transferred to the trustee, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by the intended transferee prior to our discovery that shares have been transferred to the trustee and to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.
The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no later than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such transfer, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. The purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the market price per share on the date of the event causing the shares to be held in trust); and (ii) the price received by the trustee net of any selling commission and expenses. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by a purported transferee or holder, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee or holder received an amount for such shares that exceeds the amount that such purported transferee or holder was entitled to receive, such excess must be paid and aggregated to the trustee upon demand.

In addition, until the trustee has sold the shares held in the trust, we or our designee have the right to purchase any shares held by the trust at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the market price per share at the time of the gift or devise); and (ii) the market price on the date we, or our designee, exercise such right. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who (i) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or (ii) owns shares of our capital stock that were transferred to any such trust, is required to give immediate written notice to us of such event and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required for us to qualify as a REIT.
The ownership limits do not apply to a person or persons that our board of directors exempts from the ownership limit upon appropriate assurances (including certain representations and undertakings from the intended transferee) that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required within 30 days after the end of each year, to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and a description of the manner in which such stock is held.
The exemptions for secondary trading available under California Corporations Code §25104(h) will be withheld, but there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker-dealer in a public offering.
Distributions
We intend to accrue and pay cash distributions monthly beginning no later than the first calendar quarter after the quarter in which we make our first investment. Our charter also permits us to pay distributions using shares of our common stock in the sole discretion of our board of directors. After we satisfy the minimum offering requirement, we expect to authorize and declare distributions based on daily record dates that will be aggregated and paid on a monthly basis in order for investors to generally begin receiving distributions immediately upon our acceptance of their subscription.
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our income, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock or fund performance-based fees or expenses, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.
In addition to cash distributions, our board of directors may declare special stock distributions, as we are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.
Generally, our policy is to pay distributions from cash flow from operations. However, we can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of investments. Our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. In order to provide additional funds to pay distributions, NorthStar Realty and RXR agreed to purchase up to an aggregate of $10.0 million in shares of our common stock (which includes any shares NorthStar Realty, RXR or their affiliates purchase in order to satisfy the minimum offering) at $9.00 per share during the two-year period following commencement of our offering as described in more detail below. However, we are not obligated by our governing documents nor can there be any assurance that we will pay any certain amount of distributions on stockholders’ invested capital, even during the two-year period following commencement of our offering. Moreover, if either NorthStar Realty’s or RXR’s financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If NorthStar Realty or RXR is unable to obtain financing and cannot satisfy this commitment to us, or in the event that their respective affiliates no longer serves as our advisor or sub-advisor, which would result in the termination of their respective share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. In the earlier part of this offering, we expect that all of our distributions will be paid from the proceeds from this offering and, more specifically, from the proceeds from the purchase of shares by NorthStar Realty and RXR pursuant to the distribution support agreement. After our distribution support agreement with either NorthStar Realty or RXR has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.
Under the terms of our distribution support agreement, if the cash distributions we pay for any calendar quarter exceed our MFFO for such quarter, NorthStar Realty and RXR will purchase shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid on such shares exceed our MFFO for such quarter, up to an amount equal to a 6.0% cumulative, non-compounded annual return on stockholders’ aggregate invested capital prorated for such quarter. In instances in which the distributions exceed MFFO, we may be paying distributions from proceeds of the shares purchased by NorthStar Realty and RXR, not from cash flow from our operations. We define MFFO in accordance with the concepts established by the IPA. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO in the same manner. MFFO is calculated using FFO. We will compute FFO in accordance with the standards established by NAREIT, as net income or loss (computed in accordance with U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•	non-cash amounts related to straight-line rent and the amortization of above or below market and in-place intangible lease assets and liabilities;

•	amortization of a premium and accretion of a discount on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•
realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•
unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations;

•	adjustments for accretion of a discount and amortization of a premium on borrowings and related deferred financing costs; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

The purchase price for shares issued to NorthStar Realty and RXR pursuant to this commitment will be equal to the per share price for shares of our common stock in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fees which are not payable in connection with such sales. As a result, the net proceeds to us from the sale of shares to NorthStar Realty and RXR will be the same as the net proceeds we receive from other sales of shares in our offering. However, each of NorthStar Realty’s and RXR’s purchase of shares will increase their ownership percentage of our common stock, thereby causing dilution of the ownership percentage of our public stockholders.
In connection with the distribution support agreement, summarized financial information of NorthStar Realty and RXR follows. NorthStar Realty is subject to the periodic reporting obligations of the Exchange Act. RXR is a private company and does not publicly disclose its financial information.
The selected historical consolidated information presented for the nine months ended September 30, 2014 and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 relates to NorthStar Realty’s operations and has been derived from NorthStar Realty’s year end audited consolidated financial statements. NorthStar Realty’s consolidated financial statements include VIEs, where NorthStar Realty is the primary beneficiary and voting interest entities which are generally majority or wholly-owned and controlled by NorthStar Realty. Certain prior period amounts have been reclassified in the consolidated financial statements to conform to current period presentation.

Selected Historical Consolidated Information for NorthStar Realty Finance Corp.
	Nine Months Ended September 30,	Years Ended December 31,
Operating Data:	2014	2013	2012	2011	2010	2009
		(Dollars in thousands except per share and dividends declared data)
Net interest income on debt and securities	$226,093	$265,837	$335,496	$355,921	$273,727	$126,342
Total other revenues	384,591	330,785	165,069	122,457	118,576	92,247
Total expenses	607,789	460,588	308,159	328,624	409,314	289,809
Income (loss) from operations	2,895	136,034	192,406	149,754	(17,011)	(71,220)
Income (loss) from continuing operations	(203,214)	(79,554)	(275,040)	(259,855)	(391,948)	(154,259)
Net income (loss)	(210,203)	(87,910)	(273,089)	(242,526)	(389,560)	(136,576)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(255,052)	(137,453)	(288,587)	(263,014)	(395,466)	(151,208)
Earnings (Loss) Per Share:
Basic	$(1.43)	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Diluted	$(1.43)	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Dividends declared per share of common stock	$1.40	$0.85	$0.66	$0.46	$0.40	$0.40

	September 30,	December 31,
Balance Sheet Data:	2014	2013	2012	2011	2010	2009
		(Dollars in thousands)
Cash and cash equivalents	$190,891	$635,990	$444,927	$144,508	$125,439	$138,928
Operating real estate, net	5,588,906	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,144,356	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	851,073	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	213,139	142,340	111,025	96,143	99,992	38,299
Real estate securities, available for sale	911,060	1,052,320	1,124,668	1,473,305	1,691,054	336,220
Total assets	9,870,773	6,360,050	5,513,778	5,006,437	5,151,991	3,669,564
Total borrowings	5,999,232	3,342,071	3,790,072	3,509,126	3,416,939	2,042,422
Total liabilities	6,629,354	3,662,587	4,182,914	3,966,823	3,779,478	2,210,924
Preferred stock	939,118	697,352	504,018	241,372	241,372	241,372
Total equity	3,241,419	2,697,463	1,330,864	1,039,614	1,277,691	1,363,818

	Nine Months Ended September 30,	Years Ended December 31,
Other Data:	2014	2013	2012	2011	2010	2010
Cash flow from:		(Dollars in thousands)
Operating activities	$220,753	$240,674	$76,911	$59,066	$35,558	$54,518
Investing activities	(2,888,351)	(2,285,153)	51,901	383,323	403,325	123,319
Financing activities	2,222,776	2,235,542	171,607	(423,320)	(452,372)	(172,948)
Distribution Reinvestment Plan
Our DRP allows you to have cash otherwise distributable to you invested in additional shares of our common stock. Shares issued pursuant to our DRP are being offered at a 5% discount, from the price of shares offered in our primary offering at $9.50 per share. Unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in this offering, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in a report under the Exchange Act and in each annual report thereafter. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. A copy of our DRP is included as Appendix C to this prospectus.
You may elect to participate in our DRP by completing the subscription agreement or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. You may also withdraw at any time, without penalty, by delivering written notice to us. We may amend, suspend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP, at any time upon ten days prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the ownership limits contained in our charter to be violated. Following any termination of our DRP, all subsequent distributions to stockholders would be made in cash.
Participants may acquire shares of our common stock pursuant to our DRP until the earliest date upon which: (i) all the common stock registered in this or future offerings to be offered under our DRP is issued; (ii) our offering and any future offering pursuant to our DRP terminate and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our DRP; or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our DRP will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of common units in our operating partnership may also participate in our DRP and have cash otherwise distributable to them by our operating partnership invested in our common stock at the current price for which shares are being offered pursuant to our DRP.
Stockholders who elect to participate in our DRP and who are subject to U.S. federal income taxation laws, will be treated for tax purposes as having received a dividend in an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “U.S. Federal Income Tax Considerations — Taxation of Holders of Our Common Stock — Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “U.S. Federal Income Tax Considerations — Taxation of Holders of Our Common Stock — Taxation of Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our DRP will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our DRP.
All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in our DRP will have an opportunity to withdraw from the plan at least annually after receiving this information.
Share Repurchase Program
Our share repurchase program provides an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. Only stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, will be eligible to participate in the share repurchase program. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 150 days following the second anniversary of breaking escrow in this offering, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in a report under the Exchange Act and in each annual report thereafter.
Prior to the date that we establish an estimated value per share of our common stock, we will initially repurchase shares at a price equal to or at a discount from the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%
Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we may not repurchase shares unless you have held the shares for at least one year. We will repurchase shares within two years of death or “qualifying disability” of a stockholder at the higher of the price paid for the shares or our estimated per share value. A qualifying disability is a disability as such term is defined in Section 72(m)(7) of the Internal Revenue Code. We must receive written notice within 180 days after such stockholder’s qualifying disability.
After we establish an estimated value per share of our common stock, we will repurchase shares at a price equal to the lesser of (i) the purchase price you paid for the shares being repurchased and (ii) 96% of the estimated value per share.
Repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which last date of the quarter we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date. In the event that you seek the repurchase of all of your shares of our common stock, shares of our common stock purchased pursuant to our DRP may be excluded from the foregoing one-year holding period requirement. If you have made more than one purchase of our common stock (other than through our DRP), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of units of our operating partnership who exchange their operating partnership units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their operating partnership units.
We cannot guarantee that the funds set aside for our share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient cash available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.
We are not obligated to repurchase shares of our common stock under our share repurchase program. We presently intend to limit the number of shares to be repurchased to: (i) 5% of the weighted average number of all shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under our DRP in the prior calendar year plus such additional funds as may be allocated for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.
The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our DRP. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our DRP are not sufficient to fund repurchase requests pursuant to the limitations outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.
Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange or included for quotation in a national securities market, at which time our share repurchase program would terminate. No such market presently exists nor are the shares currently listed on an exchange and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws.
In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program at any time upon ten days’ notice except that changes in the number of shares that can be repurchased during any calendar year will take effect only upon ten business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.
Liquidity Events
Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.
Business Combinations
Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if our board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by our board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.
Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval, or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to our board of directors and the proposal of business to be considered by the stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of our board of directors; or (iii) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only: (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of our directors;

•	a requirement that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
We have elected to provide that, at such time as we are subject to Subtitle 8, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.
Tender Offers
Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. A tender offer is any widespread solicitation for shares of our stock at firm prices for a limited time period.
In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Exchange Act and provide our company notice of such tender offer at least ten business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.
In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, the noncomplying offeror shall also be responsible for all of our expenses in connection with that person’s noncompliance and no stockholder may transfer any shares to such noncomplying offeror without first offering the shares to us at the tender offer price offered by such noncomplying offeror.
Restrictions on Roll-up Transactions
Until our shares are listed on a national securities exchange, if ever, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction.” In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for our offering.
A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving securities of the roll-up entity that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion into corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our stockholder voting rights; the term of our existence; compensation to our sponsors or our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed roll-up transaction:

•
that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with U.S. GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director, our sponsors or any affiliate thereof during the year; and our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.
Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

THE OPERATING PARTNERSHIP AGREEMENT
Our operating partnership is a Delaware limited partnership. We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. We are the sole general partner of our operating partnership and holder of common units in our operating partnership. NorthStar/RXR NTR OP Holdings invested $1,000 in exchange for special units. NorthStar/RXR NTR OP Holdings and us are currently the only limited partners. The following is a summary of the material terms and provisions of the partnership agreement of NorthStar/RXR Operating Partnership, LP. This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.
Management of the Operating Partnership
As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Neither NorthStar/RXR Holdings OP nor any other limited partner of our operating partnership, may transact business for our operating partnership or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. Pursuant to an advisory agreement with our advisor, we have delegated to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the origination, acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.
A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs.
We, NorthStar/RXR NTR OP Holdings and NorthStar/RXR Operating Partnership, LP have expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
Additional Capital Contributions
In connection with any and all issuances of our shares of common stock, we will make capital contributions to the operating partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by us are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then we shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance. Upon any such capital contribution by us, our capital account will be increased by the actual amount of our capital contribution.
We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units to us if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership, including the common units owned by us.

As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.
If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.
Operations
The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability (other than any federal income tax liability associated with our retained capital gains); and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.
Distributions
The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.
The holder of the special units will be entitled to distributions from our operating partnership equal to 15.0% of distributions after the other partners, including us, have received in the aggregate, cumulative distributions equal to their capital contributions plus a 6.0% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.
LTIP Units
As of the date of our offering, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in our operating partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our board of directors and our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units are a class of partnership units in our operating partnership that allow the holder to receive the same quarterly per unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per unit of the general partner’s common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership’s common units. This valuation is unrelated to our annual valuation provided to ERISA fiduciaries or any valuation required to be provided to our investors following the 18 month period following the completion of our offering (or for whatever period may be required by applicable rules and regulations).
Our partnership agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

Partnership Expenses
In addition to the administrative and operating costs and expenses incurred by our operating partnership in originating and acquiring our investments, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to our offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Redemption Rights
Any holders of common units (other than us and any of our subsidiaries) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. The conversion ratio will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of shares of our common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limit in our charter;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•
cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

The special units will be redeemed for a specified amount upon the earliest of: (i) the listing of our common stock on a national securities exchange; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) or the occurrence of certain events that result in the termination or non-renewal of our advisory agreement. If the triggering event is a listing of our shares, the amount of the payment will be: (i) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing event; or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. In the case of a merger, consolidation or sale of substantially all of our assets or any similar transaction, the purchase price will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis. If the triggering event is the termination of our advisory agreement other than for cause, or in connection with any of the events described above, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. According to the terms of the partnership agreement, internalization of our advisor would result in the redemption of the special units because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, NorthStar/RXR NTR OP Holdings, as the holder of the special units, might agree to amend or waive the redemption feature.
Subject to the foregoing, holders of common units (other than us and the holder of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests
We may not: (i) voluntarily withdraw as the general partner of our operating partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates.
With certain exceptions limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are our operating partnership’s tax matters partner and have the authority to make tax elections under the Internal Revenue Code on our operating partnership’s behalf.
Term
The term of the operating partnership will continue in full force and effect until dissolved upon the first to occur of any of the following events:

•	the bankruptcy, dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue our operating partnership);

•	the passage of ninety (90) days after the sale or other disposition of all or substantially all the assets of our operating partnership; or

•	the election by the general partner that our operating partnership should be dissolved.
Amendments
In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership (other than us or any of our affiliates).

PLAN OF DISTRIBUTION
General
We are publicly offering a minimum of $2,000,000 and a maximum of $2,000,000,000 in shares of our common stock on a “best efforts” basis through our dealer manager. Because this is a “best efforts” offering, our dealer manager must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. Shares of our common stock sold in our primary offering are being offered at $10.00 per share. All shares offered in our primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $200,000,000 in shares issuable pursuant to our DRP. Any shares purchased pursuant to our DRP will be sold at $9.50 per share. Our board of directors may change the price of the shares in this offering in its discretion from time to time. The determination of the price by our board of directors will be based primarily on: (i) our estimated per-share net asset value plus (ii) the applicable commission and dealer manager fee. In addition, our board of directors may consider our historical and anticipated results of operations and financial condition, our then current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our then current and anticipated capital and debt structure and our management’s and our advisor’s recommendations and assessment of our prospects and expected execution of our investment and operating strategies. Unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in this offering, our advisor, or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in a report under the Exchange Act and in each annual report thereafter. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. If our board of directors determines that it is in our best interests, we may conduct one or more follow-on public offerings upon termination of our offering. Our charter does not restrict our ability to conduct offerings in the future.
Persons affiliated with us may purchase our shares in order to satisfy the minimum offering requirements. If our affiliates purchase shares and such shares are included in satisfying the minimum offering requirements, such affiliates do not presently intend to resell such shares.
We expect to sell the $1,800,000,000 in shares offered in our primary offering over a two-year period. If we have not sold all of our primary offering shares within two years, we may, under rules promulgated by the SEC, in some circumstances continue our primary offering until as late as August 8, 2018. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our DRP beyond these dates until we have sold $200,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue our offering beyond one year from the date of this prospectus. We may terminate our offering at any time.
Our dealer manager is a securities broker-dealer registered with the SEC and a member firm of FINRA that was formed in 2009. The principal business of our dealer manager is to sell the securities offered by programs sponsored by our sponsor. Our dealer manager is indirectly owned and controlled by our NorthStar sponsor. This is the fourth offering for which our dealer manager has served as a dealer manager, but its employees average over 15 years’ experience in the broker-dealer industry.
Compensation of Dealer Manager and Participating Broker-Dealers
Except as provided below, our dealer manager will receive selling commissions of up to 7.0% of the gross offering proceeds from shares sold in our primary offering. Our dealer manager will also receive up to 3.0% of our gross offering proceeds from the sale of shares as compensation for acting as our dealer manager. We will not pay any selling commissions or dealer manager fees for shares sold under our DRP.
We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer. Our dealer manager may also reallow a portion of its dealer manager fee to any participating broker-dealer as a marketing fee. The amount of the reallowance to any participating broker-dealer will be based upon prior or projected volume of sales and the amount of marketing assistance anticipated to be provided in our offering. In addition, to the extent our dealer manager does not reallow the full dealer manager fee for shares sold in our primary offering to participating broker-dealers as a marketing fee, our dealer manager may use the portion of its dealer manager fee that it retains to reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with our offering and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that our dealer manager will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our primary offering, as required by the rules of FINRA.
We may also sell shares at a discount to our primary offering price through the following distribution channels in the event that the investor:

•	pays a broker a periodic fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•
has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.
If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates will compensate any person engaged as a financial advisor by a potential investor as an inducement for such financial advisor to advise favorably for an investment in us.
If an investor purchases shares in our offering net of commissions through a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, our dealer manager will reduce their dealer manager fee by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker-Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee and the investor must include support for the amount of his or her annual custodial fee with the subscription agreement.
Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager) to reduce or eliminate the selling commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating selling commissions and dealer manager fees payable in connection with sales to such institutional investors and affiliates.
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation
	Maximum Aggregate	Percent of the Gross Offering Proceeds
Selling Commission	$126,000,000	7%
Dealer Manager Fee	$54,000,000	3%

Subject to the cap on organization and offering costs described below, we will also reimburse our dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.
In accordance with FINRA Rule 2310, the total amount of all items of underwriting compensation, from whatever source, payable to our Dealer Manager, underwriters, participating broker-dealers or affiliates thereof will not exceed an amount equal to 10% of our gross proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering costs, including the seller commissions and dealer manager fee, to 15% of gross offering proceeds. We expect our organization and offering costs (other than the selling commissions and dealer manager fees) to be approximately 1.5% of our gross proceeds from our offering, assuming we raise the maximum offering amount. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of aggregate gross proceeds from our offering.
Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager) to reduce or eliminate the selling commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating selling commissions and dealer manager fees payable in connection with sales to such institutional investors and affiliates.
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.
Special Discounts
Our dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the offering price. We intend to use this “friends and family” program to sell shares of our common stock to certain investors identified by us, including investors who have a prior business relationship with our sponsors, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals and others to the extent consistent with applicable laws and regulations. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this “friends and family” program will count toward meeting the minimum offering threshold.
Our executive officers and directors, as well as officers and employees of our Advisor Entities and their affiliates, at their option, also may purchase the shares offered hereby in our primary offering at a discount from the offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares. Shares purchased by our executive officers and directors and our Advisor Entities or their affiliates will count toward the minimum offering threshold.
We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.
We are offering volume discounts to investors who purchase more than $500,000 of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced. Because our dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.
Assuming an offering price of $10.00 per share, the following table shows the discounted price per share for volume sales of our primary shares for the shares sold in our primary offering:

Dollar Volume Purchased	Purchase Price per Share to Investor	Percentage Based on $10.00 per Share	Commission Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$10.00	7%	$0.70	$0.30	$9.00
$500,001 - $1,000,000	$9.90	6%	$0.60	$0.30	$9.00
$1,000,001 - $2,000,000	$9.80	5%	$0.50	$0.30	$9.00
$2,000,001 - $3,000,000	$9.70	4%	$0.40	$0.30	$9.00
$3,000,001 - $5,000,000	$9.60	3%	$0.30	$0.30	$9.00
Over $5,000,000	$9.50	2%	$0.20	$0.30	$9.00

We will apply the reduced selling price and selling commission to the entire purchase made at one time. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), selling commissions of $100,000 and dealer manager fees of $75,000.
To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Purchase” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Purchase” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions and dealer manager fees, the volume discount will apply only to the current and future investments.
To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 491(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.
In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.
Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our DRP will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.
Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.
An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you will be permitted to participate in our DRP, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in our offering than you would receive if you participate in our DRP and have your distributions reinvested at the price offered thereunder.
Term and Termination of the Dealer Manager Agreement
Our agreement with our dealer manager provides that our dealer manager will be our exclusive agent and managing dealer until the termination of our offering. Either party may terminate the dealer manager agreement upon 60 calendar days written notice to the other party.
Minimum Offering
Subscription proceeds will be placed in escrow with UMB Bank, N.A., as escrow agent, until such time as subscriptions representing $2,000,000 in shares have been received and accepted by us. Shares purchased by our executive officers and directors and our sponsor, our advisor or their affiliates will count toward the minimum offering requirements. Stockholder subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in bank money-market accounts that have deposits insured by the FDIC which can be readily sold or otherwise disposed of for cash. If we fail to satisfy the minimum offering requirements, interest earned on subscription payments held in escrow will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow and, as such, the amount to be returned to any subscriber will not be reduced for costs.
Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and if rejected, all funds will be returned to subscribers without interest and without deduction within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $4,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our DRP, which are not subject to any minimum purchase requirement.
If we do not meet the minimum offering requirements within one year from the date of this prospectus: (i) the escrow agent will promptly notify us; (ii) our offering will be terminated; and (iii) the subscription payments held in the escrow account will be promptly returned with interest. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 or other tax form applicable from each subscriber. In the event that a subscriber fails to remit an executed IRS Form W-9 or other applicable tax form to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.
We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders and the funds held in escrow will be transferred to us. In the event we satisfy the minimum offering requirements, all interest will be paid to us. Once the minimum offering requirements are met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted. We may continue to offer shares of our common stock until two years from the date of this prospectus, unless extended. However, in certain states our offering may continue for just one year unless we renew our offering period for up to one additional year. We reserve the right to terminate our offering at any time.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize certain sales material in connection with our offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to our offering, the past performance of our sponsors and their respective affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
Our offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of our offering of the shares of our common stock.
LEGAL MATTERS
The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Greenberg Traurig, LLP.
EXPERTS
The consolidated balance sheet included in this preliminary prospectus and elsewhere in the registration statement has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
ADDITIONAL INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding our offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Exchange Act and under the Exchange Act and will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.
You may also request a copy of these filings at no cost, by writing or telephoning us at:
NorthStar/RXR New York Metro Income, Inc.
Attn: Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
We also maintain a website at www.northstarreit.com/rxr, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

NORTHSTAR/RXR NEW YORK METRO INCOME, INC. AND SUBSIDIARY INDEX TO CONSOLIDATED BALANCE SHEET

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
NorthStar/RXR New York Metro Income, Inc.
We have audited the accompanying consolidated balance sheet of NorthStar/RXR New York Metro Income, Inc. (a Maryland corporation) and subsidiary (collectively, the “Company”) as of December 31, 2014. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of NorthStar/RXR New York Metro Income, Inc. and subsidiary as of December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
New York, New York
February 5, 2015

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

December 31, 2014
Assets
Cash	$201,007
Total assets	$201,007

Equity

Common stock, $0.01 par value; 200,000 shares authorized and 22,223 shares issued and outstanding	$222
Additional paid-in capital	199,785
Total NorthStar/RXR New York Metro Income, Inc. stockholders’ equity	200,007
Non-controlling interest	1,000
Total equity	$201,007

See accompanying notes to consolidated balance sheet.

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET

1. Formation and Organization
NorthStar/RXR New York Metro Income, Inc. (the “Company”) was formed on March 21, 2014 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ended December 31 of the year in which the Company satisfies the minimum offering requirement. The Company was organized to acquire a high-quality commercial real estate (“CRE”) portfolio concentrated in the New York metropolitan area and, in particular New York City, with a focus on office, mixed-use properties and a lesser emphasis on multifamily properties. The Company intends to complement this strategy by originating and acquiring: (i) CRE debt including, subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments.
The Company will be externally managed by NSAM J-NS/RXR Ltd (the “Advisor”), a subsidiary of the Company’s co-sponsor NorthStar Asset Management Group Inc. (“NSAM”). NSAM is a newly formed Delaware corporation organized to provide asset management and other services to NorthStar Realty Finance Corp. (NYSE: NRF) (“NorthStar Realty”), NSAM’s existing and future sponsored non-traded REITs, as well as any future sponsored companies, including funds, joint ventures and partnerships both in the United States and internationally. On June 30, 2014, NorthStar Realty completed the previously announced spin-off of its asset management business into a separate publicly traded company, NSAM. The Company will be sub-advised by RXR NTR Sub-Advisor LLC (the “Sub-Advisor”), a newly formed Delaware limited liability company and a subsidiary of the Company’s co-sponsor, RXR Realty LLC (“RXR”). RXR is a leading real estate owner, manager and developer in the New York metropolitan area, of which NorthStar Realty owns an approximate 30% interest. The Advisor and Sub-Advisor are collectively referred to as the Advisor Entities. The Company, the Advisor and the Sub-Advisor will enter into a sub-advisory agreement delegating certain investment responsibilities of the Advisor to the Sub-Advisor. NSAM and RXR are collectively referred to as the Co-Sponsors. The Company’s dealer manager for the offering, NorthStar Realty Securities, LLC (the “Dealer Manager”), is an affiliate of the Advisor and NSAM, one of the Company’s co-sponsors.
Substantially all business of the Company will be conducted through NorthStar/RXR Operating Partnership, LP, the Company’s operating partnership (the “OP”). The Company is the sole general partner and a limited partner of the OP. NorthStar/RXR NTR OP Holdings LLC (the “Special Unit Holder”) (a joint venture between the Co-Sponsors) has invested $1,000 in the OP and has been issued a separate class of limited partnership units (the “Special Units”), which is recorded as non-controlling interest on the consolidated balance sheet as of December 31, 2014. As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds from the continuous, public offering to the OP as a capital contribution.
The Company’s charter authorizes the issuance of up to 200,000 shares of Class A common stock par value $0.01 per share. The board of directors of the Company is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. The Company intends on amending its charter prior to effectiveness of its public offering to, among other things, authorize the issuance of an aggregate of 400,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock par value $0.01 per share. On March 28, 2014, the Company issued 16,667 shares of Class A common stock to NorthStar Realty and 5,556 shares of Class A common stock to a subsidiary of RXR, for $0.2 million. Prior to the commencement of the offering, Class A common shares will be renamed as common shares. As of December 31, 2014, the Company had 22,223 common shares outstanding.
As of December 31, 2014, the Company had not begun operations and neither the Company nor the OP had acquired or contracted to make any investments.

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

2. Summary of Significant Accounting Policies
Basis of Accounting
The accompanying consolidated balance sheet and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company has not begun operations and therefore does not present a consolidated statement of operations or consolidated statement of cash flows.
Principles of Consolidation
The consolidated balance sheet includes the accounts of the Company and its consolidated subsidiary. There were no intercompany balances as of December 31, 2014.
Estimates
The preparation of the consolidated balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates and assumptions.
Cash
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses on cash.
Fair Value Measurement
The fair value of financial instruments will be categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.
Financial assets and liabilities recorded at fair value on the consolidated balance sheet will be categorized based on the inputs to the valuation techniques as follows:
Level 1. Quoted prices for identical assets or liabilities in an active market.
Level 2. Financial assets and liabilities whose values are based on the following:

(i)	Quoted prices for similar assets or liabilities in active markets.

(ii)	Quoted prices for identical or similar assets or liabilities in non-active markets.

(iii)	Pricing models whose inputs are observable for substantially the full term of the asset or liability.

(iv)	Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.
Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.
U.S. GAAP also requires disclosure of fair value for all financial instruments. As of December 31, 2014, the Company’s only financial instrument was cash and its fair value was estimated to approximate its carrying amount.
Income Taxes
The Company intends to elect to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending December 31 of the year in which the Company satisfies the minimum offering requirement. Accordingly, the Company will generally not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and share ownership tests are met. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its stockholders and meet certain other requirements. The

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

Company may also be subject to certain state, local and franchise taxes. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. If the Company were to fail to meet these requirements, it will be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders.
3. Related Party Arrangements
NSAM J-NS/RXR Ltd. and RXR NTR Sub-Advisor LLC
Subject to certain restrictions and limitations, the Advisor Entities will be responsible for managing the Company’s affairs on a day-to-day basis and for making and managing investments on behalf of the Company. The Advisor has delegated certain of its duties, including identifying, negotiating and managing the Company’s investments, but the Advisor has ultimate responsibility for all matters. For such services, the Advisor Entities will receive fees and reimbursement from the Company, of which the Sub-Advisor will receive 50.0% of fees and 25.0% of reimbursements.
Organization and Offering Costs
The Advisor Entities, or its affiliates, will be entitled to receive reimbursement for costs paid on behalf of the Company in connection with the offering. The Company is obligated to reimburse the Advisor Entities for organization and offering costs to the extent the aggregate of selling commissions, dealer manager fees and other organization and offering costs do not exceed 15.0% of gross proceeds from the offering. The Advisor Entities do not expect reimbursable organization and offering costs, excluding selling commissions and the dealer manager fee, to exceed $30.0 million, or 1.5% of the total proceeds available to be raised from the offering. As of December 31, 2014, the Advisor Entities have incurred approximately $1.6 million of organization and offering costs on behalf of the Company. Organization and offering costs incurred by the Advisor Entities are not recorded on the consolidated balance sheet of the Company because such costs are not a liability of the Company until the minimum amount of $2.0 million in gross offering proceeds is raised and such costs will only become a liability of the Company to the extent the aggregate of selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15.0% of gross proceeds of the offering. When recorded by the Company, organization costs will be expensed as incurred and offering costs, which include selling commissions and dealer manager fees, will be recorded as a reduction to equity.
Operating Costs
The Advisor Entities, or its affiliates, will be entitled to receive reimbursement for direct and indirect operating costs incurred by the Advisor Entities in connection with administrative services provided to the Company. Indirect includes the Company’s allocable share of costs incurred by the Advisor Entities for personnel and other overhead such as rent, technology and utilities. However, there is no reimbursement for personnel costs related to executive officers and other personnel involved in activities for which the Advisor Entities receives an acquisition fee, asset management fee or disposition fee. The Company will reimburse the Advisor Entities quarterly for operating costs (including the asset management fee) based upon a calculation for the four preceding fiscal quarters not to exceed the greater of: (i) 2.0% of its average invested assets; or (ii) 25.0% of its net income determined without reduction for any additions to reserves for depreciation, loan losses or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the Company may reimburse the Advisor Entities for expenses in excess of this limitation if a majority of the Company’s independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. The Company will calculate the expense reimbursement quarterly based upon the trailing twelve-month period.
Advisory Fees
Asset Management Fee
The Company will pay the Advisor Entities, or its affiliates, a monthly asset management fee equal to one-twelfth of 1.25% of the sum of the amount funded or allocated for CRE investments, including expenses and any financing attributable to such investments, less any principal received on debt and securities investments (or the proportionate share thereof in the case of an investment made through a joint venture).
Asset Acquisition Fee
The Advisor Entities, or its affiliates, will receive an acquisition fee equal to 1.0% of the amount funded or allocated by the Company to acquire or originate investments, including acquisition costs and any financing attributable to such

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

investments (or the proportionate share thereof in the case of an investment made through a joint venture) except with respect to real estate property and 2.25% of each real estate property acquired by the Company, including acquisition costs and any financing attributable to an equity investment (or the proportionate share thereof in the case of an equity investment made through a joint venture).
Asset Disposition Fee
For substantial assistance in connection with the sale (in whole or in part) or syndication of investments and based on the services provided, the Advisor Entities, or its affiliates, will receive a disposition fee equal to up to 2.0% of the contract sales price of each property sold and 1.0% of the contract sales price of each debt investment sold or syndicated. The Company does not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a CRE debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee is the lesser of: (i) 1.0% of the principal amount of the CRE debt investment prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If the Company takes ownership of a property as a result of a workout or foreclosure of a debt investment, the Company will pay a disposition fee upon the sale of such property.
RXR NTR Sub-Advisor LLC
The Company will pay the Sub-Advisor, or its affiliates, development, leasing, property management and construction related service fees that are usual and customary in the geographic area of the property.
NorthStar Realty Securities, LLC
Selling Commissions and Dealer Manager Fees
Pursuant to a dealer manager agreement, the Company will pay the Dealer Manager selling commissions of up to 7.0% of gross proceeds from the primary offering, all of which will be reallowed to participating broker-dealers. In addition, the Company will pay the Dealer Manager a dealer manager fee up to 3.0% of gross proceeds from the primary offering, a portion of which may be reallowed to participating broker-dealers.
Distribution Support Agreement
Pursuant to a distribution support agreement, in certain circumstances during the two-year period following the commencement of the offering, NorthStar Realty and RXR committed to provide additional cash to pay distributions to stockholders. NorthStar Realty and RXR have agreed to purchase up to an aggregate of $10.0 million in shares of common stock during the two-year period following commencement of the offering, with NorthStar Realty and RXR agreeing to purchase 75.0% and 25.0% of any shares purchased, respectively.
4. Stockholders’ Equity
Common Stock
On March 28, 2014, the Company issued 16,667 shares of Class A common stock to an affiliate of NorthStar Realty and 5,556 shares of Class A common stock to an affiliate of RXR for an aggregate purchase price of $.2 million. Prior to the commencement of the offering, Class A common shares will be renamed as common shares. As of December 31, 2014, the Company had 22,223 common shares outstanding.
5. Non-controlling Interest
The Special Unit Holder has invested $1,000 in the OP and has been issued Special Units, which is recorded as non-controlling interest on the consolidated balance sheet as of December 31, 2014.
6. Subsequent Events
There have been no subsequent events requiring disclosure through February 5, 2015.

APPENDIX A:
PRIOR PERFORMANCE TABLES
NorthStar Realty Finance
The following prior performance tables provide information relating to the prior real estate programs sponsored by NorthStar Realty Finance Corp., or NorthStar Realty, and its affiliates, collectively referred to herein as NorthStar Realty prior real estate programs. These programs of NorthStar Realty and its affiliates focus on investments in commercial real estate debt, commercial real estate securities and real estate properties. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with: (i) exposure to commercial real estate debt investments; and (ii) current income. Other than NorthStar Real Estate Income Trust, Inc., NorthStar Healthcare Income, Inc. and NorthStar Real Estate Income II, Inc., the prior real estate programs were conducted by privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with our offering or many of the laws and regulations to which we will be subject. In addition, NorthStar Realty is a publicly traded company with an indefinite duration.
This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.
Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.
Description of the Tables
All information contained in the Tables in this Appendix A is as of December 31, 2013. The following tables are included herein:
Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)
Table III - Annual Operating Results of Prior Real Estate Programs
Table IV - Results of Completed Programs
Table V - Sales or Disposition of Assets

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table I presents information showing the experience of NorthStar Realty and affiliates in raising and investing funds for prior real estate programs. Information is included for offerings with similar investment objectives that have closed for the three years ended December 31, 2013. These investment objectives include providing investors with current income and preservation of capital. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All amounts are as of December 31, 2013.

	NorthStar Realty Finance Corp.		NorthStar Income Opportunity REIT I, Inc. (1)		NorthStar Real Estate Income Trust, Inc.(1)
	(Dollars in thousands)
Dollar amount offered	$3,222,662		$100,000		$1,100,000
Dollar amount raised	$3,222,662		$36,069	(2)	$1,100,000	(3)
Date offering began	October 29, 2004		June 10, 2009		July 19, 2010
Length of offering (in days)	N/A	(4)	495	(5)	1078	(6)
Months to invest 90 percent of amount available for investment (7)	N/A		N/A	(8)	45
____________________________

(1)	On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with NorthStar Real Estate Income Trust, Inc.

(2)	Includes $1.0 million contributed by affiliates of NorthStar Realty.

(3)	Includes $4.8 million contributed by affiliates of NorthStar Realty.

(4)
The data includes information with respect to NorthStar Realty’s initial public offering in October 2004 and additional offerings through December 31, 2013. All of our sponsor's offerings have been conducted on a firm commitment underwritten basis.

(5)	The amount represents the number of days from the date the offering began on June 10, 2009 through the date of the merger with NorthStar Real Estate Income Trust, Inc. on October 18, 2010.

(6)	The amount represents the number of days from the date the offering began on July 19, 2010 through the offering completion date of July 1, 2013.

(7)	Measured from the beginning of the offering.

(8)	NorthStar Income Opportunity REIT I, Inc. merged into NorthStar Real Estate Income Trust, Inc. prior to investing 90% of the amount available for investment.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table III presents balance sheet information and the operating results of prior real estate programs with similar investment objectives that have closed for the five years ended December 31, 2013. Please see the “Prior Performance Summary - Adverse Business Developments” section for a description of major adverse business developments experienced by the prior real estate programs.

NorthStar Realty Finance Corp.
	December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet
Operating real estate	$2,560,502	$1,538,489	$1,207,519	$1,046,492	$1,062,915
Accumulated depreciation	(190,997)	(147,943)	(118,070)	(108,430)	(84,013)
Operating real estate, net	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Total assets	6,360,050	5,513,778	5,006,437	5,151,991	3,669,564
Total liabilities	3,662,587	4,182,914	3,966,823	3,779,478	2,210,924

	Years Ended December 31,
	2013	2012	2011	2010	2009
Income Statement
Net interest income on debt and securities	$265,837	$335,496	$355,921	$273,727	$126,342
Rental and escalation income	235,492	112,496	108,549	111,383	84,926
Real estate properties-operating expenses	(73,668)	(18,679)	(22,611)	(37,605)	(14,560)
Rental and escalation income, net of operating expenses	161,824	93,817	85,938	73,778	70,366
Other revenue	95,293	52,573	13,908	7,193	7,321
Other interest expense	140,507	89,536	94,988	76,669	80,145
Income (loss) from continuing operations	(79,554)	(275,040)	(259,855)	(391,948)	(159,259)
Net income (loss)	(87,910)	(273,089)	(242,526)	(389,560)	(136,576)

Cash Flow Information
Cash provided by (used in) operations	$240,674	$76,911	$59,066	$35,558	$54,518
Cash provided by (used in) investing activities	(2,285,153)	51,901	383,323	403,325	123,319
Cash provided by (used in) financing activities	2,235,542	171,607	(423,320)	(452,372)	(172,948)

Amount and Sources of Distributions
Total distributions paid to common and preferred stockholders	$227,314	$106,497	$59,919	$51,408	$48,058

Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$75	$48	$62	$40	$53
Sales	—	16	—	18	—
Other/financing	—	—	—	—	—

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

NorthStar Income Opportunity REIT I, Inc.
	December 31,
	2010 (1)	2009
	(Dollars in thousands)
Balance Sheet
Total assets	$—	$3,499
Total liabilities	—	1,815

	Years Ended December 31,
	2010 (1)	2009
Income Statement
Net interest income on debt and securities	$1,188	$95
Other interest expense	617
Net income (loss)	2,204	682

Cash Flow Information
Cash provided by (used in) operations	$(155)	$54
Cash provided by (used in) investing activities.	(27,764)	(1,000)
Cash provided by (used in) financing activities	29,644	1,002

Amount and Sources of Distributions
Total distributions paid to common stockholders(2)	$1,075	$—

Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$3	$—
Sales	24	—
Other/financing	—	—

(1)	On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with NorthStar Real Estate Income Trust, Inc.

(2)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

NorthStar Real Estate Income Trust, Inc.
	December 31,				For the Period from January 26, 2009 (inception) to December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet
Real estate debt investments, net	$1,074,773	$514,058	$72,937	$—	$—
Operating real estate	125,671	—	—	—	—
Accumulated depreciation	(503)	—	—	—	—
Operating real estate, net	125,168	—	—	—	—
Total assets	1,831,104	859,938	169,365	52,078	3,499
Total liabilities	825,879	342,192	33,458	24,526	1,815

	Years Ended December 31,				For the Period from January 26, 2009 (inception) to December 31,
	2013	2012	2011	2010	2009
Income Statement
Net interest income on debt and securities	$62,374	$21,302	$2,190	$685	$95
Rental and escalation income	1,970	—	—	—	—
Real estate properties-operating expenses	(823)	—	—	—	—
Rental and escalation income, net of operating expenses	1,147	—	—	—	—
Other interest expense	583	—	—	—
Income (loss) from operations	32,989	14,733	866	(294)	95
Net income (loss)	61,017	15,304	1,598	1,630	682

Cash Flow Information
Cash provided by (used in) operations	$66,000	$13,367	$1,325	$(106)	$54
Cash provided by (used in) investing activities	(913,785)	(444,395)	(75,678)	(27,764)	(1,000)
Cash provided by (used in) financing activities	75,053	590,896	107,807	48,219	1,002

Amount and Sources of Distributions
Total distributions paid to common stockholders(1)	$74,345	$25,013	$4,868	$1,361	$—

Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$62	$24	$10	$(42)	$—
Sales	8	21	—	588	—
Other/financing	—	—	—	—	—

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.

TABLE IV
COMPLETED PROGRAMS (UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table IV presents summary information on the results of prior real estate programs having similar investment objectives that have completed operations since December 31, 2004. All amounts are through December 31, 2013.

NorthStar Income Opportunity REIT I, Inc.
(Dollars in thousands)
Dollar amount raised (1)	$36,069
Aggregate compensation paid to sponsor	$40
Duration	16 Months	(2)
Date of final sale of security (3)	N/A
Annualized return on investment .	8.5%	(4)
Median annual leverage	83.7%

(1)	Includes $1.0 million contributed by affiliates of NorthStar Realty.

(2)	The amount represents the number of months from the date the offering began on June 10, 2009 through the date of the merger with NorthStar Real Estate Income Trust, Inc. on October 18, 2010.

(3)	On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with NorthStar Real Estate Income Trust, Inc.

(4)	Internal rate of return from inception of the program through liquidation, including all dividends.

TABLE IV
COMPLETED PROGRAMS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

NorthStar Real Estate Securities Opportunity Fund, L.P.
(Dollars in thousands)
Dollar amount raised (1)	$134,000
Aggregate compensation paid to sponsor	$1,176
Duration .	48 Months	(2)
Date of final sale of security	June 25, 2010
Annualized return on investment	(47)%	(3)
Median annual leverage	—

(1)	Includes $28.0 million contributed by affiliates of NorthStar Realty.

(2)	The amount represents the number of months from the date the offering began on June 27, 2007 through the date of the fund’s liquidation on June 28, 2011.

(3)	Internal rate of return from inception of the program through liquidation, including all dividends.

TABLE V
SALE OR DISPOSITION OF
ASSETS (UNAUDITED)
Prior Performance Is Not Indicative of Future Results
This table presents summary information on dispositions of properties by NorthStar Realty for the three years ended December 31, 2013.

NorthStar Realty Finance Corp.
(Dollars In thousands)

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total (1)	Original Mortgage Financing	Cost, Capital Improvement, Closing and Soft Cost	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
New York	NY	Mar-99	Mar-11	$6,886	$—	$—	$—	$6,886	$—	$5,175	$5,175	$114
Philadelphia	PA	Apr-10	Mar-11	8,280	—	—	—	8,280	—	8,330	8,330	—
Franklin	WI	Jan-07	Apr-11	2,143	6,236	—	—	8,379	6,366	2,206	8,572	26
Denmark	WI	Jan-07	Apr-11	410	1,194	—	—	1,604	1,219	422	1,641	5
Green Bay	WI	Jan-07	Apr-11	1,068	3,108	—	—	4,176	3,173	1,100	4,273	13
Kenosha	WI	Jan-07	Apr-11	1,390	4,045	—	—	5,436	4,130	1,431	5,561	17
Madison	WI	Jan-07	Apr-11	1,439	4,188	—	—	5,627	4,275	1,482	5,757	17
Manitowoc	WI	Jan-07	Apr-11	1,689	4,914	—	—	6,603	5,017	1,739	6,756	20
Mcfarland	WI	Jan-07	Apr-11	1,290	3,755	—	—	5,045	3,833	1,328	5,161	16
Racine	WI	Jan-07	Apr-11	1,691	4,922	—	—	6,614	5,025	1,742	6,767	20
Racine	WI	Jan-07	Apr-11	1,691	4,922	—	—	6,614	5,025	1,742	6,767	20
Menomonmee	WI	Jan-07	Apr-11	2,045	5,951	—	—	7,996	6,075	2,105	8,180	25
Sheboygan	WI	Jan-07	Apr-11	3,131	9,110	—	—	12,240	9,300	3,223	12,523	38
Stevens Point	WI	Jan-07	Apr-11	1,429	4,157	—	—	5,586	4,244	1,471	5,715	17
Stevens Point	WI	Jan-07	Apr-11	1,429	4,157	—	—	5,586	4,244	1,471	5,715	17
Stoughton	WI	Jan-07	Apr-11	568	1,651	—	—	2,219	1,686	584	2,270	7
Wausau	WI	Jan-07	Apr-11	1,271	3,700	—	—	4,971	3,777	1,309	5,086	15
Wausau	WI	Jan-07	Apr-11	1,271	3,700	—	—	4,971	3,777	1,309	5,086	15
Two Rivers	WI	Jan-07	Apr-11	912	2,653	—	—	3,564	2,708	939	3,647	11
Wisconsin Rapids	WI	Jan-07	Apr-11	380	1,106	—	—	1,486	1,129	391	1,520	5
Norcross	GA	Jul-10	Aug-11	6,696	—	—	—	6,696	—	15,743	15,743	—
Newark	CA	Aug-11	Nov-11	8,851	—	—	—	8,851	—	9,326	9,326	—
Aventura	FL	Jul-10	Jan-12	5,068	—	—	—	5,068	—	3,630	3,630	—
Florence	AZ	Jul-10	Jun-12	1,356	—	—	—	1,356	—	290	290	—
Indianapolis	IN	Mar-11	Apr-12	2,118	—	—	—	2,118	—	1,986	1,986	(29)
Park City	UT	Jan-12	Dec-12	—	—	10,700	—	10,700	—	4,303	4,303	(284)
San Antonio	TX	Dec-11	Dec-12	4,827	—	15,400	—	20,227	—	18,503	18,503	539
Clinton	CT	Jun-13	Oct-13	3,091	7,813	—	—	10,904	7,875	3,029	10,904	367

(1)	All sales resulted in capital gains (losses) and no sales were reported on the installment basis for tax purposes.

TABLE V
SALE OR DISPOSITION OF ASSETS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
This table presents summary information on the results of the aggregate sale or disposition of commercial real estate securities by NorthStar Real Estate Income Trust, Inc. for the three years ended December 31, 2013.

NorthStar Real Estate Income Trust, Inc. (1)
(Dollars in thousands)
	Number	Total Dollar Amount Invested	Total Sales Proceeds
2013	1	$41,383	$41,383
2012	2	29,616	32,379
2011	—	—	—

(1)	On October 18, 2010, NorthStar Real Estate Income Trust, Inc. completed a merger with NorthStar Income Opportunity REIT I, Inc.

RXR Realty LLC

The following prior performance tables provide information relating to the prior real estate programs sponsored by RXR Realty LLC and its affiliates, collectively referred to herein as RXR prior real estate programs. RXR’s prior real estate programs are limited partnerships which have been established to (i) acquire, own, develop, redevelop and operate real estate assets and/or (ii) acquire, own and manage interests in equity, preferred equity, mezzanine debt and other debt or equity instruments secured directly or indirectly by, or in entities where the source of funds or business operations principally relate to, real estate as more specifically set forth in each fund’s respective limited partnership agreement.
This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.
Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.
Description of the Tables
All information contained in the Tables in this Appendix A is as of December 31, 2013. The following tables are included herein:
Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)
Table III - Annual Operating Results of Prior Real Estate Programs
Table V - Sales or Disposition of Assets

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table I presents information showing the experience of RXR and affiliates in raising and investing funds for prior real estate programs. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All amounts are as of December 31, 2013.

	RXR Real Estate Opportunity Fund II, L.P.		RXR Real Estate Value Added Fund LP
	(Dollars in thousands)
Dollar amount offered	$550,000		$500,000
Dollar amount raised	$239,845	(1)	$447,600	(2) (3)
Date offering began	April 30, 2008		February 22, 2012
Length of offering (in days)	974		678
Months to invest 90 percent of amount available for investment	N/A		N/A

(1)	Includes $25.0 million committed by affiliates of RXR.

(2)
Includes a $100 million discretionary commitment on behalf of a limited partner in RXR Value Added Fund to a co-investment vehicle formed for the sole purpose of investing alongside the RXR Value Added Fund.

(3)
The RXR Value Added Fund held its final closing on May 14, 2014, resulting in aggregate capital commitments of $475.4 million to the RXR Value Added Fund (excluding the aforementioned $100 million co-investment commitment). Such total commitments includes $23.8 million committed by affiliates of RXR.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table III presents the operating results of RXR prior real estate programs with similar investment objectives.

RXR Real Estate Opportunity Fund II, L.P.(1)
	December 31,
	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet
Total assets	$280,156	$257,550	$226,641	$56,732	$13,012
Total liabilities	11,351	2,855	18,963	3,830	227

	Years Ended December 31,
	2013	2012	2011	2010	2009
Income Statement
Total investment income	$7,361	$6,796	$3,401	$2,211	$143
Total expenses	4,273	3,678	4,358	5,852	1,876
Net increase (decrease) in net assets resulting from operations	14,260	13,637	52,121	11,196	(1,538)

Cash Flow Information
Cash provided by (used in) operations	$(8,034)	$(17,701)	$(118,458)	$(26,652)	$(13,871)
Cash provided by (used in) investing activities	—	—	—	—	—
Cash provided by (used in) financing activities	7,085	17,030	119,005	28,920	14,324

Amount and Sources of Distributions
Total distributions paid to common stockholders	$2,870	$—	$49,172	$216	$33

Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$14	$—	$251	$5	$2
Sales	24	—	171	—	—
Other/financing	—	—	—	—	—
_______________________________________

(1)
RXR Real Estate Opportunity Fund II, L.P. qualifies as an Investment Company as defined in Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services - Investment Companies.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

RXR Real Estate Value Added Fund LP(1)
	December 31,
	2013	2012
	(Dollars in thousands)
Balance Sheet
Total assets	$31,894	$2,768
Total liabilities	41,050	5,438

	Years Ended December 31,
	2013	2012
Income Statement
Total investment income	$199	$—
Total expenses	6,685	2,670
Net increase (decrease) in net assets resulting from operations	(6,486)	(2,670)

Cash Flow Information
Cash provided by (used in) operations	$(37,401)	$(3,266)
Cash provided by (used in) investing activities	—	—
Cash provided by (used in) financing activities	36,310	4,500

Amount and Sources of Distributions
Total distributions paid to common stockholders	$—	$—

Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$—	$—
Sales	—	—
Other/financing	—	—
_______________________________________

(1)
RXR Real Estate Opportunity Fund II L.P. qualifies as an Investment Company as defined in Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services - Investment Companies.

TABLE V
SALE OR DISPOSITION OF ASSETS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
This table presents summary information on dispositions of investments by RXR Real Estate Opportunity Fund II, L.P. the three years ended December 31, 2013.

RXR Real Estate Opportunity Fund II, L.P.
(Dollars in thousands)
	Number Investments	Total Dollar Amount Invested	Total Sales Proceeds
2013	1	$4,780	$4,780
2012	—	—	—
2011	3	57,421	74,827

APPENDIX B
FORM OF SUBSCRIPTION AGREEMENT

NorthStar/RXR
NEW YORK METRO INCOME

877.940.8777
NorthStarREIT.com/RXR

Subscription Agreement Instructions to Investors

PROSPECTUS DATED FEBRUARY 9, 2015

Please carefully read the Prospectus of NorthStar/RXR New York Metro Income, Inc. (the "Company"), as supplemented to date, before deciding to subscribe in shares of common stock, par value of $0.01 per share, of the Company (the "Shares"). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. **The sponsors or person designated by the sponsors will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder.**

1. Investment	A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to "UMB Bank, N.A., as escrow agent for NorthStar/RXR New York Metro Income, Inc." or "UMB Bank, N.A., as escrow agent for NorthStar/RXR." If the dealer manager so designates after the Company meets the minimum offering requirements, your check should be made payable to "NorthStar/RXR New York Metro Income, Inc." or "NorthStar/RXR". Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled "Suitability Standards." Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the "Additional Purchase" box. The "Additional Purchase" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment.
2. Form of Ownership	Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. • Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. • Estate: The personal representative must sign. • Pension Plan, 401K, PSP and Trust: Each trustee must sign. • Individual Owner: Owner must sign. • Joint Tenant With Rights of Survivorship: Each joint tenant must sign. • Community Property: All parties must sign. • IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment. • Tenants in Common and Tenants by Entirety: Each tenant must sign. • Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

3. Investor Registration Information	Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.
4. Distribution Information	**PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan (DRP), you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you will promptly notify (in writing) the Company and the broker-dealer named in the Subscription Agreement.** Complete this section to enroll in the DRP, to elect to receive distributions by direct deposit and /or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRP. You must indicate the percentage of each distribution to be applied to each option selected and the sum of DRP and cash allocations must equal 100%. (If you do not complete this section, cash distributions will be paid to the custodian for custodial accounts or the registered owner at the address in Section 3 for non-custodial accounts.)
5. Go Paperless	Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.northstarREIT.com/RXR and notifying you via the e-mail address listed here or in Section 3 when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777.
6. Subscriber Signatures	Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor's behalf. Please complete this section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. **Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named in the Subscription Agreement.**
7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information	This Section is to be completed by the registered representative or registered investment advisor AND the broker-dealer.
8. Payment Instructions	Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be mailed via Regular or Overnight Delivery to the address in Section 8.

Notice to Stockholders: The Shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue Shares of additional classes of stock. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

NorthStar/RXR
NEW YORK METRO INCOME

877.940.8777
NorthStarREIT.com/RXR

Subscription Agreement

1. Investment

☐☐ State of Sale

$ ______ Investment Amount

☐ Initial Investment (min. is $4,000)

☐ Volume Discount Purchase (min. is $500,001)

☐ Additional Purchase (min. is $100)

☐ Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee).

2. Form of Ownership

☐ Corporation ☐ Partnership ☐ Estate ☐ Pension Plan ☐ KEOGH Plan

☐ 401K ☐ PSP ☐ Trust: date__________ ☐ Other: please specify______________________

If you selected one of the account types above, you must provide:

Name of Trust/Corporation/Plan/Other

SSN or TIN of Trust/Corporation/Plan/Other

☐ Individual ☐ Individual TOD[1] ☐ Joint Tenant (with rights of survivorship) ☐ Joint Tenant TOD[1] (with rights of survivorship) ☐ Community Property

☐ Traditional IRA ☐ SEP IRA ☐ Simple IRA ☐ Beneficiary IRA[2] ☐ Roth IRA

☐ Tenants in Common ☐ Tenants by Entirety ☐ UGMA: state of______ ☐ UTMA: state of______

1) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.northstarREIT.com/RXR.
2) Please include deceased person's name, SSN, date of birth and date of death in Section 3 under Co-Investor/Co-Trustee.

Custodian[3] or Third Party Administrator Information[4] (if applicable)

Name of Custodian/Third Party Administrator

Mailing Address

City

State

Zip Code

Custodian/Third Party Administrator Telephone Number

Custodian TIN

Custodian Account Number

3) The Custodian must sign and provide a Medallion Signature Guarantee in Section 6.
4) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

3. Investor Registration Information

Investor/Trustee/Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

☐ Non U.S. Citizen

Country of Citizenship

Co-Investor/Co-Trustee/Co-Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

DOD (mm/dd/yy for Beneficiary IRA)

☐ Non U.S. Citizen

Country of Citizenship

Daytime Telephone

Evening Telephone

Residential Address (no P.O. Boxes)

City

State

Zip Code

Mailing Address (if different from above)

City

State

Zip Code

Email

4. Distribution Information

Distribution Reinvestment Plan (DRP)* ____ %

* In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 or your Custodian for deposit in your Custodian account cited in Section 2.

Cash Distribution (Choose One Only)

Cash: Send check to my Custodian in Section 2. ____ %
(custodian accounts only)

Cash: Send check to the address in Section 3. ____ %
(non-custodian accounts only)

Cash: Send check to a third party - ____ %
fill out information to the right.
(non-custodian accounts only)

Cash: Direct Deposit via ACH - ____ %
fill out information to the right.
(non-custodian accounts only)

Total of DRP and Cash **100%**

Fill out information below If you checked **Cash: Send check to a third party** or **Cash: Direct Deposit via ACH**.

Financial Institution/Third Party

Address

City

State

Zip Code

ABA Routing Number (Direct Deposit via ACH only)

Account Number

☐ Checking
(attach a voided, pre-printed check or deposit slip)

☐ Savings

☐ Brokerage/Other
(send check to a third party only)

5. Go Paperless

initials

E-mail

☐ In lieu of receiving documents*, I authorize NorthStar/RXR New York Metro Income, Inc. (NorthStar/RXR) to make available on its website, www.northstarREIT.com/RXR, its **quarterly reports**, **annual reports**, **proxy statements**, **prospectus supplements** or other documents required to be delivered to me, as well as any **investment or marketing updates** and to notify me via the e-mail address listed here or in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777.

*** This election does not include New Account Statements, Trade Confirmations or Quarterly Investor Statements.**

6. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar/RXR to accept this subscription, I hereby warrant that:

INVESTOR INITIALS	CO-INVESTOR INITIALS	ALL REPRESENTATIONS (A-E) MUST BE INITIALED
a.		a. I received a final prospectus of NorthStar/RXR, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.
b.		b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of $70,000 annual gross income.
c.		c. I am purchasing Shares for my own account and acknowledge that the investment is not liquid.
d.		d. I declare that the information supplied is true and correct and may be relied upon by NorthStar/RXR.
e.		e. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.

INVESTOR INITIALS	CO-INVESTOR INITIALS	STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED
f.		f. If I am an **Alabama** investor, I meet NorthStar/RXR's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar/RXR, its affiliates and other similar programs.
g.		g. If I am a **California** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and my total investment in this offering may not exceed 10% of my net worth.
h.		h. If I am an **Iowa** investor, my total investment in the shares of NorthStar/RXR or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my liquid net worth.
i.		i. If I am a **Kansas** investor, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas Investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.
j.		j. If I am a **Kentucky** investor, my aggregate investment may not exceed 10% of my net worth in this offering.
k.		k. If I am a **Maine** investor, I understand that it is recommended by the Maine Office of Securities that Maine investors not invest more than 10% of their liquid net worth in this offering and other similar offerings.
l.		l. If I am a **Massachusetts** investor, I acknowledge that it is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this offering and similar direct participation investments.
m.		m. If I am a **Missouri** investor, my total investment in this offering may not exceed 10% of my liquid net worth.
n.		n. If I am a **Nebraska** investor, my aggregate investment in this offering and in the securities of other similar programs may not exceed 10% of my net worth.
o.		o. If I am a **Nevada** investor, my aggregate investment may not exceed 10% of my net worth.
p.		p. If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in NorthStar/RXR, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.
q.		q. If I am a **New Mexico** investor, my aggregate investment in NorthStar/RXR offering, the offerings of NorthStar/RXR affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth.
r.		r. If I am a **North Dakota** investor, I meet NorthStar/RXR's suitability standards listed above and represent that I have a net worth of at least 10 times my investment in this offering.
s.		s. If I am an **Ohio** resident, I understand that it shall be unsuitable for my aggregate investment in shares of NorthStar/RXR, affiliates of NorthStar/RXR, and in other non-traded real estate investment programs to exceed ten percent (10%) of my liquid net worth.
t.		t. If I am an **Oregon** investor, my aggregate investment may not exceed 10% of my liquid net worth.
u.		u. If I am a **Pennsylvania** investor, my aggregate investment in this offering may not exceed 10% of my net worth.
v.		v. If I am a **Tennessee** investor, my aggregate investment may not exceed 10% of my liquid net worth.
w.		w. If I am a **Vermont** investor, my aggregate investment in this offering may not exceed 10% of my liquid net worth.
		Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth (total assets exclusive of homes, furnishings and automobiles minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a resident alien) and (4) I am exempt from FATCA reporting. **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor/Trustee/Authorized Signer	Date	Signature of Co-Investor/Co-Trustee/ Co-Authorized Signer/Custodian	Date

When signing as a custodian, a Medallion Signature Guarantee is required.

Medallion Signature Guarantee

7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete)

The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

Broker-Dealer/RIA Firm

Registered Representative/RIA

Registered Representative #/Branch #

Mailing Address

City

State

Zip Code

E-mail

Telephone

Facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm's current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar/RXR New York Metro Income, Inc.

RIAs must complete the following:

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

Registered Representatives must complete the following:

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

State

Signature of Registered Representative/RIA

Signature of Broker-Dealer or RIA Firm/Authorized Principal
(if required by Broker-Dealer)

Date

Date

8. Payment Instructions

By mail - Checks should be made payable to UMB Bank, N.A., as escrow agent for NorthStar/RXR New York Metro Income, Inc. Forward the Subscription Agreement and payment to:

Regular or Overnight delivery
NorthStar/RXR
c/o UMB Bank, N.A.
1010 Grand Blvd. 4th Floor
Corporate Trust & Escrow Services
Attn: Lara L. Stevens
Kansas City, MO 64106
Account Name - UMB Bank Escrow Agent for
NorthStar/RXR New York Metro Income, Inc.

Wire Transfer
Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number – 101000695
Account Number – 9872013298
Account Name - UMB Bank Escrow Agent for
NorthStar/RXR New York Metro Income, Inc.

APPENDIX C
DISTRIBUTION REINVESTMENT PLAN
This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by NorthStar/RXR New York Metro Income, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who: (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”) or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”) and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant and designated for inclusion in the Plan (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through our Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. A Participant may designate all or a portion of his or her shares for inclusion in the Plan, provided that Distributions will be reinvested only with respect to Shares under the Plan.
2. Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.
3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the United States Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, our Dealer Manager or a Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.
4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per share. From and after 150 days following the second anniversary of breaking escrow in the Company’s public offering and annually thereafter, the Company’s advisor, or another firm it chooses for that purpose, will establish an estimated value per share of the Company’s Shares. At that time, Plan Shares will be priced at 95% of the estimated per Share value. The Company will consider the offering stage complete when it is no longer publicly offering equity securities in a continuous offering, whether through the Initial Offering or Future Offerings. For this purpose, the Company does not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Company’s operating partnership. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.
Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering; (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”); or (iii) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.
If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

C-1

5. Taxes. REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.
6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.
8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.
9. Amendment, Suspension or Termination of Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason, except to eliminate a Participant’s ability to withdraw from the Plan, upon ten day notice to the Participants.
10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.

Sponsored by

NorthStar Asset Management Group Inc.

and

RXR Realty LLC

UP TO $2,000,000,000 IN SHARES OF COMMON STOCK

PROSPECTUS

Until May 10, 2015, all dealers that effect transactions in these securities, whether or not participating in our offering, may be required to deliver a prospectus. This is in addition to the obligation of the dealers to deliver a prospectus when acting as participating broker-dealers.
You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.